As filed with the Securities and Exchange Commission on March 21, 2013

Registration No. 333-163683

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 4 TO

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

American Casino & Entertainment Properties LLC

(Exact name of registrant as specified in its charter)

Delaware	7990	20-0573058
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

2000 Las Vegas Boulevard South

Las Vegas, Nevada 89104

(702) 380-7777

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ACEP Finance Corp.

(Exact name of registrant as specified in its charter)

Delaware	7990	27-0636855
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

(FOR CO-REGISTRANTS, PLEASE SEE “TABLE OF CO-REGISTRANTS” ON THE FOLLOWING PAGE)

2000 Las Vegas Boulevard South

Las Vegas, Nevada 89104

(702) 380-7777

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Phyllis Gilland, Esq.

American Casino & Entertainment Properties LLC

General Counsel and Corporate Secretary

2000 Las Vegas Boulevard South

Las Vegas, Nevada 89104

(702) 380-7777

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

S. Neal McKnight, Esq.

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

(212) 558-4000

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF THE REGISTRATION FEE

Title of securities to be registered	Amount to be registered		Proposed maximum offering price per unit		Proposed maximum aggregate offering price		Amount of registration fee
11% Senior Secured Notes due 2014		(1)		(1)		(1)		(1)
Guarantees of the 11% Senior Secured Notes due 2014(2)		(1)(3)		(1)(3)		(1)(3)		(1)(3)

(1)	An indeterminate amount of securities are being registered hereby to be offered solely for market-making purposes by specified affiliates of the registrants. Pursuant to Rule 457(q) under the Securities Act of 1933, as amended (the “Securities Act”), no filing fee is required.
(2)	See inside facing page for registrant guarantors.
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization
Aquarius Gaming LLC	7990	35-2308426	NV
Arizona Charlie’s, LLC	7990	90-0160341	NV
Charlie’s Holding LLC	7990	11-3716851	DE
Fresca, LLC	7990	88-0452576	NV
Stratosphere Advertising Agency LLC	7311	88-0357430	DE
Stratosphere Development, LLC	1540	37-1550136	DE
Stratosphere Gaming LLC	7990	37-1550136	NV
Stratosphere Land LLC	6519	88-0357732	DE
Stratosphere Leasing, LLC	6519	37-1550136	DE
Stratosphere LLC	7990	88-0292318	DE
W2007 ACEP First Mezzanine A Borrower, L.P.	7990	27-0187389	DE
W2007 ACEP First Mezzanine A Gen-Par, L.L.C.	7990	N/A	DE
W2007 ACEP First Mezzanine B Borrower, L.P.	7990	27-0187349	DE
W2007 ACEP First Mezzanine B Gen-Par, L.L.C.	7990	N/A	DE
W2007 Aquarius Gen-Par, L.L.C.	7990	N/A	DE
W2007 Aquarius Propco, L.P.	7990	26-1927652	DE
W2007 Arizona Charlie’s Gen-Par, L.L.C.	7990	N/A	DE
W2007 Arizona Charlie’s Propco, L.P.	7990	26-1927694	DE
W2007 Fresca Gen-Par, L.L.C.	7990	N/A	DE
W2007 Fresca Propco, L.P.	7990	26-1927850	DE
W2007 Stratosphere Gen-Par, L.L.C.	7990	N/A	DE
W2007 Stratosphere Land Gen-Par, L.L.C.	7990	N/A	DE
W2007 Stratosphere Land Propco, L.P.	7990	26-1927877	DE
W2007 Stratosphere Propco, L.P.	7990	26-1927616	DE

Address, including Zip Code, and Telephone Number, including Area Code, of each Co-Registrant’s Principal Executive Offices: 2000 Las Vegas Boulevard South, Las Vegas, Nevada 89104, (702) 380-7777.

Name, Address, including Zip Code, and Telephone Number, including Area Code, of each Co-Registrant’s Agent for Service: Phyllis Gilland, Esq., 2000 Las Vegas Boulevard South, Las Vegas, Nevada 89104, (702) 380-7777.

Filed pursuant to Rule 424(b)(3)

Registration Statement No. 333-163683

PROSPECTUS

American Casino & Entertainment Properties LLC

ACEP Finance Corp.

$375,000,000 11% Senior Secured Notes due 2014

The 11% Senior Secured Notes due 2014 (the “notes”) were issued in exchange for the 11% Senior Secured Notes due 2014 originally issued on August 14, 2009 (the “old notes”).

Interest on the notes accrues at the rate of 11% per annum. Interest on the notes is payable on June 15 and December 15 of each year, beginning on December 15, 2009. The notes mature on June 15, 2014. We have the option to redeem all or a part of the notes at any time on or after June 15, 2012, at the redemption prices set forth in this prospectus. In addition, prior to June 15, 2012, we may redeem up to 35% of the aggregate principal amount of the notes with the net proceeds of certain equity offerings at the redemption price set forth in this prospectus. Prior to June 15, 2012, we may also redeem some or all of the notes at a price equal to 100% of the principal amount plus a “make-whole” premium. The notes are subject to mandatory disposition and redemption requirements following certain determinations by applicable gaming authorities. In addition, not more than once during the twelve-month period ending on June 15, 2012, we may redeem up to 5% of the originally issued principal amount of the notes at a redemption price equal to 102% of the principal amount of the notes, plus accrued and unpaid interest and special interest, if any. If we sell certain assets, experience specific kinds of changes in control or experience certain events of loss, we must offer to repurchase the notes at the prices set forth under “Description of Notes”.

The notes are our senior secured obligations and rank equally and ratably with all of our existing and future senior indebtedness and senior to any future subordinated indebtedness that we may incur. The notes are guaranteed on a senior secured basis by all of our wholly-owned domestic subsidiaries other than ACEP Finance Corp., which is a co-issuer of the notes. The notes and guarantees are secured by first-priority liens, subject to permitted liens, on substantially all of our and the guarantors’ assets, other than the capital stock of our subsidiaries and certain other excluded assets, in each case to the extent owned by us and subject to permitted liens. See “Description of Notes — Security”.

We will not list the notes on any securities exchange.

Investing in the notes involves risks. See “Risk Factors” beginning on page 16 for a discussion of important factors you should consider in connection with an investment in the notes.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Neither the Nevada Gaming Commission nor the Nevada Gaming Control Board or any other gaming authority has approved or disapproved of the notes or passed upon the adequacy or accuracy of this prospectus or the investment merits of the notes offered hereby.

This prospectus has been prepared for and may be used by Goldman, Sachs & Co. and other affiliates of Goldman, Sachs & Co. in connection with offers and sales of the notes related to market-making transactions in the notes effected from time to time. Such affiliates of Goldman, Sachs & Co. may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties, when it acts as agents for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. We will not receive any proceeds from such sales.

Prospectus dated March 21, 2013.

TABLE OF CONTENTS

Non-GAAP Financial Measures	ii
Financial Statement Presentation	ii
Cautionary Statement Regarding Forward-Looking Statements	ii
Industry and Market Data	iii
Available Information	iii
Prospectus Summary	1
Risk Factors	16
Use of Proceeds	28
Capitalization	29
Ratio of Earnings to Fixed Charges	30
Selected Financial Data	31
Management’s Discussion and Analysis of Financial Condition and Results of Operations	34
Business Description	46
Management	58
Executive Compensation	60
Security Ownership of Certain Beneficial Owners and Management	63
Old Notes Offering, Restructured Term Loan and June 2009 Debt Restructuring	64
Transfer Restriction Agreement and Operating Agreement	65
Description of Notes	66
Regulation and Licensing	109
Material United States Federal Income Tax Considerations	114
Certain Relationships and Related Party Transactions	120
Plan of Distribution	122
Validity of the Notes	123
Experts	124
Index to Consolidated Financial Statements	F-1

This prospectus incorporates business and financial information about us that is not included in or delivered with this prospectus. The information contained in this prospectus is accurate only as of its date or, in the case of an incorporated document, the date of its filing regardless of the time of delivery of this prospectus. You should rely only on the information contained in this prospectus or information contained in documents incorporated by reference in this prospectus. The prospectus may be used only for the purposes for which it has been published and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted.

You can obtain documents incorporated by reference in this prospectus, other than some exhibits to those documents, by requesting them in writing or by telephone from us at the following:

American Casino & Entertainment Properties LLC

2000 Las Vegas Boulevard South

Las Vegas, Nevada 89104

(702) 380-7777

You will not be charged for any of the documents that you request.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY UNITED STATES FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY (INCLUDING GAMING AUTHORITIES). FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

i

NON-GAAP FINANCIAL MEASURES

We have included certain financial measures in this prospectus, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), which is a “non-GAAP financial measure” as defined under the rules of the SEC. Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentation of EBITDA is an important supplemental measure of our operating performance to investors. EBITDA is also a commonly used performance measure in our industry, hotel and gaming. We believe EBITDA, together with performance measures calculated in accordance with United States Generally Accepted Accounting Principles, GAAP, provide investors a more complete understanding of our operating results before the impact of investing transactions, financing transactions and income taxes, and facilitates more meaningful comparisons between the Company and its competitors.

FINANCIAL STATEMENT PRESENTATION

As discussed below under “Prospectus Summary — History and Debt Restructuring”, all of our issued and outstanding membership interests were acquired by Holdings and Voteco (both described below) on February 20, 2008. Accordingly, although American Casino & Entertainment Properties LLC continued as the same legal entity following the Acquisition (described below) by Holdings and Voteco, our summary financial data for the year ended December 31, 2008 is divided into two periods: January 1, 2008 through February 20, 2008, which we refer to as the predecessor period, and February 21, 2008 through December 31, 2008 (for the year), which we refer to as the successor period. The predecessor period balance sheet reflects the historical accounting basis in our assets and liabilities, and the successor period balance sheets reflect the new basis in our assets and liabilities resulting from our purchase by Holdings and Voteco. The consolidated results for the year ended December 31, 2008, which we refer to as “Combined”, was derived from the results for the predecessor period and the applicable successor period. As a result of the application of purchase accounting as of the Acquisition date, the discussion of financial information for the Combined periods in this prospectus may yield results that are not fully comparable on a period-by-period basis, particularly with respect to interest, depreciation and amortization. Although the Combined data do not comply with US GAAP, or with the SEC’s rules for pro forma presentation, we discuss the Combined financial data because we believe such data provides the most meaningful comparison of our results to the applicable predecessor period.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as “believe”, “expect”, “may”, “will”, “should”, “seek”, “on-track”, “plan”, “project”, “forecast”, “intend” or “anticipate”, or the negative thereof or comparable terminology, or by discussions of vision, strategy or outlook. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward- looking statements. In addition, we, through our senior management, from time to time, may make forward-looking public statements concerning our expected future operations and performance and other developments. You are cautioned that our business and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, our actual results may differ materially from those projected by any forward-looking statements. Factors that could cause our actual results to differ materially from those projected include, but are not limited to, the following:

•	the ongoing downturn in the local, regional, national and global economies, the volatility and disruption of the capital and credit markets and adverse changes in the local, regional, national and global economies;

•	the risks, including economic and competitive risks, associated with the conditions in the Las Vegas and Laughlin markets, in which all of our properties are located, and in the areas from which we draw customers;

•	whether we will be able to compete effectively with our competition;

•	the impact of our indebtedness;

•	access to available and reasonable financing on a timely basis;

•	changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators (including gaming) and governmental bodies;

•	litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation;

•	the ability of our customer-tracking, customer-loyalty and yield- management programs to increase customer loyalty and same-store or hotel revenues;

•	our ability to recoup costs of capital investments through higher revenues;

ii

•	increased operating costs of our properties;

•	our failure or ability to make necessary capital expenditures;

•	acts of war or terrorist incidents or natural disasters;

•	access to insurance on reasonable terms for our assets;

•	abnormal gaming holds;

•	the effects of environmental and structural building conditions relating to our properties;

•	the potential difficulties in employee retention and recruitment and the recent downturn in the gaming and hotel industries;

•	increasing prices or shortages of energy or water;

•	the significant limitations that will result from the terms of the notes, including limitations on incurring additional debt, making investments, selling assets and taking other actions; and

•	the other factors set forth under “Risk Factors”.

We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

INDUSTRY AND MARKET DATA

We obtained the industry, market and competitive position data used throughout this prospectus from our own internal estimates and research, as well as from industry publications and research, surveys and studies conducted by third parties, including the Las Vegas Convention and Visitors Authority, or the LVCVA, and the Nevada Gaming Control Board. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that each of these publications, studies and surveys is reliable, we have not independently verified industry, market and competitive position data from third-party sources. While we believe our internal business research is reliable and the market definitions are appropriate, neither such research nor these definitions have been verified by any independent source.

AVAILABLE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov. You may also visit the investor relations section of the American Casino & Entertainment Properties LLC website at http://www.acepllc.com.

We will provide you free of charge, with a copy of the notes, the indenture governing the notes and the collateral trust agreement. You may request these documents by contacting us at: Attn: Investor Relations, 2000 Las Vegas Boulevard South, Las Vegas, Nevada 89104.

iii

PROSPECTUS SUMMARY

This prospectus summary highlights selected information included elsewhere in or incorporated by reference in this prospectus and does not contain all the information that may be important to you. You should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements and related notes and other information included in or incorporated by reference herein, before deciding to invest in the notes described in this prospectus. As used in this prospectus, the terms “ACEP”, “we”, “our”, “ours” and “us” refer to American Casino & Entertainment Properties LLC (“ACEP” or the “Company”), a Delaware limited liability company and issuer of the notes, and its existing domestic subsidiaries, including ACEP Finance Corp. (“ACEP Finance”), a Delaware corporation and co-issuer of the notes, unless the context suggests otherwise.

Overview of Our Business

We own and operate four gaming and entertainment properties in Clark County, Nevada. The four properties are the Stratosphere Casino Hotel & Tower, or Stratosphere, which is located on the Las Vegas Strip and caters to visitors to Las Vegas, two off-Strip casinos, Arizona Charlie’s Decatur and Arizona Charlie’s Boulder, which cater primarily to residents of Las Vegas and the surrounding communities, and the Aquarius Casino Resort, or Aquarius, in Laughlin, Nevada, which caters to visitors to and residents of Laughlin. We believe that the Stratosphere is one of the most recognizable landmarks in Las Vegas, our two Arizona Charlie’s properties are well-known casinos in their respective marketplaces and the Aquarius is the largest hotel by number of rooms in Laughlin.

We currently offer gaming, hotel, dining, entertainment, retail and other amenities at our properties. The following table provides certain summary information for each of our properties:

	Year Built/ Last Renovated	Customer Orientation	At December 31, 2012				For the Year Ended December 31, 2012
			Casino Square Footage	Number of Hotel Rooms	Number of Slots	Number of Table Games
							Occupancy	ADR (1)
Stratosphere	1996/2010	Tourist	80,000	2,427	953	44	84.6%	$50.94
Arizona Charlie’s Decatur	1988/Various	Local	55,227	258	1,138	12	63.8%	$43.19
Arizona Charlie’s Boulder	1991 & 1999/Various	Local	47,541	303	907	10	45.9%	$39.84
Aquarius	1990/2008	Tourist/Local	57,070	1,907	1,235	38	49.4%	$48.65

(1)	Average Daily Room Rate, or ADR, is the average rate a guest pays for a room, net of any fees, for a one night stay in the hotel.

Our four properties target primarily middle-market gaming customers who focus on obtaining value in their gaming, lodging, dining and entertainment experiences. We generate a significant amount of our business from both the fly-in and drive-in markets. We are committed to providing our customers a high level of customer service. Our employees participate in regular and intensive customer service training programs and are rewarded and incentivized, in part, based upon the quality of service they provide to customers. We routinely conduct comprehensive customer surveys at all of our properties, and we pursue a process of continuous improvement at our properties based on the information gathered from our customer satisfaction surveys. We believe the value we offer our customers, together with a strong focus on customer service, will enable us to continue to attract customers to our properties.

Our executive and property-level management teams have an established record of developing, integrating and operating gaming and entertainment properties. Our management team is focused on improving productivity throughout our properties by efficiently scheduling staffing, reassessing overall staffing needs, achieving operating efficiencies and executing efficient marketing programs in an effort to increase operating cash flow.

1

Description of Our Properties

Stratosphere, Casino Hotel & Tower:  Our largest property is the Stratosphere, a gaming and entertainment complex that comprises the Stratosphere Tower, a hotel, a casino and a retail center. The Stratosphere is located on approximately 34 acres of land at the northern end of the Las Vegas Strip, of which approximately 17 acres have been developed.

The Stratosphere offers the tallest free-standing observation tower in the United States and, at 1,149 feet, is the tallest building west of the Mississippi River and a well-recognized landmark in Las Vegas. The Stratosphere Tower boasts amenities including an award-winning, 336-seat revolving restaurant with unparalleled views of Las Vegas, known as the Top of the World, the highest indoor/outdoor observation deck in Las Vegas, and the highest amusement rides in the world, including Sky Jump Las Vegas. The Stratosphere Tower also has a bar overlooking the Las Vegas Strip and a 156-seat cocktail lounge inside Top of the World, a wedding chapel and an event space.

As of December 31, 2012, the Stratosphere’s casino contained approximately 80,000 square feet of gaming space, with approximately 953 slot machines, 44 table games, a 16-table poker room and a race and sports book. The Stratosphere’s hotel has a total of 2,427 rooms, including 909 rooms that were renovated at the end of 2010 and 133 suites.

The retail center, located on the second floor of the building, occupies approximately 150,000 square feet of developed retail space and approximately 80,000 square feet of undeveloped space. Adjacent to the retail center is a 550-seat music venue that is currently home to Frankie Moreno Live at Stratosphere, and our newest show PIN-UP, featuring Claire Sinclair, 2011 Playboy’s Playmate of the Year and Bettie Page Clothing model in a high energy, original show. Both shows are designed to appeal to our value-oriented Las Vegas visitors. In addition, there are also a number of dining venues available including our newest restaurant McCall’s Heartland Grill, which opened in late October 2012 and has received critical acclaim from numerous Las Vegas publications, Fellini’s Ristorante®, McDonald’s®, El Nopal®, Chicago Hot Dog®, Tower Pizzeria®, Starbucks® and Roxy’s Diner.

We believe that the distinctive amenities of the Stratosphere, together with our dedication to providing a quality, value-oriented experience, have significantly contributed to our ability to maintain relatively high occupancy and visitor levels and enhanced the Stratosphere’s competitive position with respect to other operators targeting middle-market visitors to Las Vegas.

Arizona Charlie’s Decatur:   Arizona Charlie’s Decatur is a full-service casino and hotel geared toward residents of Las Vegas and the surrounding communities. Arizona Charlie’s Decatur is located on approximately seven acres of land approximately four miles west of the Las Vegas Strip in the heavily populated west Las Vegas area. The property is easily accessible from Route 95, a major highway in Las Vegas.

As of December 31, 2012, the casino at Arizona Charlie’s Decatur contained approximately 55,200 square feet of gaming space with 1,138 slot machines, 12 table games, a bingo parlor, a keno lounge, a race and sports book and a poker lounge. Arizona Charlie’s Decatur emphasizes slot play because it is popular with local players and generates high volumes of play and, as a result, Arizona Charlie’s Decatur derives a significant proportion of its revenue from the casino. Most table games at Arizona Charlie’s Decatur are devoted to double-deck, hand-dealt blackjack play. As of December 31, 2012, the hotel at Arizona Charlie’s Decatur has 258 rooms, including nine suites. Arizona Charlie’s Decatur has three restaurants, including its new premium restaurant, Ron’s Steakhouse, which opened in December 2010. In addition, Arizona Charlie’s Decatur has a Subway® and a Noble Roman’s Pizza®. Arizona Charlie’s Decatur also has one bar in the bingo area and three bars in the casino area, one of which includes a lounge with live entertainment nightly.

We have invested $1.7 million to improve Arizona Charlie’s Decatur for the year ended December 31, 2012.

Arizona Charlie’s Boulder:   Arizona Charlie’s Boulder is a full-service casino, hotel and recreational vehicle, or RV Park, geared toward residents of Las Vegas and the surrounding communities. Arizona Charlie’s Boulder is situated on approximately 24 acres of land located on Boulder Highway, in an established retail and residential neighborhood in the eastern metropolitan area of Las Vegas. The property is easily accessible from I-515, the most heavily traveled east/west highway in Las Vegas.

As of December 31, 2012, the casino at Arizona Charlie’s Boulder contained approximately 47,500 square feet of gaming space with 907 slot machines, 10 table games, a bingo parlor and a race and sports book. Arizona Charlie’s Boulder targets local slot players and, as a result, a significant proportion of its revenue is derived from the casino. As of December 31, 2012, the hotel at Arizona Charlie’s Boulder has 303 rooms, including 219 suites. Arizona Charlie’s Boulder has four restaurants and three bars in the casino area.

Arizona Charlie’s Boulder also has an RV park. The RV park is one of the largest short-term RV parks on the Boulder Strip with 30 to70-foot pull through stations and over 200 spaces. The RV park offers nightly, weekly and monthly rates and a range of services, including laundry facilities, game and exercise rooms, a swimming pool, a whirlpool, shower facilities and WiFi access.

Hotel customers for Arizona Charlie’s Decatur and Boulder include local residents and their out-of-town guests, as well as those business and leisure travelers who, because of location or cost considerations, choose not to stay on the Las Vegas Strip or at other hotels in Las Vegas.

2

Aquarius Casino Resort:  The Aquarius is a tourist, as well as locals, oriented gaming and entertainment destination property. The Aquarius is located on approximately 18 acres of land next to the Colorado River in Laughlin, Nevada. In 2008, we completed a $54.0 million capital improvement program for the Aquarius. Completed capital improvements to the Aquarius include renovations to the casino and common areas, new slot machines, new signage, and renovations to our suites as well as our standard rooms.

As of December 31, 2012, the casino at Aquarius contained approximately 57,000 square feet of gaming space with approximately 1,235 slot machines, 38 table games and a race and sports book.

The Aquarius is the largest hotel by number of rooms in Laughlin, Nevada, with 1,907 hotel rooms, including 90 suites, in two 18-story towers. Hotel amenities include: an outdoor pool; lighted tennis courts; and three restaurants that we own: the Vineyard, which is designed for fine dining, the Windows on the River Buffet, and Café Aquarius, a 24 hour diner. The Aquarius has four nationally recognized leased restaurants: Outback Steakhouse®, Subway®, McDonalds®, and Panda Express®. Additionally, the Aquarius operated a Starbucks® under license. The license agreement expired on February 28, 2013 and was not renewed. The space is being converted into a new coffee and wine bar owned by us, which should be open in the second quarter of 2013. The Aquarius also has three bars providing retail drinks and video poker to casino customers.

The Aquarius contains approximately 35,000 square feet of meeting space, with approximately 19,300 square feet devoted to a pavilion which can accommodate up to 2,100 guests. The property also has a club that is situated on the first floor adjacent to the casino and can accommodate up to 300 guests. The outdoor amphitheater hosts headliner concerts and can accommodate up to 3,300 guests. In addition to meeting rooms, the facility offers a wedding chapel with a wide variety of ceremony packages.

Our Strengths

Diverse Gaming Portfolio

Our four gaming properties operate in three distinct Nevada gaming markets: Las Vegas Strip, Las Vegas locals and Laughlin, Nevada. Our properties attract a mix of local gaming customers and destination travelers, and we generate business from both the fly-in and drive-in markets. We believe that the diverse nature of our properties and the markets in which they operate provide a more stable revenue stream and customer base as compared to casino operators in Nevada that target only a single market.

As a Las Vegas Strip property, the Stratosphere appeals to destination travelers, with approximately 18% of identified tracked play for the year ended December 31, 2012 coming from locals, approximately 22% coming from within a 51-350 mile radius, approximately 51% coming from outside a 350 mile radius and approximately 9% whose origin is unknown. Based on estimates, it is believed that most of the unknown origin is international business.

The Arizona Charlie’s properties primarily serve local Las Vegas customers and their guests. The Arizona Charlie’s properties provide an alternative for locals who prefer a local gaming experience to the Las Vegas Strip atmosphere. For the year ended December 31, 2012, approximately 73% of tracked play comes from players within a five mile radius of each of the Arizona Charlie’s properties and approximately 96% of the tracked play came from players who live within ten miles. Arizona Charlie’s Boulder serves the locals market in the eastern metropolitan area of Las Vegas and Arizona Charlie’s Decatur serves the locals market in the heavily populated west Las Vegas area.

We believe that the Aquarius is a leader in its market. The Aquarius appeals to local Laughlin customers, but it is also positioned as an alternative value destination for customers travelling from Nevada, Arizona and Southern California. For the year ended December 31, 2012, the local market contributed 29% of the tracked play, with 51% coming from within a 51-350 mile radius and approximately 20% coming from outside a 350 mile radius.

Lower Risk Revenue Stream

Each of our casinos emphasizes slot play, with substantially more slot machines than other games. Our marketing efforts and rewards programs target and incentivize slot play and help drive slot revenues. For the year ended December 31, 2012, slot revenues represented 85.1% of total gaming revenue, while table revenue and other revenue contributed 11.8% and 3.1%, respectively. We believe that revenue from slot play is more predictable and more stable than revenue from table game play (particularly high-end table game play) and, as a result, our revenue stream from casino play is more predictable and less volatile than that of gaming operators that rely more on high-end table game play. Our ability to create a defined hold percentage and select the denominations and types of games on our slot floor help promote the predictability of our slot play revenue.

Revenue volatility is also mitigated because we cater to middle-market customers, and we generally do not attract high-end customers. As a result, we do not issue significant amounts of credit to our customers, the need to accept discounts on losses is rare and our revenues are not tied to whether a small group of high-end customers win or lose in their wagering

Upgraded Portfolio Positioned for Market Recovery

Our capital programs are focused on renovating and improving the amenities offered at our properties with the goal of encouraging our guests to spend more time and money at our properties.

Since the current management assumed control in 2008, we have invested more than $77 million of capital in projects across the portfolio. These projects included room renovations, new restaurants, gaming floor improvements, gaming equipment upgrades and replacements, pool renovations and other capital improvements. The most significant investments have been at the Stratosphere and Aquarius, where we have spent $40.9 million and $32.7 million, respectively, since 2008. At the Stratosphere, we have focused our investments on room and casino renovations, food and beverage amenities and new attractions. At the Aquarius, we have focused our investments on renovations to the rooms and suites, gaming floor, common areas, restaurants and the pool. In addition, we also opened the premium restaurant Ron’s Steakhouse at Arizona Charlie’s Decatur in December 2010.

3

We believe that we have already seen benefits of this investment as noted above. At the Stratosphere, average daily room rate, or ADR increased 12.5% from 2009 to 2012 and revenue per available room, or RevPar increased 4.5% in 2012 compared to 3.6% for the broader Las Vegas market in 2012. We believe these strong results were driven by our ability to capitalize on the overall growth in visitation to Las Vegas coupled with the property improvements made by our management. At the Aquarius, RevPAR grew 21.3% from 2009 to 2012. ADR has grown year-on-year each year since 2008, and ADR was up 0.6% in 2012 as compared to 2011. This compared to the overall Laughlin market that experienced an increase in ADR of 3.4% in 2012 compared to 2011. The Aquarius has been able to achieve these positive results even as the broader Laughlin market has experienced a decline of 6.2% in the number of occupied rooms in 2012 as compared to 2011.

In addition, we also believe that the investments made are supporting a recovery in our gaming business. At the Stratosphere, gaming revenue per occupied room increased 1.9% in 2012 from 2011. Our non-gaming business is also benefiting, with food revenue per occupied room increasing 0.5% in 2012 as compared to 2011. At the Aquarius, gaming revenue performance has been resilient. During 2012, casino revenues grew 3.6% as compared to 2011. This was achieved despite gross gaming revenues in the Laughlin market declining 0.6% in 2012 as compared to 2011. A significant contributing factor to the gaming revenue performance of the Aquarius has been its ability to increase market share, with the Aquarius’ share of Laughlin slots gross revenue estimated to be up by 2.0 percentage points since 2009.

We believe that the properties are well positioned to maximize revenues from our existing customers, encourage repeat visits and increase cash flow as the market continues to recover.

Experienced Management Team

Since our acquisition in 2008 we have been managed by a team with extensive experience in gaming operations. Frank Riolo, who was named our CEO in April 2008, was formerly the CEO of the Viejas Casino. Over the four-year period that Mr. Riolo was the CEO of the Viejas Casino, EBITDA and operating margins increased significantly and measures of guest and employee satisfaction improved. Mr. Riolo led a restructuring of the Viejas Casino that involved increasing the property size while reducing the number of employees to operate more efficiently. Ned Martin, who was named our CFO in October 2008, has held senior-level positions in finance, operations and gaming development with Station Casinos, Inc., Silverton Casino, LLC and the Maloof Companies. Mssrs. Riolo and Martin are supported by property-level general managers that each have more than 20 years of experience in the gaming and hotel industries. The management team is focused on designing and executing key operating strategies to grow the revenues and profitability of the portfolio.

Our Business Strategy

Our management team has developed a strategy that focuses on increasing the amount of time and money spent at our properties, strengthening our market position, attracting new customers, maximizing yield on existing gaming customers, and increasing productivity throughout the portfolio.

Provide a Value-Oriented Experience

We cater to middle-market gaming customers by offering, in each of our properties, a value-oriented experience that provides competitive odds in our casinos, quality rooms in our hotels, high-quality dining facilities and, at the Stratosphere and the Aquarius, competitive, value-oriented entertainment attractions.

Our properties are well positioned to provide a high quality experience to customers. At the Stratosphere and Aquarius, we provide value-oriented entertainment. At the Arizona Charlie’s locations, we offer competitive payout ratios on our slot and video poker machines.

The mix of slot play product is regularly modified to maximize revenues while also providing customers with the most current and popular games available. In addition, our ace|PLAY program enables customers to earn rewards, further encouraging frequent visits by our customers.

Delivering a High Level of Customer Service

Our employees participate in regular customer service training programs. We routinely conduct comprehensive customer surveys at all of our properties, and we pursue a process of continuous improvement at our properties based on the information gathered from our customer satisfaction surveys. We believe the value we offer our customers, together with a strong focus on customer service, will enable us to continue to attract customers to our properties.

Position Our Properties to Better Target Their Respective Markets

Our management team continues to focus on improving our existing facilities, customer service, and positioning each property to target its respective market. We deploy capital strategically into value-enhancing projects to help increase the amount of time and money spent at our properties and to attract new customers. We continue to focus on rationalizing our marketing by focusing on customer reinvestment rates and working to maximize yield on existing customers. Our strategy for each property is summarized below:

4

Stratosphere

We seek to position the Stratosphere as the property of choice in the middle-market segment on the Las Vegas Strip. Our key objectives are to attract customers to the Stratosphere with a high propensity to gamble, and once they are at the Stratosphere, to increase the length of stay and the amount of time and money they spend at the property. To achieve these objectives, we have invested in targeted improvements to the hotel rooms and common areas, including the entrances, restrooms, restaurants, pool and gaming floor, as well as adding new attractions, such as Sky Jump, which opened in 2010.

Arizona Charlie’s Properties

At our Arizona Charlie’s properties, we are focused on maintaining market share and customer loyalty in the local Las Vegas market while preserving discipline in our promotional incentives. We use targeted promotional initiatives as part of our rewards program and we believe that these initiatives will help us increase player spend and differentiate the properties from their competitors. We also invest capital in projects to maintain the overall appeal of the properties.

Aquarius

We are focused on positioning the Aquarius as the high-end gaming venue in Laughlin and increasing market share and cash flow. We work to rationalize our marketing expense and player reinvestment rates in order to increase yield on gaming customers. We believe that the recent renovations of the hotel rooms, the gaming floor and the pool area will attract both tourists and locals, helping us to increase cash flow and increase or maintain our average daily room rate.

History, Debt Restructuring and Old Notes Offering

American Casino & Entertainment Properties LLC, or ACEP, was formed in Delaware on December 29, 2003. ACEP owns and operates the Stratosphere Casino Hotel & Tower, or the Stratosphere, Arizona Charlie’s Decatur and Arizona Charlie’s Boulder in Las Vegas, Nevada, and the Aquarius Casino Resort, or the Aquarius, in Laughlin, Nevada.

On April 22, 2007, American Entertainment Properties Corp., or AEP, our former direct parent, entered into a Membership Interest Purchase Agreement, or the Agreement, with W2007/ACEP Holdings, LLC, or Holdings, an affiliate of Whitehall Street Global Real Estate Limited Partnership 2007 and Whitehall Parallel Global Real Estate Limited Partnership 2007, collectively Whitehall 2007, funds affiliated with Goldman, Sachs & Co., to sell all of our issued and outstanding membership interests to Holdings, for approximately $1.3 billion. Pursuant to the Assignment and Assumption Agreement, dated December 4, 2007, between Holdings and W2007/ACEP Managers Voteco, LLC, or Voteco, Holdings assigned all of its rights, obligations and interests under the Agreement to Voteco. The acquisition, or the Acquisition, closed at a purchase price of $1.2 billion on February 20, 2008.Goldman Sachs Mortgage Company, or GSMC, an affiliate of Whitehall 2007, provided $1.1 billion in term loans, or the Original Term Loans to finance the Acquisition.

On June 25, 2009, ACEP and GSMC closed the restructuring of the Original Term Loans, or the Restructuring. In connection with the Restructuring, (i) Whitehall 2007 invested $200 million of new capital, $165 million of which was used to repay a portion of the Original Term Loans and $35 million of which was contributed to ACEP, (ii) ACEP and certain of its wholly-owned indirect subsidiaries entered into a new loan agreement with GSMC evidencing a five-year term loan with an aggregate principal amount of $350 million, or the Restructured Term Loan, (iii) Holdings agreed to issue to an affiliate of GSMC a 22% interest in Holdings upon receipt of necessary gaming approvals and (iv) GSMC agreed to terminate the Original Term Loans. See “Certain Relationships and Related Party Transactions”.

On August 14, 2009, we closed the offering of the old notes. The gross proceeds from the offering after taking into account original issue discount, and certain of GSMC’s out-of-pocket expenses incurred in connection with the repayment, were $311,250,000. The gross proceeds of the offering were used to repay the then existing balance of the Restructured Term Loan. Upon the payment of the gross proceeds from that offering, GSMC forgave the remaining balance of the Restructured Term Loan and the Restructured Term Loan was deemed repaid in its entirety.

Equity Ownership and Sponsor

Whitehall 2007

Regulatory approval for the issuance of a 22% interest in Holdings to an affiliate of GSMC in connection with the Restructuring described above was received on August 20, 2009, and a new limited liability company agreement was executed on the same day reflecting the 22% interest of MTGLQ Investors L.P., an affiliate of GSMC (“MTGLQ”), in our non-voting membership interests. As a result, the non-voting membership interests of Holdings are now owned by Whitehall 2007 (approximately 74.5%), MTGLQ (22%) and an affiliate of Highgate Hotels, L.P. (“Highgate”) (approximately 3.5%), with distributions subject to adjustment with respect to amounts funded in connection with the Restructuring and in the event that certain return thresholds are met.

On January 6, 2010, MTGLQ received approval from the Nevada State Gaming Control Board to transfer its 22% interest in Holdings to MLQ Stratosphere, LLC, a direct wholly-owned subsidiary of The Goldman Sachs Group, Inc. On January 21, 2010, MTGLQ received approval for this transfer from the Nevada Gaming Commission. MTGLQ has indicated that the purposes for this transfer are (i) to move the investment to a single purpose entity which presently has no other assets; and (ii) to simplify the monitoring and reporting requirements with respect to the investment, since the transferee will be a direct wholly owned subsidiary of The Goldman Sachs Group, Inc. As a result of the transfer, Goldman Sachs & Co., LLC, Goldman Sachs Global Holdings, LLC and MLQ, LLC will no longer own, directly or indirectly, any equity or other interest in Holdings and therefore would no longer have Nevada Gaming Control Board reporting obligations with respect to the investment.

5

The Whitehall 2007 funds are part of the Whitehall series of funds managed by The Goldman Sachs Group, Inc. (together with its affiliates, “Goldman Sachs”). Since 1991, Goldman Sachs, through the Whitehall series of funds, as well as specialty funds, has raised approximately $31 billion and has committed $26 billion of capital (including reinvestment) to acquire more than 500 investments. These assets are located in 35 countries, and represent a cost basis of approximately $94 billion (excluding third party ownership interests). To support these activities, certain Goldman Sachs professionals based in Dallas, London, New York, Hong Kong and Tokyo work on building and managing the real estate investment portfolios of existing Whitehall funds.

Recent Developments

On December 31, 2009, Jonathan Langer resigned from our board. Mr. Langer was a member of the audit committee and compensation committee. On December 31, 2009, Alan Kava became a member of our board and was appointed to the audit committee and compensation committee. On December 31, 2009, Richard H. Powers became a member of our board and was appointed to the audit committee and compensation committee. Mr. Powers subsequently resigned from our board on January 19, 2010. On January 19, 2010, Peter A. Weidman became a member of our board and was appointed to the audit committee and compensation committee. On June 11, 2010, Steven Angel resigned from our board. Mr. Angel was Chairman of the Board and was a member of the audit committee and compensation committee. See “Management”.

Corporate Information

The mailing address of our principal executive office is 2000 Las Vegas Boulevard South, Las Vegas, Nevada 89104. Our telephone number is (702) 380-7777 and our website is www.acepllc.com. Information contained on our website is not part of this prospectus.

6

Summary Organizational Structure

The following chart depicts a simplified summary of our current organizational structure. The notes will be guaranteed by all of our material direct and indirect subsidiaries other than ACEP Finance, which is a co-issuer of the notes. This chart excludes inactive and immaterial subsidiaries of ACEP, holding companies and general partners.

Fee interests in our real properties are owned by subsidiaries that are identified as property owners in this chart.

All of our casino licenses, together with all fixtures, filings and equipment (including gaming equipment), are held by the operating lessees that lease the real properties from the property owner subsidiaries under long-term leases.

American Casino & Entertainment Properties LLC (Issuer)
100%
ACEP Finance Corp. (Co-Issuer)
100%
Stratosphere LLC
Aquarius Gaming LLC
Charlie's Holding LLC
100%
100%
100%
100%
Stratosphere Gaming LLC
Stratosphere Land LLC
Arizona Charlie's, LLC
Fresca, LLC
33.3%
33.3%
33.3%
33.3%
33.3%
33.3%
W2007 Stratosphere Propco, L.P.
W2007 Stratosphere Land Propco, L.P.
W2007 Aquarius Propco, L.P.
W2007 Arizona Charlie's Propco, L.P.
W2007 Fresca Propco, L.P.
The Stratosphere Casino, Hotel & Tower
Vacant Land located in Las Vegas
Aquarius Casino Resort
Arizona Charlie's Decatur Casino
Arizona Charlie's Boulder Casino
Key:
-- Operating Lessees
-- Property Owners

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The Notes

This summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus contains a more detailed description of the terms and condition of the notes.

Issuer
American Casino & Entertainment Properties LLC. (“ACEP”)

Co-Issuer
ACEP Finance Corp. is a wholly-owned subsidiary of ACEP. ACEP Finance was formed solely for the purpose of serving as a co-issuer of debt securities of ACEP in order to facilitate the offering of such debt securities. Other than as a co-issuer of the notes, ACEP Finance will not have any operations or assets and will not have any revenues. As a result, prospective purchasers of the notes should not expect ACEP Finance to participate in servicing the interest and principal obligations on the notes.
Maturity
June 15, 2014.
Interest Payment Dates
June 15 and December 15 of each year, commencing December 15, 2009.
Security
The notes and the guarantees are secured by a first-priority security interest, subject to permitted liens, in substantially all of our and the guarantors’ assets (other than the capital stock of our subsidiaries and certain other excluded assets), including the real property comprising the Stratosphere, Arizona Charlie’s Decatur, Arizona Charlie’s Boulder and Aquarius. See “Description of Notes — Security”.
Guarantees
The notes are jointly, severally and unconditionally guaranteed by all of our subsidiaries other than ACEP Finance, which is a co-issuer of the notes.
Ranking
The notes and the guarantees are our and the guarantors’ senior secured debt and rank equally with all of our and the guarantors’ existing and future senior indebtedness and effectively senior to any of our and the guarantors’ future unsecured senior obligations to the extent of the value of the collateral securing the notes. The notes and the guarantees are senior in right of payment to any of our and the guarantors’ future subordinated debt, if any.
Optional Redemption
We may, at our option, redeem some or all of the notes at any time on or after June 15, 2012, at the redemption prices listed under “Description of Notes — Optional Redemption”.

In addition, prior to June 15, 2012, we may, at our option, redeem up to 35% of the notes with the net proceeds of certain equity offerings at the redemption price listed under “Description of Notes — Optional Redemption”. We may make the redemption only if, after the redemption, at least 50% of the aggregate principal amount of the notes issued remains outstanding.

Prior to June 15, 2012, we may also redeem some or all of the notes at a price equal to 100%, plus a make-whole premium. See “Description of Notes — Optional Redemption”.

In addition, not more than once during the twelve-month period ending on June 15, 2012, we may redeem up to 5.0% of the originally issued principal amount of the notes in each such twelve-month period at a redemption price equal to 102% of the principal amount of the notes redeemed, plus accrued and unpaid interest and special interest, if any, to the date of redemption.

See “Description of Notes — Optional Redemption”.

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Mandatory Disposition Pursuant to Gaming Laws
If the gaming authorities of any jurisdiction in which we or our subsidiaries do business, now or in the future, require that a person who is a holder or the beneficial owner of notes be licensed, qualified or found suitable under applicable gaming laws, such holder or beneficial owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period. In Nevada, where all of the current licensed gaming operations are located, the applicable gaming laws typically require the filing of an application within 30 days from the order of the Nevada Gaming Commission requiring the filing of such application. If such person fails to apply or become licensed or qualified or is found unsuitable, we shall have the right, at our option, to either require such person to dispose of its notes or beneficial interest therein within 30 days (or such earlier date as required by the applicable gaming laws or gaming authority), or redeem such notes. If we choose to redeem such notes, they shall be redeemed at a redemption price for each $1,000 principal amount of such notes equal to (i) the lesser of (A) $1,000 plus accrued and unpaid interest, including special interest, if any, to a date specified by us or (B) the price at which such holder or beneficial owner acquired the notes, together with accrued and unpaid interest, including special interest, if any, to a date specified by us; or (ii) such other amount as may be required by applicable law or by order of any applicable gaming authority. See “Description of Notes — Mandatory Disposition Pursuant to Gaming Laws” and “Regulation and Licensing”.
Mandatory Repurchase Offer
If we sell certain assets, experience specific kinds of changes in control or experience certain events of loss, we must offer to repurchase the notes at the prices listed under “Description of Notes — Repurchase at the Option of Holders”.
Certain Covenants
We have issued the notes under an indenture with the guarantors and The Bank of New York Mellon. Among other things, the indenture restricts our ability and the ability of our subsidiaries to:

• incur additional debt;

• pay dividends and make distributions;

• make certain investments;

• repurchase stock;

• create liens;

• enter into transactions with affiliates;

• enter into sale and leaseback transactions;

• change our line of business;

• merge or consolidate; and

• transfer, lease or sell assets.

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For more details, see “Description of Notes — Certain Covenants”.
Original Issue Discount
The notes are treated as issued with original issue discount (“OID”) for U.S. federal income tax purposes. Therefore, United States holders (as defined in “Material United States Federal Income Tax Considerations”) will generally be required to include such OID in gross income as it accrues for U.S. federal income tax purposes in advance of the receipt of cash attributable to such income. See “Material United States Federal Income Tax Considerations — United States Holders — Original Issue Discount”.
Absence of Established Market for Notes
The notes are freely transferable but are securities for which there is currently no active trading market. Although Goldman, Sachs & Co., the initial purchaser of the old notes, informed us that it intends to make a market in the notes, it is not obligated to do so, and it may discontinue market making at any time without notice. Accordingly, we cannot assure you that a liquid market for the notes will develop or be maintained.
Listing
We do not intend to apply to list the notes on any exchange or for inclusion in any automated quotation system.

You should refer to the section of this prospectus entitled “Risk Factors” for a discussion of the factors you should carefully consider before deciding to invest in the notes, including factors affecting forward-looking statements.

10

Summary Consolidated Financial Data and Other Data

The following tables set forth our summary consolidated financial and other data. We derived our summary consolidated financial and other data as of December 31, 2012 and 2011, and for the years ended December 31, 2012, 2011 and 2010 from our consolidated financial statements, which were audited by Grant Thornton LLP, an independent registered public accounting firm and, are included elsewhere in this prospectus.

Our summary consolidated financial data and other data are not necessarily indicative of our future performance. The data provided in this table are only a summary and do not provide all of the data contained in our financial statements. Accordingly, this table should be read in conjunction with, and is qualified in its entirety by, our consolidated financial statements and related notes contained elsewhere in this prospectus and the sections of this prospectus entitled, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Capitalization".

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Consolidated Statement of Operations ($ in thousands)

	Years Ended December 31,
	2012	2011	2010

Income Statement Data:
Revenues:
Casino	$200,676	$202,219	$204,958
Hotel	64,099	63,983	55,900
Food and beverage	66,906	68,362	67,181
Tower, retail and other	33,161	32,658	33,371
Gross revenues	364,842	367,222	361,410
Less promotional allowances	25,113	24,655	24,322
Net revenues	339,729	342,567	337,088
Costs and expenses:
Casino	65,085	66,082	66,318
Hotel	34,072	34,305	33,343
Food and beverage	51,645	51,314	50,478
Other operating expenses	11,496	12,001	13,123
Selling, general and administrative	115,039	112,243	110,499
Depreciation and amortization	33,311	39,056	46,382
Pre-opening costs	72	—	307
(Gain) loss on disposal of assets	(70)	(74)	4,308
Management fee – related party	1,000	1,070	1,500
Impairment of assets	—	290	2,000
Total costs and expenses	311,650	316,287	328,258
Income from operations	28,079	26,280	8,830
Other income (expense):
Loss on debt redemption	(1,112)	(1,378)	—
Interest income	—	2	15
Interest expense	(42,765)	(45,168)	(45,592)
Total other expense, net	(43,877)	(46,544)	(45,577)
Net loss	$(15,798)	$(20,264)	$(36,747)

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Financial Data ($ in thousands)

	Years Ended December 31,
	2012	2011	2010

Other Financial Data:
EBITDA (1)	$60,278	$63,958	$55,212
Cash Interest Expense	37,165	39,953	40,751
Capital Expenditures	17,406	15,511	36,110

(1)	EBITDA is defined as net income (loss) before net interest expense, income tax, and depreciation and amortization. EBITDA reflects the impact of earnings or charges resulting from matters that we and the holders of the notes may consider not to be indicative of our ongoing operations. While the amounts included in EBITDA have been derived from our consolidated financial statements, it is not a financial measure calculated in accordance with GAAP. Accordingly, it should not be considered as an alternative to net income or operating income as an indicator of our performance, or as an alternative to operating cash flow as a measure of our liquidity. Our management intends to use EBITDA to assess our operating performance and to make decisions about allocating resources. In addition, we believe that EBITDA is a measure commonly used by investors. EBITDA, as presented in this prospectus, may not be comparable to similarly titled measures reported by other companies due to differences in the ways these measures are calculated. EBITDA is calculated as follows:

	Years Ended December 31,
	2012	2011	2010

Net loss	$(15,798)	$(20,264)	$(36,747)
Interest income	-	(2)	(15)
Interest expense	42,765	45,168	45,592
Depreciation and amortization	33,311	39,056	46,382
EBITDA	$60,278	$63,958	$55,212

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Operating and Other Financial Data

	For the Years Ended
	December 31,
	2012	2011	2010
Win per unit – Slots (1)
Consolidated	$108.96	$106.49	$103.97
Win per unit – Tables (2)
Consolidated	$632.86	$577.33	$588.16
Average Daily Room Rate
Stratosphere	$50.94	$51.14	$42.86
Decatur	43.19	45.37	45.60
Boulder	39.84	41.59	38.73
Aquarius	48.65	48.38	45.97
Consolidated	$49.43	$49.71	$43.67
Hotel Occupancy Rate
Stratosphere	84.6%	86.1%	84.9%
Decatur	63.8%	60.7%	49.4%
Boulder	45.9%	46.1%	42.8%
Aquarius	49.4%	46.0%	47.2%
Consolidated	67.4%	66.7%	65.7%
Net Revenue ($ in thousands)
Stratosphere	$154,458	$156,190	$147,443
Decatur	59,591	62,083	61,992
Boulder	31,718	33,844	35,985
Aquarius	93,238	89,773	91,418
Corporate	724	677	250
Consolidated	$339,729	$342,567	$337,088

(1)	“Win per unit – Slots” is equal to the average net revenue per slot per day for the given period. The number of slots is equal to the average number of slot machines per year calculated on a monthly basis.

(2)	“Win per unit – Tables” is equal to the average net revenue per table per day for the given period. The number of tables is equal to the average number of table games per year calculated on a monthly basis.

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Consolidated Balance Sheet ($ in thousands)

	As of December 31,
	2012	2011	2010
Cash	$63,169	$74,201	$85,311
Total Assets	1,193,539	1,222,029	1,256,403
Total Debt	330,824	344,272	357,813
Total Liabilities	364,183	376,875	390,985
Total Members’ Equity	$829,356	$845,154	$865,418

Ratio of Earnings to Fixed Charges

	For the Years Ended December 31,
	2012		2011		2010
Ratio of earnings to fixed charges (1)	—	(2)	—	(2)	—	(2)

(1)	Earnings consist of income from continuing operations before income taxes and fixed charges, adjusted to exclude capitalized interest. Fixed charges consist of interest, whether expensed or capitalized, amortization of debt discounts, premiums and issuance costs.

(2)	Due to our losses for the twelve months ended December 31, 2012, 2011 and 2010, the ratio coverage was less than 1:1 for these periods. We would have had to have generated additional earnings of $15,798,000 for the twelve months ended December 31, 2012, $20,264,000 for the twelve months ended December 31, 2011 and $36,747,000 for the twelve months ended December 31, 2010 to have achieved coverage ratios of 1:1.

15

RISK FACTORS

Investing in the notes involves risks. You should carefully consider the risks described below:

The future is uncertain and our history may not be an indicator of our future performance. In the future, we may be unable to generate sufficient cash flows to meet our debt obligations and finance all operating expenses, working capital needs and capital expenditures.

Although we generated operating income of $28.1 million and $26.3 million for the years ended December 31, 2012 and December 31, 2011, respectively, we may experience reduced operating income or incur operating losses in the future. We may be unable to generate sufficient revenues and cash flows to service our debt obligations as they come due, finance capital expenditures and meet our operational needs. Any one of these failures may preclude us from, among other things:

•	maintaining or enhancing our properties;

•	taking advantage of future opportunities;

•	growing our business; or

•	responding to competitive pressures.

Further, our failure to generate sufficient revenues and cash flows could lead to cash flow and working capital constraints, which may require us to seek additional working capital. We may not be able to obtain such working capital when it is required. Further, even if we were able to obtain additional working capital, it may only be available on unfavorable terms. For example, we may be required to take on additional debt, and servicing the payments on such debt which could adversely affect our results of operations and financial condition. Limited liquidity and working capital may also restrict our ability to maintain and update our casino properties, which could put us at a competitive disadvantage to casinos offering more modern and better maintained facilities.

Our business is particularly sensitive to reductions in discretionary consumer spending as a result of downturns in the economy.

Consumer demand for entertainment and other amenities at casino hotel properties, such as ours, is particularly sensitive to reductions in discretionary spending on leisure activities, including as a result of downturns in the economy. Changes in discretionary consumer spending or consumer preferences brought about by factors such as perceived or actual general economic conditions, effects of a decline in consumer confidence in the economy, unemployment, disruptions in the credit markets, the impact of high energy and food costs, the increased cost of travel, decreased disposable consumer income and wealth, or fears of war or acts of terrorism can reduce customer demand for the amenities that we offer, thus imposing practical limits on pricing and negatively impacting our results of operations and financial condition.

The economic recession that occurred in the United States from 2008 – 2009 significantly affected our business and continues to affect our business and the markets in which we operate. We reduced room rates and engaged in promotional activities to try to attract customers. The combination of fewer customers, less spending by customers and need for promotional incentives reduced revenue and operating margins. At the same time, we found it difficult to reduce operating costs in line with reductions in visitor numbers or customer spending, further reducing operating margins. Although operating margins have recently improved, there can be no assurance that these circumstances will not reoccur. As a result of the recession, tourism and the residential and commercial real estate markets in and around Las Vegas experienced a significant decline and construction spending in the Las Vegas area (which has historically been an important driver for the local economy) significantly decreased. These factors have resulted in a decline in the amount of spending in Las Vegas. For example, gaming revenue in Clark County, Nevada, where all of our properties are located, was approximately $9.4 billion in 2012, which is 13.7% below the peak of approximately $10.9 billion in 2007. Since our business model relies on consumer expenditures on entertainment, luxury and other discretionary items, continuation or deepening of the economic downturn will further adversely affect our results of operations and financial condition.

Our properties draw a substantial number of customers from the Las Vegas Valley, as well as certain geographic areas, including southern California and Arizona. Adverse economic conditions in any of these regions could result in a decrease in the number of customers traveling from those areas to our properties.

Because all four of our gaming properties are concentrated in a relatively small area in Nevada, we are especially subject to certain risks, including economic and competitive risks, associated with the conditions in that area and in the areas from which we draw customers.

Three of our gaming properties are located in Las Vegas, Nevada, and one of them in Laughlin, Nevada, approximately 90 miles from Las Vegas. Because our operations are concentrated in a relatively small area, we are subject to greater risks from local conditions than a gaming company with operating properties in several different markets. A decrease in revenues from or increase in costs for one of these locations is likely to have a proportionally higher impact on our business and operations than it would for a gaming company with more geographically diverse operating properties. Risks from local conditions include the following:

•	local economic conditions, including the economic downturn in the Las Vegas metropolitan area discussed in “— Our business is particularly sensitive to reductions in discretionary consumer spending, including as a result of downturns in the economy;”

•	local competitive conditions;

•	reduced land and air travel due to increasing fuel costs, reduced flights into Las Vegas, or transportation disruptions;

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•	inaccessibility of the area due to inclement weather, road construction or closure of primary access routes; and

•	a decline in the number of visitors to Las Vegas and Laughlin, Nevada.

Local Competitive Risks.   In addition to the risks described under “— If we are unable to compete effectively against our competitors, our business will suffer”, we face significant risks due to local competition in the markets in which we operate and the markets from which we draw our customers. We do not believe that our competition is limited to a particular geographic area, and gaming operations in other states or countries could attract our customers. To the extent that new casinos or hotel room capacity is expanded by others in major destination locations, competition will increase. As a result of the increase in product available to our potential customers and the recession that occurred in 2008 – 2009, we are competing for a smaller number of potential customers with fewer dollars to spend with a larger number of competitors. Arizona Charlie’s Decatur, Arizona Charlie’s Boulder and the Aquarius largely cater to the local markets and depend on the local markets for customers. Competition for local customers has historically been intense, and is particularly intense in the eastern Las Vegas locals market, where Arizona Charlie’s Boulder is located. Local competitive risks and our failure to attract a sufficient number of guests, gaming customers and other visitors in these locations could adversely affect our business. In addition, new attractions in Las Vegas that may compete with the Stratosphere Tower are currently under construction and may be completed in 2013.

Transportation-Related Risks.   The majority of our customers at the Stratosphere travel by air or car to Las Vegas. Increasing transportation costs, for example, caused by increased fuel costs, may deter people from traveling to our properties from long distances or decrease the amount of money they have available to spend once there. Further, leisure and business travel, especially travel by air, remain particularly susceptible to global geopolitical events. We cannot control the number or frequency of flights into or out of Las Vegas, but we rely on air traffic for a significant portion of our visitors. Reductions in flights by major airlines can impact the number of visitors to our properties.

Additionally, there is one principal interstate highway between Las Vegas and southern California, where a large number of our customers reside. Capacity constraints of that highway or any other traffic disruptions may also affect the number of customers who visit our properties.

Weather and Public Health Risks.   Due to our concentration of properties in Nevada, any man-made or natural disasters in or around Nevada, or the areas from which we draw customers to our properties, could have a significant adverse effect on our business, financial condition and results of operations. The outbreak of public health threats at any of our properties, or in the areas in which they are located, or the perception that such threats exist could also have a significant, adverse effect on our business, financial condition and results of operations.

.If we are unable to compete effectively against our competitors, our business will suffer.

The gaming industry is highly competitive and our competitors vary considerably in size, quality of facilities, number of operations, brand identities, marketing and growth strategies, financial strength and capabilities, level of amenities, management talent and geographic diversity. We also compete with other non-gaming resorts and vacation areas and with various other entertainment businesses.

Our competitors in each market that we participate in may have substantially greater financial, selling and marketing, technical and other resources than we do. Many of our competitors have reduced room rates and increased their promotional activities. We cannot assure you that we will be able to compete effectively in our markets or that we will be capable of maintaining or further increasing our current market share. Our failure to compete successfully in our markets could adversely affect our business, financial condition, results of operations and cash flow.

In recent years, as casino operators have completed new expansion projects, supply has typically grown at a faster pace than demand in some markets, including Las Vegas, our largest market, and competition has increased significantly. The expansion of existing casino entertainment properties, the increase in the number of properties and the aggressive marketing strategies of many of our competitors have increased competition in the markets in which we operate, and this intense competition is expected to continue. In addition, a number of operators have constructed facilities that target similar customer bases, which has particularly affected the Arizona Charlie’s properties. In response to this competition, we engage in promotional activities that reduce revenue and operating margins to try to attract customers. This increased competition has negatively affected our operations, particularly at Arizona Charlie’s Boulder, and may continue to negatively affect our operations.

An increase in operating costs for our gaming properties could have a negative impact on our business.

The operating expenses associated with our gaming properties could increase due to, among other reasons, the following factors:

•	changes in the regulatory environment which impose additional restrictions or increase our operating costs;

•	our properties use significant amounts of electricity, natural gas and other forms of energy, and energy price increases may adversely affect our cost structure;

•	our properties use significant amounts of water and a water shortage may adversely affect our operations;

•	an increase in the cost of health care benefits for our employees could have a negative impact on our profitability;

•	as of December 31, 2012, approximately 39% of our employees were members of various unions and covered by union-sponsored collective bargaining agreements and we may incur higher costs or work slow-downs or stoppages due to union activities (See the Risk Factor “Work stoppages, labor problems, and unexpected shutdowns…” discussed below);

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•	our reliance on slot play revenues and the concentration of relatively few slot play vendors could impose additional costs on us;

•	as our properties age, we may need to increase our expenditures for repairs, maintenance, and to replace equipment necessary to operate our business in amounts greater than what we have budgeted; and

•	aggressive marketing and promotional campaigns by our competitors for an extended period of time could force us to increase our expenditures for marketing and promotional campaigns in order to maintain our existing customer base and attract new customers.

If our operating expenses increase without any off-setting increase in our revenues, our profitability is likely to suffer.

Work stoppages, labor problems and unexpected shutdowns may limit our operational flexibility and negatively impact our future profits.

Approximately 1,700 of our 4,400 employees are covered by collective bargaining agreements. Any work stoppage at one or more of our casino properties could require us to expend significant funds to hire replacement workers, and qualified replacement labor may not be available at reasonable costs, if at all. Strikes and work stoppages could also result in adverse media attention or otherwise discourage customers from visiting our casino properties. As a result, a strike or other work stoppage at one of our casino properties could have an adverse effect on the business of our casino properties and our financial condition and results of operations.

At the Stratosphere, our collective bargaining agreement with the Professional, Clerical and Miscellaneous Employees, Teamsters Local Union 995 expires on March 31, 2013. The collective bargaining agreement the Culinary Workers Union, Local 226 and Bartenders Union, Local 165 expired on May 31, 2012 and was extended by the parties until May 31, 2013. At the Aquarius, the collective bargaining agreement with the International Union of Operating Engineers, Local 501, AFL-CIO expired on March 31, 2012 and the agreement with the International Alliance of Theatrical Stage Employees, Moving Picture Technicians, Artist and Allied Crafts of the United States, Its Territories and Canada, Local 720, Las Vegas, Nevada expired on November 30, 2012. The collective bargaining agreement with the United Steelworkers of America expires on April 1, 2013. We do not expect any work stoppages or slowdowns. Any unexpected shutdown of one of our casino properties could have an adverse effect on the business of our casino properties and our results of operations. There can be no assurance that we will be adequately prepared for unexpected events, including political or regulatory actions, which may lead to a temporary or permanent shutdown of any of our casino properties.

Changes in tax laws could increase our cost of doing business and negatively affect our business.

The gaming industry represents a significant source of tax revenue, particularly to the State of Nevada and its counties and municipalities. Gaming companies are currently subject to significant state and local taxes and fees in addition to normal federal and state corporate income taxes, and such taxes and fees are subject to increase at any time. From time to time, various state and federal legislators and officials have proposed changes in tax law, or in the administration of such law, affecting the gaming industry. The Regular Session of the Nevada Legislature (‘‘Nevada Legislature’’) convenes every two years. From time to time, there have been gaming revenue tax increase proposals in Nevada. In prior sessions, the Nevada Legislature did approve a 3% increase in the tax charged against room sales. Although this tax is passed on to our guests, the effect of this tax is to increase the cost to our guests of staying in hotels and, therefore, could negatively impact visitation and/or other expenditures. The Nevada Legislature also approved an increase from 0.63% to 1.17% in the Modified Business Tax that is charged against employee wages, which has increased our labor costs. We have also experienced increases in the State Unemployment Tax rate and new sales taxes on complimentary meals, goods and services provided to our customers and employees. The State of Nevada projects a budget shortfall from 2013 to 2015. The Nevada Legislature convened again in 2013. During the session, legislators will consider a 2% Gross Margins Tax on businesses operating in Nevada. If the initiative is not approved, it will be included on the 2014 general election ballot. We cannot assure you that our taxes or fees will not be increased.

The federal government has also previously considered a federal tax on gaming revenues and may consider such a tax in the future. Decreases in tax revenues resulting from the economic downturn may increase pressure on federal, state or local authorities to increase taxes. If there is any material increase in federal, state or local taxes and fees, our business, financial condition and results of operations could be adversely affected because of increased costs to us or our customers.

Our business is subject to extensive governmental gaming regulation, which is costly to comply with, and failure to do so could cause us to incur penalties or force us to cease operations.

We are subject to a variety of regulations in the jurisdictions in which we operate, including the extensive gaming laws and regulations of the State of Nevada. Compliance with these regulations is costly and time-consuming. Regulatory authorities at the federal, state and local levels have broad powers with respect to the regulation and licensing of casino operations and may revoke, suspend, condition or limit our gaming or other licenses, impose substantial fines on us and take other actions, any one of which would have a significant adverse effect on our business, financial condition and results of operations.

If additional gaming regulations are adopted in a jurisdiction in which we operate, such regulations could impose restrictions on us that would prevent us from operating our business as it is currently operated, or the increased costs associated with compliance with such regulations could lower our profitability. From time to time, various proposals are introduced in the legislatures of the jurisdictions in which we have operations that, if enacted, could adversely affect the tax, regulatory, operational or other aspects of the gaming industry and our company. Legislation of this type may be enacted in the future.

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Our members, managers, directors, officers and key employees must also be approved by certain state regulatory authorities. If state regulatory authorities were to find a person occupying any such position unsuitable, we would be required to sever our relationship with that person. We may thereby lose key personnel which would have a negative effect on our operations. Certain public and private issuances of securities and certain other transactions by us also require the approval of certain state regulatory authorities. Further, our gaming regulators can require us to disassociate ourselves from suppliers or business partners found unsuitable by the regulators. For a summary of some of the significant gaming regulations that affect our business, see ‘‘Regulation and Licensing.” The regulatory environment in any particular jurisdiction may change in the future and any such change could have a material adverse effect on our results of operations. In addition, we are subject to various gaming taxes, which are subject to increase at any time.

Our business is subject to various federal, state and local laws and regulations in addition to gaming regulations. These laws and regulations include, but are not limited to, restrictions and conditions concerning alcoholic beverages, environmental matters, employees, currency transactions, taxation, zoning and building codes, and marketing and advertising. Such laws and regulations could change or could be interpreted differently in the future, or new laws and regulations could be enacted. Material changes, new laws or regulations, or material differences in interpretations by courts or governmental authorities could adversely affect our operations.

If we lose one or more licenses used in our business or our operations or are otherwise restrained by law or regulation, we may be unable to continue our operations as they are conducted today, or may be forced to cease operations.

We have significant working capital needs, and if we are unable to satisfy those needs from cash generated from our operations or indebtedness, we may not be able to meet our obligations, including payroll and statutory tax payment requirements.

We require significant amounts of working capital to operate our business. Our primary source of cash is from the operation of our properties. If we experience a significant and sustained drop in operating profits, or if there are unanticipated reductions in cash inflows or increases in cash outlays, we may be subject to cash shortfalls. If such a shortfall were to occur for even a brief period of time, it may have a significant adverse effect on our business and our ability to meet our obligation to make payments on the 11% Senior Secured Notes.

Our hotels and casinos may need to increase capital expenditures to compete effectively but we may not have sufficient funds to do so.

Capital expenditures, such as room refurbishments, amenity upgrades and new gaming equipment, may be necessary from time to time to preserve the competitiveness of our hotels and casinos. The gaming industry market is very competitive and is expected to become more competitive in the future. If cash from operations is insufficient to provide for needed levels of capital expenditures and we are unable to raise funds for such purposes elsewhere, we may be unable to make necessary improvements and our facilities may be less attractive to our visitors than that of our competitors’, causing us to lose our competitive position.

Conditions in the financial system and the capital and credit markets may negatively affect our ability to raise capital to fund capital expenditures, pursue proposed management, expansion or acquisition opportunities or refinance our significant indebtedness.

Our businesses are capital intensive. For our casino properties to remain attractive and competitive we must periodically invest significant capital to keep the properties well-maintained, modernized and refurbished. Similarly, future construction projects and acquisitions of other gaming operations could require significant additional capital. We rely on earnings and cash flow from operations to finance our business, capital expenditures, development, expansion and acquisitions and, to the extent that we cannot fund such expenditures from cash generated by operations, funds must be borrowed or otherwise obtained.

The financial markets in the United States and internationally have been marked by volatility, which has at times reduced the availability and, in particular, increased the cost of financing for issuers like us with a rating below investment grade. Although we have significantly reduced our debt as a result of the Restructuring, we still have significant debt relative to our EBITDA. Although recent financings in the casino industry have occurred at a lower cost than in recent years, we cannot predict the availability of financing with any certainty or how we will be impacted in the future. On June 15, 2013, we have the right under our Indenture to call our outstanding Senior Secured Notes at Par. Our Senior Secured Notes mature on June 15, 2014. There can be no assurance that we will be able to secure financing in the future at all or at a cost comparable to or lower than what is available in the current credit markets or on favorable terms.

Our ability to effectively operate and grow our business may be constrained if we are unable to borrow additional capital or refinance existing borrowings on reasonable terms. If we do not have access to credit or capital markets at desirable times or at rates that we would consider acceptable, and the lack of such funding could have a material adverse effect on our business, results of operations and financial condition and our ability to service our indebtedness.

We will regularly pursue new gaming acquisition and management opportunities and may not be able to recover our investment or successfully expand to additional locations.

We will regularly evaluate and pursue new gaming acquisition and management opportunities in existing and emerging jurisdictions. These opportunities may take the form of joint ventures. To the extent that we decide to pursue any new gaming acquisition or management opportunities, our ability to benefit from such investments will depend upon a number of factors including:

•	our ability to identify and acquire attractive acquisition opportunities and management sites;

•	our ability to secure required federal, state and local licenses, permits and approvals, which in some jurisdictions are limited in number;

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•	certain political factors, such as local support or opposition to development of new gaming facilities or legalizing casino gaming in designated areas;

•	the availability of adequate financing on acceptable terms (including waivers of restrictions in existing credit arrangements); and

•	our ability to identify and develop satisfactory relationships with joint venture partners.

Most of these factors are beyond our control. Therefore, we cannot be sure that we will be able to recover our investment in any new gaming management opportunities or acquired facilities, or successfully expand to additional locations.

Increasing prices or shortages of energy and water may increase our cost of operations or force us to temporarily or permanently cease operations.

Our properties use significant amounts of water, electricity, natural gas and other forms of energy. Our properties are located in a desert where water is scarce and the hot temperatures require heavy use of air conditioning. While we have not experienced any shortages of energy or water in the past, we cannot guarantee you that we will not in the future. Other states have suffered from electricity shortages. For example, California and Texas experienced rolling blackouts due to excessive air conditioner use because of unexpectedly high temperatures in recent years. We expect that potable water will become an increasingly scarce commodity in the areas in which we operate at an increasing price.

Further, the increasing cost of energy and water will increase our costs of operations, thereby likely lowering our net cash flows. In addition, energy price increases in the regions that provide a significant source of customers for our properties could result in a decline of disposable income of potential customers and a corresponding decrease in visitation and spending at our properties, which could negatively impact revenues.

Our operations may be adversely impacted by expanded Native American gaming operations if they attract customers that otherwise would visit our properties.

The expansion of Native American and other casinos outside of the markets in which our casinos are located, particularly Native American casinos located in California, continues to have an impact on casino revenues in Nevada. For instance, in California, some Native American casino compacts do not limit the number of slot machines at those casinos (which were limited under prior compacts). Additionally, the federal government and various states are currently considering legislation authorizing internet gaming. While the effect of increased casino gaming in California and other states and the potential widespread availability of legal internet gaming is difficult to predict, our revenues could decline if such competing gaming operations attract customers who would otherwise travel to Las Vegas or Laughlin or otherwise use our facilities, and such impact may be significant.

Acts of terrorism and war and natural disasters may negatively impact our business.

Terrorist attacks and other acts of war or hostility have created many economic and political uncertainties. We cannot predict the extent to which terrorism, security alerts or war, or hostilities in Iraq and other countries throughout the world will continue to directly or indirectly impact our business and operating results. For example, the terrorist attacks that occurred on September 11, 2001 had a negative impact on travel and leisure expenditures at our properties and on the industry as a whole. As a consequence of the threat of terrorist attacks and other acts of war or hostility in the future, premiums for a variety of insurance products have increased, and some types of insurance are no longer available. Given current conditions in the global insurance markets, we are substantially uninsured for losses and interruptions caused by terrorist acts and acts of war. If any such event were to affect our properties, we would likely be adversely impacted.

Extreme weather conditions or earthquakes may interrupt our operations, damage our properties, and reduce the number of customers who visit our facilities in such areas. Although we maintain both property and business interruption insurance coverage for certain extreme weather conditions or earthquakes, such coverage is subject to deductibles and limits on maximum benefits, including limitation on the coverage period for business interruption, and we cannot assure you that we will be able to fully insure such losses or fully collect, if at all, on claims resulting from such extreme weather conditions or earthquakes. Furthermore, such extreme weather conditions may interrupt or impede access to our affected properties and may cause visits to our affected properties to decrease for an indefinite period.

We are subject to a wide variety of environmental laws and potential exposure to environmental liabilities.

We are subject to various federal, state and local laws, ordinances and regulations that govern activities or operations that may have adverse environmental effects, such as discharges to air and water or may impose liability for the costs of cleaning up and certain damages resulting from sites of spills, disposals or other releases of hazardous or toxic substances or wastes. These laws and regulations are complex, and subject to change, and violations can lead to significant fines and penalties. Under certain of these laws and regulations, a current or previous owner or operator of property may be liable for the costs of remediating contamination on its property, without regard to whether the owner or operator knew of, or caused, the presence of the contaminants, and regardless of whether the practices that resulted in the contamination were legal at the time that they occurred. We endeavor to maintain compliance with environmental laws, but from time to time, current or historical operations on, or adjacent to, our property may have resulted or may result in noncompliance with environmental laws or liability for cleanup pursuant to environmental laws. In that regard, we may incur costs for cleaning up contamination relating to historical uses of certain of our properties.

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From time to time, we are a defendant in a variety of litigation and other adversary proceedings, which are costly to defend, divert management’s attention from our operations and may cause us to pay damages if we are unsuccessful in defending against the actions or unable to cover damages with insurance proceeds.

We are involved, from time to time, in a variety of litigation arising out of our business. We carry insurance to cover most business risks, but there can be no assurance that the insurance coverage we have will cover all claims that may be asserted against us. Should any ultimate judgments or settlements not be covered by insurance or exceed our insurance coverage, such uncovered losses could increase our costs and thereby lower our profitability. There can also be no assurance that we will be able to obtain appropriate and sufficient types or levels of insurance in the future or that those adequate replacement policies will be available on acceptable terms, if at all.

We may incur property and other losses that are not adequately covered by insurance, which may harm our results of operations.

Although we maintain insurance that our management believes is customary and appropriate for our business, we cannot assure you that insurance will be available or adequate to cover all loss and damage to which our business or our assets might be subjected. The lack of adequate insurance for certain types or levels of risk could expose us to significant losses in the event that a catastrophe occurred for which we are underinsured. Any losses we incur that are not adequately covered by insurance may decrease our future operating income, require us to find replacements or repairs for destroyed property and reduce the funds available for payments of our obligations, including the notes.

Claims that we infringe upon third parties’ intellectual property rights could be costly to defend or settle, and thus could reduce our income or increase our net loss.

We may from time to time encounter disputes over rights and obligations concerning intellectual property. Third parties may bring claims of infringement against us. Such claims may be with or without merit. Any litigation to defend against claims of infringement or invalidity could result in substantial costs and diversion of resources. Furthermore, a party making such a claim could secure a judgment that requires us to pay substantial damages. A judgment could also include an injunction or other court order that could prevent us from operating our websites. Our business, operating results and financial condition could be harmed should we face challenges to our intellectual property.

Our revenues may be negatively impacted by volatility in our hold percentage.

Casino revenue is recorded as the difference between gaming wins and losses or net win from gaming activities. Net win is impacted by variations in the hold percentage (the ratio of net win to total amount wagered), or actual outcome, on our slot machines, table games, race and sports betting, and all other games we provide to our customers. We use the hold percentage as an indicator of a game’s performance against its expected outcome. Although each game generally performs within a defined statistical range of outcomes, actual outcomes may vary for any given period. The hold percentage and actual outcome on our games can be impacted by the level of a customer’s skill in a given game, errors made by our employees, the number of games played, faults within the computer programs that operate our slot machines and the random nature of slot machine payouts. If our games perform below their expected range of outcomes, our cash flow may suffer.

We face the risk of fraud or cheating.

Gaming customers may attempt or commit fraud or otherwise cheat in order to increase their winnings. Acts of fraud or cheating could involve the use of counterfeit chips or other tactics and could include collusion with our employees. Internal acts of cheating could also be conducted by employees through collusion with dealers, surveillance staff, floor managers or other casino or gaming area staff. Failure to discover such acts or schemes in a timely manner could result in losses in our gaming operations. In addition, negative publicity related to such schemes could have an adverse effect on our reputation, thereby adversely affecting our business, financial condition, plan of operations and cash flows.

The loss of management and other key personnel could significantly harm our business, and the quality of individuals hired for positions in the hotel and gaming operations will be critical to the success of our business.

Our ability to maintain our competitive position depends to a large degree on the efforts and skills of our senior management team. It may also be difficult to attract, retain and train qualified employees due to the competition for employees with other gaming companies and their facilities in Nevada. We may not be successful in retaining our current personnel or in hiring or retaining qualified personnel in the future. If we lose the services of any members of our management team, or fail to attract or retain qualified management and personnel at all levels, our business may be significantly disrupted and impaired.

We are dependent upon technology services and electrical power to operate our business, and if we experience damage or service interruptions, we may have to cease some or all of our operations, resulting in a decrease in revenues.

Our gaming operations rely heavily on technology services and an uninterrupted supply of electrical power. Our security system and all of our slot machines are controlled by computers and reliant on electrical power to operate. Without electrical power or a failure of the technology services needed to run the computers, we may be unable to run all or parts of gaming operations. Any unscheduled interruption in our technology services or interruption in the supply of electrical power is likely to result in an immediate, and possibly substantial, loss of revenues due to a shutdown of our gaming operations. Although our systems have been designed around industry-standard architectures to reduce downtime in the event of outages or catastrophic occurrences, they remain vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunication failures, terrorist attacks, computer viruses, computer denial-of-service attacks and similar events.

We may incur impairments to intangible assets or long-lived assets, which would reduce our net income.

We account for indefinite-lived intangible assets in accordance with applicable guidance; accordingly, we test our indefinite-lived intangible assets for impairment annually or if a triggering event occurs. We perform the annual impairment testing for indefinite-lived intangible assets in the fourth quarter of each fiscal year. In addition, we test long-lived assets for impairment if a triggering event occurs.

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Significant negative industry or economic trends, including reduced estimates of future revenues and cash flows, disruptions to our business, slower growth rates or lack of growth in our business, have resulted in significant write-downs and impairment charges in 2011 and 2010, and, if such events continue, may indicate that additional impairment charges in future periods are required. If we are required to record additional impairment charges, this could have a material adverse affect on our results of operations.

For example, for the years ended December 31, 2011 and 2010, we recorded $290,000 and $2.0 million in aggregate non-cash impairment charges to write-down certain portions of our trade name assets to their fair value. The impairment of these assets was due primarily to our decrease in revenues, which was an indication that these assets may not be recoverable.

Although there were no impairment charges for the year ended December 31, 2012, our Arizona Charlie’s Boulder property in particular may incur future impairment charges.

The primary reason for these impairment charges relates to the ongoing uncertainty in our economy, which has caused us to reduce our estimates for projected revenues and cash flows, has reduced overall industry valuations, and has caused an increase in discount rates in the credit and equity markets.

A smoking ban in the jurisdictions in which we operate could have a negative impact on our business and operations.

From time to time, individual jurisdictions have considered legislation or referendums, such as bans on smoking in casinos and other entertainment and dining facilities. Such bans have been implemented in jurisdictions in which gaming facilities are located (such as in California and Atlantic City) and such bans have had a negative impact on business and operations. If such bans were implemented in the markets in which we operate, such a ban could adversely impact our business and operations.

We are controlled by officers of Goldman Sachs and the general partners of Whitehall 2007, and the interests of Goldman Sachs, Whitehall 2007 and their affiliates may not be aligned with ours.

All of the Class A voting membership interests of ACEP are held by Voteco, the members of which are comprised of current managing directors of Goldman Sachs. As such, the members of Voteco have the power to control our affairs and policies and to control the election of our board of directors, the appointment of management, the entering into of mergers, sales of substantially all of our assets and other extraordinary transactions.

Goldman Sachs, Whitehall 2007 and their affiliates are in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us, as well as businesses that represent major customers of our businesses. Goldman Sachs, Whitehall 2007 and their affiliates may also pursue acquisition opportunities that may be complementary to our business, and as a result, those acquisition opportunities may not be available to us. Goldman Sachs has agreed with the Nevada gaming authorities not to take any action to influence the members of Voteco in the exercise of their management or voting rights in respect of our gaming operations, and that the exercise of any such rights shall be made by the members of Voteco independently and without consultation with Goldman Sachs. However, since the members of Voteco are also officers of Goldman Sachs and the general partners of Whitehall 2007, it should be expected that the members of Voteco will act in what they independently perceive to be the best interests of Goldman Sachs, Whitehall 2007 and their affiliates and that the interests of Goldman Sachs, Whitehall 2007 and their affiliates will dictate or strongly influence their decision making.

Risks Relating to the Notes and the Collateral

The notes do not have the benefit of a first priority pledge on the direct or indirect equity interests in the Stratosphere, Arizona Charlie’s Decatur, Arizona Charlie’s Boulder and Aquarius, which may make it more difficult, costly and time-consuming to foreclose on their assets than would have been otherwise to foreclose on the equity interests.

Neither ACEP nor any of its subsidiaries pledged the equity interests they hold in subsidiaries of ACEP to secure the notes. It may be more difficult, costly and time consuming for holders of the notes to foreclose on assets held by ACEP’s subsidiaries than it would have been to foreclose on their equity interests. The proceeds realized upon any such foreclosure could be significantly less than those that would have been received had there been a pledge of the equity interests.

The notes are secured only to the extent of the value of the assets that have been granted as security for the notes, which may not be sufficient to satisfy our obligations under the notes.

No appraisals of any of the collateral have been prepared by us or on behalf of us in connection with the offering of the old notes or in connection with the offering of the notes. The fair market value of the collateral is subject to fluctuations based on factors that include, among others, our ability to implement our business strategy, the ability to sell the collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. In addition, courts could limit recoverability if they apply non-New York law to a proceeding and deem a portion of the interest claim usurious in violation of public policy. The amount to be received upon a sale of any collateral would be dependent on numerous factors, including but not limited to the actual fair market value of the collateral at such time, general, market and economic conditions and the timing and the manner of the sale.

In addition, the collateral securing the notes are subject to liens permitted under the terms of the indenture governing the notes whether arising on or after the date the notes were issued. The existence of any permitted liens could adversely affect the value of the collateral securing the notes, as well as the ability of the collateral trustee to realize or foreclose on such collateral.

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There also can be no assurance that the collateral will be saleable and, even if saleable, the timing of its liquidation is uncertain. To the extent that liens, rights or easements granted to third parties encumber assets located on property owned by us, such third parties have or may exercise rights and remedies with respect to the property subject to such liens that could adversely affect the value of the collateral and the ability of the collateral trustee to realize or foreclose on the collateral. By its nature, some or all of the collateral may be illiquid and may have no readily ascertainable market value. In the event that a bankruptcy case is commenced by or against us, if the value of the collateral is less than the amount of principal and accrued and unpaid interest on the notes and all other senior secured obligations, if any, interest may cease to accrue on the notes from and after the date the bankruptcy petition is filed. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, we cannot assure you that the proceeds from any sale or liquidation of the collateral will be sufficient to pay the obligations due under the notes.

In addition, not all of our assets secure the notes. See “Description of Notes — Security”. For example, the collateral does not include, among other things:

•	stock or other equity pledges;

•	certain vessels;

•	any vehicles;

•	certain deposit accounts (such as pari-mutuel accounts and tip accounts);

•	subject to certain limitations, any assets or any right, title or interest in any license, contract or agreement to the extent that taking a security interest in any of them would violate any applicable law or regulation (including applicable gaming laws) or any enforceable contractual obligation binding on the assets or would violate the terms of any such license, contract or agreement; or

•	any of the other items excluded from the collateral, as described under “Description of Notes – Security”.

If the value of the assets pledged as security for the notes and other liabilities is less than the value of the claims of the holders of the notes and other liabilities, those claims may not be satisfied in full before the claims of our unsecured creditors are paid.

We have substantial indebtedness that may adversely affect us by limiting future sources of financing, interfering with our ability to pay interest and principal on the notes and subjecting us to additional risks.

We have a significant amount of indebtedness and debt service obligations. As of December 31, 2012, we have approximately $339.1 million of indebtedness, including capital leases. Our substantial indebtedness has important consequences, including that:

•	it may make it more difficult for us to satisfy our obligations with respect to the notes and our other obligation;

•	it may limit our ability to obtain additional financing on satisfactory terms and to otherwise fund working capital, capital expenditures, debt refinancing and other general corporate requirements;

•	a significant portion of our cash flow from operations must be dedicated to paying interest on and the repayments of the principal or our indebtedness, including under the notes, which reduces the amount of cash we have available for other purposes and makes us more vulnerable to a decrease in attendance at our facilities, increases in our operating costs or general economic or industry conditions;

•	our ability to adjust to changing market conditions and to compete with our competitors may be hampered by the amount of debt we owe;

•	it places us at a competitive disadvantage compared to our competitors that have less debt or are less leveraged;

•	it limits our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

•	it restricts us from exploiting business opportunities.

Fraudulent conveyance statutes allow courts, under specific circumstances, to avoid guarantees and grants of security and require noteholders to return payments received from guarantors.

Our creditors and the creditors of the guarantors could challenge the note guarantees as fraudulent transfers or on other grounds. Under the U.S. Bankruptcy Code and comparable provisions of state fraudulent transfer laws, the delivery of any note guarantee and the grant of security by the applicable guarantor could be found to be a fraudulent transfer and avoided, or subordinated to all indebtedness and other liabilities of such guarantor, if a court determined that the applicable guarantor, at the time it incurred the indebtedness evidenced by its note guarantee (1) delivered such note guarantee with the intent to hinder, delay or defraud its existing or future creditors or (2) received less than reasonably equivalent value or did not receive fair consideration for the delivery of such note guarantee and any one of the following three conditions apply:

•	the applicable guarantor was insolvent at the time it delivered the note guarantee or was rendered insolvent as a result of such transaction;

•	the applicable guarantor was engaged in a business or transaction, or was about to engage in a business or transactions, for which its remaining assets constituted unreasonably small capital to carry on its business; or

•	the applicable guarantor intended to incur, or believed that it would incur, debt beyond its ability to pay such debt as it matured.

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A court likely would find that a guarantor did not receive equivalent value or fair consideration for its note guarantee unless it benefited directly or indirectly from the issuance of the notes. If a court declares any note guarantee to be void, or if any note guarantee must be limited or voided in accordance with its terms, any claim noteholders may make against us for amounts payable on the notes would, with respect to amounts claimed against the applicable guarantor, be unenforceable to the extent of any such limitation or voidance. Moreover, the court could order noteholders to return any payments previously made by the applicable guarantor. If the liens were voided, noteholders would not have the benefits of being a secured creditor against the applicable guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•	if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot assure you what standard a court would apply in making these determinations or, regardless of the standard, that a court would not limit or void any of the note guarantees.

The indenture governing the notes contains, and any future debt agreement may contain, restrictions and limitations that could significantly affect our ability to operate our business, as well as significantly affect our liquidity, and adversely affect you, as holders of the notes.

The indenture governing the notes contains, and any future debt agreement may contain, a number of significant covenants that could adversely affect our ability to operate our business, as well as significantly affect our liquidity, and therefore could adversely affect our results of operations. These covenants restrict, among other things, our ability to:

•	pay dividends or distributions, repurchase equity, prepay subordinated debt or make certain investments;

•	incur additional debt or issue certain disqualified stock and preferred stock;

•	incur liens on our assets;

•	merge or consolidate with another company or sell all or substantially all of our assets;

•	enter into transactions with affiliates;

•	make certain investments;

•	allow to exist certain restrictions on the ability of our subsidiaries to transfer assets; and

•	enter into sale and lease-back transactions.

In particular, the indenture for the notes contains strict limitations on our ability to make dividends and investments and incur additional secured or unsecured indebtedness. Complying with these covenants may cause us to take actions that we otherwise would not take or limit our ability to take actions that we otherwise would take. A default under any of these covenants could restrict or terminate our access to borrowings and materially impair our ability to meet our obligations as they come due. If we do not comply with any of our covenants and we do not obtain a waiver or amendment that otherwise addresses that non-compliance, the lenders may accelerate payment of all amounts outstanding under the affected borrowing arrangements, which would immediately become due and payable, together with accrued interest. If such an acceleration were to occur under any of our other indebtedness, it would cause a default under the indenture governing the notes. Any one or more defaults, or our inability to generate sufficient cash flow from our operations in the future to service our indebtedness and meet our other needs, may require us to refinance all or a portion of our existing indebtedness or obtain additional financing or reduce expenditures that we deem necessary to our business. We cannot assure you that refinancing will be possible or that any additional financing could be obtained. The inability to refinance or obtain additional financing could have a material adverse effect on our financial condition and on our ability to meet our obligations to noteholders.

The notes are subject to a change of control provision, and we may not have the ability to raise the funds necessary to fulfill our obligations under the notes following a change of control.

We may not have the ability to raise the funds necessary to fulfill our obligations under the notes following a change of control as defined in the indenture governing the notes. Under the indenture, upon the occurrence of a defined change of control, we are required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus, without duplication, accrued and unpaid interest and special interest, if any to the date of repurchase. However, we may not have sufficient funds at the time of the change of control to make the required repurchase of the notes. Our failure to make or complete a change of control offer would place us in default under the indenture governing the notes.

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The U.S. Bankruptcy Code may significantly impair noteholders’ ability to realize value from the collateral.

The right of the collateral trustee for the notes to repossess and dispose of the collateral securing the notes upon the occurrence of an event of default is likely to be significantly impaired by the U.S. Bankruptcy Code if bankruptcy proceedings are commenced by or against us or our subsidiaries that provide security for the notes prior to, or possibly even after, the collateral trustee has repossessed and disposed of the collateral. Upon the commencement of a case for relief under the U.S. Bankruptcy Code, a secured creditor, such as the collateral trustee for the notes, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval. Moreover, the U.S. Bankruptcy Code permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents, or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection”. The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the collateral trustee would repossess or dispose of the collateral, or whether or to what extent holders of the notes would be compensated for any delay in payment of loss of value of the collateral through the requirements of “adequate protection”. Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the notes, the indebtedness under the notes would be “under secured” and the holders of the notes would have unsecured claims as to the difference. The U.S. Bankruptcy Code does not permit the payment or accrual of interest, costs, and attorneys’ fees on under secured indebtedness during the debtor’s bankruptcy case.

Gaming laws will impose additional restrictions on foreclosure, which may limit your recovery as a secured creditor.

The gaming licenses of ACEP and its subsidiaries are not part of the collateral that secures the notes. As a result of gaming restrictions, in any foreclosure sale of the assets related to the Stratosphere, Arizona Charlie’s Decatur, Arizona Charlie’s Boulder and Aquarius, the purchaser or the operator of the facility and/or gaming equipment would need to be licensed to operate the casino under the Nevada gaming laws and regulations. If any person purchases the Stratosphere, Arizona Charlie’s Decatur, Arizona Charlie’s Boulder and Aquarius at a foreclosure sale, that person would not be permitted to continue gaming operations at the Stratosphere, Arizona Charlie’s Decatur, Arizona Charlie’s Boulder and Aquarius, as applicable, unless it applies for and obtains a license, or retains an entity that applies for and obtains a license, under the Nevada gaming laws to conduct gaming operations at the facility. The holders of the notes may have to be licensed or found suitable in any event.

Because potential bidders who wish to operate the Stratosphere, Arizona Charlie’s Decatur, Arizona Charlie’s Boulder and Aquarius must satisfy these gaming regulatory requirements, the number of potential bidders in a foreclosure sale could be less than in foreclosures of other types of facilities, and this requirement may delay the sale of, and may reduce the sales price for, the collateral. The ability to take possession and dispose of the collateral securing the notes upon acceleration of the notes is likely to be significantly impaired or delayed by applicable bankruptcy law if a bankruptcy case is commenced by or against us prior to a taking of possession or disposition of the collateral securing the notes by the collateral trustee for the benefit of the holders of the notes.

The indenture governing the notes requires you to dispose of your notes or we may redeem your notes if any gaming authority finds you unsuitable to hold them, which means you may not achieve value on your investment.

The indenture governing the notes requires you to dispose of your notes or we may redeem your notes if any gaming authority finds you unsuitable to hold them or in order to otherwise comply with any gaming laws to which we or any of our subsidiaries are or may become subject, as more fully described in the sections entitled “Regulation and Licensing” and “Description of Notes — Mandatory Disposition Pursuant to Gaming Laws”.

United States holders will be required to pay United States federal income tax on accrual of original issue discount on the notes, which means that United States holders will have to include such original issue discount as it accrues in advance of the receipt of cash attributable to such income.

The notes are treated as issued with significant OID for United States federal income tax purposes because the “stated redemption price at maturity” of the notes exceeds their “issue price” by more than the statutory de minimis threshold. A United States holder (as defined in “Material United States Federal Income Tax Considerations”) of a note is required to include such original issue discount in gross income as it accrues, in advance of the receipt of cash attributable to that income and regardless of the United States holder’s regular method of accounting for United States federal income tax purposes. See “Material United States Federal Income Tax Considerations”.

It may be difficult to realize the value of the collateral pledged to secure the notes, which may limit your recovery as secured creditors.

Our and the guarantors’ obligations under the notes and the guarantees are secured only by the collateral described in this prospectus. The collateral trustee’s ability to foreclose on the collateral on your behalf may be subject to perfection, the consent of third parties, priority issues, state law requirements (including gaming laws) and practical problems associated with the realization of the collateral trustee’s security interest or lien in the collateral, including cure rights, foreclosing on the collateral within the time periods permitted by third parties or prescribed by laws, statutory rights of redemption, and the effect of the order of foreclosure. We cannot assure you that the consents of any third parties and approvals by governmental entities will be given when required to facilitate a foreclosure on such gaming equipment. Accordingly, the collateral trustee may not have the ability to foreclose upon the properties or assume or transfer the right to operate the properties. We cannot assure you that foreclosure on the collateral will be sufficient to acquire all hotel and casino assets necessary for operations or to make all payments on the notes.

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In addition, our business requires numerous federal, state and local permits and licenses. Continued operation of the hotels and casinos that are the collateral for the notes depends on the maintenance of such permits and licenses. Gaming registrations, licenses and approvals, once obtained, can be suspended or revoked for a variety of reasons. We cannot assure you that we will obtain all required registrations, licenses and approvals on a timely basis or at all, or that, once obtained, the registrations, findings of suitability, licenses and approvals will not be suspended, conditioned, limited or revoked.

Our business is subject to substantial regulations and permitting requirements and may be adversely affected if we are unable to comply with existing regulations or requirements or changes in applicable regulations or requirements. In the event of foreclosure, the transfer of such permits and licenses may be prohibited. Further, we cannot assure you that the applicable governmental authorities will consent to the transfer of all such permits. If the regulatory approvals required for such transfers are not obtained or are delayed, the foreclosure may be delayed, a temporary shutdown of operations may result and the value of the collateral may be significantly decreased.

State law may limit the ability of the collateral trustee and the holders of the notes to foreclose on real property and improvements included in the collateral, which may limit your right to recover a deficiency following a foreclosure.

The notes are secured by, among other things, liens on the real property and improvements located in Nevada. State laws in Nevada may limit the ability of the collateral trustee and the holders of the notes to foreclose on the improved real property collateral located therein. State laws in Nevada govern the perfection, enforceability and foreclosure of mortgage and other liens against real property which secure debt obligations such as the notes. These laws may impose procedural requirements for foreclosure different from and necessitating a longer time period for completion than the requirements for foreclosure of security interests in personal property. Currently, debtors may reinstate the defaulted debt by paying the past due amounts along with any costs, fees and expenses incident thereto within the 35 day period following the recording of the notice of default and election to sell in the office of the county recorder in which the property is located. With respect to obligations incurred on or after October 1, 2009, and secured by a mortgage or other lien, debtors may have the right to reinstate defaulted debt (even if it has been accelerated) before the foreclosure date by paying the past due amounts not later than 5 business days prior to the date of sale directed by a court. Governing law may also impose security first and one form of action rules, which rules can affect the ability to foreclose or the timing of foreclosure on real and personal property collateral regardless of the location of the collateral and may limit the right to recover a deficiency following a foreclosure.

The holders of the notes and the collateral trustee also may be limited in their ability to enforce a breach of the “no liens” covenant. Some decisions of certain state courts have placed limits on a lender’s ability to accelerate debt as a result of a breach of this type of a covenant. Under these decisions, a lender seeking to accelerate debt secured by real property upon breach of covenants prohibiting the creation of certain junior liens or leasehold estates may need to demonstrate that enforcement is reasonably necessary to protect against impairment of the lender’s security or to protect against an increased risk of default. Although the foregoing court decisions may have been preempted, at least in part, by certain federal laws, the scope of such preemption, if any, is uncertain. Accordingly, a court could prevent the trustee and the holders of the notes from declaring a default and accelerating the notes by reason of a breach of this covenant, which could have a material adverse effect on the ability of holders to enforce the covenant.

Our failure to obtain requisite consents of third parties to the grant of a security interest in certain collateral to the collateral trustee for the benefit of the holders of the notes could adversely affect the holders of the notes.

In certain instances, we may be required to obtain the consent of third parties to the grant of a security interest in certain collateral to the collateral trustee for the benefit of the holders of the notes. While we have agreed to use commercially reasonable efforts to obtain such consent, there can be no assurance that such consent will be obtained. For example, the lease of certain warehouse facilities that are part of the Arizona Charlie’s Decatur property requires that the landlord consent to any grant of a security in such lease. In the past, we have been unable to obtain consent of such landlord to such a grant of a security interest and it is likely that we will be unable to obtain such consent with respect to grant of a security interest in such lease to the collateral trustee for the benefit of the holders of the notes. Failure to obtain such consent could cause difficulties for the collateral trustee in enforcing its security interest in such lease.

Your interest in the collateral may be adversely affected by the failure to record and/or perfect security interests in certain collateral.

The security interests in the collateral securing the notes include a pledge of, or lien on assets, whether now owned or acquired or arising in the future. Applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. As a result, and even though it may constitute an event of default under the indenture governing the notes, a third party creditor of us or our subsidiaries could gain priority over the lien of one or more of the mortgages or deeds of trusts secured by the casinos through the recordation of an intervening lien or liens, but only with respect to such after-acquired property. Although the indenture governing the notes contains customary further assurances covenants, the trustee is not required to and will not monitor the future acquisition of property and rights that constitute collateral, is not required to and will not take any action to perfect the security interest in such acquired collateral.

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Any future pledge of collateral might be avoidable in bankruptcy.

Any future pledge of collateral in favor of the collateral trustee, including pursuant to security documents delivered after the date of the indenture governing the notes, might be avoidable by the pledgor (as debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period. As more fully described herein, certain of the assets securing the notes were not subject to a valid and perfected security interest on the closing date.

We will in most cases have control over the collateral, and the sale of particular assets by us could reduce the pool of assets securing the notes.

The security documents allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the collateral securing the notes.

In addition, we are not required to comply with all or any portion of Section 314(d) of the Trust Indenture Act of 1939 (the “Trust Indenture Act”) if we determine, in good faith based on advice of counsel, that, under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff including “no action” letters or exemptive orders, all or such portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released collateral. For example, so long as no default or event of default under the indenture would result therefrom and such transaction would not violate the Trust Indenture Act, we may, among other things, without any release or consent by the trustee, conduct ordinary course activities with respect to collateral, such as selling, factoring, abandoning or otherwise disposing of collateral and making ordinary course cash payments (including repayments of indebtedness). See “Description of Notes — Security”.

The collateral securing the notes may be diluted under certain circumstances, which would adversely affect your recovery as a secured creditor.

The collateral may secure on a first priority basis additional senior indebtedness that ACEP or certain of its subsidiaries incurs in the future, subject to restrictions on their ability to incur debt and liens under the indenture governing the notes. Your rights to the collateral would be diluted by any increase in the indebtedness secured on a first priority basis by this collateral.

An active trading market may not develop for these notes, which may make it more difficult to sell and accurately rate the notes.

The notes were a new issue of securities. There is no established public trading market for the notes, and an active trading market may not develop. Goldman, Sachs & Co., the initial purchaser of the old notes, has advised us that it intended to make a market in the old notes. However, the initial purchaser may cease its market-making activities at any time. The liquidity of the trading market, if any, in the notes, and the market price quoted for these notes, may be adversely affected by changes in the overall market for these types of securities and by changes in our financial performance or prospects or in the prospects for companies in our industries generally. As a result, you cannot be sure that an active trading market will develop for these notes.

The market valuation of the notes may be exposed to substantial volatility.

A real or perceived economic downturn or higher interest rates could cause a decline in the notes, and to high-yield bonds generally, and thereby negatively impact the market for high-yield bonds, and more specifically, the notes. Because the notes may be thinly traded, it may be more difficult to sell and accurately value the notes. In addition, as has recently been evident in the current turmoil in the global financial markets, the present economic slowdown and the uncertainty over its breadth, depth and duration, the entire high-yield bond market can experience sudden and sharp price swings, which can be exacerbated by large or sustained sales by major investors in the notes, a high-profile default by another issuer, movements in indices tied to high-yield securities or other related securities or investments, or simply a change in the market’s perspective regarding high-yield notes. Moreover, if one of the major rating agencies lowers its credit rating of the notes, the price of the notes will likely decline.

The collateral is subject to casualty risks, which may limit your ability to recover for losses to our assets.

There are certain losses that may be either uninsurable or not economically insurable, in whole or in part. As a result, we cannot assure you that the insurance proceeds will compensate us fully for our losses. If there is a total or partial loss of any of the collateral securing the notes, we cannot assure you that any insurance proceeds, if any, received by us will be sufficient to satisfy all the secured obligations, including the notes.

In the event of a total or partial loss to any of the mortgaged facilities, certain items of equipment and inventory may not be easily replaced. Accordingly, even though there may be insurance coverage, the extended period needed to manufacture replacement units or inventory could cause significant delays.

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USE OF PROCEEDS

This prospectus is delivered in connection with the sale of notes by Goldman, Sachs & Co. in market making transactions. We did not receive any of the proceeds from such transactions.

28

CAPITALIZATION

The following table presents our consolidated cash position and consolidated capitalization as of December 31, 2012:

	As of December 31, 2012
	($ in Thousands)
Cash and Cash Equivalents	$63,169
Debt
Notes	337,500	(1)
Capital Leases	1,628
Total Debt	339128
Member’s Equity	$829,356

(1)	Does not reflect unamortized discount of $8,304.

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RATIO OF EARNINGS TO FIXED CHARGES

	For the Years Ended December 31,
	2012		2011		2010		2009		2008
Ratio of earnings to fixed charges (1)	—	(2)	—	(2)	—	(2)	—	(2)	—	(2)

(1)	Earnings consist of income from continuing operations before income taxes and fixed charges, adjusted to exclude capitalized interest. Fixed charges consist of interest, whether expensed or capitalized, amortization of debt discounts, premiums and issuance costs.

(2)	Due to our losses for the twelve months ended December 31, 2012, 2011, 2010, 2009 and 2008, the ratio coverage was less than 1:1 for these periods. We would have had to have generated additional earnings of $15,798,000 for the twelve months ended December 31, 2012, $20,264,000 for the twelve months ended December 31, 2011, $36,747,000 for the twelve months ended December 31, 2010, $21,820,000 for the twelve months ended December 31, 2009 and $39,761,000 for the twelve months ended December 31, 2008, to have achieved coverage ratios of 1:1.

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SELECTED FINANCIAL DATA

The following table summarizes certain of our selected historical consolidated financial data (see Note 1 "Notes To Consolidated Financial Statements”), which should be read in conjunction with the consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained elsewhere in this prospectus.

The selected historical consolidated financial data as of December 31, 2012, 2011, 2010, 2009 and 2008 (Successor), the years ended December 31, 2012, 2011, 2010 and 2009, the period February 21, 2008 through December 31, 2008 (Successor) and the period January 1, 2008 through February 20, 2008 (Predecessor), each has been derived from our audited consolidated financial statements at those dates and for those periods.

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Consolidated Statement of Operation ($ in thousands)

	Successor					Predecessor
	Years ended December 31,				Period from February 21, 2008 through	Period from January 1, 2008 through
					December 31,	February 20,
	2012	2011	2010	2009	2008	2008
	(in thousands)
Income Statement Data:
Revenues:
Casino	$200,676	$202,219	$204,958	$215,181	$219,956	$36,539
Hotel	64,099	63,983	55,900	59,348	69,483	11,683
Food and beverage	66,906	68,362	67,181	73,285	77,230	12,354
Tower, retail and other	33,161	32,658	33,371	33,925	34,179	4,651
Gross revenues	364,842	367,222	361,410	381,739	400,848	65,227
Less promotional allowances	25,113	24,655	24,322	25,689	36,097	5,608
Net revenues	339,729	342,567	337,088	356,050	364,751	59,619

Costs and expenses:
Casino	65,085	66,082	66,318	70,312	72,563	12,379
Hotel	34,072	34,305	33,343	34,143	29,418	4,686
Food and beverage	51,645	51,314	50,478	55,258	52,638	8,422
Other operating expenses	11,496	12,001	13,123	13,253	14,629	2,150
Selling, general and administrative	115,039	112,243	110,499	114,344	118,549	19,443
Depreciation and amortization	33,311	39,056	46,382	41,317	31,288	5,062
Pre-opening costs	72	-	307	-	-	-
(Gain) loss on disposal of assets	(70)	(74)	4,308	752	875	-
Management fee - related party	1,000	1,070	1,500	1,750	2,578	-
Impairment of assets	-	290	2,000	7,114	11,894	-
Total costs and expenses	311,650	316,287	328,258	338,243	334,432	52,142

Income from operations	28,079	26,280	8,830	17,807	30,319	7,477

Other income (expense):
Loss on early extinguishment of debt	(1,112)	(1,378)	-	-	-	(13,580)
Interest income	-	2	15	99	813	322
Interest expense	(42,765)	(45,168)	(45,592)	(18,328)	(2,601)	(2,564)
Interest expense - related party	-	-	-	(21,398)	(59,946)	-
Total other expense, net	(43,877)	(46,544)	(45,577)	(39,627)	(61,734)	(15,822)

Loss before income taxes	(15,798)	(20,264)	(36,747)	(21,820)	(31,415)	(8,345)

Benefit for income taxes(1)	-	-	-	-	-	(2,920)
Net loss	$(15,798)	$(20,264)	$(36,747)	$(21,820)	$(31,415)	$(5,425)

OTHER FINANCIAL DATA:
Capital expenditures	$17,406	$15,511	$36,110	$14,985	$34,934	$5,265

(1)	Since the Acquisition on February 20, 2008, ACEP is a disregarded entity for federal and state tax purposes and all the tax on its income is borne by its members. As a result, ACEP no longer records a provision for taxes on its statement of operations.

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Consolidated Balance Sheet ($ in thousands)

	Successor
	As of December 31,
	2012	2011	2010	2009	2008
Cash	$63,169	$74,201	$85,311	$101,092	$30,366
Restricted Cash (1)	—	—	—	—	41,002
Total Assets	1,193,539	1,222,029	1,256,403	1,288,959	1,303,310
Total Debt	330,824	344,272	357,813	353,894	1,109,810
Total Liabilities	364,183	376,875	390,985	386,794	1,152,012
Total Members’ Equity	$829,356	$845,154	$865,418	$902,165	$151,298

(1)	Under the Original Term Loans and the Restructured Term Loan, we were required to fund certain reserve accounts that were restricted for capital expenditures, interest, taxes and insurance. Under the indenture for the notes, there are no cash reserve requirements.

Consolidated Statement of Cash Flow ($ in thousands)

	Successor					Predecessor
					Period from February 21, 2008 Through	Period from January 1, 2008 Through
					December 31,	February 20,
	Years Ended December 31,				2008	2008
	2012	2011	2010	2009
Net Cash Provided By (Used In) Operating Activities	$24,780	$21,009	$19,082	$29,271	$28,841	$(8,271)
Net Cash Provided by (Used In) Investing Activities	(16,396)	(12,718)	(34,019)	26,327	(1,330,531)	(5,265)
Net Cash Provided By (Used In) Financing Activities	(19,416)	(19,401)	(844)	15,128	1,293,851	(55,524)
Cash and Cash Equivalents - end of period	$63,169	$74,201	$85,311	$101,092	$30,366	$38,205

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MANAGEMENT’S DISCUSSION AND

ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion contains management’s discussion and analysis of financial condition and results of operations. This section should be read in conjunction with, and is qualified in its entirety by reference to, our financial statements and related notes contained elsewhere in this prospectus.

Overview, Background and History

We own and operate four gaming and entertainment properties in Clark County, Nevada. The four properties are:

•	the Stratosphere, Casino Hotel & Tower, which is located on the Las Vegas Strip and caters to visitors to Las Vegas;

•	two off-Strip casinos, Arizona Charlie’s Decatur and Arizona Charlie’s Boulder, which cater primarily to residents of Las Vegas and the surrounding communities; and

•	the Aquarius Casino Resort in Laughlin, Nevada, which caters to visitors to and residents of Laughlin.

We believe that the Stratosphere is one of the most recognizable landmarks in Las Vegas, our two Arizona Charlie’s properties are well-known casinos in their respective marketplaces and the Aquarius is the largest hotel by number of rooms in Laughlin.

We currently offer gaming, hotel, dining, entertainment, retail and other amenities at our properties. We use certain key measurements to evaluate operating revenues. Casino revenue measurements include “table games drop” and “slot coin in”, which are measures of the total amounts wagered by customers. Win or hold percentage represents the percentage of table games drop or slot coin in that is won by the casino and recorded as casino revenues. Hotel revenue measurements include hotel occupancy rate, which is the average percentage of available hotel rooms occupied during a period, and average daily room rate, which is the average price of occupied rooms per day. Food and beverage revenue measurements include number of covers, which is the number of guests served, and the average check amount per guest.

Our operating results greatly depend on the volume of customers at our properties, which in turn affects our gaming revenues and the price we can charge for our non-gaming amenities. A substantial portion of our revenue is generated from our gaming operations; more specifically slot play (including video poker). Approximately 55.0% of our gross revenue in 2012 was generated from our gaming operations. Hotel and food and beverage sales generated similar percentages of our gross revenue during fiscal year 2012, with hotel sales representing 17.6% and food and beverage sales representing 18.3%. The majority of our revenue is cash-based through customers wagering with cash or paying for non-gaming amenities with cash or credit card.

Our expenses also depend on the volume of customers at our properties. The volume of customers that visit our properties directly affects our labor, which represented approximately 51.3% of our expenses during fiscal year 2012, and the amount we spend on marketing, which represented approximately 3.1% of our expenses during fiscal year 2012. However, we incur a significant amount of costs that do not vary directly with changes in the volume of customers. As a result, it is difficult to reduce costs to match reductions in demand, which results in reduced operating margins. Because our business is capital intensive, we rely heavily on the ability of our properties to generate operating cash flow to repay debt financing, fund maintenance capital expenditures and provide excess cash for future development.

The Las Vegas and Laughlin Markets

All of our properties are located in the Las Vegas and Laughlin, Nevada markets. Accordingly, our results of operations are driven by economic conditions in these markets.

Las Vegas is one of the largest entertainment markets in the country. We believe that the Las Vegas gaming market has two distinct sub-segments: the tourist market, which tends to be concentrated on the Las Vegas Strip and Downtown Las Vegas, and the local market, which includes the surrounding Las Vegas area.

According to the Las Vegas Convention and Visitors Authority, or LVCVA, the number of visitors traveling to Las Vegas has increased over the last ten years from 35.0 million visitors in 2001 to 39.7 million visitors in 2012. The number of hotel and motel rooms in Las Vegas has increased from 126,787 at the end of 2002 to 150,481 at the end of 2012, giving Las Vegas the most hotel and motel rooms of any metropolitan area in the world. Despite this significant increase in the supply of rooms, the Las Vegas hotel occupancy rate exceeded 88% for each of the years from 1999 through 2008. Hotel occupancy has increased from 86.9% for 2011 to 87.4% for 2012, however, it is still well below the peak of 94.0% in 2007.

Las Vegas saw an increase in tourism in 2012 according to the LVCVA as visitor volume was approximately 39.7 million people in 2012, up 2% from approximately 38.9 million in 2011. Along with the increase in visitors, the hotel average daily room rate, or ADR increased by 2.8% in 2012 compared to the prior year.

Las Vegas Strip gaming revenues have grown as Las Vegas visitations and hotel room counts have grown. Between 2002 and 2012, gaming revenues on the Las Vegas Strip experienced a compound annual growth of 2.9%. Gaming revenues for 2012 totaled approximately $6.2 billion, a 2.3% increase from 2011. As was the case in 2011, baccarat play, which is favored by high-end international guests, was a significant contributor to gaming revenue growth on the Las Vegas Strip in 2012. Our properties do not target the baccarat player.

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According to the LVCVA, Las Vegas has been the United States’ top-ranked destination for trade shows for the last ten years. The number of trade show and convention attendees in Las Vegas decreased from approximately 5.1 million in 2002 to 4.9 million in 2012. Convention attendance increased 1.6% during 2012 compared to 2011 and it is up 10% from 2009.

We believe that the growth in the Las Vegas tourist market has been enhanced by a dedicated program of the LVCVA and major Las Vegas hotels to promote Las Vegas as an exciting vacation and convention site, the increased capacity of McCarran International Airport and the introduction of large, themed destination resorts in Las Vegas.

Nevada has enjoyed strong population growth that includes an increasing number of retirees and other active gaming customers. A majority of Nevada’s growth has occurred in Las Vegas, which is located in Clark County. The population of Clark County has grown from 1,584,944 in 2002 to an estimated 1,988,492 in 2012, a compound annual growth rate of 25.4%. In comparison, the United States population increased at a compound annual growth rate of 0.8% during this period. In 2011, median household income in Clark County was $55,961, compared with the national median household income of $55,553.

The Laughlin area economy is primarily dependent on the gaming and tourism industry. Visitor volume and occupancy rates have declined on an annual basis over the past several years while the number of hotel rooms has remained fairly constant. The Laughlin gaming market consists of approximately 10,334 rooms and its gaming revenue for 2012 was $462 million, down 0.6% from 2011.

Effects of Acquisitions

Our results of operations and balance sheet have been significantly affected as a result of the Acquisition of ACEP by Holdings and Voteco in 2008.

ACEP was formed in Delaware on December 29, 2003. ACEP owns and operates the Stratosphere, Arizona Charlie’s Decatur and Arizona Charlie’s Boulder in Las Vegas, Nevada, and the Aquarius, in Laughlin, Nevada.

On April 22, 2007, American Entertainment Properties Corp., or AEP, our former direct parent, entered into a Membership Interest Purchase Agreement, or the Agreement, with W2007/ACEP Holdings, LLC, or Holdings, an affiliate of Whitehall Street Global Real Estate Limited Partnership 2007 and Whitehall Parallel Global Real Estate Limited Partnership 2007, collectively Whitehall 2007, funds affiliated with Goldman, Sachs & Co., to sell all of our issued and outstanding membership interests to Holdings, for approximately $1.3 billion. Pursuant to the Assignment and Assumption Agreement, dated December 4, 2007, between Holdings and W2007/ACEP Managers Voteco, LLC, or Voteco, Holdings assigned all of its rights, obligations and interests under the Agreement to Voteco. The acquisition, or the Acquisition, closed at a purchase price of $1.2 billion on February 20, 2008. On February 20, 2008, upon consummation of the Acquisition, we issued and sold 100% of our Class B membership interests, or Class B Interests, to Holdings for approximately $200.1 million. Except as otherwise expressly required by law, holders of our Class B Interests have no voting rights. We issued the Class B Interests to Holdings in reliance on the exemption from registration under the Securities Act pursuant to Section 4(2) thereof. Voteco acquired 100% of our voting securities by purchasing 100% of our newly issued Class A Interest in exchange for consideration in the amount of $30. The source of funds used by Voteco to purchase the Class A Interest were contributions of capital made to Voteco by each of its three members.

In addition, upon the closing of the Acquisition, ACEP, Voteco and Holdings entered into an Amended and Restated Limited Liability Company Agreement of ACEP, or the ACEP Operating Agreement. In connection with the closing of the Acquisition, each of the initial members of Voteco, Holdings and Voteco entered into a Transfer Restriction Agreement. Mssr.’s Rothenberg, Cramer, and Langer subsequently resigned as managers of Voteco. Mr. Rothenberg’s membership interests in Voteco were transferred to Steven Angel, and Mr. Angel became a manager of Voteco on August 20, 2009.

On December 31, 2009, Richard H. Powers and Alan Kava were appointed as managers of Voteco. Mr. Powers subsequently resigned as a manager of Voteco on January 19, 2010. On January 19, 2010, Peter A. Weidman was appointed as a manager of Voteco.

Debt Restructuring

Voteco acquired ACEP on February 20, 2008 for a purchase price of $1.2 billion and, immediately thereafter, ACEP issued all of its non-voting interests to Holdings. GSMC, an affiliate of Whitehall 2007, provided the Original Term Loans to finance the Acquisition.

On June 25, 2009, ACEP and GSMC closed the Restructuring of the Original Term Loans. In connection with the Restructuring, (i) Whitehall 2007 invested $200 million of new capital, $165 million of which was used to repay a portion of the Original Term Loans and $35 million of which was contributed to ACEP, (ii) ACEP and certain of its wholly-owned indirect subsidiaries entered into a new loan agreement with GSMC with a principal amount of $350 million evidencing the Restructured Term Loan, (iii) Holdings agreed to issue an affiliate of GSMC a 22% interest in Holdings upon receipt of necessary gaming approvals and (iv) GSMC agreed to terminate the Original Term Loans.

In connection with the Restructuring, we were required to account for the Restructured Term Loan using appropriate guidance for troubled debt restructurings. As a result, we presented our Restructured Term Loan on our balance sheet for June 30, 2009 in the amount of the Liability, which is the sum of $350 million, the principal amount of the Restructured Term Loans, and the minimum scheduled interest payments during the term of the Restructured Term Loan. We have increased our members’ equity by the principal amount of the difference between the Restructured Term Loan and the Liability, less closing costs and expenses paid in connection with the Restructuring. Due to the related party nature of the transaction, the difference was credited directly to member’s equity and had no impact on our statement of operations.

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On August 14, 2009, we closed the offering of the old notes. The gross proceeds from the offering after taking into account original issue discount, and certain of GSMC’s out-of-pocket expenses incurred in connection with the repayment, were $311,250,000. The gross proceeds of the offering were used to repay the then existing balance of the Restructured Term Loan. Upon the payment of the gross proceeds from that offering, GSMC forgave the remaining balance of the Restructured Term Loan and the Restructured Term Loan was deemed repaid in its entirety.

Upon the sale of the old notes, the appropriate guidance for troubled debt restructurings no longer applies. As a result, we increased members’ equity by $215.6 million, which was determined by the difference between the amount of the notes and the Liability, net of any fees paid at closing and the original issue discount, and report interest expense associated with the notes on the statement of operations.

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Results of Operations

The following table sets forth the results of our operations for the periods indicated.

	Year ended December 31,
	2012	2011	2010
	(in millions)
Income Statement Data:
Revenues:
Casino	$200.7	$202.2	$205.0
Hotel	64.1	64.0	55.9
Food and beverage	66.9	68.4	67.1
Tower, retail and other	33.2	32.7	33.4
Gross revenues	364.9	367.3	361.4
Less promotional allowances	25.1	24.7	24.3
Net revenues	339.8	342.6	337.1

Costs and expenses:
Casino	65.1	66.1	66.3
Hotel	34.1	34.3	33.3
Food and beverage	51.6	51.3	50.5
Other operating expenses	11.5	12.0	13.1
Selling, general and administrative	116.0	113.2	116.4
Pre-opening costs	0.1	-	0.3
Depreciation and amortization	33.3	39.1	46.4
Impairment of assets	-	0.3	2.0
Total costs and expenses	311.7	316.3	328.3
Income from operations	$28.1	$26.3	$8.8

EBITDA Reconciliation:
Net loss	$(15.8)	$(20.3)	$(36.7)
Interest expense	42.8	45.2	45.6
Depreciation and amortization	33.3	39.1	46.4
EBITDA	$60.3	$64.0	$55.3

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentation of EBITDA is an important supplemental measure of our operating performance to investors. EBITDA is a commonly used measure of performance in our industry which we believe, when considered with measures calculated in accordance with United States Generally Accepted Accounting Principles (GAAP), gives investors a more complete understanding of operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. We believe this measure will be used by investors in their assessment of our operating performance and the valuation of our Company.

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Year Ended December 31, 2012 Compared to Year Ended December 31, 2011

Generally weak economic conditions persisting throughout the United States continue to negatively impact tourism in Southern Nevada. Las Vegas, however, experienced some positive trends in overall demand in 2012. For the year ended December 31, 2012, the LVCVA reported year-over-year increases in visitor volume, room nights occupied and ADR. While gross gaming revenues have shown monthly year-over-year increases, a significant contributor was baccarat play, which is favored by high-end international guests. Our properties do not target the baccarat player. Unlike Las Vegas, Laughlin, NV continues to experience declining demand and revenues in 2012 according to the LVCVA. The Clark County and Las Vegas local economies continue to be characterized by high unemployment; however, real estate values, and taxable sales have begun to improve. In order to increase occupancies and visitor traffic to casinos, operators in both the tourist and local markets have become more aggressive with promotions that include gaming incentives, reduced room rates, reduced entertainment prices, and food incentives to drive traffic to their properties. All of these factors have impacted our operations.

Our consolidated gross revenues decreased 0.7% to $364.9 million for the year ended December 31, 2012 from $367.3 million for the year ended December 31, 2011. Consolidated income from operations and EBITDA increased 6.8% and decreased 5.8% to $28.1 million and $60.3 million for the year ended December 31, 2012 compared to $26.3 million and $64.0 million for the year ended December 31, 2011. The decreases in our gross revenues and EBITDA are due primarily to decreases in gaming and food and beverage revenues. Gross revenues and EBITDA were impacted by the 21 day closure of the Stratosphere’s Top of the World restaurant for renovations in November and December 2012. Top of the World revenues declined 0.3% for the year ended December 31, 2012 compared to the year ended December 31, 2011. Income from operations and EBITDA for the year ended December 31, 2012 benefited from a decrease in advertising expenses.

Advertising expenses for the year ended December 31, 2012 were $5.8 million compared to $7.4 million for the year ended December 31, 2011. Advertising expenses for the year ended December 31, 2011 were impacted by the launch of the Elevate Your Expectations advertising campaign for the Stratosphere and an advertising campaign supporting the opening of Ron’s Steakhouse at Arizona Charlie’s Decatur. For the year ended December 31, 2012, depreciation and amortization expense, decreased 14.8% to $33.3 million compared to $39.1 million for the year ended December 31, 2011 as many assets became fully depreciated during 2011. Income from operations and EBITDA for the year ended December 31, 2012 were negatively impacted by a 2.5% increase in selling, general and administrative expenses. The increase in selling, general and administrative expenses for the year ended December 31, 2012 was due largely to the following items: (1) a 65.2% increase in repair and maintenance expenses to approximately $3.8 million for the year ended December 31, 2012 compared to approximately $2.3 million for the year ended December 31, 2011 due to projects at the Aquarius, Arizona Charlie’s Decatur and Arizona Charlie’s Boulder; (2) approximately $840,000 in expenses related to a terminated refinancing of the 11% Senior Secured Notes and (3) we began to accrue for sales taxes on complimentary meals provided to customers and employees based on a decision by the Nevada Tax Commission which, resulted in approximately $677,000 in expenses. EBITDA for the year ended December 31, 2012 was also negatively impacted by a $1.1 million charge for the early redemption of debt related to the voluntary redemption of 5% of the aggregate principal amount of our 11% Senior Secured Notes, of which approximately $737,000 was non-cash. During the year ended December 31, 2011, EBITDA was negatively impacted by a $1.4 million charge for the early redemption of 5% of our 11% Senior Secured Notes, of which $1.0 million was non-cash. In addition, during the year ended December 31, 2011, we recognized a non-cash loss on impairment of assets of approximately $290,000. We also expensed approximately $1.0 million for management fees for the year ended December 31, 2012, compared to $1.1 million for the year ended December 31, 2011. As a result, our consolidated net operating margin increased to 8.3% for the year ended December 31, 2012 compared to 7.7% for the year ended December 31, 2011.

Casino

Casino revenues consist of revenues from slot machines, table games, poker, race and sports book, bingo and keno. Casino revenues decreased 0.7% to $200.7 million for the year ended December 31, 2012, compared to $202.2 million for the year ended December 31, 2011. Decreased revenues at the two Arizona Charlie’s properties were partially offset by higher revenues at the Stratosphere and the Aquarius. The revenue declines for the two Arizona Charlie’s properties were due to lower slot and table customer counts, intense competition and high levels of promotional activity among the casinos within the Las Vegas locals market and a relatively weak local economy. Additionally, our slot hold decreased 0.1 percentage points. For the year ended December 31, 2012, slot machine revenues were 85.1% of casino revenues and table game revenues were 11.8% of casino revenues, compared to 85.1% and 11.4% of casino revenues, respectively, for the year ended December 31, 2011. Other casino revenues, consisting of race and sports book, poker, bingo and keno, decreased 11.3% for the year ended December 31, 2012 compared to the year ended December 31, 2011. Race and sports book revenues increased 4.8% for the year ended December 31, 2012 compared to the year ended December 31, 2011 due to a 0.6 percentage point increase in hold partially offset by an 1.0% decline in handle. Bingo and poker revenues declined 48.6% and 4.0% respectively for the year ended December 31, 2012 compared to the year ended December 31, 2011. Bingo revenues decreased due to a 9.7% decrease in the number of patrons and a 3.6 percentage point decrease in hold. Increased promotional activity and special game offerings by our competitors helped drive the decrease in patrons. Casino operating expenses decreased 1.5% to $65.1 million, or 32.4% of casino revenues, for the year ended December 31, 2012, from $66.1 million or 32.7% of casino revenues, for the year ended December 31, 2011. This decrease was primarily due to decreased participation expenses, revenue taxes and repair and maintenance expenses. Participation expense consists of fees paid to game owners for use of their games. Repair and maintenance expenses declined because we spent approximately $186,000 to replace bill validators and monitors on our slot machines for the year ended December 31, 2012 compared to $468,000 for the year ended December 31, 2011. Our casino operating margin increased to 67.6% for the year ended December 31, 2012 compared to 67.3% for the year ended December 31, 2011.

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Hotel

Hotel revenues increased 0.2% to $64.1 million for the year ended December 31, 2012 from $64.0 million for the year ended December 31, 2011. Increased revenues at the Aquarius were offset by decreased revenues for the Stratosphere for the year ended December 31, 2012 compared to the year ended December 31, 2011. Overall occupancy increased to 67.4% for the year ended December 31, 2012 compared to 66.7% for the year ended December 31, 2011. Our overall ADR decreased 0.6% for the year ended December 31, 2012 compared to the year ended December 31, 2011.  Our hotel expenses decreased 0.6% to $34.1 million for the year ended December 31, 2012, compared to $34.3 million for the Year ended December 31, 2011.   The decrease in hotel expenses was due primarily to decreased supplies expenses and bad debt write offs. Due to the small increase in revenues and decline in expenses, our hotel operating margin increased to 46.8% for the year ended December 31, 2012 as compared to 46.4% for the year ended December 31, 2011.

Food and Beverage

Food and beverage revenues decreased 2.2% to $66.9 million for the year ended December 31, 2012 compared to $68.4 million for the year ended December 31, 2011. Revenues were impacted by the closure of the Top of the World restaurant at the Stratosphere for 21 days in November and December 2012 for renovations. Top of the World revenues declined 0.3% for the year ended December 31, 2012 compared to the year ended December 31, 2011. Overall, average revenue per cover for the year ended December 31, 2012 increased 3.5% compared to the year ended December 31, 2011, while food covers and beverage covers decreased 5.5% and 3.2%, respectively.  Our food and beverage expenses increased 0.6% to $51.6 million for the year ended December 31, 2012 compared to $51.3 million for the year ended December 31, 2011 due primarily to increased labor costs. Our food and beverage operating margin decreased to 22.9% for the year ended December 31, 2012 as compared to 25.0% for the year ended December 31, 2011. Stratosphere’s new restaurant, McCall’s Heartland Grill, opened to the public on October 25, 2012. As is often the case for a new restaurant, McCall’s Heartland Grill was not as efficient as it will be over time and we expect revenue to build.

Tower, Retail and Other

Tower, retail and other revenues increased 1.5% to $33.2 million for the year ended December 31, 2012 from $32.7 million for the year ended December 31, 2011. Tower revenues increased 0.8% for the year ended December 31, 2012, compared to the year ended December 31, 2011. The primary reason for the increase in Tower revenues for year ended December 31, 2012 compared to the year ended December 31, 2011 was a 5.2% increase in average revenue per guest admission and an 8.0% increase in Sky Jump revenues. Entertainment revenue declined 0.1% for the year ended December 31, 2012, compared to the year ended December 31, 2011. The decrease in revenue was due in part to the closure of the Bite show at the Stratosphere on October 31, 2012. Retail revenue decreased 2.0% for the year ended December 31, 2012, compared to the year ended December 31, 2011. Retail revenues declined due to increased tenant vacancies and rent concessions. Other operating income increased 8.6% for the year ended December 31, 2012, compared to the year ended December 31, 2011. The increase was primarily due to higher ATM commission revenues and rental income. Other operating expenses decreased 4.2% to $11.5 million for the year ended December 31, 2012, compared to $12.0 million for the year ended December 31, 2011. This decrease was primarily due to lower labor costs, repair and maintenance expenses, entertainment fees and property taxes.

Promotional Allowances

Promotional allowances are comprised of the retail value of goods and services provided to casino customers under various marketing programs. As a percentage of casino revenues, promotional allowances increased to 12.5% for the year ended December 31, 2012 compared to 12.2% for the year ended December 31, 2011. Increased room and show promotional activity was partially offset by decreased food and beverage promotions.

Pre-opening Expense

We incurred $72,000 in pre-opening costs for the year ended December 31, 2012 compared to none for the year ended December 31, 2011. Pre-opening costs for the year ended December 31, 2012 were primarily comprised of equipment, labor costs and supplies for the McCall’s Heartland Grill restaurant venue at the Stratosphere and Pin Up, a burlesque show at the Stratosphere. Pre-opening expenses associated with McCall’s Heartland Grill and Pin Up were approximately $55,000 and $17,000 respectively. McCall’s Heartland Grill opened to the public on October 25, 2012 and Pin Up opened to the public on March 2, 2013.

Selling, General and Administrative

Selling, general and administrative expenses are primarily comprised of payroll, marketing, advertising, utilities and other administrative expenses. These expenses increased 2.5% to $116.0 million, or 31.8% of gross revenues, for the year ended December 31, 2012, compared to $113.2 million, or 30.8% of gross revenues, for the year ended December 31, 2011. During the year ended December 31, 2012 we incurred approximately $840,000 in expenses related to a terminated refinancing of the 11% Senior Secured Notes. In addition, sales tax expenses for the year ended December 31, 2012 includes approximately $248,000 for an audit assessment related to a Nevada Department of Taxation audit. Additionally, as a result of a decision by the Nevada Tax Commission, we began to accrue for sales taxes on complimentary meals provided to customers and employees resulting in an additional $677,000 in expenses. Repair and maintenance expenses increased 65.2% to approximately $3.8 million for the year ended December 31, 2012 compared to approximately $2.3 million for the year ended December 31, 2011 due to projects at the Aquarius, Arizona Charlie’s Decatur and Arizona Charlie’s Boulder. These increases were partially offset by decreases in advertising expenses, utilities and property taxes. Advertising expenses for the year ended December 31, 2012 were $5.8 million compared to $7.4 million for the year ended December 31, 2011. The primary reason for higher advertising expenses during the year ended December 31, 2011 was the Elevate Your Expectations advertising campaign for the Stratosphere and an advertising campaign supporting the opening of Ron’s Steakhouse at Arizona Charlie’s Decatur.

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Impairment of Assets

We account for indefinite-lived intangible assets in accordance with applicable guidance; accordingly, we perform an annual impairment test of indefinite-lived intangible assets in the fourth quarter of each year and whenever a triggering event occurs which causes us to perform an impairment test. As of November 1, 2012 we performed an impairment test which found that none of our intangible assets were impaired. However, future impairment related asset write-downs are possible for Arizona Charlie’s Boulder in particular if declining revenue trends continue. During the three months ended December 31, 2011, due to continued levels of high unemployment and reduced customer spending, we revised our Arizona Charlie’s Boulder revenue forecasts. As of November 1, 2011 we performed an impairment test which resulted in the non-cash write-down of the Arizona Charlie’s Boulder trade names by $290,000.

Long-lived assets, which are to be held and used, including intangibles and property and equipment, are periodically reviewed by management for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. If an indicator of impairment exists, the Company compares the estimated future cash flows of the asset, on an undiscounted basis, to the carrying value of the asset. If the undiscounted cash flows exceed the carrying value, no impairment is indicated. If the undiscounted cash flows do not exceed the carrying value, then impairment is measured as the difference between fair value and carrying value, with fair value typically based on a discounted cash flow model. If an asset is still under development, future cash flows include remaining construction costs.

Interest Expense

Interest expense decreased 5.3% to $42.8 million for the year ended December 31, 2012, compared to $45.2 million for the year ended December 31, 2011. The decrease was due primarily to the redemption of 5% of the aggregate principal amount of our 11% Senior Secured Notes on May 31, 2011 and the redemption of an additional 5% of the aggregate principle amount of our 11% Senior Secured Notes on April 30, 2012.

Year Ended December 31, 2011 Compared to Year Ended December 31, 2010

Generally weak economic conditions throughout the United States stemming from a severe recession precipitated an economic slowdown that has negatively impacted tourism in Southern Nevada. Las Vegas, however, experienced some positive trends in overall demand in 2011. For the year ended December 31, 2011, the LVCVA reported year-over-year increases in visitor volume, room nights occupied and ADR. While gross gaming revenues have shown monthly year-over-year increases, a significant contributor was baccarat play, which is favored by high-end international guests. Our properties do not target the baccarat player. Unlike Las Vegas, Laughlin, NV continues to experience declining demand and revenues in 2011 according to the LVCVA. The Clark County and Las Vegas local economies continue to be characterized by high unemployment, declining real estate values and depressed taxable sales. As occupancies and visitor traffic to casinos decline, operators in both the tourist and local markets have become more aggressive with promotions that include gaming incentives, reduced room rates, reduced entertainment prices, and food incentives to drive traffic to their properties. All of these factors have impacted our operations.

Consolidated gross revenues increased 1.6% to $367.3 million for the year ended December 31, 2011 from $361.4 million for the year ended December 31, 2010. Consolidated income from operations and EBITDA increased 198.9% and 15.7% to $26.3 million and $64.0 million for the year ended December 31, 2011 compared to $8.8 million and $55.3 million for the year ended December 31, 2010. The increases in our gross revenues, income from operations and EBITDA are due primarily to revenue growth for our hotel division caused by higher average daily room rates and market factors, such as the increased visitation to Las Vegas. Income from operations and EBITDA for the year ended December 31, 2011 were impacted by the launch of the Elevate Your Expectations advertising campaign for the Stratosphere and an advertising campaign supporting the opening of Ron’s Steakhouse at Arizona Charlie’s Decatur. Advertising expenses for the year ended December 31, 2011 were $7.4 million compared to $4.9 million for the year ended December 31, 2010. For the year ended December 31, 2011, depreciation and amortization expense, decreased 15.7% to $39.1 million compared to $46.4 million for the year ended December 31, 2010 as many assets became fully depreciated during the first three months of 2011. During the year ended December 31, 2011, EBITDA was negatively impacted by a $1.4 million charge for the early redemption of 5% of our 11% Senior Secured Notes, of which $1.0 million was non-cash. In addition, during the year ended December 31, 2011, we recognized a non-cash loss on impairment of assets of approximately $290,000. During the year ended December 31, 2010, we recognized non-cash charges of approximately $4.3 million for a loss on the disposal of assets and recorded a $2.0 million loss on impairment of assets. We also expensed approximately $1.1 million for management fees for the year ended December 31, 2011, compared to $1.5 million for the year ended December 31, 2010. As a result, our consolidated net operating margin increased to 7.7% for the year ended December 31, 2011 compared to 2.6% for the year ended December 31, 2010.

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Casino

Casino revenues consist of revenues from slot machines, table games, poker, race and sports book, bingo and keno. Casino revenues decreased 1.4% to $202.2 million for the year ended December 31, 2011, compared to $205.0 million for the year ended December 31, 2010. Decreased revenues at the two Arizona Charlie’s properties and the Aquarius were partially offset by higher revenues at the Stratosphere. The revenue declines for the two Arizona Charlie’s properties were due to lower slot and table customer counts, intense competition and high levels of promotional activity among the casinos within the Las Vegas locals market and a relatively weak local economy. The revenue decrease at the Aquarius was due largely to a decline in table drop and declines in race and sports book handle and hold. Overall, the revenue decrease was primarily due to a 2.0% decrease in slot coin-in, a 0.4% decrease in table drop and a 0.9 percentage point decrease in table hold. For the year ended December 31, 2011, slot machine revenues were 85.1% of casino revenues and table game revenues were 11.4% of casino revenues, compared to 84.3% and 11.9% of casino revenues, respectively, for the year ended December 31, 2010. Other casino revenues, consisting of race and sports book, poker, bingo and keno, decreased 9.0% for the year ended December 31, 2011 compared to the year ended December 31, 2010. Race and sports book revenues decreased 23.9% for the year ended December 31, 2011 compared to the year ended December 31, 2010 due to an 8.8% decline in handle and a 2.0 percentage point decrease in hold. The decline in race and sports book revenues were partially offset by 17.7% and 21.0% increases in bingo and poker revenues respectively for the year ended December 31, 2011 compared to the year ended December 31, 2010. Bingo revenues increased due to a 1.1 percentage point increase in hold and poker revenues increased due to higher tournament revenues. Casino operating expenses decreased 0.3% to $66.1 million, or 32.7% of casino revenues, for the year ended December 31, 2011, from $66.3 million or 32.3% of casino revenues, for the year ended December 31, 2010. This decrease was primarily due to decreased participation expenses and revenue tax expenses. Participation expense consists of fees paid to game owners for use of their games. These expense declines were partially offset by an increase of approximate $465,000 in repair and maintenance cost for the year ended December 31, 2011 compared to the year ended December 31, 2010. These expenses increased because we spent approximately $468,000 to replace bill validators and monitors on our slot machines. Due to flat labor costs and the increase in repair and maintenance expenses, our casino operating margin decreased to 67.3% for the year ended December 31, 2011 compared to 67.7% for the year ended December 31, 2010.

Hotel

Hotel revenues increased 14.5% to $64.0 million for the year ended December 31, 2011 from $55.9 million for the year ended December 31, 2010. Revenues increased at all properties for the year ended December 31, 2011 compared to the year ended December 31, 2010. Overall occupancy increased to 66.7% for the year ended December 31, 2011 compared to 65.7% for the year ended December 31, 2010, and increased for all properties except the Aquarius. Our overall average daily room rate increased 13.8% for the year ended December 31, 2011 compared to the year ended December 31, 2010.  Our hotel expenses increased 3.0% to $34.3 million for the year ended December 31, 2011, compared to $33.3 million for the Year ended December 31, 2010.   The increase in hotel expenses was due primarily to higher labor costs and expenses related to higher occupancy. Due to the increase in revenues, our Hotel operating margin increased to 46.4% for the year ended December 31, 2011 as compared to 40.4% for the year ended December 31, 2010.

Food and Beverage

Food and beverage revenues increased 1.9% to $68.4 million for the year ended December 31, 2011 compared to $67.1 million for the year ended December 31, 2010.   Average revenue per cover for the year ended December 31, 2011 increased 4.0% compared to the year ended December 31, 2010, while food covers and beverage covers decreased 2.2% and 3.7%, respectively.  Our food and beverage expenses increased 1.6% to $51.3 million for the year ended December 31, 2011 compared to $50.5 million for the year ended December 31, 2010 due primarily to rising product costs. Our food and beverage operating margin increased slightly to 25.0% for the year ended December 31, 2011 as compared to 24.7% for the year ended December 31, 2010.

Tower, Retail and Other

Tower, retail and other revenues decreased 2.1% to $32.7 million for the year ended December 31, 2011 from $33.4 million for the year ended December 31, 2010. Tower revenues increased 5.6% for the year ended December 31, 2011, compared to the year ended December 31, 2010. The primary reason for the increase in Tower revenues for year ended December 31, 2011 compared to the year ended December 31, 2010 was the introduction of the Sky Jump Las Vegas ride on April 21, 2010. Entertainment revenue declined 49.5% for the year ended December 31, 2011, compared to the year ended December 31, 2010. The decrease in revenue was due primarily to the closure of the American Superstars show at the Stratosphere on March 30, 2011 and a reduction in the number of events at the Aquarius. On November 9, 2011 we introduced a new show at the Stratosphere, Frankie Moreno Live at Stratosphere, with three performances per week. Retail revenue decreased 4.4% for the year ended December 31, 2011, compared to the year ended December 31, 2010. Retail revenues declined due to increased tenant vacancies and rent concessions. Other operating income increased 6.3% for the year ended December 31, 2011, compared to the year ended December 31, 2010. The increase was primarily due to higher construction management revenues. Other operating expenses decreased 8.4% to $12.0 million for the year ended December 31, 2011, compared to $13.1 million for the year ended December 31, 2010. This decrease was primarily due to a decrease in entertainer fees to American Superstars and outdoor events at the Aquarius.

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Promotional Allowances

Promotional allowances are comprised of the retail value of goods and services provided to casino customers under various marketing programs. As a percentage of casino revenues, promotional allowances increased to 12.2% for the year ended December 31, 2011 compared to 11.9% for the year ended December 31, 2010. Increased room promotional activity due to higher average daily rates was partially offset by decreased food, beverage and show promotions.

Pre-opening Expense

We did not incur any pre-opening costs for the year ended December 31, 2011 compared to $307,000 for the year ended December 31, 2010. Pre-opening costs for the year ended December 31, 2010 were primarily comprised of marketing related expenses, labor costs and supplies for Sky Jump Las Vegas and Ron’s Steakhouse at Arizona Charlie’s Decatur. Pre-opening expenses associated with Sky Jump Las Vegas and Ron’s Steakhouse were approximately $283,000 and $24,000 respectively. Sky Jump Las Vegas opened to the public on April 21, 2010 and Ron’s Steakhouse opened to the public on December 17, 2010.

Selling, General and Administrative

Selling, general and administrative expenses are primarily comprised of payroll, marketing, advertising, utilities and other administrative expenses. These expenses decreased 2.7% to $113.2 million, or 30.8% of gross revenues, for the year ended December 31, 2011, compared to $116.4 million, or 32.2% of gross revenues, for the year ended December 31, 2010. This decrease was primarily due to a small gain on disposal of assets compared to a loss of $4.3 million in 2010 and lower utilities, asset management fees and property tax expenses. For the year ended December 31, 2010, loss on disposal of assets was primarily the result of the hotel renovation at the Stratosphere. These improvements were partially offset by increases in labor costs and advertising expenses. During the year ended December 31, 2011, we spent $7.4 million on advertising compared to $4.9 million during the year ended December 31, 2010. The majority of the increase in advertising was related to the Stratosphere’s Elevate Your Expectations campaign.

Impairment of Assets

We account for indefinite-lived intangible assets in accordance with applicable guidance; accordingly, we perform an annual impairment test of indefinite-lived intangible assets in the fourth quarter of each year and whenever a triggering event occurs which causes us to perform an impairment test. During the three months ended December 31, 2011, due to continued levels of high unemployment and reduced customer spending we revised our Arizona Charlie’s Boulder revenue forecasts. As of November 1, 2011 we performed an impairment test which resulted in the non-cash write-down of the Arizona Charlie’s Boulder trade names by $290,000. During the three months ended June 30, 2010, due to continued weakness in consumer spending, increased room supply in the Las Vegas market and decreased spending by visitors to the Stratosphere we revised our Stratosphere revenue forecasts. We considered this revision to Stratosphere’s forecasted revenues to be a triggering event. As of June 30, 2010 we performed impairment tests that resulted in the non-cash write-down of the Stratosphere trade names of $2.0 million. The impairment of these assets was due primarily to our decrease in revenues, which was an indication that these assets may not be recoverable.

Long-lived assets, which are to be held and used, including intangibles and property and equipment, are periodically reviewed by management for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. If an indicator of impairment exists, the Company compares the estimated future cash flows of the asset, on an undiscounted basis, to the carrying value of the asset. If the undiscounted cash flows exceed the carrying value, no impairment is indicated. If the undiscounted cash flows do not exceed the carrying value, then impairment is measured as the difference between fair value and carrying value, with fair value typically based on a discounted cash flow model. If an asset is still under development, future cash flows include remaining construction costs.

Interest Expense

Interest expense decreased 0.9% to $45.2 million for the year ended December 31, 2011, compared to $45.6 million for the year ended December 31, 2010. The decrease was due primarily to the redemption of 5% of our 11% Senior Secured Notes on May 31, 2011.

Financial Condition

Liquidity and Capital Resources

The following liquidity and capital resources discussion contains certain forward-looking statements with respect to our business, financial condition, results of operations, dispositions, acquisitions, renovation projects and our subsidiaries, which involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied herein. Such risks and uncertainties include, but are not limited to, financial market risks, the ability to maintain existing management, competition within the gaming industry, the cyclical nature of the hotel business and gaming business, economic conditions, regulatory matters and litigation and other risks described in our filings with the Securities and Exchange Commission. In addition, renovation projects entail significant risks, including shortages of materials or skilled labor, unforeseen regulatory problems, work stoppages, weather interference, floods, unanticipated cost increases, and disruption to business. The anticipated costs and construction periods are based on budgets, conceptual design documents and construction schedule estimates. There can be no assurance that the budgeted costs or construction period will be met. All forward-looking statements are based on our current expectations and projections about future events.

During the year ended December 31, 2012, our Net Cash Provided by Operating Activities was approximately $24.8 million, an increase of 18.1%, compared to $21.0 million for the year ended December 31, 2011. Cash flows used in investing activities were $16.4 million for the year ended December 31, 2012, and consisted primarily of $17.4 million of capital expenditures (including approximately $900,000 in non-cash items), of which approximately $2.0 million was spent on slot machine replacements and conversions, $1.3 million on a replacement fire safety system at the Stratosphere, $4.7 million for renovations to our hotel rooms, public areas and food and beverage venues, $1.4 million on information technology and $8.0 million on our facilities and operations. During the year ended December 31, 2011, our total capital expenditures were $15.5 million (including approximately $1.4 million in non-cash items), of which approximately $4.2 million was spent on slot machine replacements and conversions, $1.1 million on hotel room renovations and upgrades, $1.8 million was spent on a replacement fire safety system for the Stratosphere, $2.6 million for renovations of our food and beverage venues and public areas and $5.8 million on our facilities, operations and information technology.

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Our primary cash requirements for 2013 are expected to include (i) expenses associated with ongoing day-to-day operations, (ii) interest payments on indebtedness, (iii) payments for design and development costs of future projects, and (iv) regular maintenance and other capital expenditures which will be evaluated throughout the year.

Our 2013 capital expenditure budget of approximately $18.2 million includes approximately $5.6 million for slot machines and conversions. In addition, we are evaluating additional improvements to our properties that we believe will enhance the overall guest experience.

In addition to our capital expenditures, we will pay interest on our notes semi-annually, every June 15 and December 15 until maturity.

We may from time to time seek to retire or repurchase our outstanding 11% Senior Secured Notes through cash purchases in the open market, privately negotiated transactions or otherwise. Such repurchases, if any, will depend on prevailing market conditions, our liquidity requirements, contractual restrictions and other factors. The amounts involved may be material. On April 30, 2012, the Issuers redeemed five percent (5%) of aggregate principal amount of the 11% Senior Secured Notes. The redemption price for the 11% Senior Secured Notes was 102% of the principal amount or $19.1 million, plus accrued interest to the redemption date of approximately $773,000. On May 31, 2011, the Issuers elected to redeem five percent (5%) of aggregate principal amount of the 11% Senior Secured Notes. The redemption price was 102% of the principal amount, or $19.1 million, plus accrued interest to the redemption date of approximately $951,000. Interest on the 11% Senior Secured Notes called for redemption ceased to accrue on and after the redemption date. As a result of the redemptions, our interest payments decreased to approximately $18.6 million every June 15 and December 15. On or after June 15, 2013, we have the ability to call the 11% Senior Secured Notes at par value, or 100% of the principal amount, plus accrued interest to the applicable call date.

At December 31, 2012, we had unrestricted cash and cash equivalents of $63.2 million. We believe our cash flow from operations and our cash balances will be sufficient to fund our operations, interest payments and capital expenditures for the next 12 months. However, our ability to fund our operations, make payments on our debt and fund planned capital expenditures will depend on our ability to generate cash in the future. This is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control as well as the factors described in the section entitled Risk Factors.

Since the Acquisition, our primary use of cash has been significantly driven by the financing needs of the Acquisition and our debt. The Goldman Term Loans included cash that was escrowed to and from specific reserve accounts and requirements for us to set up and maintain reserve accounts. Accordingly, our primary source of cash was from the operation of our properties and restricted cash escrowed upon funding the Goldman Term Loans.

In connection with the Acquisition, on February 20, 2008 we received loan proceeds of approximately $1.1 billion pursuant to the Goldman Term Loans. On June 25, 2009, we closed the restructuring of the Goldman Term Loans and the reduction of the $1.1 billion Goldman Term Loans. As part of the restructuring, (i) Holdings paid GSMC $165 million to repay a portion of the Goldman Term Loans; (ii) Holdings agreed to issue a 22% membership interest in Holdings to MTGLQ Investors, L.P., an affiliate of GSMC, upon receipt of necessary gaming approvals; (iii) ACEP and certain of its wholly-owned indirect subsidiaries entered into a new loan agreement with GSMC evidencing a five-year term loan with an aggregate principal amount of $350 million, or the 2014 Term Loans; (iv) ACEP received $35 million in cash from Holdings; and (v) GSMC agreed to terminate the remaining Goldman Term Loans. On August 14 ,2009, ACEP issued $375 million aggregate principal amount of 11% Senior Secured Notes due 2014, the gross proceeds of which were used to repay a portion of the principal balance of the 2014 Term Loans. The remaining balance of the 2014 Term Loans was forgiven by GSMC.

On February 23, 2010, the Issuers completed a SEC-registered exchange offer in which the Issuers issued approximately $374.9 million aggregate principal amount of their SEC-Registered Notes in exchange for $374.9 million of their outstanding, unregistered 11% Senior Secured Notes. The SEC-Registered Notes have substantially identical terms to the 11% Senior Secured Notes, except that the SEC-Registered Notes are registered under the Securities Act and there are certain differences relating to transfer restrictions, registration rights and payment of additional interest in case of non-registration.

Effect of Restructured Term Loan

The Restructured Term Loan contained a number of important restrictions, including restrictions on the incurrence of debt, restrictions on our business activities, financial maintenance covenants, restrictions on asset sales and restrictions on paying dividends. The Restructured Term Loan also contained a strict cash management and reserve system. We were required at closing of the Restructured Term Loan to fund approximately $26.9 million into a capital expenditure and FF&E reserve accounts that can only be used to make payments in respect of capital expenditures at the properties, and approximately $26.9 million into an equity reserve that can be used for general corporate purposes. In addition, we were required to fund and maintain reserves in respect of FF&E and excess cash on an ongoing basis. We were also required to apply certain excess cash flow to the amortization of the Restructured Term Loan on a quarterly basis.

Effect of the Old Notes Offering and the Exchange Offer

The indenture governing the notes contains a number of restrictions similar to the restrictions contained in the Restructured Term Loan, including restrictions on the incurrence of debt and restrictions on paying dividends, but is generally more favorable to us and provides us with significantly more operational flexibility. For example, the indenture does not require us to fund or maintain any reserves or adhere to any strict cash management system. Upon the repayment of the Restructured Term Loan with the proceeds of the offering of the old notes, all reserves maintained under the Restructured Term Loan were released and became available to us for general corporate purposes. Under the terms of the notes, any modification or waiver (including any waiver of a default) would typically require an amendment to the terms of the indenture and the consent of the requisite percentage of holders of the notes thereto. See “Description of Notes”.

The notes are governed by the same indenture as the old notes, and, as a result, the exchange offer does not have an incremental effect on our operational flexibility.

We currently do not have a revolving credit facility. Under the indenture for the notes, if we are able to meet a certain leverage ratio, we may enter into and incur up to $20.0 million in indebtedness under a credit facility, which would share equally and ratably in the collateral securing the notes. There can be no assurance that we will be able to meet this leverage ratio at any time during the term of the notes. Even if we are able to meet this leverage ratio, there can be no assurance that we will be able to obtain a credit facility. As a result, we expect our primary source of cash to come from the operation of our properties.

Our primary cash requirements for 2013 are expected to include (i) expenses associated with ongoing day-to-day operations, (ii) interest payments on indebtedness, (iii) regular maintenance and other capital expenditures of approximately $18.2 million, which will be evaluated throughout the year, and (iv) payments for design and development costs of future projects.

We believe that our cash flows from operations, restricted cash, and existing cash balances will be adequate to satisfy our anticipated uses of capital during the next twelve months. However, our forecasts of operations and estimates of our reasonably anticipated liquidity needs may change and further deterioration in the Las Vegas, Laughlin and U.S. economies, or other unforeseen events could occur, resulting in the need to raise additional funds from outside sources. Additional financing, if needed, may not be available to us, or if available, the financing may not be on terms favorable to us.

The table below sets forth our contractual obligations as of December 31, 2012.

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		Payments due by Period
		Less than	2-3	4-5	More than
Contractual Obligations	Total	1 Year	Years	Years	5 Years
	(in thousands)

Debt[1]	$337,500	$-	$337,500	$-	$-
Interest on debt	55,688	37,125	18,563	-	-
Capital leases, including interest[2]	7,870	417	554	170	6,729
Operating leases	100	44	56	-	-
Other Contractual Obligations	2,369	2,369	-	-	-
Total	$403,527	$39,955	$356,673	$170	$6,729

(1)	Does not reflect unamortized discount of $8,304.
(2)	Contractual obligations for capital leases include amounts due under a 99-year lease for storage space located at the Arizona Charlie’s Decatur property. We are currently making monthly payments for the storage space of approximately $7,600.

Off-Balance Sheet Liabilities

We do not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of SEC Regulation S-K.

Critical Accounting Estimates

Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. As such, we are required to make estimates and assumptions about the effects of matters that are inherently uncertain. Those estimates and assumptions are derived and continually evaluated based on historical experiences, current facts and circumstances, and changes in the business environment. However, actual results may sometimes differ materially from estimates under different conditions. We have summarized our significant accounting policies in Note 1 to our consolidated financial statements. Of the accounting policies, we believe the following may involve a higher degree of judgment and complexity.

Revenue Recognition

Casino revenue is recorded as the net win from gaming activities (the difference between gaming wins and losses). Casino revenues are net of accruals for anticipated payouts of progressive and certain other slot machine jackpots. All other revenues are recognized as the services are provided. Gross revenues include the retail value of rooms, food and beverage and other items that are provided to customers on a complimentary basis. Such amounts are then deducted as promotional allowances. Promotional allowances also include incentives for goods and services earned in our slot club and other gaming programs.

The Company collects taxes from customers at the point of sale on transactions subject to sales and other taxes. Revenues are recorded net of any taxes collected.

We also reward customers, through the use of loyalty programs, with Free Play and points based on amounts wagered, that can be redeemed for a specified period of time for cash or non-cash awards. We deduct the cash incentive amounts from casino revenue.

Slot Club Liability

We offer a program, named ace|PLAY, whereby participants can accumulate points for casino wagering that can currently be redeemed for cash, free play, lodging, food and beverages, and merchandise. Participant points expire after thirteen months of no activity. A liability is recorded for the estimate of unredeemed points based upon redemption history at our casinos. Changes in the program, increases in membership and changes in the redemption patterns of the participants can impact this liability. Slot club liability is included in accrued expenses on the consolidated balance sheet.

Self-Insurance

We retain the obligation for certain losses related to customers’ claims of personal injuries incurred while on our properties, for the first $100,000 per claim. We accrue for outstanding reported claims, claims that have been incurred but not reported and projected claims based upon management’s estimates of the aggregate liability for uninsured claims using historical experience, and adjusting company’s estimates and the estimated trends in claim values. Although management believes it has the ability to adequately project and record estimated claim payments, it is possible that actual results could differ significantly from the recorded liabilities.

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Intangible Assets and Long-Lived Assets

Our finite-lived intangible assets consist of a non-compete agreement and player loyalty plan, and our indefinite-lived intangible assets consist of trade names. Acquired assets are recorded at fair value on the date of acquisition. Finite-lived intangible assets are amortized over the estimated period to be benefited. Indefinite-lived intangible assets are not amortized, but are reviewed annually for impairment, during the fourth quarter.

We account for indefinite-lived intangible assets in accordance with applicable guidance. For indefinite-lived intangible assets, we perform an annual impairment test of these assets in the fourth quarter of each year and between annual dates in certain circumstances. For assets to be disposed of we recognize the asset at the lower of carrying value or fair market value, less costs of disposal, as estimated based on comparable asset sales, solicited offers, or a discounted cash flow model. For long-lived assets to be held and used, we review for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. We then compare the estimated undiscounted future cash flows of the asset to the carrying value of the asset. The asset is not impaired if the undiscounted future cash flows exceed its carrying value. If the carrying value exceeds the undiscounted future cash flows, then an impairment charge is recorded, typically measured using a discounted cash flow model, which is based on the estimated future results of the relevant reporting property discounted using our weighted-average cost of capital and market indicators of terminal year free cash flow multiples. If an asset is under development, future cash flows include remaining construction costs. All recognized impairment charges are recorded as operating expenses.

Management must make various assumptions and estimates in performing its impairment testing. For instance, management must first determine the usage of the asset. To the extent management decides that an asset will be sold or abandoned, it is more likely that impairment may be recognized. Assets must be tested at the lowest level for which identifiable cash flows exist, which means that some assets must be grouped, and management has some discretion in the grouping of assets. Future cash flow estimates are, by their nature, subjective and actual results may differ materially from our estimates. If our ongoing estimates of future cash flows are not met, we may have to record additional impairment charges in future accounting periods. Our estimates of cash flows are based on the current regulatory, social and economic climates, recent operating information and budgets of the various properties where we conduct operations. These estimates could be negatively impacted by changes in federal, state or local regulations, economic downturns, or other events affecting various forms of travel and access to our properties.

See Results of Operations above for a discussion of write-downs and impairment charges recorded during the years ended December 31, 2011 and 2010. The majority of the impairment charges recorded for the years ended December 31, 2011 and 2010 are primarily related to the ongoing recession, which has caused us to reduce our estimates for projected revenue and cash flows, has reduced overall industry valuations, and has caused an increase in discount rates in the credit and equity markets.

Commitments and Contingencies

On an ongoing basis, we assess the potential liabilities related to any lawsuits or claims brought against us. While it is typically very difficult to determine the timing and ultimate outcome of such actions, the Company uses its best judgment to determine if it is probable that it will incur an expense related to the settlement or final adjudication of such matters and whether a reasonable estimation of such probable loss, if any, can be made. We accrue a liability when we believe a loss is probable and the amount of loss can be reasonably estimated. Due to the inherent uncertainties related to the eventual outcome of litigation, it is possible that certain matters may be resolved for amounts materially different from any provisions or disclosures that we previously made.

Recently Issued Accounting Pronouncements

In July 2012, FASB issued Accounting Standards Update 2012-02, Testing Indefinite-Lived Intangible Assets for Impairment. This update amends prior guidance to allow an entity to first evaluate qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform a quantitative impairment test. The amended guidance is effective for annual and interim impairment tests performed for the fiscal years beginning after September 15, 2012, with early adoption permitted. Adoption of this guidance is not expected to have a material impact on our financial statements.

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BUSINESS DESCRIPTION

Our Company

We own and operate four gaming and entertainment properties in Clark County, Nevada. The four properties are the Stratosphere, which is located on the Las Vegas Strip and caters to visitors to Las Vegas, two off-Strip casino and hotel properties, Arizona Charlie’s Decatur and Arizona Charlie’s Boulder, which cater primarily to residents of Las Vegas and the surrounding communities, and the Aquarius in Laughlin, Nevada, which caters to visitors to and residents of Laughlin. We believe that the Stratosphere is one of the most recognizable landmarks in Las Vegas, our two Arizona Charlie’s properties are well-known casinos in their respective marketplaces and the Aquarius is the largest hotel by number of rooms in Laughlin.

We currently offer gaming, hotel, dining, entertainment, retail and other amenities at our properties. The following table provides certain summary information for each of our properties:

			At December 31, 2012				For the Year Ended December 31, 2012
	Year Built/ Last Renovated	Customer Orientation	Casino Square Footage	Number of Hotel Rooms	Number of Slots	Number of Table Games	Occupancy	Average Daily Room Rate (1)

Stratosphere	1996/2010	Tourist	80,000	2,427	953	44	84.6%	$50.94
Arizona Charlie’s Decatur	1988/Various	Local	55,227	258	1,138	12	63.8%	$43.19
Arizona Charlie’s Boulder	1991 & 1999/Various	Local	47,541	303	907	10	45.9%	$39.84
Aquarius	1990/2008	Tourist/Local	57,070	1,907	1,235	38	49.4%	$48.65

Our four properties target primarily middle-market customers who focus on obtaining value in their gaming, lodging, dining and entertainment experiences. We generate a significant amount of our business from drive-in, as well as fly-in, markets. We are committed to providing our customers a high level of customer service. Our employees participate in regular and intensive customer service training programs and are rewarded and incentivized, in part, based upon the quality of service they provide to customers. We routinely conduct comprehensive customer surveys at all of our properties and we pursue a process of continuous improvement at our properties based on the information gathered from our customer satisfaction surveys. We believe the value we offer our customers, together with a strong focus on customer service, will enable us to continue to attract customers to our properties.

Our executive and property-level management teams have an established record of developing, integrating and operating gaming and entertainment properties. Our management team is focused on controlling costs throughout our portfolio by efficiently scheduling staff, reassessing overall staffing needs, achieving operating efficiencies and executing efficient marketing programs in an effort to increase operating cash flow.

Our executive offices are located at 2000 Las Vegas Boulevard South, Las Vegas, Nevada 89104 and our telephone number is (702) 380-7777.

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Our Strengths

Diverse Gaming Portfolio

Our four gaming properties operate in three distinct Nevada gaming markets: Las Vegas Strip, Las Vegas locals and Laughlin, Nevada. Our properties attract a mix of local gaming customers and destination travelers, and we generate business from both the fly-in and drive-in markets. We believe that the diverse nature of our properties and the markets in which they operate provide a more stable revenue stream and customer base as compared to casino operators in Nevada that target only a single market.

As a Las Vegas Strip property, the Stratosphere appeals to destination travelers, with approximately 18% of identified tracked play for the year ended December 31, 2012 coming from locals, approximately 22% coming from within a 51-350 mile radius, approximately 51% coming from outside a 350 mile radius and approximately 9% whose origin is unknown. Based on estimates, it is believed that most of the unknown origin is international business.

The Arizona Charlie’s properties primarily serve local Las Vegas customers and their guests. The Arizona Charlie’s properties provide an alternative for locals who prefer a local gaming experience to the Las Vegas Strip atmosphere. For the year ended December 31, 2012, approximately 73% of tracked play comes from players within a five mile radius of each of the Arizona Charlie’s properties and approximately 96% of the tracked play came from players who live within ten miles. Arizona Charlie’s Boulder serves the locals market in the eastern metropolitan area of Las Vegas and Arizona Charlie’s Decatur serves the locals market in the heavily populated west Las Vegas area.

We believe that the Aquarius is a leader in its market. The Aquarius appeals to local Laughlin customers, but it is also positioned as an alternative value destination for customers travelling from Nevada, Arizona and Southern California. For the year ended December 31, 2012, the local market contributed 29% of the tracked play, with 51% coming from within a 51-350 mile radius and approximately 20% coming from outside a 350 mile radius.

Lower Risk Revenue Stream

Each of our casinos emphasizes slot play, with substantially more slot machines than other games. Our marketing efforts and rewards programs target and incentivize slot play and help drive slot revenues. For the year ended December 31, 2012, slot revenues represented 85.1% of total gaming revenue, while table revenue and other revenue contributed 11.8% and 3.1%, respectively. We believe that revenue from slot play is more predictable and more stable than revenue from table game play (particularly high-end table game play) and, as a result, our revenue stream from casino play is more predictable and less volatile than that of gaming operators that rely more on high-end table game play. Our ability to create a defined hold percentage and select the denominations and types of games on our slot floor help promote the predictability of our slot play revenue.

Revenue volatility is also mitigated because we cater to middle-market customers, and we generally do not attract high-end customers. As a result, we do not issue significant amounts of credit to our customers, the need to accept discounts on losses is rare and our revenues are not tied to whether a small group of high-end customers win or lose in their wagering

Targeted Spending to Improve Our Properties

Our capital programs are focused on renovating and improving the amenities offered at our properties with the goal of encouraging our guests to spend more time and money at our properties.

Since the current management assumed control in 2008, we have invested more than $77 million of capital in projects across the portfolio. These projects included room renovations, new restaurants, gaming floor improvements, gaming equipment upgrades and replacements, pool renovations and other capital improvements. The most significant investments have been at the Stratosphere and Aquarius, where we have spent $40.9 million and $32.7 million, respectively, since 2008. At the Stratosphere, we have focused our investments on room and casino renovations, food and beverage amenities and new attractions. At the Aquarius, we have focused our investments on renovations to the rooms and suites, gaming floor, common areas, restaurants and the pool. In addition, we also opened the premium restaurant Ron’s Steakhouse at Arizona Charlie’s Decatur in December 2010.

We believe that we have already seen benefits of this investment as noted above. At the Stratosphere, average daily room rate, or ADR increased 12.5% from 2009 to 2012 and revenue per available room, or RevPar increased 4.5% in 2012 compared to 3.6% for the broader Las Vegas market in 2012. We believe these strong results were driven by our ability to capitalize on the overall growth in visitation to Las Vegas coupled with the property improvements made by our management. At the Aquarius, RevPAR grew 21.3% from 2009 to 2012. ADR has grown year-on-year each year since 2008, and ADR was up 0.6% in 2012 as compared to 2011. This compared to the overall Laughlin market that experienced an increase in ADR of 3.4% in 2012 compared to 2011. The Aquarius has been able to achieve these positive results even as the broader Laughlin market has experienced a decline of 6.2% in the number of occupied rooms in 2012 as compared to 2011.

In addition, we also believe that the investments made are supporting a recovery in our gaming business. At the Stratosphere, gaming revenue per occupied room increased 1.9% in 2012 from 2011. Our non-gaming business is also benefiting, with food revenue per occupied room increasing 0.5% in 2012 as compared to 2011. At the Aquarius, gaming revenue performance has been resilient. During 2012, casino revenues grew 3.6% as compared to 2011. This was achieved despite gross gaming revenues in the Laughlin market declining 0.6% in 2012 as compared to 2011. A significant contributing factor to the gaming revenue performance of the Aquarius has been its ability to increase market share, with the Aquarius’ share of Laughlin slots gross revenue estimated to be up by 2.0 percentage points since 2009.

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We believe that the properties are well positioned to maximize revenues from our existing customers, encourage repeat visits and increase cash flow as the market continues to recover.

Experienced Management Team

Since our acquisition in 2008 we have been managed by a team with extensive experience in gaming operations. Frank Riolo, who was named our CEO in April 2008, was formerly the CEO of the Viejas Casino. Over the four-year period that Mr. Riolo was the CEO of the Viejas Casino, EBITDA and operating margins increased significantly and measures of guest and employee satisfaction improved. Mr. Riolo led a restructuring of the Viejas Casino that involved increasing the property size while reducing the number of employees to operate more efficiently. Ned Martin, who was named our CFO in October 2008, has held senior-level positions in finance, operations and gaming development with Station Casinos, Inc., Silverton Casino, LLC and the Maloof Companies. Mssrs. Riolo and Martin are supported by property-level general managers that each have more than 20 years of experience in the gaming and hotel industries. The management team is focused on designing and executing key operating strategies to grow the revenues and profitability of the portfolio.

Our Business Strategy

Our management team has developed a strategy that focuses on increasing the amount of time and money spent at our properties, strengthening our market position, attracting new customers, maximizing yield on existing gaming customers, and increasing productivity throughout the portfolio.

Provide a Value-Oriented Experience

We cater to middle-market gaming customers by offering, in each of our properties, a value-oriented experience that provides competitive odds in our casinos, quality rooms in our hotels, high-quality dining facilities and, at the Stratosphere and the Aquarius, competitive, value-oriented entertainment attractions.

Our properties are well positioned to provide a high quality experience to customers. At the Stratosphere and Aquarius, we provide value-oriented entertainment. At the Arizona Charlie’s locations, we offer competitive payout ratios on our slot and video poker machines.

The mix of slot play product is regularly modified to maximize revenues while also providing customers with the most current and popular games available. In addition, our ace|PLAY program enables customers to earn rewards, further encouraging frequent visits by our customers.

Position Our Properties to Better Target Their Respective Markets

Our management team continues to focus on better positioning each property to target its respective market, improving our existing facilities, focusing on customer service and implementing a targeted cost reduction program. We continue to deploy capital strategically into value-enhancing projects to help increase the amount of time and money spent at our properties, gaming spend and market position and to attract new customers. We are rationalizing our marketing expenses by reducing inefficiencies, focusing on customer reinvestment rates and working to maximize yield on existing customers.

Our strategy for each property is summarized below:

Stratosphere

We seek to position the Stratosphere as the property of choice in the value segment on the Las Vegas Strip. Our key objectives are to attract customers with a high propensity to gamble, increase length of stay and increase the amount of time and money spent at the property. To achieve these objectives, we are investing in targeted improvements to the hotel rooms and common areas, including the entrances, restrooms, restaurants, pool and gaming floor, as well as adding new attractions, such as the Sky Jump, which opened in 2010.

Arizona Charlie’s Properties

At our Arizona Charlie’s properties, we are focused on maintaining market share and customer loyalty in the local Las Vegas market while preserving discipline in our promotional incentives. We use unique promotional initiatives as part of our rewards program and we believe that these initiatives, while not costly, will help us increase player spend and differentiate the properties from their competitors. We also invest capital in projects to maintain the overall appeal of the properties.

Aquarius

We are focused on positioning the Aquarius as the high-end gaming venue in Laughlin and increasing market share and cash flow. We are rationalizing our marketing expense and player reinvestment rates in order to increase yield on gaming customers. We believe that the recent renovations of the hotel rooms, the gaming floor and the pool area will attract both tourists and locals, helping us to increase cash flow and increase or maintain our average daily room rate.

Our Gaming and Entertainment Properties

Stratosphere, Casino Hotel & Tower:   Our largest property is the Stratosphere, a gaming and entertainment complex that comprises the Stratosphere Tower, a hotel, a casino and a retail center. The Stratosphere is located on approximately 34 acres of land at the northern end of the Las Vegas Strip, of which approximately 17 acres have been developed.

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The Stratosphere offers the tallest free-standing observation tower in the United States and, at 1,149 feet, is the tallest building west of the Mississippi River and a well-recognized landmark in Las Vegas. The Stratosphere Tower boasts amenities including an award-winning, 336-seat revolving restaurant with unparalleled views of Las Vegas, known as the Top of the World, the highest indoor/outdoor observation deck in Las Vegas, and the highest amusement rides in the world, including Sky Jump Las Vegas. The Stratosphere Tower also has a bar overlooking the Las Vegas Strip and a 156-seat cocktail lounge inside Top of the World, a wedding chapel and an event space.

As of December 31, 2012, the Stratosphere’s casino contained approximately 80,000 square feet of gaming space, with approximately 953 slot machines, 44 table games, a 16-table poker room and a race and sports book. The Stratosphere’s hotel has a total of 2,427 rooms, including 909 rooms that were renovated at the end of 2010 and 133 suites.

The retail center, located on the second floor of the building, occupies approximately 150,000 square feet of developed retail space and approximately 80,000 square feet of undeveloped space. Adjacent to the retail center is a 550-seat music venue that is currently home to Frankie Moreno Live at Stratosphere, and our newest show PIN-UP, featuring Claire Sinclair, 2011 Playboy’s Playmate of the Year and Bettie Page Clothing model in a high energy, original show. Both shows are designed to appeal to our value-oriented Las Vegas visitors. In addition, there are also a number of dining venues available including our newest restaurant McCall’s Heartland Grill, which opened in late October 2012 and has received critical acclaim from numerous Las Vegas publications, Fellini’s Ristorante®, McDonald’s®, El Nopal®, Chicago Hot Dog®, Tower Pizzeria®, Starbucks® and Roxy’s Diner.

We believe that the distinctive amenities of the Stratosphere, together with our dedication to providing a quality, value-oriented experience, have significantly contributed to our ability to maintain relatively high occupancy and visitor levels and enhanced the Stratosphere’s competitive position with respect to other operators targeting middle-market visitors to Las Vegas.

Arizona Charlie’s Decatur:   Arizona Charlie’s Decatur is a full-service casino and hotel geared toward residents of Las Vegas and the surrounding communities. Arizona Charlie’s Decatur is located on approximately seven acres of land approximately four miles west of the Las Vegas Strip in the heavily populated west Las Vegas area. The property is easily accessible from Route 95, a major highway in Las Vegas.

As of December 31, 2012, the casino at Arizona Charlie’s Decatur contained approximately 55,200 square feet of gaming space with 1,138 slot machines, 12 table games, a bingo parlor, a keno lounge, a race and sports book and a poker lounge. Arizona Charlie’s Decatur emphasizes slot play because it is popular with local players and generates high volumes of play and, as a result, Arizona Charlie’s Decatur derives a significant proportion of its revenue from the casino. Most table games at Arizona Charlie’s Decatur are devoted to double-deck, hand-dealt blackjack play. As of December 31, 2012, the hotel at Arizona Charlie’s Decatur has 258 rooms, including nine suites. Arizona Charlie’s Decatur has three restaurants, including its new premium restaurant, Ron’s Steakhouse, which opened in December 2010. In addition, Arizona Charlie’s Decatur has a Subway® and a Noble Roman’s Pizza®. Arizona Charlie’s Decatur also has one bar in the bingo area and three bars in the casino area, one of which includes a lounge with live entertainment nightly.

We have invested $1.7 million to improve Arizona Charlie’s Decatur for the year ended December 31, 2012.

Arizona Charlie’s Boulder:   Arizona Charlie’s Boulder is a full-service casino, hotel and recreational vehicle, or RV Park, geared toward residents of Las Vegas and the surrounding communities. Arizona Charlie’s Boulder is situated on approximately 24 acres of land located on Boulder Highway, in an established retail and residential neighborhood in the eastern metropolitan area of Las Vegas. The property is easily accessible from I-515, the most heavily traveled east/west highway in Las Vegas.

As of December 31, 2012, the casino at Arizona Charlie’s Boulder contained approximately 47,500 square feet of gaming space with 907 slot machines, 10 table games, a bingo parlor and a race and sports book. Arizona Charlie’s Boulder targets local slot players and, as a result, a significant proportion of its revenue is derived from the casino. As of December 31, 2012, the hotel at Arizona Charlie’s Boulder has 303 rooms, including 219 suites. Arizona Charlie’s Boulder has four restaurants and three bars in the casino area.

Arizona Charlie’s Boulder also has an RV park. The RV park is one of the largest short-term RV parks on the Boulder Strip with 30 to70-foot pull through stations and over 200 spaces. The RV park offers nightly, weekly and monthly rates and a range of services, including laundry facilities, game and exercise rooms, a swimming pool, a whirlpool, shower facilities and WiFi access.

Hotel customers for Arizona Charlie’s Decatur and Boulder include local residents and their out-of-town guests, as well as those business and leisure travelers who, because of location or cost considerations, choose not to stay on the Las Vegas Strip or at other hotels in Las Vegas.

Aquarius Casino Resort:  The Aquarius is a tourist, as well as locals, oriented gaming and entertainment destination property. The Aquarius is located on approximately 18 acres of land next to the Colorado River in Laughlin, Nevada. In 2008, we completed a $54.0 million capital improvement program for the Aquarius. Completed capital improvements to the Aquarius include renovations to the casino and common areas, new slot machines, new signage, and renovations to our suites as well as our standard rooms.

As of December 31, 2012, the casino at Aquarius contained approximately 57,000 square feet of gaming space with approximately 1,235 slot machines, 38 table games and a race and sports book.

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The Aquarius is the largest hotel by number of rooms in Laughlin, Nevada, with 1,907 hotel rooms, including 90 suites, in two 18-story towers. Hotel amenities include: an outdoor pool; lighted tennis courts; and three restaurants that we own: the Vineyard, which is designed for fine dining, the Windows on the River Buffet, and Café Aquarius, a 24 hour diner. The Aquarius has four nationally recognized leased restaurants: Outback Steakhouse®, Subway®, McDonalds®, and Panda Express®. Additionally, the Aquarius operated a Starbucks® under license. The license agreement expired on February 28, 2013 and was not renewed. The space is being converted into a new coffee and wine bar owned by us, which should be open in the second quarter of 2013. The Aquarius also has three bars providing retail drinks and video poker to casino customers.

The Aquarius contains approximately 35,000 square feet of meeting space, with approximately 19,300 square feet devoted to a pavilion which can accommodate up to 2,100 guests. The property also has a club that is situated on the first floor adjacent to the casino and can accommodate up to 300 guests. The outdoor amphitheater hosts headliner concerts and can accommodate up to 3,300 guests. In addition to meeting rooms, the facility offers a wedding chapel with a wide variety of ceremony packages.

Marketing Strategy

We market our properties to both the tourist and local resident markets. The primary market for the Stratosphere is the middle-market, value-oriented Las Vegas visitor. Both Arizona Charlie’s Decatur and Arizona Charlie’s Boulder cater to the local Las Vegas resident market. The Aquarius targets the middle to high-end visitor to Laughlin, Nevada and local residents. Our advertising and promotional campaigns are designed to retain visitors and guests at our properties.

Our strategy is to provide value to our customers through pricing, competitive gaming odds and attentive customer service. We tailor our selection of slot machines to our targeted customer’s expectation and our casinos feature diverse video poker machines and table games with attractive odds.

ace|PLAY is our cross property player rewards program which we utilize to attract and retain customers. This program allows players to accumulate points and comp dollars, which can be exchanged for cash, free play or complimentary goods and services, at our properties, regardless of where the points and comp dollars were earned. We believe our ace|PLAY player rewards program is competitive in our respective markets.

We use our database technology to support the marketing of our product offerings through direct mail, e-mail and telemarketing programs. We also use print, billboards, radio, television, internet advertising, and social networking to promote our properties and target our customers.

In the Las Vegas tourist market, we primarily target middle-market customers who desire value in their gaming, lodging, dining and entertainment experiences. We emphasize the Stratosphere as a destination property for visitors to Las Vegas by offering an attractive experience for the value minded customer. The Stratosphere utilizes the unique amenities of its tower to attract visitors. Gaming products, hotel rooms, entertainment and food and beverage products are priced to appeal to the value-conscious middle-market Las Vegas visitor. The Top of the World, our gourmet restaurant located at the top of the Stratosphere Tower, however, caters to higher-end customers.

In the Las Vegas local market, we strive to deliver value to our gaming customers at our Arizona Charlie’s locations by offering payout ratios on our slot and video poker machines that we believe are among the highest payout ratios in Las Vegas. Arizona Charlie’s Decatur and Arizona Charlie’s Boulder market their hotels and casinos primarily to local residents of Las Vegas and the surrounding communities. We believe that the properties’ pricing and gaming odds make them two of the best values in the gaming industry and that their gaming products, hotel rooms, restaurants and other amenities attract local customers in search of reasonable prices, boutique casinos and more attentive service.

The Laughlin market is a value-oriented destination for travelers seeking an alternative to the fast-paced Las Vegas experience. The Aquarius targets the mid to high end customer by providing a breadth of amenities, updated facilities, and outstanding customer service at a great value.

We believe that our Las Vegas and Laughlin management teams have positioned each of our properties to target their respective markets by expanding and improving our existing facilities and focusing on customer service.

Trademarks

We regard our trademarks, service marks, trade names and similar intellectual property as important to our success. We rely on a combination of laws and contractual restrictions with our employees, customers and others to establish and protect our proprietary rights. We have registered a large number of trademarks and service marks in the United States, including the names of our hotels and casinos. We use certain other trademarks, trade names, service marks and similar intellectual property owned by third parties in our business.

Seasonality

Generally, our Las Vegas gaming and entertainment properties are not materially affected by seasonal trends. However, our Laughlin gaming and entertainment property tends to have increased customer flow from mid-January through April.

Casino Credit

We extend credit on a discretionary basis to qualified customers. We maintain strong controls over the extension of credit and evaluate each individual patron’s creditworthiness before extending credit. We pursue collections by appropriate means, including legal proceedings when necessary. Historically, our casino credit is less than 9% of all table games wagering.

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Competition

The hotel and casino industry in general, and the markets in which we compete in particular, are highly competitive. The Las Vegas market includes many world-class destination resorts, with numerous tourist attractions. Many Las Vegas hotel and casino resorts are themselves tourist attractions. Each of these resorts competes with us in our ability to attract visitors to the Stratosphere. The Stratosphere’s hotel and food and beverage operations compete directly with other properties targeting the value-oriented, middle-market Las Vegas visitor. The Stratosphere competes with other hotels and casinos on the Las Vegas Strip based on a mix of casino games, personal service, payout ratios, location, price of hotel rooms, restaurant value and promotions.

Arizona Charlie’s Decatur and Arizona Charlie’s Boulder compete primarily with other Las Vegas hotels and casinos for local customers. The Arizona Charlie’s properties compete with other casinos in the Las Vegas metropolitan area based on a mix of casino games, personal service, payout ratios, location, and price of hotel rooms, restaurant value, and promotions.

The Aquarius competes primarily with other Laughlin hotels and casinos located along the Colorado River. From a competitive standpoint, we believe that the Aquarius is the largest hotel in Laughlin based on the number of available rooms and we believe that the Aquarius casino has the second largest number of slot machines of its competitors. The Aquarius competes with other hotels and casinos in Laughlin based on a mix of casino games, personal service, payout ratios, price of hotel rooms, restaurant value and promotions.

The Las Vegas and Laughlin Markets

All of our properties are located in the Las Vegas and Laughlin, Nevada markets. Accordingly, our results of operations are driven by economic conditions in these markets.

Las Vegas is one of the largest entertainment markets in the country. We believe that Las Vegas hotel occupancy rates are among the highest of any major market in the United States. We believe that the Las Vegas gaming market has two distinct sub-segments: the tourist market, which tends to be concentrated on the Las Vegas Strip and Downtown Las Vegas, and the local market, which includes the surrounding Las Vegas area.

According to the Las Vegas Convention and Visitors Authority, or LVCVA, the number of visitors traveling to Las Vegas has increased over the last ten years from 35.0 million visitors in 2001 to 39.7 million visitors in 2012. The number of hotel and motel rooms in Las Vegas has increased from 126,787 at the end of 2002 to 150,481 at the end of 2012, giving Las Vegas the most hotel and motel rooms of any metropolitan area in the world. Despite this significant increase in the supply of rooms, the Las Vegas hotel occupancy rate exceeded 88% for each of the years from 1999 through 2008. Even though hotel occupancy increased from 86.9% for 2011 to 87.4% for 2012, it is still well below the peak of 94.0% in 2007.

Las Vegas saw an increase in tourism in 2012 according to the LVCVA as visitor volume was approximately 39.7 million people in 2012, up 2% from approximately 38.9 million in 2011. Along with the increase in visitors, the hotel ADR increased by 2.8% in 2012 compared to the prior year.

Las Vegas Strip gaming revenues have grown as Las Vegas visitations and hotel room counts have grown. Between 2002 and 2012, gaming revenues on the Las Vegas Strip experienced a compound annual growth of 2.9%. Gaming revenues for 2012 totaled approximately $6.2 billion, a 2.3% increase from 2011. As was the case in 2011, baccarat play, which is favored by high-end international guests, was a significant contributor to gaming revenue growth on the Las Vegas Strip in 2012. Our properties do not target the baccarat player.

According to the LVCVA, Las Vegas has been the United States’ top-ranked destination for trade shows for the last ten years. The number of trade show and convention attendees in Las Vegas decreased from approximately 5.1 million in 2002 to 4.9 million in 2012. Convention attendance increased 1.6% during 2012 compared to 2011 and has increased 10% compared to 2009.

We believe that the growth in the Las Vegas tourist market has been enhanced by a dedicated program of the LVCVA and major Las Vegas hotels to promote Las Vegas as an exciting vacation and convention site, the increased capacity of McCarran International Airport and the introduction of large, themed destination resorts in Las Vegas.

Nevada has enjoyed strong population growth that includes an increasing number of retirees and other active gaming customers. A majority of Nevada’s growth has occurred in Las Vegas, which is located in Clark County. The population of Clark County has grown from 1,584,944 in 2002 to an estimated 1,988,492 in 2012, a compound annual growth rate of 25.4%. In comparison, the United States population increased at a compound annual growth rate of 0.8% during this period. From 2011 to 2012, it is estimated that Las Vegas experienced a 0.9% increase in population.

The Laughlin area economy is primarily dependent on the gaming and tourism industry. Visitor volume and occupancy rates have declined on an annual basis over the past several years while the number of hotel rooms has remained fairly constant. The declining trend in these primary indicators began in 1994 after nearly 10 years of economic growth in the area’s primary industry. The Laughlin gaming market consists of approximately 10,334 rooms and its gaming revenue for 2012 was $462 million, down 0.6% from 2011.

Our History

American Casino & Entertainment Properties LLC, or ACEP, was formed in Delaware on December 29, 2003. ACEP owns and operates the Stratosphere Casino Hotel & Tower, or the Stratosphere, Arizona Charlie’s Decatur and Arizona Charlie’s Boulder in Las Vegas, Nevada, and the Aquarius Casino Resort, or the Aquarius, in Laughlin, Nevada.

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On April 22, 2007, American Entertainment Properties Corp., or AEP, our former direct parent, entered into a Membership Interest Purchase Agreement, or the Agreement, with W2007/ACEP Holdings, LLC, or Holdings, an affiliate of Whitehall Street Real Estate Funds, or Whitehall, a series of real estate investment funds affiliated with Goldman, Sachs & Co., to sell all of our issued and outstanding membership interests to Holdings, for approximately $1.3 billion. Pursuant to the Assignment and Assumption Agreement, dated December 4, 2007, between Holdings and W2007/ACEP Managers Voteco, LLC, or Voteco, Holdings assigned all of its rights, obligations and interests under the Agreement to Voteco. The acquisition, or the Acquisition, closed at a purchase price of $1.2 billion on February 20, 2008. Goldman Sachs Mortgage Company, or GSMC, an affiliate of Whitehall 2007, provided $1.1 billion in term loans (the “Original Term Loans”) to finance the Acquisition.

On June 25, 2009, ACEP and GSMC closed the restructuring of the Original Term Loans (the “Restructuring”). In connection with the Restructuring, (i) Whitehall 2007 invested $200 million of new capital, $165 million of which was used to repay a portion of the Original Term Loans and $35 million of which was contributed to ACEP, (ii) ACEP and certain of its wholly-owned indirect subsidiaries entered into a new loan agreement with GSMC evidencing a five-year term loan with an aggregate principal amount of $350 million (the “Restructured Term Loan”), (iii) Holdings agreed to issue to an affiliate of GSMC a 22% interest in Holdings upon receipt of necessary gaming approvals and (iv) GSMC agreed to terminate the Original Term Loans. See “Certain Relationships and Related Party Transactions”.

On August 14, 2009, we closed the offering of the old notes. The gross proceeds from the offering after taking into account original issue discount, and certain of GSMC’s out-of-pocket expenses incurred in connection with the repayment, were $311,250,000. The gross proceeds of the offering were used to repay the then existing balance of the Restructured Term Loan. Upon the payment of the gross proceeds from that offering, GSMC forgave the remaining balance of the Restructured Term Loan and the Restructured Term Loan was deemed repaid in its entirety.

Regulation and Licensing

Introduction

The ownership and operation of casino gaming facilities in the State of Nevada are subject to the Nevada Gaming Control Act and the regulations made under such Act, as well as various local ordinances. The gaming operations of our casinos are subject to the licensing and regulatory control of the Nevada Gaming Commission and the Nevada State Gaming Control Board. Our casinos’ operations are also subject to regulation by the Clark County Liquor and Gaming Licensing Board and the City of Las Vegas. These agencies are referred to herein collectively as the Nevada Gaming Authorities.

Our subsidiaries that operate casinos are licensed by the Nevada Gaming Authorities as limited liability company licensees, which we refer to herein as company licensees. Under their gaming licenses, company licensees are required to pay periodic fees and taxes. The gaming licenses are not transferable.

To date, our company licensees have obtained all gaming licenses necessary for the operation of their existing gaming operations; however, gaming licenses and related approvals are privileges under Nevada law, and we cannot assure you that any new gaming license or related approvals that may be required in the future will be granted, or that any existing gaming licenses or related approvals will not be limited, conditioned, suspended, revoked or renewed.

Registration Requirements

On September 20, 2012, the Nevada Gaming Commission issued a Fourth Revised Order of Registration of ACEP as a publicly traded company, which we refer to herein as a registered company for purposes of the Nevada Gaming Control Act. The order restates the provisions of the Third Revised Order of Registration entered on May 19, 2011, which (1) prohibits Holdings from selling, assigning, transferring, pledging or otherwise disposing of any direct or indirect interest in our membership interests or any other security convertible into or exchangeable into our Class B Interests, without the prior approval of the Nevada Gaming Commission, (2) prohibits the members of Voteco from selling, assigning, transferring, pledging or otherwise disposing of any direct or indirect membership interest in Voteco without the prior approval of the Commission, (3) prohibits Strat Hotel Investor, L.P., Whitehall Parallel Global Real Estate Limited Partnership 2007, MLQ Stratosphere, LLC and W2007 Finance Sub, LLC from selling, assigning, transferring, pledging or otherwise disposing of any direct or indirect membership interest in W2007/ACEP Holdings or any other security that is convertible or exchangeable into a membership interest in Holdings without the prior approval of the Nevada Gaming Commission, and (4) prohibits ACEP, Voteco, Holdings, Strat Hotel Investor, L.P., MLQ Stratosphere, LLC or W2007 Finance Sub, LLC, without the prior approval of the Nevada Gaming Commission, from declaring cash dividends or distributions on any class of their securities to any person who has not been licensed or found suitable by the Nevada Gaming Commission, provided, however, that any of the foregoing entities may, with the prior approval of the Chairman of the Nevada State Gaming Control Board, pay dividends and make distributions to its direct or indirect equity owners who have not been licensed or found suitable by the Nevada Gaming Commission for the purpose of defraying tax liabilities and tax-related expenses of such direct or indirect equity owners that arise directly out of such direct or indirect ownership interest.

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The Fourth Revised Order of Registration also licensed ACEP as sole member of ACEP Management, LLC and ACEP Interactive, LLC; licensed ACEP Management, LLC as a key executive of ACEP Interactive, LLC and approved ACEP Management, LLC to receive a percentage of gaming revenue from ACEP Interactive, LLC. The statutory provisions which govern interactive gaming in Nevada provide, however, that a license to operate interstate interactive gaming does not become effective until: (i) a federal law authorizing the specific type of interactive gaming for which the license was granted is enacted; or (ii) the United States Department of Justice notifies the Nevada Gaming Control Board or the Nevada Gaming Commission in writing that it is permissible under federal law to operate the specific type of interactive gaming for which the license was granted. The license received by ACEP Interactive, LLC, currently authorizes only intrastate interactive gaming as defined in Nevada law to mean the conduct of gambling games through the use of communications technology that allows a person, utilizing money, checks, electronic checks, electronic transfers of money, credit cards, debit cards or any other instrumentality, to transmit to a computer information to assist in the placing of a bet or wager and corresponding information related to the display of the game, game outcomes or other similar information,” including, without limitation, “Internet poker” but excluding “the operation of a race book or sports pool that uses communications technology approved by the Board pursuant to regulations adopted by the Commission to accept wagers originating within this state for races, or sporting events or other events.”

ACEP has been registered with the Nevada Gaming Commission as a publicly traded corporation, found suitable by the Nevada Gaming Commission as the manager of Charlie’s Holding LLC, and to own the equity interests of Stratosphere LLC, Charlie’s Holding and Aquarius Gaming LLC, each of which is a company licensee. Voteco has been registered as a holding company and found suitable by the Nevada Gaming Commission as the sole owner of our voting securities. Charlie’s Holding has been registered as an intermediary and has been found suitable by the Nevada Gaming Commission to own the equity securities of its licensed subsidiaries, Arizona Charlie's, LLC and Fresca, LLC. Stratosphere LLC has been registered as an intermediary company and has been found suitable to own the equity securities of Stratosphere Gaming LLC, a company licensee, as its sole member.

Periodically, we are required to submit detailed financial and operating reports to the Nevada Gaming Commission and to provide any other information that the Nevada Gaming Commission may require. Substantially all of our material loans, leases, sales of securities and similar financing transactions must be reported to, or approved by, the Nevada Gaming Commission.

Policy Concerns of Gaming Laws

The laws, regulations and supervisory procedures of the Nevada Gaming Authorities are based upon declarations of public policy. These public policy concerns include, among other things:

•	preventing unsavory or unsuitable persons from being directly or indirectly involved with gaming at any time or in any capacity;

•	establishing and maintaining responsible accounting practices and procedures;

•	maintaining effective controls over the financial practices of licensees, including establishing minimum procedures for internal fiscal affairs, safeguarding assets and revenue, providing reliable recordkeeping and requiring the filing of periodic reports with the Nevada Gaming Authorities;

•	preventing cheating and fraudulent practices; and

•	providing a source of state and local revenue through taxation and licensing fees.

Changes in these laws, regulations and procedures could have significant negative effects on our gaming operations and our financial condition and results of operations.

Individual Licensing Requirements

All stockholders, members and limited partners with a 5 percent or less ownership interest in a corporate, limited liability company or limited partnership licensee (other than such an entity as is publicly traded and registered with the Nevada Gaming Commission), must register in that capacity with the Nevada Gaming Control Board and affirmatively state in writing that they submit to the board’s jurisdiction. Such registration must be made on forms prescribed by the chairman. A member who is required to be registered by this section shall apply for registration within 30 days after the member obtains an ownership interest of 5 percent or less in a limited-liability company licensee. No person, other than an institutional investor, may acquire more than 5 percent of the ownership interests in a corporate, limited liability company or limited partnership licensee, or receive any percentage of the profits of, a non-publicly traded holding or intermediary company or company licensee, without first obtaining licenses and approvals from the Nevada Gaming Authorities.

The Nevada Gaming Authorities may investigate any individual who has a material relationship to or material involvement with our gaming operations to determine whether the individual is suitable or should be licensed as a business associate of a gaming licensee. Key employees of a company licensee may also be required to file such applications.

Under certain circumstances, an “institutional investor,” as defined in the Nevada Gaming Control Act, that intends to acquire any security issued by a corporate, limited liability company or limited partnership licensee or a holding company (which, in any such case, is not publicly traded), may apply to the Nevada Gaming Control Board and the Nevada Gaming Commission for a waiver of the otherwise applicable requirements for licensing or a finding of suitability if such institutional investor intends to and does hold the securities for investment purposes only. An institutional investor is not eligible to receive or hold a waiver if the institutional investor will own, directly or indirectly, more than 15 percent of the securities of the licensee or a holding company on a fully diluted basis where any such securities are to be acquired other than through a debt restructuring. Securities acquired before a debt restructuring and retained after a debt restructuring or as a result of an exchange, exercise or conversion, after a debt restructuring, of any securities issued to an institutional investor through a debt restructuring, are deemed to have been acquired through a debt restructuring. Such a waiver is effective only as long as the institutional investor’s direct or indirect ownership interest in such securities meets the limitations set forth above. An institutional investor is not deemed to hold a security issued by a corporate, limited partnership of limited liability company licensee or a holding company for investment purposes only unless the securities will be acquired and held in the ordinary course of business as an institutional investor and do not, directly or indirectly, allow the institutional investor to vote for the election of members of the board of directors, for the election of a general partner or the appointment of a manager, as the case may be, or to cause any change in the organic documents, management, policies or operations of the licensee or the holding company, or cause any other action which the commission finds to be inconsistent with investment purposes only. The following activities are not deemed to be inconsistent with holding securities for investment purposes only:

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(a) Serving as a member of any committee of creditors or security holders in connection with debt restructuring;

(b) Nominating any candidate for election or appointment to a board of directors or the equivalent in connection with a debt restructuring;

(c) Making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in management, policies or operations; and

(d) Such other activities as the commission may determine to be consistent with such investment intent.

The Nevada Gaming Authorities may deny an application for licensing for any cause which they deem reasonable. A finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation. An applicant for licensing or an applicant for a finding of suitability must pay or must cause to be paid all the costs of the investigation. Changes in licensed positions must be reported to the Nevada Gaming Authorities and, in addition to their authority to deny an application for a finding of suitability or licensing, the Nevada Gaming Authorities have the jurisdiction to disapprove a change in a corporate position.

If the Nevada Gaming Authorities were to find an equity or debt security holder, officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with us, we would have to sever all relationships with that person. In addition, the Nevada Gaming Commission may require us to terminate the employment of any person who refuses to timely file appropriate applications. Determinations of suitability or questions pertaining to licensing are not subject to judicial review in Nevada.

Consequences of Violating Gaming Laws

If the Nevada Gaming Commission decides that we have violated the Nevada Gaming Control Act or any of its regulations, it could limit, condition, suspend or revoke our registrations and gaming licenses. In addition, we, and the persons involved, could be subject to substantial fines for each separate violation of the Nevada Gaming Control Act, or of the regulations of the Nevada Gaming Commission, at the discretion of the Nevada Gaming Commission. Further, the Nevada Gaming Commission could seek the appointment of a supervisor to conduct the operations of our casinos and, under specified circumstances, earnings generated during the supervisor’s appointment, except for the reasonable rental value of the premises, could be forfeited to the State of Nevada. Limitation, conditioning or suspension of any of our gaming licenses and the appointment of a supervisor could, and revocation of any gaming license would, have a significant negative effect on our gaming operations.

Review and Approval of Transactions

Substantially all material loans, leases, sales of securities and similar financing transactions by us and our subsidiaries must be reported to, or approved by, the Nevada Gaming Authorities.

Requirements for Equity Security Holders of Publicly Traded Entities

Regardless of the number of equity interests held, any beneficial holder of a registered company's voting or non-voting securities may be required to file an application, be investigated and have that person’s suitability as a beneficial holder of voting or non-voting securities determined if the Nevada Gaming Commission has reason to believe that the ownership would otherwise be inconsistent with the declared policies of the State of Nevada. If the beneficial holder of the voting or non-voting securities who must be found suitable is a corporation, partnership, limited partnership, limited liability company or trust, it must submit detailed business and financial information, including a list of its beneficial owners. The applicant must pay all costs of the investigation incurred by the Nevada Gaming Authorities in conducting any investigation.

The Nevada Gaming Control Act requires any person who acquires more than 5% of the voting securities of a registered company to report the acquisition to the Nevada Gaming Commission. The Nevada Gaming Control Act requires beneficial owners of more than 10% of a registered company’s voting securities to apply to the Nevada Gaming Commission for a finding of suitability within 30 days after the Chairman of the Nevada State Gaming Control Board mails the written notice requiring such filing. Under certain circumstances, an “institutional investor,” as defined in the Nevada Gaming Control Act, which acquires more than 10%, but not more than 25%, of the registered company’s voting securities may apply to the Nevada Gaming Commission for a waiver of a finding of suitability if the institutional investor holds the voting securities for investment purposes only. In certain circumstances, an institutional investor that has obtained a waiver can own up to 29% of a registered company’s voting securities if such additional ownership results from a stock repurchase program conducted by the publicly traded corporation and upon the condition that the institutional investor does not purchase or otherwise acquire any additional voting securities of the publicly traded corporation that would result in an increase in the institutional investor’s ownership percentage. An institutional investor will not be deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of the board of directors of the registered company, a change in the corporate charter, bylaws, management, policies or operations of the publicly traded registered company, or any of its gaming affiliates, or any other action which the Nevada Gaming Commission finds to be inconsistent with holding the registered company’s voting securities for investment purposes only. Activities which are not deemed to be inconsistent with holding voting securities for investment purposes only include:

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•	voting on all matters voted on by stockholders or interest holders;

•	making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management, policies or operations; and

•	other activities that the Nevada Gaming Commission may determine to be consistent with such investment intent.

A registered company is required to maintain a current stock ledger in Nevada, which may be examined by the Nevada Gaming Authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Nevada Gaming Authorities. A failure to make the disclosure may be grounds for finding the record holder unsuitable. We will be required to render maximum assistance in determining the identity of the beneficial owner of any of our voting securities. The Nevada Gaming Commission has the power to require the stock certificates of any registered company to bear a legend indicating that the securities are subject to the Nevada Gaming Control Act and certain restrictions imposed by applicable gaming laws. To date, this requirement has not been imposed on us.

Consequences of Being Found Unsuitable

Any person who fails or refuses to timely apply for a finding of suitability or a license within 30 days after being ordered to do so by the Nevada Gaming Commission or by the Chairman of the Nevada State Gaming Control Board, or who refuses or fails to pay the investigative costs incurred by the Nevada Gaming Authorities in connection with the investigation of its application, may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any person found unsuitable and who holds, directly or indirectly, any beneficial ownership of any voting security or debt security of a registered company beyond the period of time as may be prescribed by the Nevada Gaming Commission may be guilty of a criminal offense. A registered company will be subject to disciplinary action if, after it receives notice that a person is unsuitable to hold an equity interest or to have any other relationship with, it:

•	pays that person any dividend or interest upon any voting securities;

•	allows that person to exercise, directly or indirectly, any voting right held by that person;

•	pays remuneration in any form to that person for services rendered or otherwise; or

•	fails to pursue all lawful efforts to require the unsuitable person to relinquish such person’s voting securities including, if necessary, the immediate purchase of the voting securities for cash at fair market value.

Requirements for Debt Security Holders

The Nevada Gaming Commission may, in its discretion, require the holder of any debt or similar security of a registered company to file an application, be investigated and be found suitable to own the debt or other security of the registered company if the Nevada Gaming Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the State of Nevada. If the Nevada Gaming Commission decides that a person is unsuitable to own the security, then under the Nevada Gaming Control Act, the registered company can be sanctioned, including the loss of its approvals if, without the prior approval of the Nevada Gaming Commission, it:

•	pays to the unsuitable person any dividend, interest or any distribution whatsoever;

•	recognizes any voting right by the unsuitable person in connection with the securities;

•	pays the unsuitable person remuneration in any form; or

•	makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction.

If the Nevada Gaming Authorities require that a person who is a holder or the beneficial owner of notes be licensed, qualified or found suitable under applicable gaming laws, such holder or beneficial owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period. If such person fails to apply or become licensed or qualified or is found unsuitable the Nevada Gaming Laws limit the rights of the holder as follows: (i) any person required to be licensed or found suitable and who is denied a license or found unsuitable shall not hold directly or indirectly the beneficial ownership of any voting security or debt security of a publicly traded corporation which is registered with the Commission beyond the time prescribed by the Commission; and (ii) shall not accept more for his interest than he paid for it or the market value on the date of the denial of the license or finding of unsuitability.

With respect to any other jurisdiction, if a holder of notes fails to apply or become licensed or qualified or is found unsuitable the holder shall comply with the laws of that jurisdiction governing such matters and the continued ownership of the notes and such regulatory orders as may be entered in conjunction therewith and pursuant thereto or, in the absence thereof, we shall have the right, at our option:

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•	to require the holder to dispose of its notes or beneficial interest therein within 30 days of receiving notice of our selection or such earlier date as may be requested or prescribed by a gaming authority; or

•	to redeem the notes at a redemption price equal to the lesser of (1) the holder’s cost, plus accrued and unpaid interest, if any, to the earlier of the redemption date and the date of the finding of unsuitability or failure to comply or (2) 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the earlier of the redemption date and the date of the finding of unsuitability or failure to comply, which may be less than 30 days following the notice of redemption if so requested or prescribed by the gaming authority.

We will not be responsible for any costs or expenses incurred by any such holder or beneficial owner in connection with its application for a license, qualification or finding of suitability.

Approval of Public Offerings

Neither we nor any of our affiliates may make a public offering of our securities without the prior approval of the Nevada Gaming Commission if the proceeds from the offering are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for those purposes or for similar transactions. Any approval that we might receive in the future relating to future offerings will not constitute a finding, recommendation or approval by any of the Nevada Gaming Control Board or the Nevada Gaming Commission as to the accuracy or adequacy of the offering memorandum or the investment merits of the securities. Any representation to the contrary is unlawful.

Approval of Changes in Control

A registered company must obtain prior approval of the Nevada Gaming Commission with respect to a change in control through:

•	merger;

•	consolidation;

•	stock or asset acquisitions;

•	management or consulting agreements; or

•	any act or conduct by a person by which the person obtains control of us.

Entities or persons seeking to acquire control of a registered company must satisfy the Nevada State Gaming Control Board and Nevada Gaming Commission with respect to a variety of stringent standards before assuming control of the registered company. The Nevada Gaming Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control to be investigated and licensed as part of the approval process relating to the transaction.

Approval of Defensive Tactics

The Nevada legislature has declared that some corporate acquisitions opposed by management, repurchases of voting securities and corporate defense tactics affecting Nevada gaming licensees or affecting registered companies that are affiliated with the operations permitted by Nevada gaming licensees may be harmful to stable and productive corporate gaming. The Nevada Gaming Commission has established a regulatory scheme to reduce the potentially adverse effects of these business practices upon Nevada’s gaming industry and to further Nevada’s policy to:

•	assure the financial stability of corporate gaming operators and their affiliates;

•	preserve the beneficial aspects of conducting business in the corporate form; and

•	promote a neutral environment for the orderly governance of corporate affairs.

Approvals may be required from the Nevada Gaming Commission before we can make exceptional repurchases of voting securities above their current market price and before a corporate acquisition opposed by management can be consummated. The Nevada Gaming Control Act also requires prior approval of a plan of recapitalization proposed by a registered company’s board of directors in response to a tender offer made directly to its stockholders for the purpose of acquiring control.

Fees and Taxes

License fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the State of Nevada and to the counties and cities in which the licensed subsidiaries respective operations are conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable monthly, quarterly or annually and are based upon:

•	a percentage of gross revenues received;

•	the number of gaming devices operated; or

•	the number of table games operated.

A live entertainment tax is also paid by casino operations where entertainment is furnished in connection with an admission charge and the selling or serving of food, refreshments or merchandise. Our casinos are also subject to a state payroll tax based on the wages paid to their employees.

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Foreign Gaming Investigations

Any person who is licensed, required to be licensed, registered, required to be registered, or is under common control with those persons, which we refer to as licensees, and who proposes to become involved in a gaming venture outside of Nevada, is required to deposit with the Nevada State Gaming Control Board, and thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation of the Nevada State Gaming Control Board of the licensee’s or registrant’s participation in such foreign gaming. The revolving fund is subject to increase or decrease in the discretion of the Nevada Gaming Commission. Licensees and registrants are required to comply with the reporting requirements imposed by the Nevada Gaming Control Act. A licensee or registrant is also subject to disciplinary action by the Nevada Gaming Commission if it:

•	knowingly violates any laws of the foreign jurisdiction pertaining to the foreign gaming operation;

•	fails to conduct the foreign gaming operation in accordance with the standards of honesty and integrity required of Nevada gaming operations;

•	engages in any activity or enters into any association that is unsuitable because it poses an unreasonable threat to the control of gaming in Nevada, reflects or tends to reflect, discredit or disrepute upon the State of Nevada or gaming in Nevada, or is contrary to the gaming policies of Nevada;

•	engages in activities or enters into associations that are harmful to the State of Nevada or its ability to collect gaming taxes and fees; or

•	employs, contracts with or associates with a person in the foreign operation who has been denied a license or finding of suitability in Nevada on the ground of unsuitability.

Local License for Conduct of Gaming and Sale of Alcoholic Beverages

The conduct of gaming activities and the service and sale of alcoholic beverages by our casinos are subject to licensing, control and regulation by the Clark County Liquor and Gaming Licensing Board and the City of Las Vegas. In addition to approving our casinos, the Clark County Liquor and Gaming License Board and the City of Las Vegas have the authority to approve all persons owning or controlling the equity of an entity which holds or controls an entity which holds a gaming license. All licenses are revocable and are not transferable. The county and city agencies have full power to limit, condition, suspend or revoke any license. Any disciplinary action could, and revocation would, have a substantial negative impact upon our operations.

Environmental Matters

We are subject to various federal, state and local laws, ordinances and regulations that govern activities or operations that may have adverse environmental effects, such as discharges to air and water or that may impose liability for the costs of cleaning up and certain damages resulting from sites of past spills, disposals or other releases of hazardous or toxic substances or wastes. We endeavor to maintain compliance with environmental laws, but from time to time, current or historical operations on or adjacent to, our property may have resulted or may result in noncompliance or liability for cleanup pursuant to environmental laws. In that regard, we may incur costs for cleaning up contamination relating to historical uses of certain of our properties.

Employees

At December 31, 2012, we had approximately 4,400 employees, of which approximately 1,700 were covered by various collective bargaining agreements providing, generally, for basic pay rates, working hours, other conditions of employment, and orderly settlement of labor disputes. We historically have had good relationships with the unions representing our employees and believe that our employee relations are good. At the Stratosphere, our collective bargaining agreement with the Professional, Clerical and Miscellaneous Employees, Teamsters Local Union 995 expires on March 31, 2013. The collective bargaining agreement the Culinary Workers Union, Local 226 and Bartenders Union, Local 165 expired on May 31, 2012 and was extended by the parties until May 31, 2013. At the Aquarius, the collective bargaining agreement with the International Union of Operating Engineers, Local 501, AFL-CIO expired on March 31, 2012 and the agreement with the International Alliance of Theatrical Stage Employees, Moving Picture Technicians, Artist and Allied Crafts of the United States, Its Territories and Canada, Local 720, Las Vegas, Nevada expired on November 30, 2012. The collective bargaining agreement with the United Steelworkers of America expires on April 1, 2013. We do not expect any work stoppages or slowdowns.

Available Information

We file annual and quarterly reports and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, NE, Washington, D.C., 20549. Please call 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Reports and other information regarding issuers, including us, that file electronically with the Securities and Exchange Commission are also available to the public from the Securities and Exchange Commission’s Web site at http://www.sec.gov. You may also refer to the American Casino & Entertainment Properties LLC website, www.acepllc.com.

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MANAGEMENT

Identification of Directors and Officers

The following table sets forth certain information as of March 21, 2013 concerning our directors, executive officers and key employees:

Name	Age	Position
Alan Kava	47	Board Member
Peter Weidman	39	Board Member
Frank V. Riolo	61	Chief Executive Officer and Board Member
Edward W. Martin III	48	Chief Financial Officer, Treasurer and Board Member

Name	Age	Position
Phyllis A. Gilland	54	Senior Vice President, General Counsel and Secretary
Ronald P. Lurie	71	Executive Vice President, General Manager — Arizona Charlie’s Decatur
Paul Hobson	46	Vice President, General Manager— Stratosphere Casino Hotel & Tower
Sean Hammond	45	General Manager — Aquarius Casino Resort
Mark Majetich	62	Senior Vice President, General Manager — Arizona Charlie’s Boulder

Frank V. Riolo has served as our Chief Executive Officer since April 2008 and as a director since September 2008. Prior to joining American Casino & Entertainment Properties LLC, Mr. Riolo operated Riolo Group, LLC, assisting private companies with strategic planning and operational reorganization. He also served as Chief Executive Officer of Viejas Enterprises, from 2002 to 2007, a Native American gaming company operating in the State of California.

Edward W. Martin III has served as our Chief Financial Officer and Treasurer since October 2008 and as a director since March 2009. From September 2003 to May 2008, Mr. Martin was Vice President of Gaming Development for Station Casinos, Inc. In that capacity, he was actively involved in acquisitions, real estate planning and development, new business development in the United States and internationally. He was a member of the Station Casinos development team that created the master plans for four casino hotel projects. From September 2000 to August 2003, Mr. Martin was Senior Vice President of Finance and Strategic Planning for Silverton Casino, LLC, where he worked actively with the principals and operating departments to reposition the Silverton Casino Hotel into one of Las Vegas’ first casino resorts identified with a “life-style” brand. Mr. Martin was Chief Financial Officer of the Maloof Companies from May 1994 to September 2000. As Chief Financial Officer of Maloof Companies, he was responsible for all financial areas of the organization, which included the beverage distribution, hotel, casino and professional sports industries. He worked with the principals and executed multiple debt, equity, real estate and derivative transactions that allowed the company to divest of non-strategic assets and build an organization that now includes such well-known assets as The Palms Casino Resort in Las Vegas, Sacramento Kings NBA franchise and the 17,000 seat Arco Arena in Sacramento, California.

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Alan Kava has served as a director since December 31, 2009. Mr. Kava is a member of the audit committee and compensation committee. He is a Managing Director and Partner of Goldman, Sachs & Co. where he is co-head for the Americas of the Real Estate Principal Investment Area. He is a member of the Investment Committees of The Whitehall Street Real Estate Funds, Goldman Sachs Real Estate Mezzanine Partners and the Caribbean Property Fund. Mr. Kava is a member of the Northeast Board of Directors for the Diabetes Research Institute and a director of Hilton Corporation. Prior to joining Goldman, Sachs & Co., Mr. Kava was an associate attorney in the corporate and real estate departments of Simpson Thacher & Bartlett from 1990-1997.

Peter A. Weidman became a director on January 19, 2010. Mr. Weidman has been a managing director of Goldman, Sachs & Co. since 2007, where he works in the Real Estate Principal Investment Area. Prior to joining Goldman, Sachs & Co. in 1999, Peter worked as an analyst in the Real Estate Investment Banking Group at Salomon Brothers and then at Averstar Capital Partners, a real estate development and private equity firm in New York.

Phyllis A. Gilland has served as our Vice President, General Counsel and Secretary since October 2008. Ms. Gilland is the corporate Compliance Officer, oversees corporate legal issues and is responsible for the retail, risk management and security investigations departments. Ms. Gilland has developed and implemented the legal strategy for many companies in the areas of regulatory and business compliance, corporate governance, claim management, real estate matters, risk management and mergers and acquisitions. Prior to joining ACEP, from 2000 to 2007 Ms. Gilland served as general counsel and chief financial officer for Taylor Construction Group Companies, headquartered in Des Moines, Iowa with affiliates around the country, including Las Vegas, Nevada and with several of their subsidiaries. Prior to Taylor Construction, she served as general counsel for Principal International, Inc. from 1999 through 2000 and associate general counsel for Principal Financial Group from 1994 through 1999. In addition, Ms. Gilland has held positions with the Resolution Trust Corporation and KPMG.

Ronald P. Lurie has served as Executive Vice President and General Manager of Arizona Charlie’s Decatur since January 1999. From November 1990 until January 1999, Mr. Lurie held various positions at Sunset Coin, an affiliate of Arizona Charlie’s, Inc., including as General Manager of Sunset Coin. In addition to his more than 25 years in the gaming industry, Mr. Lurie served as a Las Vegas City Councilman from 1973 to 1987 and as the Mayor of Las Vegas from June 1987 to June 1991.

Paul Hobson has served as General Manager of Stratosphere Casino, Hotel & Tower since January 2011. He also served as the General Manager of Aquarius Casino Resort from December 2008 to December 2010. From 1998 to 2008, he was a member of Primm Valley Casino Resorts executive team; most recently as Senior Vice President of Operations in Primm, Nevada. During his tenure there, his areas of responsibility expanded while in the employment of the Primadonna Co., LLC, MGM MIRAGE and Herbst Gaming. His responsibilities included strategic planning and oversight of three fully appointed casino resorts, two championship golf courses and other areas of the resort complex. Mr. Hobson brings more than 20 years of gaming and hospitality experience, and has also held financial management positions with both Caesars Palace in Las Vegas, Nevada and Caesars Tahoe in South Lake Tahoe, Nevada.

Mark Majetich has served as Senior Vice President and General Manager of Arizona Charlie’s Boulder since April 2004, and Vice President and General Manager for Arizona Charlie’s Boulder since May 2001. He served as Director of Operations at Arizona Charlie’s Boulder from February 2001 until May 2001. From June 2000 until January 2001, he was Director of Hotel Operations for the Stratosphere. From November 1992 until August 1999, Mr. Majetich held various positions at the Excalibur Hotel/Casino, including most recently, Hotel Manager. He has more than 35 years of experience in the gaming industry.

Sean Hammond has served as General Manager of the Aquarius Casino Resort since January 2011. From August 2009 to January 2011, he held the position of Vice President of Marketing and Player Development. Mr. Hammond joined the Aquarius in May of 2006 when he was hired as Vice President of Player Development. Prior to his employment at the Aquarius, he worked at the Tropicana Express (formerly Ramada Express) in Laughlin, Nevada from February 1990 through May of 2006 as Director of Player Development & Casino Events.

Qualifications of Board of Directors

The board of directors has concluded that, based on each director‘s experience, qualifications, attributes or skills on an individual basis and in combination with those of the other directors, each director should serve as a director. Among other attributes common to all directors are their ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the various service providers to the Company, and to exercise reasonable business judgment in the performance of their duties as directors. In addition, the board of directors has taken into account the actual service and commitment of the directors during their tenure in concluding that each should continue to serve. A director‘s ability to perform his or her duties effectively may have been attained through a director‘s educational background or professional training; business, consulting, public service or academic positions; experience from service as a director of the Company, public companies, or non-profit entities or other organizations; or other experiences. Also, set forth below is a brief discussion of the specific experience qualifications, attributes or skills of each director that led the board of directors to conclude that he or she should serve as a director.

Alan Kava was selected to be a director of the Company given his experience as co-head for the Americas of the Real Estate Principal Investment Area and as a member of the Investment Committees of The Whitehall Street Real Estate Funds, Goldman Sachs Real Estate Mezzanine Partners and the Caribbean Property Fund, as well as a director of Hilton Hotels Corporation, his previous experience as an associate attorney in the corporate and real estate departments of Simpson Thacher & Bartlett, and his experience in the real estate, hotel and gaming industries.

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Peter Weidman was selected to be a director of the Company given his experience as a managing director of Goldman, Sachs & Co. and his work in their Real Estate Principal Investment Area, his experience as an analyst in the Real Estate Investment Banking Group at Salomon Brothers and then at Averstar Capital Partners, and his experience in the real estate, hotel and gaming industries.

Frank V. Riolo was selected to be a director of the Company given his experience operating Riolo Group, LLC and serving as Chief Executive Officer of Viejas Enterprises, as well as his experience serving as our Chief Executive Officer and his experience in the real estate, hotel and gaming industries

Edward W. Martin, III was selected to be a director of the Company given his experience as Vice President of Gaming Development for Station Casinos, Inc., Senior Vice President of Finance and Strategic Planning for Silverton Casino, LLC, and Chief Financial Officer of the Maloof Companies, as well as his experience serving as our Chief Financial Officer and Treasurer and his experience in the real estate, hotel and gaming industries.

Family Relationships

No family relationships exist between any directors or executive officers of ACEP.

Audit Committee

On December 31, 2009, Mr. Kava became a director and was appointed to the audit committee. On January 19, 2010, Mr. Weidman became a director and was appointed to the audit committee.

Our Board of Directors does not have an “audit committee financial expert”, within the meaning of Item 407(d)(5) of Regulation S-K, serving on the audit committee. The Board believes that each member of the audit committee is financially literate and possesses sufficient experience, both professionally and by virtue of his service as a director and member of the audit committee, to be fully capable of discharging his duties as a member of the audit committee. However, none of the members of the audit committee has a professional background in accounting or “preparing, auditing, analyzing or evaluating financial statements”.

If the audit committee determines that it requires additional financial expertise, it would either engage professional advisers or seek to recruit a member who qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

Code of Ethics

We have adopted a code of ethics that applies to our Chief Executive Officer, Chief Financial Officer, and other senior officers, or persons performing similar functions. The Code of Business Conduct and Ethics is included herewith as Exhibit 14.1.

Corporate Governance Guidelines

Our Corporate Governance Guidelines may be obtained without charge, by writing to American Casino & Entertainment Properties LLC, 2000 Las Vegas Boulevard South Las Vegas, NV, 89104, attention: Investor Relations.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership of, and transactions in, certain classes of our equity securities. Such directors, executive officers and 10% owners are also required to furnish us with copies of all Section 16(a) reports they file.

On March 26, 2009, our Chief Executive Officer and our Chief Financial Officer each filed Form 3 with the SEC due to their status as executive officers of the Company. These filings, which were due to be filed with the SEC upon their becoming our executive officers, did not report any beneficial ownership of our equity securities. Based solely upon our review of Forms 3 and 4 filed with the SEC for our Company with the SEC, we do not believe there were any other late filings or known failures to file under Section 16(a) during our most recent fiscal year or prior fiscal years.

Director Independence

We believe that Messrs. Kava and Weidman are not “independent” as defined in the currently applicable listing standards of the New York Stock Exchange, or NYSE, because they are the beneficial owners of 100% of the Class A Interests. ACEP has no securities listed on the NYSE and, therefore, are not subject to the NYSE listing standards.

EXECUTIVE COMPENSATION

Compensation Committee Report

Our Board of Directors reviewed and discussed the Compensation Discussion and Analysis contained in this annual report on Form 10-K with management. Based on that review and discussion, the Board of Directors recommended that the Compensation Discussion and Analysis be included in this annual report on Form 10-K.

This report is provided by the following directors, who constitute the compensation committee:

Alan Kava

Peter Weidman

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Compensation Committee Interlocks and Insider Participation

During our 2012 fiscal year, none of our officers or former officers (a) participated in deliberations concerning executive compensation of our Board of Directors, or (b) served on the board of directors or compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on our Board of Directors.

Compensation Discussion and Analysis

Overview

Our Board has established a standing compensation committee. The entire compensation committee participates in deliberations concerning executive compensation and annually reviews the performance, salary and bonus of our Chief Executive Officer and Chief Financial Officer. Our Chief Executive Officer reviews the performance, salary and bonus of the other executive officers. The conclusions reached and the recommendations based on these reviews, including with respect to salary adjustments and annual bonus awards, if any, are then presented to the Board. We feel it is beneficial to have our entire Board participate in discussions and decision-making concerning executive compensation. The Board does not delegate the authority to establish executive officer compensation to any other person and has not retained any compensation consultants to determine or recommend the amount or form of executive and director compensation. Instead, the Board has relied on recommendations from our human resources personnel, Chief Executive Officer and appropriate, legal, tax and accounting advisors.

Compensation Philosophy and Objectives

Our executive compensation philosophy is designed to support our key business objectives while maximizing value. The objectives of our compensation structure are to attract and retain valuable employees, assure fair and internally equitable pay levels and provide a mix of base salary and variable bonuses that provides motivation and awards performance. At the same time, we seek to optimize performance and manage compensation costs.

The primary components of our executive compensation are base salary and annual bonus, payable in cash. Base salary and bonus are determined based on job function and each executive’s contribution to our performance and achievement of our overall business objectives.

We are a limited liability company with two members, and our securities are not publicly traded. Therefore, we do not pay compensation in options, units or other equity-based awards.

Individual Performance Measurement

Our board of directors sets performance goals for our executive officers, including operational, growth and leadership goals for the organizations they manage. At the end of each year, the board of directors, with input from our chief executive officer, assess each executive’s performance against his or her pre-established goals. The board of directors uses this assessment to inform its discretion in determining the individual component of the cash bonus. This performance appraisal process is largely subjective, with much discretion exercised by our board of directors and performance review by our chief executive officer. There is no specific weight given to any one individual goal or performance criterion. The assessment is based on our board of directors’ and chief executive officer’s determinations regarding how well the executive performed his or her job, and such assessment is qualitative, not quantitative, in nature. For example, when determining how well each of the executive’s grew his or her organization, they placed more importance on the quality of the new hires than on the number or percentage of people hired. The performance appraisal process is the same for each of our executive officers.

Base Salary

We view executive officer base salaries as a tool that provides executives with a reasonable base level of monthly income relative to the jobs they are doing and market-competitive salaries. The compensation committee participates in deliberations with respect to base salary, and then makes recommendations to the board of directors for the compensation of the chief executive officer, chief financial officer and other executive officers as it may determine. The entire board of directors then sets final salaries for the chief executive officer and the chief financial officer. Base salary is paid for ongoing performance throughout the year and is determined based on job function and each executive’s contribution to our performance and achievement of our overall business objectives.

Bonus

Our annual bonuses are intended to reward particular achievement during the year, motivate future performance and attract and retain highly qualified key employees. Although we intend for performance-based incentives and rewards to be substantial when warranted, these incentives are secondary to career growth, work environment and engaging work opportunities. We seek to develop a highly-motivated and collaborative workforce that pursues achievements for the sake of progress and innovation before individual gain. When ACEP as a whole, as well as individual executive officers, achieve our goals, we ensure that appropriately significant economic rewards follow.

All of our executive officers are eligible to receive discretionary cash bonuses.

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Perquisites Benefits

Our executive officers, like our other employees, participate in various employee benefit plans, including medical and dental care plans; flexible spending accounts for healthcare; life, accidental death and dismemberment and disability insurance; employee assistance programs (e.g., confidential counseling); and paid time off. Like our other employees, we also pay life insurance premiums for the benefit of our executive officers. Our offering of benefits is designed to enable us to attract and retain our workforce in a competitive environment.

The Company has a retirement savings plan under Section 401(k) of the Internal Revenue Code covering its non-union employees. The plan allows employees to defer, within prescribed limits, up to 75% of their income on a pre-tax basis through contributions to the plan. The Company matched, within prescribed limits, 50% of eligible employees’ contributions up to 6% of any individual’s earnings. As of April 5, 2009, the company suspended the 401(k) match program and made no matching contributions for the years ended December 31, 2012, 2011 and 2010.

The total value of all perquisites provided to each of our executive officers is less than $10,000.

ANNUAL COMPENSATION (1)

	SUMMARY COMPENSATION TABLE (1)
Name and Principal Position	Year	Salary ($)	Bonus ($) (2)	All Other Compensation ($) (3)	Total
Frank V. Riolo (PEO)	2012	600,000	300,000	12,782	912,782
Chief Executive Officer	2011	600,000	300,000	7,525	907,525
	2010	600,000	300,000	5,817	905,817

Edward W. Martin III (PFO)	2012	400,000	200,000	17,874	617,874
Chief Financial Officer & Treasurer	2011	400,000	200,000	13,643	613,643
	2010	400,000	200,000	13,194	613,194

Thomas Moore	2012	400,000	80,000	18,478	498,478
President, Stratosphere Development	2011	400,000	75,000	18,852	493,852
	2010	393,846	40,000	170,292	604,138

Paul Hobson	2012	275,000	40,000	11,527	326,527
Vice President & General Manager,	2011	273,558	50,000	8,372	331,930
Stratosphere Casino Hotel & Tower	2010	235,577	100,000	10,085	345,662

Ronald Lurie	2012	249,998	17,500	8,709	276,207
Executive Vice President &	2011	249,998	27,500	5,824	283,322
General Manager, Arizona Charlie's Decatur	2010	249,998	32,500	9,164	291,662

(1)	Pursuant to applicable regulations, certain columns of the Summary Compensation Table and each of the remaining tables required by applicable SEC regulations have been omitted, if there was no compensation awarded to, or earned by or paid to any of the named executive officers by us.
(2)	For the year 2012, represents amounts approved by the Board, upon recommendation of the compensation committee, on February 1, 2012, related to 2012. The amounts were paid in 2013. For the year 2011, represents amounts approved by the Board, upon recommendation of the compensation committee, on February 1, 2012, related to 2011. The amounts were paid in 2012. For the year 2010, represents amounts approved by the Board, upon recommendation of the compensation committee, on December 22, 2010, related to 2010. The amounts were paid in 2011.
(3)	Includes contributions by ACEP for dollar value of insurance premiums and other compensation related to health insurance payments. For 2012 it also includes an auto allowance of $3,910 for Mr. Riolo. For 2011 it also includes an auto allowance of $3,932 for Mr. Riolo. For 2010 it also includes auto allowances of $2,815 and $3,000 for Mr. Riolo and Mr. Hobson, respectively and for Mr. Moore a $160,000 consulting fee and $4,524 in health premiums under COBRA.

Potential Payments Upon Termination or Change in Control

We have arrangements with certain of our Named Executive Officers that may provide them with compensation following termination of employment. These arrangements are discussed below under “Employment Agreements”.

Plan-Based and Equity Awards

We do not have any stock award, option or non-equity incentive plans.

Option Grants in Last Fiscal Year

We have not implemented a stock option or other similar plan.

Employment Agreements

We have entered into agreements with certain of our current executive officers and key personnel that regulate their employment with us, their compensation and potential severance packages.

Our employment agreement with our General Manager of the Aquarius, Sean Hammond expired March 9, 2012 and the parties have not entered into a new agreement. Mr. Hammond continues to serve as our General Manager of the Aquarius. He receives an annual base salary of $200,000 and is eligible to receive an annual bonus, as may, from time to time, be determined in the sole discretion of our Board. Mr. Hammond is also entitled to receive certain healthcare and similar employee welfare benefits comparable to those received by our employees at a similar pay level and/or position.

Our employment agreement with our Chief Executive Officer, Frank Riolo expired on April 29, 2011 and the parties have not entered into a new agreement. Mr. Riolo continues to serve as our Chief Executive Officer. He receives an annual base salary of $600,000 and is eligible to receive an annual bonus, as may, from time to time, be determined in the sole discretion of our Board. Mr. Riolo is also entitled to receive certain healthcare and similar employee welfare benefits comparable to those received by our employees at a similar pay level and/or position.

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Our employment agreement with our General Manager of the Stratosphere, Paul Hobson expired March 9, 2012 and the parties have not entered into a new agreement. Mr. Hobson continues to serve as our General Manager of the Stratosphere. He receives an annual base salary of $250,000 and is eligible to receive an annual bonus, as may, from time to time, be determined in the sole discretion of our Board. Mr. Hobson is also entitled to receive certain healthcare and similar employee welfare benefits comparable to those received by our employees at a similar pay level and/or position.

Our employment agreement with our President of Stratosphere Development, LLC, Thomas I. Moore expired March 9, 2012 and the parties have not entered into a new agreement. Mr. Moore continues to serve as our President of Stratosphere Development, LLC. Mr. Moore receives an annual base salary of $400,000 and is eligible to receive an annual bonus, as may, from time to time, be determined in the sole discretion of our Board. Mr. Moore is also entitled to receive certain healthcare and similar employee welfare benefits comparable to those received by our employees at a similar pay level and/or position.

On September 24, 2008 and September 25, 2008, Edward W. Martin, III, was appointed as our Chief Financial Officer and Treasurer, respectively, as previously reported in our Current Report on Form 8-K, filed with the SEC on October 1, 2008 (SEC File No. 000-52975). Our employment agreement with Mr. Martin expired on October 22, 2011 and the parties have not entered into a new agreement. Mr. Martin continues to serve as our Chief Financial Officer and Treasurer. He receives an annual base salary of $400,000 and is eligible to receive an annual bonus, as may, from time to time, be determined in the sole discretion of our Board. Mr. Martin is also entitled to receive certain healthcare and similar employee welfare benefits comparable to those received by our employees at a similar pay level and/or position.

Compensation of Directors

Alan Kava and Peter Weidman did not receive any compensation for their service as members of our Board in 2012 or 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Voteco owns 100% of our issued and outstanding Class A Interest. Holdings owns 100% of our issued and outstanding Class B Interest. The address of Voteco is 200 West Street, New York, NY 10282 and the address of Holdings is 200 West Street, New York, NY 10282.

Messrs. Kava and Weidman own 100% of the membership interests of Voteco. In connection with his resignation from our Board, Mr. Rothenberg also resigned as a manager of Voteco and renounced any voting or management rights he may have as a member of Voteco. Mr. Angel acquired 100% of Mr. Rothenberg’s membership interest in Voteco on August 20, 2009. As a result of the resignation of Mr. Langer as manager of Voteco on December 31, 2009, Messrs. Kava and Powers were appointed as managers of Voteco. Upon Mr. Power’s resignation from the Board on January 19, 2010, Mr. Weidman was appointed as manager of Voteco. As of October 14, 2010, Messrs. Kava and Weidman are the managers of Voteco.

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OLD NOTES OFFERING,

RESTRUCTURED TERM LOAN AND JUNE 2009 DEBT RESTRUCTURING

In connection with our Acquisition by Voteco and Holdings, GSMC extended the Original Term Loans to certain subsidiaries of ACEP.

On June 25, 2009, we closed the Restructuring of the Original Term Loans. In connection with the Restructuring, (i) GSMC was paid $165 million as a repayment of the Original Term Loans; (ii) Holdings agreed to issue a 22% membership interest in Holdings to an affiliate of GSMC upon receipt of necessary gaming approvals; (iii) ACEP and certain of its wholly-owned indirect subsidiaries entered into the Restructured Term Loan with GSMC evidencing a loan with an aggregate principal amount of $350 million; and (iv) GSMC agreed to terminate the Original Term Loans.

The Restructuring of the Original Term Loans resulted in the recognition of a significant amount of cancellation of indebtedness income by our owners. However, there is no current plan for us to make tax distributions in respect of such income and the terms of the notes will restrict our ability to make any such tax distributions.

On August 14, 2009, we closed the offering of the old notes. The gross proceeds from the offering after taking into account original issue discount, and certain of GSMC’s out-of-pocket expenses incurred in connection with the repayment, were $311,250,000. The gross proceeds of the offering were used to repay the then existing balance of the Restructured Term Loan. Upon the payment of the gross proceeds from that offering, GSMC forgave the remaining balance of the Restructured Term Loan and the Restructured Term Loan was deemed repaid in its entirety.

Upon the repayment of the Restructured Term Loan with the proceeds of the offering of the old notes, all reserves maintained under the Restructured Term Loan were released and available to us for general corporate purposes.

As a result of the Restructuring, we accounted for the Restructured Term Loan using appropriate guidance for troubled debt restructures. As a result, we presented our Restructured Term Loan on our balance sheet for June 30, 2009 in the amount of the sum of $350 million, the principal amount of the Restructured Term Loan, and the minimum scheduled payments during the term of the Restructured Term Loan. See “Capitalization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

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TRANSFER RESTRICTION AGREEMENT AND OPERATING AGREEMENT

On February 20, 2008, in connection with the closing of the Acquisition, each member of Voteco at that time, Holdings and Voteco entered into a Transfer Restriction Agreement and an Amended Operating Agreement.

Transfer Restriction Agreement

The Transfer Restriction Agreements provides, among other things, that:

•	Holdings has the right to acquire Class A Interests from Voteco on each occasion that Class B Interests held by Holdings would be transferred to a proposed purchaser who, in connection with such proposed sale, has obtained all licenses, permits, registrations, authorizations, consents, waivers, orders, findings of suitability or other approvals required to be obtained from, and has made all findings, notices or declarations required to be made with, all gaming authorities under all applicable gaming laws,

•	A specific purchase price, as determined in accordance with the Transfer Restriction Agreement, will be paid to acquire the Class A Interests from Voteco, and

•	Voteco will not transfer ownership of Class A Interests owned by it except pursuant to such option of Holdings.

Amended Operating Agreement

The Amended Operating Agreements provides, among other things, that:

•	Holders of Class A Interests will be entitled to one vote per interest in all matters to be voted on by our voting members,

•	Except as otherwise expressly required by law, holders of Class B Interests will have no right to vote on any matters to be voted on by our members,

•	Holders of Class A Interests and Class B Interests will have no preemptive rights, no other rights to subscribe for additional interests, no conversion rights and no redemption rights, will not benefit from any sinking fund, and will not have any preferential rights upon a liquidation, and

•	We will indemnify members of our board of directors and our officers and their respective affiliates.

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DESCRIPTION OF NOTES

You can find the definitions of certain terms used in this description under the subheading “— Certain Definitions”. In this description, the word “ACEP” refers only to American Casino & Entertainment Properties LLC and not to any of its Subsidiaries. The term “ACEP Finance” refers only to ACEP Finance Corp., which does not have any Subsidiaries. The term “Issuers” refers to ACEP and ACEP Finance, collectively.

On February 23, 2010, the Issuers issued in a registered exchange offer $374,900,000 in aggregate principal amount of their 11% Senior Secured Notes due 2014, or the notes, under the indenture (the “indenture”), dated as of August 14, 2009, among the issuers, each of the Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”) in exchange for an equivalent principal amount of their 11% Senior Secured Notes due 2014 issued under the indenture on August 14, 2009, or, the old notes.  $100,000 of the old notes remains outstanding.  The discussion below relates to both the notes and the old notes, which bear substantively equivalent terms.  The terms of the notes include those stated in the indenture and those made part of the indenture by references to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Security Documents referred to under the caption “— Security” define the terms of the agreements that will secure the notes and the Note Guarantees.

ACEP Finance is a Wholly-Owned Subsidiary of ACEP that is incorporated in Delaware and serves as the co-issuer of the notes. ACEP Finance is a co-issuer of the notes in order to facilitate this offering. ACEP believes that certain prospective purchasers of the notes may be restricted in their ability to purchase debt securities of limited liability companies, such as ACEP, unless those debt securities are jointly issued by a corporation. ACEP Finance does not and will not have any substantial operations or assets and does not and will not have any revenue. As a result, prospective purchasers of the notes should not expect ACEP Finance to participate in servicing the interest and principal obligations on the notes. See “— Certain Covenants — Restrictions on Activities of ACEP Finance”.

The following description is a summary of the material provisions of the indenture, and the Security Documents. It does not restate those agreements in their entirety. We urge you to read the indenture and the Security Documents because they, and not this description, define your rights as holders of the notes. Copies of the indenture and the Security Documents are available as set forth below under “— Additional Information”. Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the indenture, the registration rights agreement and the Security Documents.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Brief Description of the Notes and the Note Guarantees

The Notes

The notes:

•	are general obligations of each of the Issuers;

•	are secured by a first-priority security interest in the Collateral to the extent owned by any of the Issuers, which represents substantially all of the assets of the Issuers (other than Excluded Assets and the Capital Stock of our Subsidiaries and subject to the limitations set forth herein);

•	are (1) pari passu in right of payment to all existing and future senior Indebtedness of the Issuers and (2) effectively senior to any future unsecured senior obligations of the Issuers to the extent of the value of the Collateral;

•	are senior in right of payment to any future subordinated Indebtedness of the Issuers;

•	are not secured by pledges of the Capital Stock of our Subsidiaries; and

•	are unconditionally guaranteed by the Guarantors.

The Note Guarantees

The notes are guaranteed by all ACEP’s Domestic Subsidiaries other than ACEP Finance, which is a co-issuer of the notes and any Immaterial Subsidiaries.

Each Note Guarantee:

•	is the general obligation of each Guarantor;

•	is secured by a first-priority security interest in the Collateral to the extent owned by such Guarantor, which represents substantially all of the assets of the Guarantors (other than Excluded Assets, the Capital Stock of their Subsidiaries and subject to the limitations set forth herein);

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•	is (1) pari passu in right of payment to all existing and future senior Indebtedness of the Guarantors and (2) effectively senior to any future unsecured senior obligations of the Guarantors to the extent of the value of the Collateral;

•	is not secured by pledges of the Capital Stock of the Guarantors’ Subsidiaries; and

•	is senior in right of payment to any future subordinated Indebtedness of that Guarantor.

Principal, Maturity and Interest

We issued the notes initially in an aggregate principal amount of $375,000,000. The notes mature on June 15, 2014. The notes rank equally and are treated as a single class for all purposes of the indenture, including waivers, amendments, redemptions and offers to purchase. Interest on the notes accrues at the rate of 11% per annum and are payable semiannually in arrears on each June 15 and December 15, to the holders of record of notes at the close of business on the June 1 and December 1, respectively, immediately preceding such interest payment date. The first interest payment with respect to the notes is December 15, 2009. Interest on the notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Additional interest may accrue on the notes in certain circumstances pursuant to the registration rights agreement.

Methods of Receiving Payments on the Notes

If a holder of notes has given wire transfer instructions to the Issuers, the Issuers will pay all principal of, premium on, if any, and interest and Special Interest, if any, on, that holder’s notes in accordance with those instructions. All payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the holders of the notes, and the Issuers or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes as specified in the indenture. Holders will be required to pay all taxes due on transfer. The Issuers will not be required to transfer or exchange any note selected for redemption. Also, the Issuers will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Note Guarantees

The notes are guaranteed by each of ACEP’s current, and will be guaranteed by each of ACEP’s future, Domestic Subsidiaries other than ACEP Finance, which is a co-issuer of the notes, and any Immaterial Subsidiaries. These Note Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors — Risks Relating to the Notes and the Collateral — Fraudulent conveyance statutes allow courts, under certain specific circumstances, to avoid guarantees and grants of security and require noteholders to return payments received from guarantors”.

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Issuers or another Guarantor, unless:

(1)	immediately after giving pro forma effect thereto, no Default or Event of Default exists; and

(2)	either:

(a)	the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under its Note Guarantee, the indenture and the registration rights agreement pursuant to a supplemental indenture and appropriate Security Documents; or

(b)	the Net Asset Sale Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

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The Note Guarantee of a Guarantor will be released:

(1)	in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) ACEP or ACEP Finance or a Subsidiary of the Issuers, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

(2)	in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) ACEP or ACEP Finance or a Subsidiary of the Issuers, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture and the Guarantor ceases to be a Subsidiary of the Issuers as a result of the sale or other disposition; or

(3)	upon legal defeasance, covenant defeasance or satisfaction and discharge of the indenture as provided below under the captions “— Legal Defeasance and Covenant Defeasance” and “— Satisfaction and Discharge”.

See “— Repurchase at the Option of Holders — Asset Sales”.

Notwithstanding the foregoing, any Guarantor may convert into a corporation, partnership, limited partnership, limited liability company or trust organized under the laws of the same jurisdiction of organization of such Guarantor, in each case without being obligated to satisfy the requirements set forth above, provided that the entity into which such Guarantor is converted, unconditionally assumes all the obligations of that Guarantor under its Note Guarantee, the indenture and the registration rights agreement pursuant to a supplemental indenture and appropriate Security Documents, unless such obligations are assumed or deemed assumed by such entity as a matter of applicable law, in which case execution of such documents is not required.

Security

The notes are secured by a first-priority Lien on the Collateral owned by the Issuers, and the Note Guarantees are secured by a first-priority Lien on the Collateral owned by the Guarantors.

The Collateral consists of all assets, now owned or hereafter acquired, of the Issuers and the Guarantors, which initially consists primarily of, subject to the exceptions described below, a first-priority Lien on:

•	the real property comprising the Stratosphere, the Aquarius Casino Resort, Arizona Charlie’s Boulder and Arizona Charlie’s Decatur (collectively, the “Properties”);

•	the FF&E (other than those separately financed or leased to ACEP as permitted by the indenture) of the Properties;

•	certain material contract rights of the Issuers or the Subsidiaries, excluding, however, any rights of the Issuers or the Subsidiaries to any Gaming License;

•	intellectual property; and

•	cash, Cash Equivalents and deposit accounts (other than any accounts maintained solely for the purpose of complying with legal requirements, to the extent such legal requirements prohibit the granting of a Lien thereon, certain accounts related to pari-mutuel wagering and any accounts maintained solely to hold amounts that are not the property of the Issuers or Guarantors).

The Collateral will not include:

(1)	any assets to the extent that, and for so long as, creating a security interest in such assets would violate any applicable law or regulation (including any Gaming Law) (unless such law or regulation would be rendered ineffective with respect to the creation of a security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity); provided , that in the event any such law or regulation is amended, modified or interpreted by the relevant governmental authority to permit (or is replaced with another law or regulation or another law or regulation is adopted, which would permit) a security interest in such assets to be granted in favor of the collateral trustee, then the Collateral shall include (and such security interest shall attach to) such assets at such time;

(2)	any assets acquired after the date of the indenture in an aggregate amount not to exceed $10.0 million, which amount shall be increased by an additional $5.0 million on June 15, 2010 and each anniversary thereof while the notes remain outstanding to the extent that, and for so long as, creating a security interest in such assets would violate an enforceable contractual obligation binding on such acquired assets that (i) existed at the time of acquisition thereof, (ii) applies only to such acquired assets and (iii) was not created or made binding on the assets in contemplation of or in connection with the acquisition of such assets (other than, in the case of joint ventures or similar arrangements otherwise permitted under the indenture, customary limitations on assignment entered into in connection with the formation of such joint venture or similar arrangement or the addition of other parties thereto) (unless the relevant term or provision of such contractual obligation would be rendered ineffective with respect to the creation of a security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity); provided , that immediately upon the ineffectiveness, lapse or termination of any such term or provision of any such contractual obligation, then the Collateral shall include (and such security interest shall attach to) such assets at such time;

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(3)	the Capital Stock or any other Equity Interest of the Issuers or any of their Subsidiaries;

(4)	any right, title or interest in any license, contract or agreement to which either Issuer or any Subsidiary is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would violate applicable Gaming Laws or a term or provision of such license, contract or agreement to which either Issuer or any Subsidiary is a party (unless such Gaming Law, term or provision would be rendered ineffective with respect to the creation of a security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity); provided , that in the event any such Gaming Law is amended, modified or interpreted by the relevant governmental authority to permit (or is replaced with another law or regulation or another law or regulation is adopted, which would permit) a security interest in such rights, titles and interests to be granted in favor of the collateral trustee, then the Collateral shall include (and such security interest shall attach to) such rights, titles and interests at such time; provided , further , that immediately upon the ineffectiveness, lapse or termination of any such term or provision of any such license, contract or agreement, then the Collateral shall include (and such security interest shall attach to) such rights, titles and interests at such time; provided , further , however , that the exclusions referred to in this clause (4) shall not include any proceeds of any such license, contract or agreement;

(5)	any equipment or other asset owned by either Issuer or any Subsidiary that is subject to a purchase money lien or a Capital Lease Obligation, in each case, as permitted in the indenture, if the contract or other agreement in which the Lien is granted (or the documentation providing for such Capital Lease Obligation) prohibits or requires the consent of any Person other than an Issuer or any Subsidiary as a condition to the creation of any other security interest on such equipment or asset and, in each case, the prohibition or requirement is permitted under the indenture;

(6)	any vehicle; and

(7)	certain other customary exceptions (all such excluded assets, the “Excluded Assets”).

With respect to any leasehold estate held by the Issuers or any Guarantors, as tenant, the Issuers and the Guarantors shall be required for 90 days after the date of the indenture to use their commercially reasonable efforts to obtain landlord consents so as to enable such Issuers or Guarantors to create and perfect a security interest on any such leasehold estate promptly following the date of the indenture, but failure to obtain such landlord consent shall not constitute an Event of Default. With respect to any such leasehold estate for which such consent is granted, the Issuers and the Guarantors must create and perfect a security interest (and obtain title insurance) in such leasehold estate within 90 days of obtaining such consent, and the failure to create and perfect such security interest in 90 days will constitute an Event of Default. For the avoidance of doubt, references in this paragraph to Collateral do not include Excluded Assets.

Concurrently with the acquisition by the Issuers or any Guarantor of any assets or property that has a Fair Market Value in excess of $2.5 million individually or $5.0 million in a series of one or more related transactions, to the extent that the foregoing do not constitute Excluded Assets and subject to the approval by Gaming Authorities or to the extent not prohibited by applicable Gaming Laws, the Issuers shall, or shall cause the applicable Guarantor to:

(1)	in the case of personal property, execute and deliver to the collateral trustee for the benefit of the holders such Uniform Commercial Code financing statements or take such other actions as shall be necessary or (in the reasonable opinion of the collateral trustee) desirable to perfect and protect the collateral trustee’s security interest in such assets or property for the benefit of the present and future holders of the Secured Debt Obligations;

(2)	in the case of real property, execute and deliver to the collateral trustee:

(a)	a deed of trust or a leasehold deed of trust, as appropriate, substantially in the form of the deeds of trust or leasehold deeds of trust, as appropriate, executed in connection with the Liens on the Properties (with such modifications as are necessary to comply with applicable law) that secure the Guarantees;

(b)	title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property; and

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(c)	a then current survey of such real property and flood certifications, substantially similar to the surveys delivered to the collateral trustee in connection with the indenture; and

(3)	to the extent that the assets or property being made subject to security is not of a type covered by existing Security Documents, promptly deliver to the collateral trustee opinions of counsel, subject to customary assumptions and exclusions, if any, relating to the creation and perfection of security interests relating to such assets or property;

provided, however , that the Issuers and the Guarantors will not be required to provide a security interest in any assets or property that are permitted to secure certain other obligations as provided for in the indenture.

Also, if the granting of such a security interest in such property to the collateral trustee requires the consent of a third party, the Issuers will use commercially reasonable efforts to obtain such consent.

So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions in the indenture and the Security Documents, the Issuers and the Subsidiaries will be entitled to use the Collateral in a manner consistent with normal business practices and applicable law. Upon the occurrence and during the continuance of an Event of Default, and, except as provided below, and subject to certain terms, conditions and limitations described under “ — Certain Gaming Law Limitations ”, the collateral trustee may sell the Collateral or any part thereof in accordance with the terms of the Security Documents. All funds distributed under the Security Documents and received by the collateral trustee for the benefit of the present and future holders of the Secured Debt Obligations shall be distributed by the collateral trustee in accordance with the provisions of the collateral trust agreement.

Any certificate or opinion required by TIA §314(d) may be made by an officer of the Issuers except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the trustee.

Notwithstanding anything to the contrary in the preceding paragraph, the Issuers will not be required to comply with all or any portion of TIA §314(d) if they determine, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to one or a series of released Collateral.

Without limiting the generality of the foregoing, certain no-action letters issued by the SEC have permitted an indenture qualified under the Trust Indenture Act to contain provisions permitting the release of collateral from Liens under such indenture in the ordinary course of the issuer’s business without requiring the issuer to provide certificates and other documents under TIA §314(d). The Issuers and the Subsidiaries may, subject to the provisions of the indenture and the TIA, among other things, without any release or consent by the trustee or the collateral trustee, conduct ordinary course activities with respect to the Collateral, including, without limitation:

•	selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents that has become worn out, defective, obsolete or not used or useful in the business;

•	abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of the indenture or any of the Security Documents;

•	surrendering or modifying any franchise, license or permit subject to the Lien of the Security Documents that it may own or under which it may be operating;

•	altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances;

•	granting a license of any intellectual property;

•	selling, transferring or otherwise disposing of inventory in the ordinary course of business;

•	collecting accounts receivable in the ordinary course of business as permitted by the indenture;

•	making cash payments (including for the repayment of indebtedness or interest) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by the indenture and the Security Documents; and

•	abandoning any intellectual property that is no longer used or useful in the business of the Issuers and the Subsidiaries.

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Certain Gaming Law Limitations

The collateral trustee’s ability to foreclose upon gaming collateral comprising ACEP’s gaming businesses is limited by applicable Gaming Laws. Regulations of the Nevada Gaming Commission provide that no Person may acquire an interest in a gaming licensee without the prior approval of the Nevada Gaming Commission, except in limited circumstances. As such, neither the collateral trustee nor any holder of the notes is permitted to acquire control of, operate or manage any gaming business or assets unless such Person has been licensed under applicable Gaming Laws for such purpose.

The collateral trustee may be required to file applications with the Nevada Gaming Authorities requesting approval to enforce a security interest in gaming assets before it may take steps to enforce the security interest. Moreover, it would be necessary for a prospective purchaser of the pledged assets comprising the gaming businesses to either (1) file the necessary applications, be investigated, and be licensed by the Nevada Gaming Authorities, (2) take the real property subject to the existing Leases, (3) enter into new Leases to lease the casinos back to the currently licensed ACEP Subsidiaries, (4) lease the casinos to another casino operator who applies for and obtains the necessary licenses from the Nevada Gaming Authorities, or (5) cease operation of the casinos before acquiring the gaming businesses through a foreclosure sale. Under Nevada Gaming Law, the applicant for such approvals must file all applications required by the Nevada Gaming Authorities, be investigated, provide all information requested by the investigating agency and pay all fees and costs charged by the Nevada Gaming Authorities for such investigations. Additionally, the collateral trustee would be required to obtain approval from the Nevada Gaming Authorities to dispose of any of the gaming assets that constitute “gaming devices” or “cashless wagering systems” under the Nevada Gaming Control Act. These requirements may therefore limit the number of potential bidders who would participate in any foreclosure sale and may delay the sale of gaming assets, either of which could have an adverse effect on the proceeds received from such sales. See “Risk Factors — Risks Relating to the Notes and the Collateral — Gaming laws will impose additional restrictions on foreclosure, which may limit your recovery as a secured creditor” and “Regulation and Licensing”.

Certain Bankruptcy Limitations

The right of the collateral trustee to repossess and dispose of the Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Issuers or a Guarantor prior to the collateral trustee having repossessed and disposed of the Collateral. Under bankruptcy law, a secured creditor such as the collateral trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral (and the proceeds, products, rents or profits of such collateral) even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection”. The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the Collateral and may include, if approved by the court, cash payments or the granting of additional security for any diminution in the value of the Collateral as a result of the stay of repossession or the disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. The court has broad discretionary powers in all these matters, including the valuation of collateral. In addition, because the enforcement of the Lien of the collateral trustee in cash, deposit accounts and cash equivalents may be limited in a bankruptcy proceeding, the holders of the notes may not have any consent rights with respect to the use of those funds by the Issuers or any of their Subsidiaries during the pendency of the proceeding. In view of these considerations, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the collateral trustee could repossess or dispose of the Collateral or whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the Collateral. See “Risk Factors — Risks Relating to the Notes and the Collateral — The U.S. Bankruptcy Code may significantly impair noteholders’ ability to realize value from the collateral”.

Collateral Trust Agreement

On August 14, 2009, the Issuers and the Guarantors entered into a collateral trust agreement with the trustee, as the Secured Debt Representative for the notes, and the collateral trustee. The collateral trust agreement sets forth the terms on which the collateral trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all Liens upon any property of the Issuers or any Guarantor at any time held by it, in trust for the benefit of the present and future holders of the Secured Debt Obligations.

Collateral Trustee

The Bank of New York Mellon has been appointed pursuant to the collateral trust agreement to serve as the collateral trustee for the benefit of the holders of:

•	the notes and

•	all other Secured Debt Obligations outstanding from time to time.

The collateral trustee will hold (directly or through co-trustees or agents), and will be entitled to enforce, all Liens on the Collateral created by the Security Documents.

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Except as provided in the collateral trust agreement or as directed by an Act of Required Debtholders in accordance with the collateral trust agreement, the collateral trustee will not be obligated:

(1)	to act upon directions purported to be delivered to it by any Person;

(2)	to foreclose upon or otherwise enforce any Lien; or

(3)	to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.

The Issuers will deliver to each Secured Debt Representative copies of all Security Documents delivered to the collateral trustee.

Enforcement of Liens

If the collateral trustee at any time receives written notice that any event has occurred that constitutes a default under any Secured Debt Document entitling the collateral trustee to foreclose upon, collect or otherwise enforce its Liens thereunder, it will promptly deliver written notice thereof to each Secured Debt Representative. Thereafter, the collateral trustee may await direction by an Act of Required Debtholders and will act, or decline to act, as directed by an Act of Required Debtholders, in the exercise and enforcement of the collateral trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the collateral trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Debtholders. Unless it has been directed to the contrary by an Act of Required Debtholders, the collateral trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Secured Debt Document as it may deem advisable and in the best interest of the holders of Secured Debt Obligations.

Order of Application

The collateral trust agreement provides that if any Collateral is sold or otherwise realized upon by the collateral trustee in connection with any foreclosure, collection, sale or other enforcement of Liens granted to the collateral trustee in the Security Documents, the proceeds received by the collateral trustee from such foreclosure, collection, sale or other enforcement will be distributed by the collateral trustee in the following order of application:

FIRST, to the payment of all amounts payable under the collateral trust agreement on account of the collateral trustee’s fees and expenses and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the collateral trustee or any co-trustee or agent of the collateral trustee in connection with any Security Document (including, but not limited, to indemnification payments and reimbursements);

SECOND, to the repayment of Indebtedness and other Obligations, other than Secured Debt, secured by a Permitted Prior Lien on the Collateral sold or realized upon to the extent that such other Indebtedness or Obligation is to be discharged in connection with such sale;

THIRD, Equally and Ratably, to the respective Secured Debt Representatives for application to the payment of all outstanding Secured Debt and any other Secured Debt Obligations that are then due and payable in such order as may be provided in the Secured Debt Documents in an amount sufficient to pay in full in cash all outstanding Secured Debt and all other Secured Debt Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Secured Debt Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 100% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Secured Debt Document) of all outstanding letters of credit, if any, constituting Secured Debt); and

FOURTH, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the applicable Issuer or Guarantor, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct.

The provisions set forth above under this caption “ — Order of Application ” are intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Debt Obligations, each present and future Secured Debt Representative and the collateral trustee as holder of Secured Debt Liens. The Secured Debt Representative of each future Series of Secured Debt will be required to deliver a lien sharing and priority confirmation pursuant to the terms of the collateral trust agreement to the collateral trustee and each other Secured Debt Representative at the time of incurrence of such Series of Secured Debt.

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Release of Liens on Collateral

The collateral trust agreement provides that the collateral trustee’s Liens on the Collateral will be released:

(1)	in whole, upon (a) payment in full and discharge of all outstanding Secured Debt and all other Secured Debt Obligations that are outstanding, due and payable at the time all of the Secured Debt is paid in full and discharged and (b) termination or expiration of all commitments to extend credit under all Secured Debt Documents and the cancellation or termination or cash collateralization (at the lower of (1) 100% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Secured Debt Documents) of all outstanding letters of credit issued pursuant to any Secured Debt Documents;

(2)	as to any Collateral that is sold, transferred or otherwise disposed of by the Issuers or any Guarantor to a Person that is not (either before or after such sale, transfer or disposition) an Issuer or a Subsidiary of an Issuer in a transaction or other circumstance that complies with the “Asset Sale” provisions of the indenture and is permitted by all of the other Secured Debt Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided that the collateral trustee’s Secured Debt Liens upon the Collateral will not be released if the sale or disposition is subject to the covenant described below under the caption “ — Certain Covenants — Merger, Consolidation or Sale of Assets ”;

(3)	as to a release of less than all or substantially all of the Collateral, if consent to the release of all Secured Debt Liens on such Collateral has been given by an Act of Required Debtholders; and

(4)	as to a release of all or substantially all of the Collateral, if (a) consent to the release of that Collateral has been given by the requisite percentage or number of holders of each Series of Secured Debt at the time outstanding as provided for in the applicable Secured Debt Documents, and (b) the Issuers have delivered an officers’ certificate to the collateral trustee certifying that all such necessary consents have been obtained.

The Security Documents provide that the Secured Debt Liens securing the Secured Debt will extend to the proceeds of any sale of Collateral. As a result, the collateral trustee’s Secured Debt Liens will apply to the proceeds of any such Collateral received in connection with any sale or other disposition of assets described in the preceding paragraph.

Release of Liens in Respect of Notes

The indenture and the collateral trust agreement provide that the collateral trustee’s Secured Debt Liens upon the Collateral will no longer secure the notes outstanding under the indenture or any other Obligations under the indenture, and the right of the holders of the notes and such Obligations to the benefits and proceeds of the collateral trustee’s Secured Debt Liens on the Collateral will terminate and be discharged:

(1)	upon satisfaction and discharge of the indenture as set forth under the caption “ — Satisfaction and Discharge ”;

(2)	upon a Legal Defeasance or Covenant Defeasance of the notes as set forth under the caption “ — Legal Defeasance and Covenant Defeasance ”;

(3)	upon payment in full and discharge of all notes outstanding under the indenture and all Obligations that are outstanding, due and payable under the indenture at the time the notes are paid in full and discharged; or

(4)	in whole or in part, with the consent of the holders of the requisite percentage of notes in accordance with the provisions described below under the caption “Amendment, Supplement and Waiver”.

Amendment of Security Documents

The collateral trust agreement provides that no amendment or supplement to the provisions of any Security Document will be effective without the approval of the collateral trustee acting as directed by an Act of Required Debtholders, except that:

(1)	any amendment or supplement that has the effect solely of (a) adding or maintaining Collateral, securing additional Secured Debt that was otherwise permitted by the terms of the Secured Debt Documents to be secured by the Collateral or preserving, perfecting or establishing the priority of the Liens therein; (b) curing any ambiguity, omission, mistake, defect or inconsistency; (c) providing for the assumption of any Issuer’s or any Guarantor’s obligations under any Secured Debt Document in the case of a merger or consolidation or sale of all or substantially all of the assets of such Issuer or Guarantor to the extent permitted by the terms of the indenture and the other Secured Debt Documents, as applicable; or (d) making any change that would provide any additional rights or benefits to the Secured Parties or the collateral trustee or that does not adversely affect the legal rights under the indenture or any other Secured Debt Document of any holder of notes, any other Secured Party or the collateral trustee, will, in each case become effective when executed and delivered by the applicable Issuer or Guarantor party thereto and the collateral trustee;

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(2)	no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Secured Debt Obligations:

(a)	to vote its outstanding Secured Debt as to any matter described as subject to an Act of Required Debtholders (or amends the provisions of this clause (2) or the definition of “Act of Required Debtholders”),

(b)	to share in the order of application described above under “ — Order of Application ” in the proceeds of enforcement of or realization on any Collateral that has not been released in accordance with the provisions of the collateral trust agreement, or

(c)	to require that Secured Debt Liens securing Secured Debt Obligations be released only as set forth in the provisions described above under the caption “— Release of Liens on Collateral”,

will become effective without the consent of the requisite percentage or number of holders of each Series of Secured Debt so affected under the applicable Secured Debt Document; and

(3)	no amendment or supplement that imposes any obligation upon the collateral trustee or any Secured Debt Representative or adversely affects the rights of the collateral trustee or any Secured Debt Representative, respectively, in its capacity as such will become effective without the consent of the collateral trustee or such Secured Debt Representative, respectively.

Any amendment or supplement to the provisions of the Security Documents that releases Collateral will be effective only in accordance with the requirements set forth in the applicable Secured Debt Document referenced above under the caption “— Release of Liens on Collateral”. Any amendment or supplement that results in the collateral trustee’s Secured Debt Liens upon the Collateral no longer securing the notes and the other Obligations under the indenture may only be effected in accordance with the provisions described above under the caption “— Release of Liens in Respect of Notes”.

Voting

In connection with any matter under the collateral trust agreement requiring a vote of holders of Secured Debt, each Series of Secured Debt will cast its votes in accordance with the Secured Debt Documents governing such Series of Secured Debt. The amount of Secured Debt to be voted by a Series of Secured Debt will equal (1) the aggregate principal amount of Secured Debt held by such Series of Secured Debt (including outstanding letters of credit whether or not then available or drawn), plus (2) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of Secured Debt. Following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each Series of Secured Debt will cast all of its votes under that Series of Secured Debt as a block in respect of any vote under the collateral trust agreement.

Equal and Ratable Sharing of Collateral by Holders of Secured Debt

The parties to the collateral trust agreement agree that the payment and satisfaction of all of the Secured Debt Obligations will be secured Equally and Ratably by the Secured Debt Liens established in favor of the collateral trustee for the benefit of the Secured Parties.

Relative Rights

Nothing in the Note Documents will:

(1)	impair, as to the Issuers and the holders of the notes, the obligation of the Issuers to pay principal of, premium and interest and Special Interest, if any, on the notes in accordance with their terms or any other obligation of the Issuers or any Guarantor; or

(2)	affect the relative rights of holders of notes as against any other creditors of the Issuers or any Guarantor (other than holders of Permitted Prior Liens or other Secured Debt Liens).

Further Assurances

The collateral trust agreement provides that the Issuers and each of the Guarantors will do or cause to be done all acts and things that may be required, or that the collateral trustee (acting at the direction of the Required Debtholders) from time to time may reasonably request, to assure and confirm that the collateral trustee holds, for the benefit of the holders of Secured Debt Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the date of the collateral trust agreement), in each case, as contemplated by, and with the Lien priority required under, the Secured Debt Documents.

Upon the reasonable request of the collateral trustee acting at the discretion of the Required Debtholders or any Secured Debt Representative at any time and from time to time, the Issuers and each of the Guarantors will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required, or that the collateral trustee (acting at the direction of the Required Debtholders) may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents for the benefit of the holders of Secured Debt Obligations.

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Optional Redemption

At any time prior to June 15, 2012, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 111.000% of the principal amount of the notes redeemed, plus accrued and unpaid interest and Special Interest, if any, to the date of redemption (subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date), with the net cash proceeds of an Equity Offering by ACEP; provided that:

(1)	at least 50% of the aggregate principal amount of notes originally issued under the indenture (excluding notes held by the Issuers and their Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)	the redemption occurs within 90 days of the date of the closing of such Equity Offering.

In addition, not more than once during each twelve-month period ending on June 15 of 2010, 2011 and 2012, the Issuers may redeem up to 5% of the aggregate principal amount of notes issued on the date of the indenture, in each such twelve-month period, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 102% of the principal amount of the notes redeemed, plus accrued and unpaid interest and Special Interest, if any, to the date of redemption (subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date).

At any time prior to June 15, 2012, the Issuers may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to the date of redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Except pursuant to the preceding paragraphs, the notes will not be redeemable at the Issuers’ option prior to June 15, 2012.

On or after June 15, 2012, the Issuers may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Special Interest, if any, on the notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on June 15 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2012	105.500%
2013 and thereafter	100.000%

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Mandatory Disposition Pursuant to Gaming Laws

If the Gaming Authority of any jurisdiction in which the Issuers or any of their subsidiaries do business, now or in the future, requires that a Person who is a holder or the beneficial owner of notes be licensed, qualified or found suitable under applicable Gaming Laws, such holder or beneficial owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period. In Nevada, where all of the current licensed gaming operations are located, the applicable Gaming Laws typically require the filing of an application within thirty days from the order of the Nevada Gaming Commission requiring the filing of such application. In addition to the application, the holder or beneficial owner is required to pay the costs of the investigation and make an initial deposit to cover those costs. Nevada Gaming Laws limit the rights of ACEP, the trustee and the holders or beneficial owners of the notes as follows: (i) failure to file an application and the required deposit within the time prescribed by the Nevada Gaming Commission may result in the Person being denied a license or found unsuitable; (ii) any Person denied a license or found unsuitable shall not hold directly or indirectly the beneficial ownership of any voting security, nonvoting security or debt security of a company registered with the Nevada Gaming Commission (such as ACEP); (iii) ACEP may be prohibited from paying any Person denied a license or found unsuitable any dividend or interest on such security after the date on which ACEP receives notice of the finding; (iv) the person denied a license or found unsuitable shall not directly or indirectly continue to hold any voting security, nonvoting security or debt security in ACEP or its Subsidiaries; and (v) ACEP may be prohibited from paying the Person more for its interest than such Person paid for such interest or the fair market value of such interest on the date of the denial of such license or finding of unsuitability. Therefore, if any holder or beneficial owner of notes is denied a license or found unsuitable, the Issuers shall have the right, at its option, to either require such Person to dispose of its notes or beneficial interest therein within thirty (30) days (or such earlier date as required by the applicable Gaming Laws or Gaming Authority), or redeem such notes. If the Issuers choose to redeem such notes, they shall redeem such notes at a redemption price for each $1,000 principal amount of notes equal to (i) the lesser of (A) $1,000 plus accrued and unpaid interest, including Special Interest, if any, to a date specified by the Issuers or (B) the price at which such holder or beneficial owner acquired the notes, together with accrued and unpaid interest, including Special Interest, if any, to a date specified by the Issuers; or (ii) such other amount as may be required by applicable law or by order of any applicable Gaming Authority.

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See “Risk Factors — Risks Relating to the Notes and the Collateral — The indenture governing the notes requires you to dispose of your notes or we may redeem your notes if any gaming authority finds you unsuitable to hold them, which means you may not achieve value on your investment” and “Regulation and Licensing”.

Mandatory Redemption

Other than in connection with the provisions described above under the caption “— Mandatory Disposition Pursuant to Gaming Laws”, the Issuers are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of notes will have the right to require the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Issuers will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest and Special Interest, if any, on the notes repurchased to the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within ten days following any Change of Control, the Issuers will provide to the trustee a notice to be mailed or otherwise transmitted by the trustee to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or transmitted, pursuant to the procedures required by the indenture and described in such notice.

On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1)	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuers.

Upon receipt of the Change of Control Payment, the paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Issuers repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuers and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption “ — Optional Redemption ”, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of ACEP and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuers to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of ACEP and its Subsidiaries taken as a whole to another Person or group may be uncertain.

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Asset Sales

ACEP will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless:

(1)	no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Asset Sale;

(2)	ACEP (or the applicable Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of;

(3)	with respect to any Asset Sale involving consideration or property in excess of $2.5 million, such Fair Market Value is evidenced by a resolution of the Board of Directors of ACEP set forth in an officers’ certificate delivered to the trustee;

(4)	at least 75% of the consideration received in the Asset Sale by ACEP or such Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:
(a)	any liabilities, as shown on ACEP’s most recent consolidated balance sheet, of ACEP or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or such Subsidiary’s obligations under any Note Guarantee) that are assumed by the transferee of any such assets;

(b)	any securities, notes or other obligations received by ACEP or any such Subsidiary from such transferee that converted by ACEP or such Subsidiary into cash within 180 days after receipt thereof, to the extent of the cash received in that conversion; and

(c)	any stock or assets of the kind referred to in clauses (1) or (3) of the next paragraph of this covenant; and

(5)	in the case of a Sale of Collateral or the sale of the Capital Stock of any Subsidiary, in addition to compliance with clauses (1) through (4) above, ACEP (or the applicable Subsidiary, as the case may be) will deposit the Net Asset Sale Proceeds therefrom as Collateral in a segregated account (a “Collateral Proceeds Account”) (i) held by the collateral trustee to secure the Secured Debt Obligations and (ii) to be used by ACEP or the applicable Subsidiary in the manner described in the next two succeeding paragraphs.

Within 360 days after the receipt of any Net Asset Sale Proceeds from an Asset Sale, which period may be extended for an additional 180 days with respect to any agreement signed within the initial 360 day period to apply the Net Asset Sale Proceeds as provided in clauses (1) through (3) below, ACEP (or the applicable Subsidiary, as the case may be) may apply such Net Asset Sale Proceeds (including those Net Asset Sale Proceeds held in a Collateral Proceeds Account):

(1)	to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Subsidiary of ACEP;

(2)	to make a capital expenditure and/or an expenditure in respect of FF&E to the extent permitted under the indenture; or

(3)	to acquire other assets that are not classified as current assets under GAAP (or current assets that are incidental to such non-current assets) and that are used or useful in a Permitted Business;

provided, however, that with respect to any assets that are acquired or constructed with such Net Asset Sale Proceeds, ACEP or the applicable Subsidiary, as the case may be, promptly grants to the collateral trustee, on behalf of the present and future holders of the Secured Debt Obligations, a first-priority security interest on any such assets on the terms set forth in the indenture and the Security Documents. Pending the final application of any Net Asset Sale Proceeds, ACEP (or the applicable Subsidiary) may otherwise invest the Net Asset Sale Proceeds in any manner that is not prohibited by the indenture.

Any Net Asset Sale Proceeds (including those Net Asset Sale Proceeds held in a Collateral Proceeds Account) from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds”. When the aggregate amount of Excess Proceeds exceeds $7.5 million, within ten days thereof, the Issuers will make an offer (an “Asset Sale Offer”) on a pro rata basis to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase, prepay or redeem the maximum principal amount of notes and such other pari passu Indebtedness (plus all accrued interest on the notes and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, those Excess Proceeds will be released from the Collateral Proceeds Account and ACEP may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture and the Security Documents. If the aggregate principal amount of notes and other pari passu Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes to be purchased on a pro rata basis, based on the amounts tendered (with such adjustments as may be deemed appropriate by the Issuers so that only notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased) or required to be prepaid or redeemed. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

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Events of Loss

In the case of an Event of Loss, ACEP or the affected Subsidiary, as the case may be, will deposit the Net Loss Proceeds received from such Event of Loss as Collateral in a Collateral Proceeds Account held by the collateral trustee to secure the Secured Debt Obligations. ACEP or the affected Subsidiary may apply such Net Loss Proceeds from such Event of Loss to the rebuilding, repair, replacement or construction of improvements to the property or asset affected by such Event of Loss (the “Subject Property”) with no concurrent obligation to offer to purchase any of the notes so long as ACEP delivers to the trustee within 180 days of such Event of Loss the below (collectively the “Required Documentation”):

(1)	a written opinion from a reputable contractor that the Subject Property can be rebuilt, repaired, replaced or constructed in, and operated in, substantially the same condition as it existed prior to the Event of Loss within 365 days of delivering such opinion; and

(2)	an officers’ certificate certifying that ACEP has available from the Net Loss Proceeds or other sources sufficient funds to complete the rebuilding, repair, replacement or construction described in clause (1) above.

If within 90 days, ACEP or the affected Subsidiary has not received the Required Documentation or, within 365 days, ACEP has not applied the Net Loss Proceeds pursuant to the above paragraph, any Net Loss Proceeds from any Event of Loss that are not reinvested or not permitted to be reinvested as provided in the preceding paragraph will constitute “Excess Loss Proceeds”; provided that such 365-day period may be extended by an additional 180 days, prior to the end of such 365-day period, if ACEP or the affected Subsidiary, as the case may be, receives new Required Documentation replacing the previous 365-day period with a 545-day period. When the aggregate amount of Excess Loss Proceeds exceeds $7.5 million, within five days thereof, the Issuers will make an offer (an “Event of Loss Offer”) on a pro rata basis to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase, prepay or redeem the maximum principal amount of notes and such other pari passu Indebtedness (plus all accrued interest on the notes and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Loss Proceeds. The offer price in any Event of Loss Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Loss Proceeds remain after consummation of an Event of Loss Offer, those Excess Proceeds will be released from the Collateral Proceeds Account and ACEP may use those Excess Loss Proceeds for any purpose not otherwise prohibited by the indenture and the Security Documents. If the aggregate principal amount of notes and other pari passu Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Event of Loss Offer exceeds the amount of Excess Loss Proceeds, the trustee will select the notes to be purchased on a pro rata basis, based on the amounts tendered (with such adjustments as may be deemed appropriate by the Issuers so that only notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased) or required to be prepaid or redeemed. Upon completion of each Event of Loss Offer, the amount of Excess Loss Proceeds will be reset at zero.

In the event of an Event of Loss pursuant to clause (3) of the definition of “Event of Loss” with respect to any Collateral having a Fair Market Value (or replacement cost, if greater) in excess of $7.5 million, ACEP or the affected Subsidiary, as the case may be, will be required to receive consideration with respect to such Event of Loss and with respect to any Event of Loss of any portion of the hotel, casino or parking structure and other property comprising part of the Properties, at least 75% of such consideration shall be in the form of cash or Cash Equivalents.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to a Change of Control Offer, an Asset Sale Offer or an Event of Loss Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control, Asset Sale or Event of Loss provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control, Asset Sale or Event of Loss provisions of the indenture by virtue of such compliance.

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The agreements governing ACEP’s future Indebtedness may contain prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require the Issuers to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on ACEP. In the event a Change of Control or Asset Sale occurs at a time when the Issuers are prohibited from purchasing notes, the Issuers could seek the consent of their other lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuers do not obtain a consent or repay those borrowings, the Issuers will remain prohibited from purchasing notes. In that case, the Issuers’ failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under the other future indebtedness. Finally, Issuers’ ability to pay cash to the holders of notes upon a repurchase may be limited by ACEP’s then existing financial resources. See “Risk Factors — Risks Relating to the Notes and the Collateral — The notes will be subject to a change of control provision, and we may not have the ability to raise the funds necessary to fulfill our obligations under the notes following a change of control”.

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis (or, in the case of notes issued in global form as discussed under “— Book-Entry, Delivery and Form”, based on a method that most nearly approximates a pro rata selection as the trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements.

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Certain Covenants

Restricted Payments

ACEP will not, and will not permit any of its Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any other payment or distribution on account of ACEP’s or any of its Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving ACEP or any of its Subsidiaries) or to the direct or indirect holders of ACEP’s or any of its Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of ACEP and other than dividends or distributions payable to ACEP or a Subsidiary of ACEP);

(2)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving ACEP) any Equity Interests of ACEP or any direct or indirect parent of ACEP;

(3)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of ACEP or any of its Subsidiaries (excluding any intercompany Indebtedness between or among ACEP and any of its Subsidiaries), that is not Permitted Debt; or

(4)	make any Restricted Investment.

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”).

So long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1)	the payment of any dividend, the making of any distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture;

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(2)	the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of ACEP) of, Equity Interests of ACEP (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to ACEP, the proceeds of the exercise or warrants, options or other similar instruments or the conversion of debt or Disqualified Stock to common equity, in all cases after the date of the indenture; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net cash proceeds from an Equity Offering for purposes of the “Optional Redemption” provisions of the indenture; provided, further , that in the case of any Restricted Investment, the sale or contribution need not be substantially concurrent;

(3)	the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Subsidiary of ACEP to the holders of its Equity Interests on a pro rata basis;

(4)	the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of ACEP or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(5)	the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of ACEP or any Subsidiary of ACEP held by any current or former officer, director or employee of ACEP or any of its Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $750,000 in any twelve-month period;

(6)	the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(7)	payments of cash, dividends, distributions, advances or other Restricted Payments by ACEP or any of its Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person; and

(8)	since the date of the indenture, other Restricted Payments in an aggregate amount not to exceed $3.0 million at any time outstanding.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by ACEP or such Subsidiary, as the case may be, pursuant to the Restricted Payment.

Incurrence of Indebtedness and Issuance of Preferred Stock

ACEP will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and ACEP will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)	the incurrence by ACEP of Indebtedness under a Credit Facility and the issuance and creation of letters of credit thereunder (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of ACEP and its Subsidiaries thereunder) up to an aggregate principal amount at any one time outstanding not to exceed $20.0 million; provided , that such Indebtedness may only be incurred if the Secured Indebtedness Leverage Ratio of ACEP and its Subsidiaries for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been less than or equal to 3.75 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such additional Indebtedness had been incurred at the beginning of such four-quarter period;

(2)	obligations contained in a customary owner’s affidavit to a title policy;

(3)	obligations to return or repay tenant security deposits;

(4)	contractual indemnity obligations entered into in the ordinary course of business in connection with the normal course of operation of the Properties;

(5)	the incurrence by the Issuers and the Guarantors of Indebtedness represented by the notes and the related Note Guarantees to be issued on the date of the indenture and the Exchange Securities and the related Note Guarantees to be issued pursuant to the registration rights agreement;

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(6)	the incurrence by ACEP or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of ACEP or any of its Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (6), not to exceed $5.0 million at any time outstanding;

(7)	the incurrence by ACEP or any of its Subsidiaries of Indebtedness arising in respect of (i) letters of credit, bankers’ acceptances, worker’s compensation claims, payment obligations in connection with self-insurance or similar obligations and bid, appeal and surety bonds, in each case in the ordinary course of business and (ii) completion guarantees (to the extent that the incurrence thereof does not result in the incurrence of any direct or indirect obligation for the payment of borrowed money of others);

(8)	the incurrence by ACEP or any of its Subsidiaries of Indebtedness arising from agreements of ACEP or its Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or properties or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or properties or a Subsidiary for the purpose of financing such acquisition; provided, however , that:

(a)	such Indebtedness is not reflected on the balance sheet of ACEP or any of its Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this subclause (a)); and

(b)	the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the net proceeds including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by ACEP and its Subsidiaries in connection with such disposition.

(9)	the incurrence by ACEP or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under clauses (5), (6), (9), (14) and (15) of this paragraph;

(10)	the incurrence by ACEP or any of the Guarantors of intercompany Indebtedness between or among ACEP and any of the Guarantors; provided, however , that: (a) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than ACEP or a Guarantor and (b) any sale or other transfer of any such Indebtedness to a Person that is not either ACEP or a Guarantor, will be deemed, in each case, to constitute an incurrence of such Indebtedness by ACEP or such Guarantor, as the case may be, that was not permitted by this clause (10);

(11)	the issuance by any of ACEP’s Subsidiaries to ACEP or to any of its Subsidiaries of shares of preferred stock; provided, however, that:

(a)	any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than ACEP or a Subsidiary of ACEP; and

(b)	any sale or other transfer of any such preferred stock to a Person that is not either ACEP or a Subsidiary of ACEP,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Subsidiary that was not permitted by this clause (11);

(12)	the guarantee by ACEP or any of the Guarantors of Indebtedness of ACEP or a Subsidiary of ACEP to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee must be subordinated or pari passu , as applicable, to the same extent as the Indebtedness guaranteed;

(13)	the incurrence by ACEP or any of its Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

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(14)	the incurrence by ACEP or any of its Subsidiaries of the Existing Indebtedness; and

(15)	the incurrence by ACEP or any of its Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (15), not to exceed $7.0 million.

ACEP will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of ACEP or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however , that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of ACEP solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, ACEP will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this covenant. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that ACEP or any Subsidiary of ACEP may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)	the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)	the Fair Market Value of such assets at the date of determination; and

(b)	the amount of the Indebtedness of the other Person.

Liens

ACEP will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness or Trade Payables on any asset, including, but not limited to the Capital Stock or other securities of any Subsidiary of ACEP, now owned or hereafter acquired, except Permitted Liens.

Dividend and Other Payment Restrictions Affecting Subsidiaries

ACEP will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock to ACEP or any of its Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to ACEP or any of its Subsidiaries;

(2)	make loans or advances to ACEP or any of its Subsidiaries; or

(3)	sell, lease or transfer any of its properties or assets to ACEP or any of its Subsidiaries.

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However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)	agreements in effect on the date of the indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

(2)	the indenture, the notes, the Note Guarantees and the Security Documents;

(3)	applicable law, rule, regulation or order (including, without limitation, any order of registration and any amendments thereto issued by the Nevada Gaming Authorities with respect to ACEP or any of its Subsidiaries);

(4)	any instrument governing Indebtedness or Capital Stock of a Person acquired by ACEP or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(5)	customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(6)	purchase money obligations for property acquired and Capital Lease Obligations in the ordinary course of business;

(7)	any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition;

(8)	Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)	Liens permitted to be incurred under the provisions of the covenant described above under the caption “ — Liens ” that limit the right of the debtor to dispose of the assets subject to such Liens;

(10)	provisions limiting the disposition or distribution of assets or property and other similar customary provisions in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment);

(11)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(12)	customary provisions contained in leases or licenses of intellectual property and other agreements, in each case entered into in the ordinary course of business; and

(13)	secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “ — Incurrence of Indebtedness and Issuance of Preferred Stock ” and “ — Liens ” that limit the right of the debtor to dispose of the assets or properties securing the Indebtedness.

Merger, Consolidation or Sale of Assets

ACEP will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not ACEP is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of ACEP and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)	either: (a) ACEP is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than ACEP) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia (such Person, as the case may be, being herein called the “Successor Issuer”); and, if such entity is not a corporation, a co-obligor of the notes is a corporation organized or existing under any such laws;

(2)	the Successor Issuer assumes all the obligations of ACEP under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee and under the Security Documents pursuant to agreements reasonably satisfactory to the collateral trustee;

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(3)	immediately after such transaction, no Default or Event of Default exists;

(4)	such transaction would not result in the loss or suspension or material impairment of any of ACEP’s or any Guarantor’s Material Gaming Licenses, unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment;

(5)	such transaction would not require any holder or Beneficial Owner of notes in their capacity as such to obtain a Gaming License or be qualified or found suitable under the law of any applicable gaming jurisdiction; provided that such holder or Beneficial Owner would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction; and

(6)	ACEP has delivered to the trustee an officers’ certificate and opinion of counsel, subject to customary assumptions and exclusions, each stating that such transaction complies with the terms of the indenture.

In addition, ACEP will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among ACEP and its Subsidiaries. Clause (3) of the first paragraph of this covenant will not apply to (1) any merger or consolidation of ACEP with or into one of its Subsidiaries for any purpose or (2) with or into an Affiliate solely for the purpose of reincorporating ACEP in another jurisdiction.

Transactions with Affiliates

ACEP will not, and will not permit any of its Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of ACEP (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $500,000, unless:

(1)	the Affiliate Transaction is on terms that are no less favorable to ACEP or the relevant Subsidiary than those that would have been obtained in a comparable transaction by ACEP or such Subsidiary with an unrelated Person; and

(2)	ACEP delivers to the trustee:

(a)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, a resolution of the Board of Directors of ACEP set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant; and

(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to ACEP or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by ACEP or any of its Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2)	transactions between or among ACEP and/or its Subsidiaries;

(3)	transactions with a Person that is an Affiliate of ACEP solely because ACEP owns, directly or through a Subsidiary, an Equity Interest in, or controls, such Person;

(4)	payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of ACEP or any of its Subsidiaries;

(5)	any issuance of Equity Interests (other than Disqualified Stock) of ACEP to Affiliates of ACEP;

(6)	Restricted Payments that do not violate the provisions of the indenture described above under the caption “ — Restricted Payments ”;

(7)	payment of fees and expense reimbursements due pursuant to that certain Consulting Agreement, dated as of February 20, 2008, by and between ACEP and Highgate Hotels, L.P., as in effect on the date of the indenture; and

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(8)	the issuance or resale of the notes and payments of interest or principal in connection with the notes.

Business Activities

ACEP will not, and will not permit any of its Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to ACEP and its Subsidiaries taken as a whole.

Restrictions on Activities of ACEP Finance

Other than in connection with or incident to its obligations relating to the notes (including any Exchange Securities issued pursuant to the registration rights agreement) under the indenture and its existence, ACEP Finance will not hold any assets, become liable for any obligations or engage in any business activities, including, without limitation, any business activities that would be the subject of the covenants set forth in the indenture; provided , however , that ACEP Finance may be a co-obligor (or a guarantor) with respect to Indebtedness permitted to be incurred by the indenture if ACEP is the primary obligor of such Indebtedness and the net proceeds of such Indebtedness are received by ACEP or one or more of ACEP’s Subsidiaries other than ACEP Finance. At any time after ACEP or any successor to ACEP is a corporation, ACEP Finance may consolidate or merge with or into ACEP or any Subsidiary of ACEP.

Additional Note Guarantees

If ACEP or any of its Subsidiaries acquires or creates another Domestic Subsidiary (other than an Immaterial Subsidiary) after the date of the indenture, then that newly acquired or created Domestic Subsidiary will become a Guarantor and (1) execute and deliver a supplemental indenture to the trustee and supplemental Security Documents (including title insurance and surveys, if applicable) to the collateral trustee pursuant to which that Subsidiary will unconditionally guarantee all of the Issuers’ obligations under the notes, the indenture and the Security Documents on the terms set forth in the indenture which will be secured by a first-priority Lien on terms substantially similar to the other Guarantors, (2) deliver to the trustee an opinion of counsel that, subject to customary assumptions and exclusions, such supplemental indenture is enforceable against such subsidiary and has been duly executed and delivered by such Subsidiary and (3) deliver to the collateral trustee an opinion of counsel that, subject to customary assumptions and exclusions, such Security Documents are enforceable and have been duly executed and delivered by such Subsidiary.

Further Assurances

ACEP will (and will cause each of its Subsidiaries to), at ACEP’s or such Subsidiary’s sole cost and expense, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be reasonably required from time to time in order: (1) to carry out more effectively the express purposes of the Security Documents; (2) to subject to the Liens created by any of the Security Documents any of the properties, rights or interests required to be encumbered thereby and contemplated thereby; (3) to perfect and maintain the validity, effectiveness and priority of any of the Security Documents and the Liens intended to be created thereby and contemplated thereby; and (4) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the collateral trustee any of the rights granted or now or hereafter intended by the parties thereto to be granted to the collateral trustee or under any other instrument executed in connection therewith or granted to ACEP under the Security Documents or under any other instrument executed in connection therewith.

Limitation on Sale and Leaseback Transactions

ACEP will not, and will not permit any of its Subsidiaries to, enter into any sale and leaseback transaction.

Payments for Consent

ACEP will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Insurance

The indenture and the Security Documents require that ACEP will, and will cause its Subsidiaries to:

(1)	keep their properties adequately insured at all times by reputable insurers;

(2)	maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage and coverage for acts of terrorism, as is customary with companies in the same or similar businesses operating in the same or similar locations;

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(3)	maintain such other insurance as may be required by law;

(4)	obtain title insurance on all real property Collateral insuring the collateral trustee’s Lien on that property (and naming the collateral trustee as loss payee for the benefit of the present and future holders of the Secured Debt Obligations), subject only to Permitted Liens; and

(5)	maintain such other insurance as may be required by the Security Documents, if any.

Gaming License

In the event of a foreclosure, deed in lieu of foreclosure or other similar transfer of any of the Properties to the collateral trustee or its designee, the relevant Property Owner Borrower shall, and shall cause all of its Subsidiaries and Affiliates to cooperate in good faith with the collateral trustee or its designee in obtaining all Gaming Licenses and other governmental approvals necessary to conduct all gaming operations at the Properties and shall, at the request of the collateral trustee, continue to operate and manage the Properties and maintain all applicable Gaming Licenses with respect to the Properties until such time as the collateral trustee or its designee obtains such licenses and approvals and at such time the relevant Property Owner Borrower shall, and shall cause its Subsidiaries and Affiliates to reasonably cooperate with the transition of the gaming operations to any new gaming operator (including, without limitation, the collateral trustee or its designee).

Reports

Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, ACEP will furnish to the holders of notes or cause the trustee to furnish to the holders of notes (or file with the SEC for public availability), within the time periods specified in the SEC’s rules and regulations:

(1)	all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if ACEP were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by ACEP’s certified independent accountants; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if ACEP were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. In addition, following the consummation of the exchange offer contemplated by the registration rights agreement, ACEP will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

If, at any time, ACEP is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, ACEP will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. ACEP will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept ACEP’s filings for any reason, ACEP will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if ACEP were required to file those reports with the SEC.

In addition, the Issuers and the Guarantors agree that, for so long as any notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

The Issuers will also:

(1)	within 15 business days after furnishing to the trustee the annual and quarterly reports required by clause (1) of the first paragraph of this “Reports” covenant, hold a conference call to discuss such reports and the results of operations for the relevant reporting period; and

(2)	provide notice no fewer than three business days prior to the date of the conference call required to be held in accordance with this paragraph, announcing the time and date of such conference call and either including all information necessary to access the call or directing noteholders, prospective investors, broker-dealers and securities analysts to contact the appropriate person at ACEP to obtain such information.

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Events of Default and Remedies

Each of the following is an “Event of Default”:

(1)	default for 30 days in the payment when due of interest and Special Interest, if any, on the notes;

(2)	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

(3)	failure by the Issuers or any of their Subsidiaries to comply with the provisions described under the captions “ — Repurchase at the Option of Holders — Change of Control ”, “ — Repurchase at the Option of Holders — Events of Loss ” or “ — Certain Covenants — Merger, Consolidation or Sale of Assets ”;

(4)	failure by the Issuers or any of their Subsidiaries for 60 days after notice to the Issuers by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the indenture or the Security Documents; provided , however , except as provided in clause (7) below, that any such failure pursuant to this clause (4) with respect to any Security Documents will not be deemed to have occurred for purposes of the foregoing, and notice thereof shall not be deemed to have been delivered, until the delivery of notice and the expiration of all available grace periods provided for in the applicable Security Documents;

(5)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by ACEP or any of its Subsidiaries (or the payment of which is guaranteed by ACEP or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:

(a)	is caused by a failure to pay principal of, premium on, if any, or interest, if any, on, such Indebtedness when due (taking into account any grace period provided in such Indebtedness) (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates in excess of $10.0 million;

(6)	failure by ACEP or any of its Subsidiaries to pay any final non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed, for a period of 60 days;

(7)	(i) (a) any Security Document ceases to be in full force and effect (except as permitted by the terms of the indenture or the Security Documents) for a period of 30 days after ACEP or its relevant subsidiary receives notice thereof, (b) any of the Security Documents ceases to give the holders a valid, perfected security interest (except as permitted by the terms of the indenture or the Security Documents) for a period of 30 days after ACEP or its relevant subsidiary receives notice thereof or (c) ACEP or its relevant subsidiary fails to grant and perfect any security interest required by the Security Documents or by the covenant described under the caption “ — Certain Covenants — Creation and Perfection of Certain Security Interests Post-Closing ”, in each case with respect to Collateral having a Fair Market Value in excess of $5.0 million in the aggregate with respect to clauses (a), (b) and (c) above or (ii) the repudiation by the Issuers or any of their Subsidiaries of any of their material obligations under any Security Documents (except as permitted by the terms of the indenture or the Security Documents);

(8)	except as permitted by the indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, in any material respect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee (except as permitted by the terms of the indenture or the Security Documents);

(9)	certain events of bankruptcy or insolvency described in the indenture with respect to ACEP or any of its Subsidiaries that is a Significant Subsidiary or any group of its Subsidiaries that, taken together, would constitute a Significant Subsidiary; and

(10)	revocation, termination, suspension or other cessation of effectiveness of any Gaming License, which results in the cessation or suspension of gaming operations for a period of more than 90 consecutive days at any of the Properties (other than as a result of an Asset Sale) and such Property is the principal asset of a Significant Subsidiary or if such Property (considered separately) would constitute a Significant Subsidiary if it were the only asset in a Subsidiary; provided , that any Event of Default under this clause (10) shall be deemed cured if such Gaming License subsequently becomes effective or is replaced.

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In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to ACEP, any Subsidiary of ACEP that is a Significant Subsidiary or any group of Subsidiaries of ACEP that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may, by written notice to the trustee, declare all the notes to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, premium on, if any, and interest and Special Interest, if any.

In the case of an Event of Default of the type specified in clause (5) of the first paragraph above, such Event of Default and all consequences thereof will be annulled, waived and rescinded, automatically and without any action by the trustee or the holders of the notes, if, within 20 days after such Event of Default arose, the Issuers deliver an officers’ certificate to the trustee stating that:

(1)	the Indebtedness or Guarantee that is the basis of such Event of Default has been discharged;

(2)	the holders thereof have rescinded or waived the acceleration, notice, or action (as the case may be) giving rise to the Event of Default; or

(3)	the default that is the basis for such Event of Default has been cured.

 In case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest or Special Interest, if any, when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1)	such holder has previously given the trustee written notice that an Event of Default is continuing;

(2)	holders of at least 25% in aggregate principal amount of the then outstanding notes make a written request to the trustee to pursue the remedy;

(3)	such holder or holders offer and, if requested, provide to the trustee security or indemnity reasonably satisfactory to the trustee against any loss, liability or expense;

(4)	the trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)	during such 60-day period, holders of a majority in aggregate principal amount of the then outstanding notes do not give the trustee a direction inconsistent with such request.

The holders of a majority in aggregate principal amount of the then outstanding notes by written notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest or Special Interest, if any, on, the notes.

In the case of any Event of Default occurring on or after June 15, 2012, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the principal intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, then, upon acceleration of the notes, an equivalent premium will also become and be immediately due and payable, to the extent permitted by law, anything in the indenture or in the notes to the contrary notwithstanding. If an Event of Default occurs prior to June 15, 2012, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding the prohibition on redemption of the notes prior to such date, then upon acceleration of the notes, the Applicable Premium will also become and be immediately due and payable, to the extent permitted by law.

The collateral trustee may appoint one or more collateral trustee or co-trustees, who may be delegated any one or more of the duties or rights of the collateral trustee under the Security Documents or which are specified in any Security Documents.

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The Issuers are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, the Issuers are required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator manager (or managing member), direct or indirect member, partner or stockholder of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the notes, the indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Issuers may at any time elect to have all of their obligations discharged with respect to the outstanding notes and have each Guarantor’s obligations discharged with respect its Note Guarantee and cure all existing Events of Default and Defaults (“Legal Defeasance”) except for:

(1)	the rights of holders of outstanding notes to receive payments in respect of the principal of, premium on, if any, or interest or Special Interest, if any, on, such notes when such payments are due from the trust referred to below;

(2)	the Issuers’ obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee under the indenture, and the Issuers’ and the Guarantors’ obligations in connection therewith; and

(4)	the Legal Defeasance and Covenant Defeasance provisions of the indenture.

In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers and the Guarantors released with respect to substantially all restrictive covenants (including its obligation to make Change of Control Offers, Asset Sale Offers and Event of Loss Offers) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, all Events of Default described under “— Events of Default and Remedies” (except those relating to payments on the notes or bankruptcy, receivership, rehabilitation or insolvency events) will no longer constitute an Event of Default with respect to the notes. In addition, the Collateral will be released and the Note Guarantees will be terminated and released upon Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	the Issuers shall irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium on, if any, and interest and Special Interest, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2)	in the case of Legal Defeasance, the Issuers shall deliver to the trustee an opinion of counsel, subject to customary assumptions and exclusions, reasonably acceptable to the trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel (subject to customary assumptions and exclusions) will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, the Issuers shall deliver to the trustee an opinion of counsel (subject to customary assumptions and exclusions) reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

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(4)	no Default has occurred and is continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuers or any of the Guarantors is a party or by which the Issuers or any of the Guarantors are bound;

(6)	the Issuers shall deliver to the trustee an officers’ certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

(7)	the Issuers shall deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture, the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest or Special Interest, if any, on, the notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the indenture, the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1)	reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any note or alter or waive any of the provisions with respect to the redemption of the notes (except those provisions relating to the covenants described above under the caption “ — Repurchase at the Option of Holders ”);

(3)	reduce the rate of or change the time for payment of interest, including default interest, on any note;

(4)	waive a Default or Event of Default in the payment of principal of, premium on, if any, or interest or Special Interest, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any note payable in money other than that stated in the notes;

(6)	make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, premium on, if any, or interest or Special Interest, if any, on, the notes;

(7)	waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “ — Repurchase at the Option of Holders ”);

(8)	release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture;

(9)	release all or substantially all of the Collateral from the Lien of the indenture (other than in accordance with the indenture); or

(10)	make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, the Issuers, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

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(1)	to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)	to provide for uncertificated notes in addition to or in place of certificated notes;

(3)	to provide for the assumption of the Issuers’ or a Guarantor’s obligations to holders of notes and Note Guarantees;

(4)	to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any holder;

(5)	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act, if provisions from the Trust Indenture Act are incorporated into the indenture;

(6)	to conform the text of the indenture, the notes or the Note Guarantees to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture, the notes, the Note Guarantees or which intent may be evidenced by an officers’ certificate to that effect;

(7)	to release Collateral in accordance with the terms of the indenture;

(8)	to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the notes;

(9)	to comply with the covenant described above under the caption “ — Certain Covenants — Merger, Consolidation or Sale of Assets ”; or

(10)	to make any amendment to the provisions of the indenture relating to the transfer and legending of notes as permitted by the indenture, including, without limitation to facilitate the issuance and administration of the notes or to remove legends or restrictions that are no longer applicable; provided, however , that (i) compliance with the indenture as so amended would not result in notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of holders to transfer notes.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder and all Liens securing the notes and obligations under the indenture including the Note Guarantees will be released, when:

(1)	either:

(a)	all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust have been delivered to the trustee for cancellation; or

(b)	all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or are to be called for redemption within one year and the Issuers or any Guarantor have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, Government Securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal of, premium on, if any, and interest and Special Interest, if any, on, the notes to the date of maturity or redemption;

(2)	in respect of clause 1(b), no Default has occurred and is continuing on the date of the deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuers or any Guarantor are a party or by which the Issuers or any Guarantor are bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3)	the Issuers or any Guarantor have paid or caused to be paid all sums payable by it under the indenture including but not limited to all amounts owing to the trustee thereunder; and

(4)	the Issuers have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

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In addition, the Issuers must deliver an officers’ certificate and an opinion of counsel, subject to customary assumptions and exclusions, to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the trustee becomes a creditor of the Issuers or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default has occurred and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense.

Additional Information

Anyone who receives this prospectus may obtain a copy of the indenture, the registration rights agreement and the Security Documents without charge by writing to: Phyllis A. Gilland, Vice President, General Counsel and Secretary at ACEP, at 2000 Las Vegas Boulevard South, Las Vegas, Nevada 89104.

Book Entry, Delivery and Form

The notes are represented by one or more global notes in registered form without interest coupons collectively referred to herein as the “Global Notes.” The Global Notes were deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes ”. Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuers take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Issuers that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Issuers that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchaser with portions of the principal amount of the Global Notes; and

(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

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Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, premium on, if any, and interest and Special Interest, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Issuers and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuers, the trustee nor any agent of the Issuers or the trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Issuers that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Issuers. Neither the Issuers nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and the Issuers and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes. Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same day funds.

DTC has advised the Issuers that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

None of the Issuers, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1)	DTC (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuers fail to appoint a successor depositary;

(2)	the Issuers, at their option, notify the trustee in writing that they elect to cause the issuance of the Certificated Notes; or

(3)	there has occurred and is continuing a Default or Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in “Notice to Investors”, unless that legend is not required by applicable law.

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Same Day Settlement and Payment

The paying agent will make payments in respect of the notes represented by the Global Notes, including principal, premium, if any, and interest, if any, by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The paying agent will make all payments of principal, premium, if any, and interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The issuers expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

  “Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Act of Required Debtholders” means, as to any matter at any time, a direction in writing delivered to the collateral trustee by or with the written consent of the holders of Secured Debt representing the Required Debtholders. For purposes of this definition, (a) Secured Debt registered in the name of, or beneficially owned by, any Issuer or any Affiliate thereof will be deemed not to be outstanding and (b) votes will be determined in accordance with the provisions of the collateral trust agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control”, as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling”, “controlled by” and “under common control with” have correlative meanings.

“ALTA” means the American Land Title Association, or any successor thereto.

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(1)	1.0% of the principal amount of the note; or

(2)	the excess of:

(a)	the present value at such redemption date of (i) the redemption price of the note at June 15, 2012, (such redemption price being set forth in the table appearing above under the caption “ — Optional Redemption ”) plus (ii) all required interest payments due on the note through June 15, 2012, (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the principal amount of the note.

“Aquarius Casino Resort” means that certain hotel and casino located on approximately 18 acres at 1900 South Casino Drive, Laughlin, Nevada, together with all other Improvements and property thereon as described in the Mortgage and all related easements and other property agreements.

“Arizona Charlie’s Boulder” means that certain hotel and casino located on approximately 24 acres at 4575 Boulder Highway, Las Vegas, Nevada, together with all other improvements (including any buildings) and property thereon as described in the Mortgage and all related easements and other property agreements.

“Arizona Charlie’s Decatur” means that certain hotel and casino located on approximately 17 acres at 740 S. Decatur Boulevard, Las Vegas, Nevada, together with all other improvements (including any buildings) and property thereon as described in the Mortgage and all related easements and other property agreements, including any leased property.

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition of property, assets or rights outside the ordinary course of business of ACEP or any of ACEP’s Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of ACEP and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “ — Repurchase at the Option of Holders — Change of Control ” and/or the provisions described above under the caption “ — Certain Covenants — Merger, Consolidation or Sale of Assets ” and not by the provisions of the Asset Sale covenant; and

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(2)	the issuance or sale of Equity Interests by any of ACEP’s Subsidiaries (other than to ACEP or another Subsidiary).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)	any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $2.0 million;

(2)	a transfer of assets between or among ACEP and its Subsidiaries (other than ACEP Finance);

(3)	an issuance of Equity Interests by a Subsidiary of ACEP to ACEP or to a Subsidiary of ACEP;

(4)	the sale, lease or other transfer of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of ACEP, no longer economically practicable to maintain or useful in the conduct of the business of ACEP and its Subsidiaries taken as whole);

(5)	licenses and sublicenses by ACEP or any of its Subsidiaries of software or intellectual property in the ordinary course of business;

(6)	any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(7)	the granting of Liens not prohibited by the covenant described above under the caption “ — Liens ”;

(8)	the sale or other disposition of cash or Cash Equivalents;

(9)	a Restricted Payment that does not violate the covenant described above under the caption “ — Certain Covenants — Restricted Payments ” or a Permitted Investment;

(10)	any Event of Loss;

(11)	any Lease or any grant of easement or Permitted Liens permitted by the indenture;

(12)	any licensing of trade names or trademarks in the ordinary course of business by ACEP or any of its Subsidiaries;

(13)	any exchange of assets with a Fair Market Value less than $5.0 million (including a combination of assets and Cash Equivalents) for assets used or useful in a Permitted Business of comparable or greater market value or usefulness to the business of ACEP and its Subsidiaries as a whole, as determined in good faith by ACEP;

(14)	any exchange of undeveloped land (including a combination of assets and Cash Equivalents) for assets used or useful in a Permitted Business of comparable or greater market value or usefulness to the business of ACEP and its Subsidiaries as a whole, as determined in good faith by ACEP;

(15)	dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements; and

(16)	any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind.

“Asset Sale Offer” has the meaning assigned to that term in the indenture governing the notes.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

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“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)	with respect to a limited liability company, the board of directors of the limited liability company or any committee thereof duly authorized to act on behalf of such board or the managing member or members or any controlling committee of managing members thereof; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)	United States dollars;

(2)	obligations of, or obligations directly and unconditionally guaranteed as to principal and interest by, the U.S. government or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States of America and have maturities not in excess of one year;

(3)	federal funds, unsecured certificates of deposit, time deposits, demand deposits, banker’s acceptances, and repurchase agreements having maturities of not more than 90 days of any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, the short-term debt obligations of which are rated A-1+ (or the equivalent) by each of the Rating Agencies and, if it has a term in excess of three months, the long-term debt obligations of which are rated AA (or the equivalent) by each of the Rating Agencies, and that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000;

(4)	deposits that are fully insured by the Federal Deposit Insurance Corp. (FDIC);

(5)	commercial paper rated A-1+ (or the equivalent) by each of the Rating Agencies and having a maturity of not more than 90 days; and

(6)	any money market funds that (a) has substantially all of its assets invested continuously in the types of investments referred to in clause (2) above, (b) has net assets of not less than $5,000,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s.

Notwithstanding the foregoing, “Cash Equivalents” (i) shall exclude any security with the Standard & Poor’s “r” symbol (or any other Rating Agency’s corresponding symbol) attached to the rating (indicating high volatility or dramatic fluctuations in their expected returns because of market risk), as well as any mortgage-backed securities and any security of the type commonly known as “strips”; (ii) shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change; and (iii) shall exclude any investment where the right to receive principal and interest derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment. Interest may either be fixed or variable, and any variable interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index.

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“Casino Lessee Borrower” means, individually or collectively as the context requires, (i) Aquarius Gaming LLC, a Nevada limited liability company, (ii) Stratosphere Gaming LLC, a Nevada limited liability company, (iii) Arizona Charlie’s, LLC, a Nevada limited liability company, and (iv) Fresca, LLC, a Nevada limited liability company, each in its capacity as lessee under its respective Casino Operating Lease, together with their respective successors and permitted assigns.

“Casino Operating Lease” means, individually or collectively as the context requires, each of those certain amended and restated Casino Lease Agreements dated as of the date of the indenture, and as the case may be, further amended, modified or supplemented from time to time, each by and between each Property Owner Borrower and a Casino Lessee Borrower, with respect to the Properties.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of ACEP and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act));

(2)	the adoption of a plan relating to the liquidation or dissolution of the Issuers;

(3)	the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above), other than an employee of The Goldman Sachs Group, Inc. or its affiliates or an entity controlled by one or more employees of The Goldman Sachs Group, Inc. or its affiliates, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of ACEP, measured by voting power rather than number of shares; or

(4)	after an initial public offering of ACEP or any direct or indirect parent of ACEP (in either case, the “public company”), the first day on which a majority of the members of the Board of Directors of the public company are not Continuing Directors.

“Change of Control Offer” has the meaning assigned to that term in the indenture governing the notes.

“Collateral” means any and all assets encumbered pursuant to the Security Documents.

“Collateral Trustee” means The Bank of New York Mellon, in its capacity as collateral trustee under the collateral trust agreement, together with its successor in such capacity.

“Collateral Trust Joinder” means (i) with respect to the provisions of the collateral trust agreement relating to any additional Secured Debt permitted to be incurred under the indenture, an agreement substantially in the form of Exhibit B to the collateral trust agreement and (ii) with respect to the provisions of the collateral trust agreement relating to the addition of additional Guarantors, an agreement substantially in the form of Exhibit C to the collateral trust agreement.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person:

(1)	increased by, to the extent deducted in computing Consolidated Net Income:

(a)	consolidated interest expense; plus

(b)	provisions for taxes based on income; plus

(c)	total depreciation expense; plus

(d)	total amortization expense; plus

(e)	other non-cash charges, including any write-offs and write-downs, reducing Consolidated Net Income for such period (excluding any such non-cash charge to the extent that it represents an accrual or reserve for potential cash charge in any future period or amortization of a prepaid cash charge that was paid in a prior period); plus

(f)	actual out-of-pocket transaction costs payable by ACEP pursuant hereto in connection with the closing and syndication of the Transactions; plus

(g)	FF&E expenditures, and

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(2)	decreased by (without duplication) non-cash gains increasing Consolidated Net Income for such period (excluding any such non-cash gain to the extent it represents the reversal of an accrual or reserve for potential cash gain in any prior period), and

(3)	increased or decreased by (without duplication) any net gain or loss resulting in such period from hedging obligations and the application of Statement of Financial Standards No. 133, plus or minus, as applicable.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

(1)	all extraordinary or non-recurring gains or losses will be excluded;

(2)	all gains or losses realized in connection with any Asset Sale or the disposition of securities or the early extinguishment of Indebtedness, on an after-tax basis, will be excluded;

(3)	the net income of any Person that is not a Subsidiary of such Person or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Subsidiary of the Person;

(4)	the net income of any Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

(5)	the cumulative effect of a change in accounting principles will be excluded;

(6)	any non-cash compensation deduction as a result of any grant of stock or stock-related instruments to employees, officers, directors or members of management will be excluded;

(7)	any income or loss from discontinued operations will be excluded; and

(8)	any goodwill or other intangible asset impairment charge will be excluded.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of ACEP who:

(1)	was a member of such Board of Directors on the date of the indenture; or

(2)	was nominated for election or elected to such Board of Directors with the approval of VoteCo or a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Credit Facility” means, one or more debt facilities or commercial paper facilities, in each case, with banks or other institutional lenders, or investors or trustees, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, or the issuance of debt securities pursuant to an indenture or similar instrument, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require ACEP to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that ACEP may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “ — Certain Covenants — Restricted Payments ”. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that ACEP and its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

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“Domestic Subsidiary” means any Subsidiary of ACEP that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of ACEP.

“Equally and Ratably” means, in reference to sharing of Liens or proceeds thereof as among holders of Secured Debt Obligations, that such Liens or proceeds:

(1)	will be allocated and distributed first to the Secured Debt Representative for each outstanding Series of Secured Debt, for the account of the holders of such Series of Secured Debt, ratably in proportion to the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made under such letters of credit) on each outstanding Series of Secured Debt when the allocation or distribution is made, and thereafter;

(2)	will be allocated and distributed (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) on all outstanding Secured Debt Obligations) to the Secured Debt Representative for each outstanding Series of Secured Debt Obligations, for the account of the holders of any remaining Secured Debt Obligations, ratably in proportion to the aggregate unpaid amount of such remaining Secured Debt Obligations due and demanded (with written notice to the applicable Secured Debt Representative and the collateral trustee) prior to the date such distribution is made.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private sale either (1) of Equity Interests of ACEP by ACEP (other than Disqualified Stock and other than to a Subsidiary of ACEP) or (2) of Equity Interests of a direct or indirect parent entity of ACEP (other than to ACEP or a Subsidiary of ACEP) to the extent that the net proceeds therefrom are contributed to the common equity capital of ACEP.

“Event of Loss” means, with respect to any property or asset (tangible or intangible, real or personal) constituting Collateral having a Fair Market Value (or replacement cost, if greater) in excess of $7.5 million, any of the following: (1) any loss, destruction or damage of such property or asset; (2) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or (3) any settlement in lieu of clause (2) above.

“Existing Indebtedness” means Capital Lease Obligations outstanding as of the date of the indenture not to exceed $2,512,000.

“FF&E” means all fixtures, furniture, furnishings, equipment (including operating equipment, operating supplies and fixtures attached to and forming part of the Improvements), apparatus and other personal property used in, or held in storage for use in (or if the context so dictates, required in connection with), or required for the operation of that portion of Improvements to be used as a hotel or a casino, including, without limitation, (i) office furnishings and equipment, (ii) specialized hotel, gaming and spa equipment necessary for the operation of any portion of the Improvements, including equipment for kitchens, laundries, dry cleaning facilities, bars, restaurants, public rooms, commercial and parking spaces, spa and recreational facilities, (iii) design and project fees, shipping costs, taxes and installation; and (iv) all other furnishings and equipment as ACEP deems necessary or desirable for the operation of that portion of Improvements to be used as a hotel or casino.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined (unless otherwise provided in the indenture), (i) for amounts exceeding $5.0 million, in good faith by the Board of Directors of ACEP and (ii) for amounts less than $5.0 million, in good faith by ACEP.

“First Priority Lien Obligations” means the aggregate amount of (i) the notes, (ii) all secured Indebtedness incurred pursuant to any Credit Facility (including any letters of credit issued thereunder) secured by a lien incurred pursuant to clause (1) of the definition of Permitted Liens and (iii) all Capital Lease Obligations.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Gaming Authorities” means, in any jurisdiction in which a Property is located, the applicable gaming board, commission, or other governmental gaming regulatory authority, body or agency which (a) has, or may at any time after the date of the indenture have, jurisdiction over the gaming activities at the Property or (b) is, or may at any time after the date of the indenture be, responsible for interpreting, administering and enforcing the Gaming Laws.

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“Gaming Laws” means all applicable constitutions, treatises, laws and statutes pursuant to which any Gaming Authority possesses regulatory, licensing or permitting authority over gaming, gambling or casino or casino-related activities and all rules, rulings, orders, ordinances and regulations of any Gaming Authority applicable to the gambling, casino, gaming businesses or casino or casino-related activities of the Issuers or any of their Subsidiaries in any jurisdiction, as in effect from time to time, including the policies, interpretations and administration thereof by the Gaming Authorities.

“Gaming License” means, in any jurisdiction in which a Property is located, any license, qualification, franchise, accreditation, approval, registration, permit, finding of suitability or other authorization relating to gaming, the gaming or gambling business or the operation of a casino under the Gaming Laws or required by the Gaming Authorities or otherwise necessary for the operation of gaming, the gaming business (including a racebook and/or sports wagering) or a resort casino.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means any Subsidiary of ACEP that executes a Note Guarantee in accordance with the provisions of the indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other hedging arrangement of any sort.

“Hotel Lessee Borrower” means, individually or collectively as the context requires, (i) Aquarius Gaming LLC, a Nevada limited liability company, (ii) Stratosphere Gaming LLC, a Nevada limited liability company, (iii) Arizona Charlie’s, LLC, a Nevada limited liability company, and (iv) Fresca, LLC, a Nevada limited liability company, each in its capacity as lessee under its respective Hotel Operating Lease, together with their respective successors and permitted assigns.

“Hotel Operating Lease” means, individually or collectively as the context requires, each of those certain amended and restated Hotel Lease Agreements dated as of the date of the indenture, and as the case may be, further amended, modified or supplemented from time to time, each by and between each Property Owner Borrower and a Hotel Lessee Borrower, with respect to the Properties.

“Immaterial Subsidiary” means, as of any date, any Subsidiary whose total assets, as of that date, are less than 1.0% of the total assets of ACEP and its Subsidiaries and whose total revenues for the most recent 12-month period do not exceed 1.0% of the consolidated gross revenues of ACEP and its Subsidiaries for such period, in each case determined in accordance with GAAP; provided that: (a) at no time shall (i) the total assets of all Immaterial Subsidiaries, in the aggregate, exceed 2.0% of the total assets of ACEP and its Subsidiaries at such date or (ii) the gross revenues of all Immaterial Subsidiaries, in the aggregate, exceed 2.0% of the consolidated gross revenues of ACEP and its Subsidiaries for such period, in each case determined in accordance with GAAP; (b) if the total assets or gross revenues of all Subsidiaries so designated by ACEP as “Immaterial Subsidiaries” (and not redesignated) shall at any time exceed the limits set forth in clause (a) above, then all such Subsidiaries shall be deemed not to be Immaterial Subsidiaries unless and until the ACEP shall redesignate one or more as not Immaterial Subsidiaries, in each case in a written notice to the trustee, and, as a result thereof, the total assets and gross revenues of all Subsidiaries still designated as “Immaterial Subsidiaries” do not exceed such limits and (c) a Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of ACEP.

“Improvements” means all buildings, structures and other improvements, now or at any time situated, placed or constructed upon any land which is part of the Properties.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and Trade Payables), whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of banker’s acceptances;

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(4)	representing Capital Lease Obligations in respect of sale and leaseback transactions;

(5)	representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6)	representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Insolvency or Liquidation Proceeding” means:

(1)	any case commenced by or against any Issuer or any Guarantor under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Issuer or any Guarantor, any receivership or assignment for the benefit of creditors relating to any Issuer or any Guarantor or any similar case or proceeding relative to any Issuer or any Guarantor or its creditors, as such, in each case whether or not voluntary;

(2)	any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any Issuer or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)	any other proceeding of any type or nature in which substantially all claims of creditors of any Issuer or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If ACEP or any Subsidiary of ACEP sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of ACEP such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of ACEP, ACEP will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of ACEP’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “ — Certain Covenants — Restricted Payments ”. The acquisition by ACEP or any Subsidiary of ACEP of a Person that holds an Investment in a third Person will be deemed to be an Investment by ACEP or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “ — Certain Covenants — Restricted Payments ”. Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Lease” means any lease (including, without limitation, the Operating Lease), license, letting, concession, occupancy agreement, sublease to which Property Owner Borrower or Lessee Borrower is a party or has a consent right, or other agreement (whether written or oral and whether now or hereafter in effect) under which ACEP is a lessor, existing as of the date of the indenture or hereafter entered into by ACEP, in each case pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any of the Properties, and every modification or amendment thereof, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, excluding short-term agreements in the ordinary course of business pursuant to which hotel rooms and facilities are made available to individual hotel guests.

“Lessee Borrower” means, individually or collectively as the context requires, each Hotel Lessee Borrower and Casino Lessee Borrower.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

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“Material Gaming License” means any Gaming License that the loss, suspension, revocation, termination or material impairment of which, individually or in the aggregate, would materially adversely affect any Property and such Property is the principal asset of a Significant Subsidiary or if such Property (considered separately) would constitute a Significant Subsidiary if it were the only asset in a Significant Subsidiary.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means that certain deed of trust, assignment of rents and leases, security agreement and fixture filing encumbering the Properties executed by Property Owner Borrower as of the date of the indenture, as the same may from time to time be modified or replaced in accordance herewith.

“Net Asset Sale Proceeds” means the aggregate cash proceeds and Cash Equivalents received by ACEP or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements, and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP.

“Net Loss Proceeds” means the aggregate cash proceeds received by ACEP or any of its Subsidiaries in respect of any Event of Loss, including, without limitation, insurance proceeds, condemnation awards or damages awarded by any judgment, net of the direct costs in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and expenses), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Event of Loss and any taxes paid or payable as a result thereof (including, without limitation, any taxes paid or payable by an owner of ACEP or any Subsidiary).

“Nevada Gaming Authorities” means the Nevada State Gaming Control Board, the Nevada Gaming Commission, Clark County, Nevada and the City of Las Vegas, Nevada.

“Note Documents” means the indenture, the Notes and the Security Documents.

“Note Guarantee” means the Guarantee by each Guarantor of the Issuer’s obligations under the indenture and the notes, executed pursuant to the provisions of the indenture.

“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Secured Debt Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Operating Lease” means, individually or collectively as the context requires, each Hotel Operating Lease and Casino Operating Lease.

“Permitted Business” means the casino gaming, hotel, retail, conference center and entertainment mall and resort business (including, without limitation, the business contemplated by the Properties in the prospectus) and any activity or business incidental, directly related or similar thereto (including owning interests in Subsidiaries, operating a conference center and meeting facilities, owning and operating or licensing the operation of retail and entertainment facilities and acting as manager or consultant to Affiliates or third parties engaged in such business), or any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

“Permitted Investments” means:

(1)	any Investment in ACEP or in a Subsidiary of ACEP that is a Guarantor;

(2)	any Investment in cash and Cash Equivalents;

(3)	any Investment by ACEP or any Subsidiary of ACEP in a Person, if as a result of such Investment:

(a)	such Person becomes a Subsidiary of ACEP and a Guarantor; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, ACEP or a Subsidiary of ACEP that is a Guarantor;

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(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “ — Repurchase at the Option of Holders — Asset Sales ”;

(5)	any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of ACEP;

(6)	any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of ACEP or any of its Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes;

(7)	loans or advances to employees made in the ordinary course of business of ACEP or any Subsidiary of ACEP in an aggregate principal amount not to exceed $500,000 at any one time outstanding;

(8)	repurchases of the notes;

(9)	any guarantee of Indebtedness permitted to be incurred by the covenant entitled “ — Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock ” other than a guarantee of Indebtedness of an Affiliate of ACEP that is not a Subsidiary of ACEP;

(10)	any Investment existing on, or made pursuant to binding commitments existing on, the date of the indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of the indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of the indenture or (b) as otherwise permitted under the indenture;

(11)	Investments acquired after the date of the indenture as a result of the acquisition by ACEP or any Subsidiary of ACEP of another Person, including by way of a merger, amalgamation or consolidation with or into ACEP or any of its Subsidiaries in a transaction that is not prohibited by the covenant described above under the caption “ — Merger, Consolidation or Sale of Assets ” after the date of the indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(12)	any grant to any Subsidiary of ACEP of gaming or other rights derivative of any Material Gaming License; and

(13)	any Investment by ACEP or any of its Subsidiaries in a Permitted Business having an aggregate Fair Market Value (measured at the time made and without giving effect to subsequent changes in value), taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding, not to exceed $10.0 million; provided , such amount shall be increased by an additional $5.0 million on June 15, 2010 and each anniversary thereof while the notes remain outstanding.

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“Permitted Liens” means:

(1)	liens created by or granted pursuant to any Credit Facility that are pari passu with or, at the option of ACEP, subordinated to the Liens created by or pursuant to the Security Documents to secure the notes; provided , that the incurrence of such Lien is subject to the Secured Debt Representative of the Indebtedness secured by such Lien entering into a Collateral Trust Joinder to the Collateral Trust Agreement in the form attached thereto and agreeing to be bound thereby;

(2)	pledges or deposits under workmen’s compensation laws, unemployment insurance laws or similar legislation or regulatory requirements, deposits made in the ordinary course to secure liability to insurance carriers; good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or to leases to which ACEP or any of its Subsidiaries is a party; deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secured, bid, surety or appeal bonds to which such Person is a party; deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(3)	the Liens created by or pursuant to the Security Documents;

(4)	all Liens and other matters specifically disclosed on Schedule B of the Qualified Title Insurance Policies issued to the collateral trustee in connection with the issuance of the notes;

(5)	Liens for Taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith by appropriate proceedings diligently conducted; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefore;

(6)	Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s and mechanic’s Liens incurred in the ordinary course of business, in each case for sums not yet due or being contested in good faith by appropriate proceedings, provided that the holder of such Lien has not commenced foreclosure proceedings in respect of such Lien;

(7)	any attachment, award or judgment Lien, provided that the judgment it secures shall, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 60 days after the expiration of any such stay, provided that the holder of such Lien has not commenced foreclosure proceedings in respect of such Lien;

(8)	Liens existing on the date of the indenture;

(9)	Liens created in connection with Capital Lease Obligations, mortgage financings or purchase money obligations to the extent such Indebtedness permitted to be incurred pursuant to clause (6) of the second paragraph of the covenant described above under the heading “ — Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock ”;

(10)	Liens in favor of issuers of performance and surety bonds or bid bonds with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of ACEP or any of its Subsidiaries in the ordinary course of business;

(11)	(i) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental, to the conduct of the business of ACEP or any of its Subsidiaries or to the ownership of its properties which in each case were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person, (ii) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of ACEP or any of its Subsidiaries and do not secure any Indebtedness and (iii) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by ACEP and its Subsidiaries in the ordinary course of business;

(12)	Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however , that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such Subsidiary; provided, further , that such Liens may not extend to any other property owned by the ACEP or any other Subsidiary of ACEP;

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(13)	(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business; (ii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by ACEP or any of its Subsidiaries in the ordinary course of business; and (iii) Liens on specific items of inventory of other goods and proceeds of any ACEP or any of its Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(14)	Liens to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;

(15)	Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository institution;

(16)	grants of software and other technology licenses in the ordinary course of business;

(17)	Liens arising out of conditional sale, title retention, consignment or similar arrangement for the sale of goods in the ordinary course of business; and

(18)	Liens on the equipment of ACEP or any Subsidiary granted in the ordinary course of business to ACEP’s or such Subsidiary’s client at which such equipment is located.

“Permitted Prior Liens” means:

(1)	Liens described in clauses (8), (9) and (12) of the definition of “Permitted Liens” under the indenture; and

(2)	Permitted Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the Liens created by the Security Documents.

“Permitted Refinancing Indebtedness” means any Indebtedness of ACEP or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of ACEP or any of its Subsidiaries (other than intercompany Indebtedness); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity that is (a) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (b) more than 90 days after the final maturity date of the notes;

(3)	if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)	such Indebtedness is incurred either by ACEP or by the Subsidiary of ACEP that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and is guaranteed only by Persons who were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Properties” means the Stratosphere, the Aquarius Casino Resort, Arizona Charlie’s Decatur and Arizona Charlie’s Boulder. A “Property” means any of the foregoing Properties and other properties that may be acquired.

“Property Owner Borrower” means, W2007 Stratosphere Propco, L.P., W2007 Stratosphere Land Propco, L.P., W2007 Aquarius Propco, L.P., W2007 Arizona Charlie’s Propco, L.P. and W2007 Fresca Propco, L.P., individually or collectively as the context may require.

“Qualified Title Insurance Policy” means an ALTA extended coverage mortgagee’s title insurance policy for each of the Properties.

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“Required Debtholders” means, at any time, the holders of more than 50% of the sum of:

(1)	the aggregate outstanding principal amount of Secured Debt (including outstanding letters of credit whether or not then available or drawn); and

(2)	other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Secured Debt.

For purposes of this definition, (a) Secured Debt registered in the name of, or beneficially owned by, any Issuer or any Affiliate thereof will be deemed not to be outstanding and (b) votes will be determined in accordance with the provisions of the collateral trust agreement.

“Restricted Investment” means an Investment other than a Permitted Investment.

“S&P” means Standard & Poor’s Ratings Group.

“Sale of Collateral” means any Asset Sale involving a sale, lease or other disposition of Collateral.

“SEC” means the Securities and Exchange Commission, or any governmental authority succeeding to any of its principal functions.

“Secured Debt” means:

(1)	the notes issued on the date of the indenture (including any related exchange notes); and

(2)	Indebtedness under any Credit Facility that is secured Equally and Ratably with the notes by a Secured Debt Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document;

provided , in the case of any Indebtedness referred to in clause (2) of this definition, that:

(a)	on or before the date on which such Indebtedness is incurred by any Issuer or any Guarantor, such Indebtedness is designated by the Issuers as “Secured Debt” for the purposes of the Secured Debt Documents in an additional secured debt designation executed and delivered in accordance with the collateral trust agreement;

(b)	the Secured Debt Representative for such Indebtedness executes and delivers a Collateral Trust Joinder; and

(c)	all other requirements set forth in the collateral trust agreement have been complied with.

“Secured Debt Documents” means, collectively, the Note Documents and the indenture, credit agreement or other agreement governing each other Series of Secured Debt and the Security Documents.

“Secured Debt Lien” means a Lien granted by a Security Document to the collateral trustee, at any time, upon any property of any Issuer or any Guarantor to secure Secured Debt Obligations.

“Secured Debt Obligations” means Secured Debt and all other Obligations in respect thereof.

“Secured Debt Representative” means:

(1)	in the case of the notes, the trustee; or

(2)	in the case of any other Series of Secured Debt, the trustee, agent or representative of the holders of such Series of Secured Debt who maintains the transfer register for such Series of Secured Debt and (A) is appointed as a Secured Debt Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Secured Debt, together with its successors in such capacity and (B) that has executed a Collateral Trust Joinder.

“Secured Indebtedness Leverage Ratio” means, with respect to any Person, as of the date of determination, the ratio of (i) First Priority Lien Obligations of such Person and its Subsidiaries as of such date (determined on a consolidated basis in accordance with GAAP) to (ii) Consolidated EBITDA of such Person and its Subsidiaries for the four most recently ended full fiscal quarters for which internal financial statements are available immediately preceding such date on which additional Indebtedness is incurred. In the event that the Issuers or any of their Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Secured Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Indebtedness Leverage Ratio is made, then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect (in accordance with Regulation S-X under the Securities Act) to such incurrence, assumption, Guarantee, repayment or redemption of Indebtedness as of the same had occurred at the beginning of the applicable four-quarter period.

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In addition, for purposes of calculating the Secured Indebtedness Leverage Ratio:

(1)	acquisitions that have been made by the specified Person or any of its Subsidiaries, including through mergers or consolidations, or any Person or any of its Subsidiaries acquired by the specified Person or any of its Subsidiaries, and including all related financing transactions and including increases in ownership of Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the date of determination, or that are to be made on the date of determination, will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

(2)	the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the date of determination, will be excluded;

(3)	any Person that is a Subsidiary on the date of determination will be deemed to have been a Subsidiary at all times during such four-quarter period; and

(5)	any Person that is not a Subsidiary on the date of determination will be deemed not to have been a Subsidiary at any time during such four-quarter period.

“Secured Parties” means the holders of Secured Debt Obligations and the Secured Debt Representatives.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means the collateral trust agreement, each Collateral Trust Joinder and all security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, control agreements, deeds of trust or other grants or transfers for security executed and delivered by any Issuer or any Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the collateral trustee, for the benefit of the Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and terms of the collateral trust agreement.

“Series of Secured Debt” means, severally, the Notes and each other issue or series of Secured Debt for which a single transfer register is maintained.

“Secured Parties” means the holders of Secured Debt Obligations and the Secured Debt Representatives.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date of the indenture.

“Special Interest” has the meaning assigned to that term pursuant to the registration rights agreement.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Stratosphere” means that certain hotel, casino, tower and vacant land located on approximately 34 acres at 2000 Las Vegas Boulevard South, Las Vegas, Nevada, together with all other improvements (including any buildings) and property thereon as described in the Mortgage and all related easements and other property agreements.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Taxes” means all real estate and personal property taxes, assessments, fees, taxes on rents or rentals, water rates or sewer rents, facilities and other governmental, municipal and utility district charges or other similar taxes or assessments now or hereafter levied or assessed or imposed against the Properties or ACEP with respect to the Properties or rents therefrom or which may become Liens upon any of the Properties, without deduction for any amounts reimbursable to ACEP by third parties.

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“Trade Payables” means unsecured amounts payable by or on behalf of ACEP for or in respect of the operation of the Properties in the ordinary course and which would under GAAP be regarded as ordinary expenses, including amounts payable to suppliers, vendors, contractors, mechanics, materialmen or other Persons providing property or services to the Properties or ACEP and the capitalized amount of any ordinary-course financing leases.

“Transactions” means the offering of the notes hereby and the concurrent repayment of ACEP’s existing senior secured term loan, which is governed by the Loan Agreement, dated as of June 25, 2009, among Goldman Sachs Commercial Mortgage Capital, L.P., as initial lender, ACEP, each other party identified as a borrower on the signature pages thereto, Archon Group, L.P., as administrative agent, and Wells Fargo Bank, N.A., as collateral agent.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to June 15, 2012; provided, however , that if the period from the redemption date to June 15, 2012, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“VoteCo” means W2007/ACEP Managers Voteco, LLC, a Delaware limited liability company.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

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REGULATION AND LICENSING

Introduction

The ownership and operation of casino gaming facilities in the State of Nevada are subject to the Nevada Gaming Control Act and the regulations made under such Act, as well as various local ordinances. The gaming operations of our casinos are subject to the licensing and regulatory control of the Nevada Gaming Commission and the Nevada State Gaming Control Board. Our casinos’ operations are also subject to regulation by the Clark County Liquor and Gaming Licensing Board and the City of Las Vegas. These agencies are referred to herein collectively as the Nevada Gaming Authorities.

Our subsidiaries that operate casinos are licensed by the Nevada Gaming Authorities as limited liability company licensees, which we refer to herein as company licensees. Under their gaming licenses, company licensees are required to pay periodic fees and taxes. The gaming licenses are not transferable.

To date, our company licensees have obtained all gaming licenses necessary for the operation of their existing gaming operations; however, gaming licenses and related approvals are privileges under Nevada law, and we cannot assure you that any new gaming license or related approvals that may be required in the future will be granted, or that any existing gaming licenses or related approvals will not be limited, conditioned, suspended, revoked or renewed.

Registration Requirements

On May 4, 2011, the Nevada Gaming Commission issued a Third Revised Order of Registration of ACEP as a publicly traded company, which we refer to herein as a registered company for purposes of the Nevada Gaming Control Act. The order (1) prohibits Holdings from selling, assigning, transferring, pledging or otherwise disposing of any direct or indirect interest in our membership interests or any other security convertible into or exchangeable into our Class B Interests, without the prior approval of the Nevada Gaming Commission, (2) prohibits the members of Voteco from selling, assigning, transferring, pledging or otherwise disposing of any direct or indirect membership interest in Voteco without the prior approval of the Commission, (3) prohibits Strat Hotel Investor, L.P., Whitehall Parallel Global Real Estate Limited Partnership 2007, MLQ Stratosphere, LLC and W2007 Finance Sub, LLC from selling, assigning, transferring, pledging or otherwise disposing of any direct or indirect membership interest in W2007/ACEP Holdings or any other security that is convertible or exchangeable into a membership interest in Holdings without the prior approval of the Nevada Gaming Commission, and (4) prohibits ACEP, Voteco, Holdings, Strat Hotel Investor, L.P., MLQ Stratosphere, LLC or W2007 Finance Sub, LLC, without the prior approval of the Nevada Gaming Commission, from declaring cash dividends or distributions on any class of their securities to any person who has not been licensed or found suitable by the Nevada Gaming Commission, provided, however, that any of the foregoing entities may, with the prior approval of the Chairman of the Nevada State Gaming Control Board, pay dividends and make distributions to its direct or indirect equity owners who have not been licensed or found suitable by the Nevada Gaming Commission for the purpose of defraying tax liabilities and tax-related expenses of such direct or indirect equity owners that arise directly out of such direct or indirect ownership interest.

ACEP has been registered with the Nevada Gaming Commission as a publicly traded corporation, found suitable by the Nevada Gaming Commission as the manager of Charlie’s Holding LLC, and to own the equity interests of Stratosphere LLC, Charlie’s Holding and Aquarius Gaming LLC, each of which is a company licensee. Voteco has been registered as a holding company and found suitable by the Nevada Gaming Commission as the sole owner of our voting securities. Charlie’s Holding has been registered as an intermediary and has been found suitable by the Nevada Gaming Commission to own the equity securities of its licensed subsidiaries, Arizona Charlie's, LLC and Fresca, LLC. Stratosphere LLC has been registered as an intermediary company and has been found suitable to own the equity securities of Stratosphere Gaming LLC, a company licensee, as its sole member.

Periodically, we are required to submit detailed financial and operating reports to the Nevada Gaming Commission and to provide any other information that the Nevada Gaming Commission may require. Substantially all of our material loans, leases, sales of securities and similar financing transactions must be reported to, or approved by, the Nevada Gaming Commission.

Policy Concerns of Gaming Laws

The laws, regulations and supervisory procedures of the Nevada Gaming Authorities are based upon declarations of public policy. These public policy concerns include, among other things:

•	preventing unsavory or unsuitable persons from being directly or indirectly involved with gaming at any time or in any capacity;

•	establishing and maintaining responsible accounting practices and procedures;

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•	maintaining effective controls over the financial practices of licensees, including establishing minimum procedures for internal fiscal affairs, safeguarding assets and revenue, providing reliable recordkeeping and requiring the filing of periodic reports with the Nevada Gaming Authorities;

•	preventing cheating and fraudulent practices; and

•	providing a source of state and local revenue through taxation and licensing fees.

Changes in these laws, regulations and procedures could have significant negative effects on our gaming operations and our financial condition and results of operations.

Individual Licensing Requirements

All stockholders, members and limited partners with a 5 percent or less ownership interest in a corporate, limited liability company or limited partnership licensee (other than such an entity as is publicly traded and registered with the Nevada Gaming Commission), must register in that capacity with the Nevada Gaming Control Board and affirmatively state in writing that they submit to the board’s jurisdiction. Such registration must be made on forms prescribed by the chairman. A member who is required to be registered by this section shall apply for registration within 30 days after the member obtains an ownership interest of 5 percent or less in a limited-liability company licensee. No person, other than an institutional investor, may acquire more than 5 percent of the ownership interests in a corporate, limited liability company or limited partnership licensee, or receive any percentage of the profits of, a non-publicly traded holding or intermediary company or company licensee, without first obtaining licenses and approvals from the Nevada Gaming Authorities.

The Nevada Gaming Authorities may investigate any individual who has a material relationship to or material involvement with our gaming operations to determine whether the individual is suitable or should be licensed as a business associate of a gaming licensee. Key employees of a company licensee may also be required to file such applications.

Under certain circumstances, an “institutional investor,” as defined in the Nevada Gaming Control Act, that intends to acquire any security issued by a corporate, limited liability company or limited partnership licensee or a holding company (which, in any such case, is not publicly traded), may apply to the Nevada Gaming Control Board and the Nevada Gaming Commission for a waiver of the otherwise applicable requirements for licensing or a finding of suitability if such institutional investor intends to and does hold the securities for investment purposes only. An institutional investor is not eligible to receive or hold a waiver if the institutional investor will own, directly or indirectly, more than 15 percent of the securities of the licensee or a holding company on a fully diluted basis where any such securities are to be acquired other than through a debt restructuring. Securities acquired before a debt restructuring and retained after a debt restructuring or as a result of an exchange, exercise or conversion, after a debt restructuring, of any securities issued to an institutional investor through a debt restructuring, are deemed to have been acquired through a debt restructuring. Such a waiver is effective only as long as the institutional investor’s direct or indirect ownership interest in such securities meets the limitations set forth above. An institutional investor is not deemed to hold a security issued by a corporate, limited partnership of limited liability company licensee or a holding company for investment purposes only unless the securities will be acquired and held in the ordinary course of business as an institutional investor and do not, directly or indirectly, allow the institutional investor to vote for the election of members of the board of directors, for the election of a general partner or the appointment of a manager, as the case may be, or to cause any change in the organic documents, management, policies or operations of the licensee or the holding company, or cause any other action which the commission finds to be inconsistent with investment purposes only. The following activities are not deemed to be inconsistent with holding securities for investment purposes only:

(a) Serving as a member of any committee of creditors or security holders in connection with debt restructuring;

(b) Nominating any candidate for election or appointment to a board of directors or the equivalent in connection with a debt restructuring;

(c) Making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in management, policies or operations; and

(d) Such other activities as the commission may determine to be consistent with such investment intent.

The Nevada Gaming Authorities may deny an application for licensing for any cause which they deem reasonable. A finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation. An applicant for licensing or an applicant for a finding of suitability must pay or must cause to be paid all the costs of the investigation. Changes in licensed positions must be reported to the Nevada Gaming Authorities and, in addition to their authority to deny an application for a finding of suitability or licensing, the Nevada Gaming Authorities have the jurisdiction to disapprove a change in a corporate position.

If the Nevada Gaming Authorities were to find an equity holder, officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with us, we would have to sever all relationships with that person. In addition, the Nevada Gaming Commission may require us to terminate the employment of any person who refuses to timely file appropriate applications. Determinations of suitability or questions pertaining to licensing are not subject to judicial review in Nevada.

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Consequences of Violating Gaming Laws

If the Nevada Gaming Commission decides that we have violated the Nevada Gaming Control Act or any of its regulations, it could limit, condition, suspend or revoke our registrations and gaming licenses. In addition, we, and the persons involved, could be subject to substantial fines for each separate violation of the Nevada Gaming Control Act, or of the regulations of the Nevada Gaming Commission, at the discretion of the Nevada Gaming Commission. Further, the Nevada Gaming Commission could seek the appointment of a supervisor to conduct the operations of our casinos and, under specified circumstances, earnings generated during the supervisor’s appointment, except for the reasonable rental value of the premises, could be forfeited to the State of Nevada. Limitation, conditioning or suspension of any of our gaming licenses and the appointment of a supervisor could, and revocation of any gaming license would, have a significant negative effect on our gaming operations.

Review and Approval of Transactions

Substantially all material loans, leases, sales of securities and similar financing transactions by us and our subsidiaries must be reported to, or approved by, the Nevada Gaming Authorities.

Requirements for Equity Security Holders of Publicly Traded Entities

Regardless of the number of equity interests held, any beneficial holder of a registered company's voting or non-voting securities may be required to file an application, be investigated and have that person’s suitability as a beneficial holder of voting or non-voting securities determined if the Nevada Gaming Commission has reason to believe that the ownership would otherwise be inconsistent with the declared policies of the State of Nevada. If the beneficial holder of the voting or non-voting securities who must be found suitable is a corporation, partnership, limited partnership, limited liability company or trust, it must submit detailed business and financial information, including a list of its beneficial owners. The applicant must pay all costs of the investigation incurred by the Nevada Gaming Authorities in conducting any investigation.

The Nevada Gaming Control Act requires any person who acquires more than 5% of the voting securities of a registered company to report the acquisition to the Nevada Gaming Commission. The Nevada Gaming Control Act requires beneficial owners of more than 10% of a registered company’s voting securities to apply to the Nevada Gaming Commission for a finding of suitability within 30 days after the Chairman of the Nevada State Gaming Control Board mails the written notice requiring such filing. Under certain circumstances, an “institutional investor,” as defined in the Nevada Gaming Control Act, which acquires more than 10%, but not more than 25%, of the registered company’s voting securities may apply to the Nevada Gaming Commission for a waiver of a finding of suitability if the institutional investor holds the voting securities for investment purposes only. In certain circumstances, an institutional investor that has obtained a waiver can own up to 29% of a registered company’s voting securities if such additional ownership results from a stock repurchase program conducted by the publicly traded corporation and upon the condition that the institutional investor does not purchase or otherwise acquire any additional voting securities of the publicly traded corporation that would result in an increase in the institutional investor’s ownership percentage. An institutional investor will not be deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of the board of directors of the registered company, a change in the corporate charter, bylaws, management, policies or operations of the publicly traded registered company, or any of its gaming affiliates, or any other action which the Nevada Gaming Commission finds to be inconsistent with holding the registered company’s voting securities for investment purposes only. Activities which are not deemed to be inconsistent with holding voting securities for investment purposes only include:

•	voting on all matters voted on by stockholders or interest holders;

•	making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management, policies or operations; and

•	other activities that the Nevada Gaming Commission may determine to be consistent with such investment intent.

A registered company is required to maintain a current stock ledger in Nevada, which may be examined by the Nevada Gaming Authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Nevada Gaming Authorities. A failure to make the disclosure may be grounds for finding the record holder unsuitable. We will be required to render maximum assistance in determining the identity of the beneficial owner of any of our voting securities. The Nevada Gaming Commission has the power to require the stock certificates of any registered company to bear a legend indicating that the securities are subject to the Nevada Gaming Control Act and certain restrictions imposed by applicable gaming laws. To date, this requirement has not been imposed on us.

Consequences of Being Found Unsuitable

Any person who fails or refuses to timely apply for a finding of suitability or a license within 30 days after being ordered to do so by the Nevada Gaming Commission or by the Chairman of the Nevada State Gaming Control Board, or who refuses or fails to pay the investigative costs incurred by the Nevada Gaming Authorities in connection with the investigation of its application, may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any person found unsuitable and who holds, directly or indirectly, any beneficial ownership of any voting security or debt security of a registered company beyond the period of time as may be prescribed by the Nevada Gaming Commission may be guilty of a criminal offense. A registered company will be subject to disciplinary action if, after it receives notice that a person is unsuitable to hold an equity interest or to have any other relationship with, it:

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•	pays that person any dividend or interest upon any voting securities;

•	allows that person to exercise, directly or indirectly, any voting right held by that person;

•	pays remuneration in any form to that person for services rendered or otherwise; or

•	fails to pursue all lawful efforts to require the unsuitable person to relinquish such person’s voting securities including, if necessary, the immediate purchase of the voting securities for cash at fair market value.

Requirements for Debt Security Holders

The Nevada Gaming Commission may, in its discretion, require the holder of any debt or similar security of a registered company to file an application, be investigated and be found suitable to own the debt or other security of the registered company if the Nevada Gaming Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the State of Nevada. If the Nevada Gaming Commission decides that a person is unsuitable to own the security, then under the Nevada Gaming Control Act, the registered company can be sanctioned, including the loss of its approvals if, without the prior approval of the Nevada Gaming Commission, it:

•	pays to the unsuitable person any dividend, interest or any distribution whatsoever;

•	recognizes any voting right by the unsuitable person in connection with the securities;

•	pays the unsuitable person remuneration in any form; or

•	makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction.

If the Nevada Gaming Authorities require that a person who is a holder or the beneficial owner of notes be licensed, qualified or found suitable under applicable gaming laws, such holder or beneficial owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period. If such person fails to apply or become licensed or qualified or is found unsuitable the Nevada Gaming Laws limit the rights of the holder as follows: (i) any person required to be licensed or found suitable and who is denied a license or found unsuitable shall not hold directly or indirectly the beneficial ownership of any voting security or debt security of a publicly traded corporation which is registered with the Commission beyond the time prescribed by the Commission; and (ii) shall not accept more for his interest than he paid for it or the market value on the date of the denial of the license or finding of unsuitability.

With respect to any other jurisdiction, if a holder of notes fails to apply or become licensed or qualified or is found unsuitable the holder shall comply with the laws of that jurisdiction governing such matters and the continued ownership of the notes and such regulatory orders as may be entered in conjunction therewith and pursuant thereto or, in the absence thereof, we shall have the right, at our option:

•	to require the holder to dispose of its notes or beneficial interest therein within 30 days of receiving notice of our selection or such earlier date as may be requested or prescribed by a gaming authority; or

•	to redeem the notes at a redemption price equal to the lesser of (1) the holder’s cost, plus accrued and unpaid interest, if any, to the earlier of the redemption date and the date of the finding of unsuitability or failure to comply or (2) 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the earlier of the redemption date and the date of the finding of unsuitability or failure to comply, which may be less than 30 days following the notice of redemption if so requested or prescribed by the gaming authority.

We will not be responsible for any costs or expenses incurred by any such holder or beneficial owner in connection with its application for a license, qualification or finding of suitability.

Approval of Public Offerings

Neither we nor any of our affiliates may make a public offering of our securities without the prior approval of the Nevada Gaming Commission if the proceeds from the offering are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for those purposes or for similar transactions. Any approval that we might receive in the future relating to future offerings will not constitute a finding, recommendation or approval by any of the Nevada Gaming Control Board or the Nevada Gaming Commission as to the accuracy or adequacy of the offering memorandum or the investment merits of the securities. Any representation to the contrary is unlawful.

Approval of Changes in Control

A registered company must obtain prior approval of the Nevada Gaming Commission with respect to a change in control through:

•	merger;

•	consolidation;

•	stock or asset acquisitions;

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•	management or consulting agreements; or

•	any act or conduct by a person by which the person obtains control of us.

Entities seeking to acquire control of a registered company must satisfy the Nevada State Gaming Control Board and Nevada Gaming Commission with respect to a variety of stringent standards before assuming control of the registered company. The Nevada Gaming Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control to be investigated and licensed as part of the approval process relating to the transaction.

Approval of Defensive Tactics

The Nevada legislature has declared that some corporate acquisitions opposed by management, repurchases of voting securities and corporate defense tactics affecting Nevada gaming licensees or affecting registered companies that are affiliated with the operations permitted by Nevada gaming licensees may be harmful to stable and productive corporate gaming. The Nevada Gaming Commission has established a regulatory scheme to reduce the potentially adverse effects of these business practices upon Nevada’s gaming industry and to further Nevada’s policy to:

•	assure the financial stability of corporate gaming operators and their affiliates;

•	preserve the beneficial aspects of conducting business in the corporate form; and

•	promote a neutral environment for the orderly governance of corporate affairs.

Approvals may be required from the Nevada Gaming Commission before we can make exceptional repurchases of voting securities above their current market price and before a corporate acquisition opposed by management can be consummated. The Nevada Gaming Control Act also requires prior approval of a plan of recapitalization proposed by a registered company’s board of directors in response to a tender offer made directly to its stockholders for the purpose of acquiring control.

Fees and Taxes

License fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the State of Nevada and to the counties and cities in which the licensed subsidiaries respective operations are conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable monthly, quarterly or annually and are based upon:

•	a percentage of gross revenues received;

•	the number of gaming devices operated; or

•	the number of table games operated.

A live entertainment tax is also paid by casino operations where entertainment is furnished in connection with an admission charge and the selling or serving of food, refreshments or merchandise. Our casinos are also subject to a state payroll tax based on the wages paid to their employees.

Foreign Gaming Investigations

Any person who is licensed, required to be licensed, registered, required to be registered, or is under common control with those persons, which we refer to as licensees, and who proposes to become involved in a gaming venture outside of Nevada, is required to deposit with the Nevada State Gaming Control Board, and thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation of the Nevada State Gaming Control Board of the licensee’s or registrant’s participation in such foreign gaming. The revolving fund is subject to increase or decrease in the discretion of the Nevada Gaming Commission. Licensees and registrants are required to comply with the reporting requirements imposed by the Nevada Gaming Control Act. A licensee or registrant is also subject to disciplinary action by the Nevada Gaming Commission if it:

•	knowingly violates any laws of the foreign jurisdiction pertaining to the foreign gaming operation;

•	fails to conduct the foreign gaming operation in accordance with the standards of honesty and integrity required of Nevada gaming operations;

•	engages in any activity or enters into any association that is unsuitable because it poses an unreasonable threat to the control of gaming in Nevada, reflects or tends to reflect, discredit or disrepute upon the State of Nevada or gaming in Nevada, or is contrary to the gaming policies of Nevada;

•	engages in activities or enters into associations that are harmful to the State of Nevada or its ability to collect gaming taxes and fees; or

•	employs, contracts with or associates with a person in the foreign operation who has been denied a license or finding of suitability in Nevada on the ground of unsuitability.

Local License for Conduct of Gaming and Sale of Alcoholic Beverages

The conduct of gaming activities and the service and sale of alcoholic beverages by our casinos are subject to licensing, control and regulation by the Clark County Liquor and Gaming Licensing Board and the City of Las Vegas. In addition to approving our casinos, the Clark County Liquor and Gaming License Board and the City of Las Vegas have the authority to approve all persons owning or controlling the equity of an entity which controls a gaming license. All licenses are revocable and are not transferable. The county and city agencies have full power to limit, condition, suspend or revoke any license. Any disciplinary action could, and revocation would, have a substantialnegative impact upon our operations.

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 MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This section describes material United States federal income tax consequences of owning and disposing of the notes. This discussion applies to you only if you hold the notes as capital assets for tax purposes.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	a tax-exempt organization;

•	a person subject to the alternative minimum tax;

•	a person that owns notes that are a hedge or that are hedged against interest rate risks;

•	a person that owns notes as part of a straddle or conversion transaction for tax purposes; or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership (or other entity taxable as a partnership) holds the notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the notes.

Please consult your own tax advisor concerning the consequences of owning these notes in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a note and you are:

•	a citizen or resident of the United States;

•	a domestic corporation (or other entity treated as a domestic corporation);

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust, or if the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

If you are not a United States holder, this subsection does not apply to you and you should refer to “— United States Alien Holders” below.

Payments of Interest

You will be taxed on the stated interest on your notes as ordinary income at the time you receive such interest or when it accrues, depending on your method of accounting for tax purposes, unless you make the election described below under “— Original Issue Discount — Election to Treat All Interest as Original Issue Discount ”, in which case you will be taxed on the stated interest in the manner described below.

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Original Issue Discount

The notes are treated as issued with more than de minimis original issue discount (“OID”) for United States federal income tax purposes. Generally, you must include such OID in income before you receive cash attributable to that income. The amount of OID on a note will generally equal the excess of the principal amount of the note over the first price at which a substantial amount of the notes is sold to the public for cash (ignoring sales to underwriters, placement agents and other wholesalers). The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your note. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount note for each day during the taxable year or portion of the taxable year that you hold your discount note. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount note and you may vary the length of each accrual period over the term of your discount note. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount note must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount note’s adjusted issue price at the beginning of the accrual period by your note’s yield to maturity, and then

•	subtracting from this figure the sum of the payments of stated interest on your note allocable to the accrual period.

The yield to maturity of a note is the discount rate that, when used in computing the present value of all principal and interest payments to be made under the note, produces an amount equal to the issue price of the note. The yield to maturity of a note must be constant over the note’s term. Further, you determine your note’s adjusted issue price at the beginning of any accrual period by:

•	adding your note’s issue price and any accrued OID for each prior accrual period, and then

•	subtracting any payments previously made on your note that were not payments of stated interest.

If an interval between payments of stated interest on your note contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of stated interest payable at the end of the interval, including any stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your note, other than any payment of stated interest; and

•	your note’s adjusted issue price as of the beginning of the final accrual period.

Alternative Payments.   In certain circumstances we may be obligated to make payments on the notes in excess of stated interest and principal or to redeem the notes for amounts other than their stated principal (see “ Description of Notes — Mandatory Disposition Pursuant to Gaming Laws ”). We intend to take the position that there is no more than a remote chance that we will make the payments and the notes should accordingly not be treated as contingent payment debt instruments because of these additional payments. Assuming such position is respected, you would be required to include in income the amount of any such additional payment at the time such payments are received or accrued in accordance with your method of accounting for United States federal income tax purposes, or, as the case may be, take into account losses or deductions (the deductibility of which may be subject to limitations) when the notes are redeemed for an amount less than your adjusted basis therein. If the Internal Revenue Service (“IRS”) successfully challenged this position, and the notes were treated as contingent payment debt instruments, you could be required to accrue interest income at a rate that is different from (and potentially higher than) the interest income you might otherwise accrue on the note and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a note. You should consult your own tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.

Election to Treat All Interest as Original Issue Discount.   You may elect to include in gross income all interest that accrues on your note using the constant-yield method described above. For purposes of this election, interest will include both stated interest and OID.

Generally, this election will apply only to the note for which you make it. You may not revoke any election to apply the constant-yield method to all interest on a note.

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Market Discount

You will be treated as if you purchased the note at a market discount, and your note be treated as market discount note, if the difference between the note’s revised issue price and the price you pay for your note is equal to or greater than ¼ of 1 percent of your note’s revised issue price multiplied by the number of complete years to the note’s maturity. To determine the revised issue price of your note for these purposes, you generally add any OID that had accrued on your note to its issue price.

If your note’s revised issue price exceeds the price you pay for the note by less than ¼ of 1 percent multiplied by the number of complete years to the note’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount note as ordinary income to the extent of the accrued market discount on your note. Alternatively, you may elect to include market discount in income currently over the life of your note. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the IRS.

If you own a market discount note and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your note in an amount not exceeding the accrued market discount on your note until the maturity or disposition of your note.

You will accrue market discount on your market discount note on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the note with respect to which it is made and you may not revoke it.

Notes Purchased at a Premium

If you purchase your note for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your note by the amount of amortizable bond premium allocable to that year, based on your note’s yield to maturity. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the IRS. See also “— Original Issue Discount — Election to Treat All Interest as Original Issue Discount,”

If you purchase your note for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your note after the purchase date but is greater than your note’s adjusted issue price, as determined above under “— Original Issue Discount” (i.e., generally, the original issue price of the notes, increased by previously includible original issue discount), the excess is acquisition premium. If you do not make the election described above under “— Original Issue Discount — Election to Treat All Interest as Original Issue Discount,” then you must reduce the daily portion of OID by a fraction equal to:

•	the excess of your adjusted basis in the note immediately after purchase over the adjusted issue price of the note, divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the note after the purchase date over the note’s adjusted issue price.

Purchase, Sale and Retirement of the Notes

Your tax basis in your note will generally be its cost to you, adjusted by:

•	adding any OID or market discount previously included in income with respect to your note, and then

•	subtracting any payments you received on your note, other than a payment of stated interest.

You will generally recognize gain or loss on the sale or retirement of your note equal to the difference between the amount you realize on the sale or retirement and your tax basis in your note.

You will recognize capital gain or loss when you sell or retire your note, except to the extent attributable to accrued but unpaid interest. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the holder has a holding period greater than one year. The deductibility of capital losses is subject to certain limitations.

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Medicare Tax

For taxable years beginning after December 31, 2012, a U.S. person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income will generally include its interest income and its net gains from the disposition of notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

United States Alien Holders

This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are the beneficial owner of a note and you are, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation;

•	a foreign partnership; or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a note.

If you are a United States holder, this subsection does not apply to you.

Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a note:

•	we and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest, including OID, to you if, in the case of payments of interest:

(1)	you do not actually or constructively own 10% or more of the capital or profits interest in ACEP;

(2)	you are not a controlled foreign corporation that is related to ACEP through stock ownership; and

(3)	the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

(a)	you have furnished to the U.S. payor an IRS Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person;

(b)	in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for United States federal income tax purposes and as a non-United States person;

(c)	the U.S. payor has received a withholding certificate (furnished on an appropriate IRS Form W-8 or an acceptable substitute form) from a person claiming to be:

(i)	a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the IRS to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners);

(ii)	a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS); or

(iii)	a U.S. branch of a non-United States bank or of a non-United States insurance company;

and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the notes in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the IRS);

117

(d)	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business;

(i)	certifying to the U.S. payor under penalties of perjury that an IRS Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you; and

(ii)	to which is attached a copy of the IRS Form W-8BEN or acceptable substitute form; or

(e)	the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the notes in accordance with U.S. Treasury regulations; and

•	no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your note.

Further, a note held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for United States federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the capital or profits interest in ACEP at the time of death; and

•	the income on the note would not have been effectively connected with a United States trade or business of the decedent at the same time.

Backup Withholding and Information Reporting

In general, if you are a noncorporate United States holder, we and other payors are required to report to the IRS all payments of principal of and any premium and interest on your note, and the accrual of OID on a discount note. In addition, we and other payors are required to report to the IRS any payment of proceeds of the sale of your note before maturity within the United States. Additionally, backup withholding will apply to any payments, including payments of OID, if you fail to provide an accurate taxpayer identification number, or you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

Pursuant to recently enacted legislation, certain payments in respect of the notes made to corporate U.S. holders after December 31, 2011 may be subject to information reporting and backup withholding.

In general, if you are a United States alien holder, payments of principal, premium, if any, or interest, including OID, made by us and other payors to you will not be subject to backup withholding and information reporting; provided that the certification requirements described above under “— United States Alien Holders ” are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your notes on IRS Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of notes effected at a United States office of a broker will not be subject to backup withholding and information reporting; provided that:

•	the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

•	an appropriate IRS Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person; or

•	other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations; or

•	you otherwise establish an exemption.

If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

118

In general, payment of the proceeds from the sale of notes effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of notes effected at a United States office of a broker) are met or you otherwise establish an exemption.

In addition, payment of the proceeds from the sale of notes effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person;

•	a controlled foreign corporation for United States tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “United States persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

•	such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of notes effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

119

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

We have business relationships with the following affiliates and related parties:

•	GSMC;

•	Highgate;

•	Consolidated Resorts Inc. (“CRI”);

•	Travel Tripper LLC (“TTL”);

•	Archon Group, L.P. (“Archon”); and

•	Nor1, Inc. (“Nor1”).

GSMC

On February 20, 2008, in connection with the closing of the Acquisition, certain of our wholly owned indirect subsidiaries obtained the Goldman Term Loans in an aggregate amount of approximately $1.1 billion from GSMC. On June 25, 2009, the Goldman Term Loans were restructured and as a result of such restructuring, we became party to a loan with GSMC in the original principal amount of $350 million, or the 2014 Term Loans. For the year ended December 31, 2010, we incurred expenses of approximately $35,000 for reimbursed project expenses.

On August 14, 2009, we issued an aggregate principal amount of $375 million of 11% Senior Secured Notes. Goldman Sachs was the initial purchaser of the 11% Senior Secured Notes.  We used the gross proceeds from the offering of the 11% Senior Secured Notes, approximately $311.3 million, to repay the 2014 Term Loans, which were held by GSMC, an affiliate of Goldman Sachs and Whitehall 2007, owners of a majority of our indirect interests. Upon such payment, the remaining balance of 2014 Term Loans was forgiven by GSMC. Due to the related party nature of the transaction, the difference between the carrying amount of the 2014 Term Loans and the aggregate principal amount of the 11% Senior Secured Notes was credited directly to Members Equity. Goldman Sachs has advised us that they intend to make a market in the 11% Senior Secured Notes.

Highgate

On February 20, 2008 we entered into a consulting agreement with Highgate Hotels, L.P., or Highgate, pursuant to which Highgate provides asset management consulting services to us. The agreement was amended to reduce fees payable thereunder on June 25, 2009 and Highgate converted amounts due them from ACEP to contributed capital in Holdings. Highgate owns a less than 5% membership interest in Holdings. The consulting agreement expires on June 20, 2013. Highgate is entitled to receive a $1.5 million per year base consulting fee for the periods through February 20, 2011 and a $1.0 million per year base consulting fee for the periods after February 20, 2011, along with additional consulting fees up to $500,000 per year for periods after February 20, 2011 based on EBITDA results at the properties and development fees at 4% of the aggregate costs of any agreed upon development projects. We incurred Highgate fees of approximately $1.0 million for the year ended December 31, 2012 compared to $1.1 million and $1.5 million for the years ended December 31, 2011 and 2010, respectively. For the year ended December 31, 2012, we did not provide any IT consulting services to Highgate, compared to approximately $10,000 and $4,000 for the years ended December 31, 2011 and 2010, respectively. As of December 31, 2012 and December 31, 2011, there were no amounts due to or from Highgate.

TTL

On June 16, 2008, we entered into an agreement with Travel Tripper LLC, or TTL, to utilize their technology for online hotel reservations. TTL is owned by an affiliate of Goldman Sachs (9%), an affiliate of Highgate (9%) and an employee of Highgate (40%). TTL was paid 4% of room revenues booked utilizing its system. As of August 1, 2010, the fee paid to TTL was reduced to 2%. As of December 4, 2012, we no longer use Travel Tripper LLC’s services. We expensed fees of approximately $174,000 for the year ended December 31, 2012 compared to $198,000 and $314,000 for the years ended December 31, 2011 and 2010, respectively. As of December 31, 2012 and December 31, 2011, we owed TTL approximately $5,000 and $11,000, respectively.

Archon

Archon Group, LP, or Archon, an affiliate of Goldman Sachs, provides various services to us such as environmental services and insurance brokers. Effective December 31, 2012, Archon became a division within Goldman Sachs. We expensed fees of approximately $413,000 for the year ended December 31, 2012 compared to $391,000 and $426,000 for the years ended December 31, 2011 and 2010, respectively. In addition, we provided construction management services to Archon for hotels managed by them. We recorded revenues of approximately $620,000 for the year ended December 31, 2012 compared to approximately $516,000 and $250,000 for the years ended December 31, 2011 and 2010, respectively. As of December 31, 2012 and December 31, 2011, we owed Archon $0. As of December 31, 2012 and December 31, 2011, Archon owed us approximately $102,000 and $196,000, respectively.

120

Nor1

On October 3, 2008, we entered into a participation agreement with Nor1, Inc., or Nor1, to utilize their technology to help sell perishable suite and room inventories. Nor1 gives the guest who books on-line the opportunity to book a non-guaranteed suite or upgraded rooms at a discounted rate if such is available at check-in. If the suite or upgraded room is awarded, Nor1 is paid 25% of the upgrade fee. Goldman Sachs owns less than 5% of Nor1. We expensed fees of approximately $41,000 for the year ended December 31, 2012 compared to $44,000 and $37,000 for the years ended December 31, 2011 and 2010, respectively. As of December 31, 2012 and December 31, 2011, we owed Nor1 $1,000 and $2,000, respectively.

Other Relationships and Policies

We follow a related party transaction approval policy for reviewing related person transactions. These procedures are intended to ensure that transactions with related persons are fair to us and in our best interests. If a proposed transaction appears to or does involve a related person, the transaction is presented to our audit committee for review. The audit committee is authorized to retain and pay such independent advisors as it deems necessary to properly evaluate the proposed transaction, including, without limitation, outside legal counsel and financial advisors to determine the fair value of the transaction.

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PLAN OF DISTRIBUTION

This prospectus is to be used by Goldman, Sachs & Co. and its affiliates in connection with offers and sales of the notes in market-making transactions effected from time to time.

Goldman, Sachs & Co. and its affiliates may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties, when it acts as agents for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. We will not receive any of the proceeds from such sales.

As of December 31, 2012, entities affiliated with Goldman, Sachs & Co. indirectly held approximately 96.5% of our non-voting membership interests. See “Prospectus Summary — History, Debt Restructuring and Old Notes Offering” and “Equity Ownership and Sponsor”.

Goldman, Sachs & Co. and its respective affiliates have and may in the future engage in commercial and/or investment banking transactions with us and our affiliates. Goldman, Sachs & Co. acted as an initial purchaser in connection with the original sale of the notes on August 14, 2009 and received a customary underwriting discount in connection with that transaction. Goldman, Sachs & Co. and its respective affiliates currently own, and may from time to time trade, the notes for their own accounts in connection with their principal activities. Such sales may be made pursuant to this prospectus or otherwise pursuant to an applicable exemption from registration.

Additionally, in the future, Goldman, Sachs & Co. and its affiliates may, from time to time, own notes as a result of their market-making activities.

We have been advised by Goldman, Sachs & Co. that subject to applicable laws and regulations it currently intends to make a market in the notes. However, Goldman, Sachs & Co. is not obligated to do so, and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. We cannot assure you that an active trading market will be sustained. See “ Risk Factors — Risks relating to the Notes and the Collateral — An active trading market may not develop for these notes, which may make it more difficult to sell and accurately rate the notes ”.

Pursuant to the registration rights agreement entered into between us and Goldman, Sachs & Co., we have agreed to indemnify Goldman, Sachs & Co. against certain liabilities, including liabilities under the Securities Act.

122

VALIDITY OF THE NOTES

The validity of the notes and guarantees have been passed upon for us by Sullivan & Cromwell LLP, New York, New York. We have also been advised as to certain matters relating to the laws of the State of Nevada by Greenberg Traurig, LLP.

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EXPERTS

The consolidated financial statements of American Casino & Entertainment Properties LLC as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012, included in this registration statement, have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

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AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Members

American Casino & Entertainment Properties LLC

We have audited the accompanying consolidated balance sheets of American Casino & Entertainment Properties LLC and subsidiaries (collectively, the “Company”) as of December 31, 2012 and 2011, and the related consolidated statements of operations, members’ equity, and cash flows for each of the three years in the period ended December 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Casino & Entertainment Properties LLC and subsidiaries as of December 31, 2012 and 2011, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Reno, Nevada

March 21, 2013

F-2

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

CONSOLIDATED BALANCE SHEETS

	As of	As of
	December 31, 2012	December 31, 2011
	(In thousands)
Assets
Current Assets:
Cash and cash equivalents	$63,169	$74,201
Investments-restricted	211	211
Accounts receivable, net	3,519	4,280
Accounts receivable, net - related party	102	196
Other current assets	11,701	11,462
Total Current Assets	78,702	90,350
Property and equipment, net	1,097,638	1,111,787
Debt issuance costs, net	1,232	2,055
Intangible and other assets	15,967	17,837
Total Assets	$1,193,539	$1,222,029

Liabilities and Members' Equity
Current Liabilities:
Accounts payable	$4,979	$4,730
Accrued expenses	16,959	16,429
Accounts payable and accrued expenses - related party	6	13
Accrued payroll and related expenses	11,415	11,431
Current portion of capital lease obligations	304	289
Total Current Liabilities	33,663	32,892

Long-Term Liabilities:
Long-term debt, net of unamortized discount	329,196	342,353
Capital lease obligations, less current portion	1,324	1,630
Total Long-Term Liabilities	330,520	343,983

Total Liabilities	364,183	376,875

Commitments and Contingencies

Members' Equity:
Members' Equity	829,356	845,154
Total Members' Equity	829,356	845,154
Total Liabilities and Members' Equity	$1,193,539	$1,222,029

See notes to consolidated financial statements.

F-3

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years ended December 31,
	2012	2011	2010
	(in thousands)
Revenues:
Casino	$200,676	$202,219	$204,958
Hotel	64,099	63,983	55,900
Food and beverage	66,906	68,362	67,181
Tower, retail and other	33,161	32,658	33,371
Gross revenues	364,842	367,222	361,410
Less promotional allowances	25,113	24,655	24,322
Net revenues	339,729	342,567	337,088

Costs And Expenses:
Casino	65,085	66,082	66,318
Hotel	34,072	34,305	33,343
Food and beverage	51,645	51,314	50,478
Other operating expenses	11,496	12,001	13,123
Selling, general and administrative	115,039	112,243	110,499
Depreciation and amortization	33,311	39,056	46,382
Pre-opening costs	72	-	307
(Gain) loss on disposal of assets	(70)	(74)	4,308
Management fee - related party	1,000	1,070	1,500
Impairment of assets	-	290	2,000
Total costs and expenses	311,650	316,287	328,258

Income From Operations	28,079	26,280	8,830

Other Income (Expense):
Loss on debt redemption	(1,112)	(1,378)	-
Interest income	-	2	15
Interest expense	(42,765)	(45,168)	(45,592)
Total other expense, net	(43,877)	(46,544)	(45,577)

Net Loss	$(15,798)	$(20,264)	$(36,747)

See notes to consolidated financial statements.

F-4

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended December 31,
	2012	2011	2010
	(in thousands)
Cash Flows from Operating Activities:
Net loss	$(15,798)	$(20,264)	$(36,747)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	33,311	39,056	46,382
Amortization of debt issuance and debt discount costs	5,679	5,293	4,837
Loss on debt redemption	1,112	1,378	-
(Gain) loss on disposal of assets	(70)	(74)	4,308
Impairment of assets	-	290	2,000
Changes in operating assets and liabilities:
Accounts receivable, net	761	(990)	(40)
Other assets	(189)	(1,585)	425
Accounts payable and accrued expenses	(113)	(1,993)	(1,802)
Related party activity, net	87	(102)	(281)
Net Cash Provided By Operating Activities	24,780	21,009	19,082

Cash Flows from Investing Activities:
Decrease in investments – restricted	-	960	686
Acquisition of property and equipment	(16,530)	(14,088)	(34,248)
Increase in intangible assets	-	-	(645)
Proceeds from sale of property and equipment	134	410	188
Net Cash Used In Investing Activities	(16,396)	(12,718)	(34,019)

Cash Flows from Financing Activities:
Debt issuance costs	-	-	(581)
Payments on notes payable	(19,125)	(19,125)	-
Payments on capital lease obligation	(291)	(276)	(263)
Net Cash Used In Financing Activities	(19,416)	(19,401)	(844)

Net decrease in cash and cash equivalents	(11,032)	(11,110)	(15,781)
Cash and cash equivalents - beginning of period	74,201	85,311	101,092
Cash and Cash Equivalents - end of period	$63,169	$74,201	$85,311

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for interest, net of amounts capitalized	$37,165	$39,953	$40,751

Supplemental Disclosures of Non-Cash Items:
Accrued intangible assets	$-	$-	$400
Accrued capital expenditures	$876	$1,423	$1,862

See notes to consolidated financial statements.

F-5

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

  CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

(in thousands)

	Class A Equity	Class B Equity	Total Equity
Balances at December 31, 2009	$-	$902,165	$902,165
Net Loss	-	(36,747)	(36,747)
Balances at December 31, 2010	-	865,418	865,418
Net Loss	-	(20,264)	(20,264)
Balances at December 31, 2011	-	845,154	845,154
Net Loss	-	(15,798)	(15,798)
Balances at December 31, 2012	$-	$829,356	$829,356

See notes to consolidated financial statements.

F-6

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

THE YEARS ENDED DECEMBER 31, 2011, 2010 and 2009

Note 1.                       Description of Business and Summary of Significant Accounting Policies

The Company

American Casino & Entertainment Properties LLC, or ACEP, was formed in Delaware on December 29, 2003. ACEP owns and operates the Stratosphere Casino Hotel & Tower, or the Stratosphere, Arizona Charlie’s Decatur and Arizona Charlie’s Boulder in Las Vegas, Nevada, and the Aquarius Casino Resort, or the Aquarius, in Laughlin, Nevada.

On April 22, 2007, American Entertainment Properties Corp., or AEP, our former direct parent, entered into a Membership Interest Purchase Agreement, or the Agreement, with W2007/ACEP Holdings, LLC, or Holdings, an affiliate of Whitehall Street Global Real Estate Limited Partnership 2007 and Whitehall Parallel Global Real Estate Limited Partnership 2007, collectively Whitehall 2007, funds affiliated with Goldman, Sachs & Co., to sell all of our issued and outstanding membership interests to Holdings, for approximately $1.3 billion. Pursuant to the Assignment and Assumption Agreement, dated December 4, 2007, between Holdings and W2007/ACEP Managers Voteco, LLC, or Voteco, Holdings assigned all of its rights, obligations and interests under the Agreement to Voteco. The acquisition, or the Acquisition, closed at a purchase price of $1.2 billion on February 20, 2008.

On January 24, 2008, the Nevada Gaming Commission issued an order of registration of ACEP as constituted after the consummation of the Acquisition. The order (1) prohibits Voteco or Holdings, or their respective affiliates, from selling, assigning, transferring, pledging or otherwise disposing of our membership interests or any other security convertible into or exchangeable for our class A membership interests, or Class A Interests, or our class B membership interests, or Class B Interests, without the prior approval of the Nevada Gaming Commission, (2) prohibits the direct or indirect members of Voteco from selling, assigning, transferring, pledging or otherwise disposing of any direct or indirect membership interest in Voteco without the prior administrative approval of the Chairman of the Nevada State Gaming Control Board or his designee, and (3) prohibits ACEP from declaring cash dividends or distributions on any class of membership interest of ACEP beneficially owned in whole or in part by Holdings or Voteco, or their respective affiliates, without the prior approval of the Nevada Gaming Commission.

On February 20, 2008, ACEP issued and sold 100% of our Class B Interests to Holdings for approximately $200.1 million. Except as otherwise expressly required by law, holders of our Class B Interests have no voting rights.

On February 20, 2008, upon the consummation of the closing of the Acquisition, ACEP, Voteco and Holdings entered into an Amended and Restated Limited Liability Company Agreement of ACEP, or the Amended Operating Agreement.

On February 20, 2008, in connection with the closing of the Acquisition, each member of Voteco, Holdings and Voteco entered into a Transfer Restriction Agreement. The Transfer Restriction Agreement provides, among other things, that:

•	Holdings has the right to acquire Class A Interests from Voteco on each occasion that Class B Interests held by Holdings would be transferred to a proposed purchaser who, in connection with such proposed sale, has obtained all licenses, permits, registrations, authorizations, consents, waivers, orders, findings of suitability or other approvals required to be obtained from, and has made all findings, notices or declarations required to be made with, all gaming authorities under all applicable gaming laws,

•	A specific purchase price, as determined in accordance with the Transfer Restriction Agreement, will be paid to acquire the Class A Interests from Voteco, and

•	Voteco will not transfer ownership of Class A Interests owned by it except pursuant to such option of Holdings.

Pursuant to the Amended Operating Agreement, holders of Class A Interests will be entitled to one vote per interest in all matters to be voted on by our voting members. Except as otherwise expressly required by law, holders of Class B Interests will have no right to vote on any matters to be voted on by our members. Holders of Class A Interests and Class B Interests will have no preemptive rights, no other rights to subscribe for additional interests, no conversion rights and no redemption rights, will not benefit from any sinking fund, and will not have any preferential rights upon a liquidation.

Upon consummation of the Acquisition, Voteco acquired control of ACEP from our previous direct parent, which sold all the issued and outstanding membership interests of ACEP to Voteco pursuant to the membership interest purchase agreement. The membership interests of ACEP acquired by Voteco were redeemed and canceled pursuant to the terms of the Amended Operating Agreement entered into by ACEP, Voteco and Holdings upon the consummation of the Acquisition. Voteco acquired 100% of our voting securities by purchasing 100% of our newly issued Class A Interests in exchange for consideration in the amount of $30. The source of funds used by Voteco to purchase the Class A Interests were contributions of capital made to Voteco by each of its three members. Each of the members of Voteco is party to the Transfer Restriction Agreement.

F-7

Certain of our wholly owned indirect subsidiaries obtained term loans in an aggregate amount of approximately $1.1 billion from Goldman Sachs Mortgage Company, or GSMC, pursuant to certain mortgage and mezzanine loan agreements, collectively the Goldman Term Loans. The Goldman Term Loans had an initial term of two years with two one-year extension options and a blended annual interest rate of LIBOR plus 3.00% during the initial term and LIBOR plus 3.25% during any extension term. As a condition of the Goldman Term Loans, we were required to maintain a cash management account where we deposited all cash revenues. In addition, the Goldman Term Loans contained important affirmative and negative financial covenants customary for loans of this nature.

On June 25, 2009, ACEP and GSMC closed the restructuring of the Goldman Term Loans. In connection with the restructuring, (i) Whitehall 2007 invested $200 million of new capital, $165 million of which was paid to Holdings and used to repay a portion of the Goldman Term Loans and $35 million of which was contributed in cash to ACEP, (ii) ACEP and certain of its wholly-owned indirect subsidiaries entered into a new loan agreement with GSMC evidencing a five-year term loan with an aggregate principal amount of $350 million, or the 2014 Term Loans, (iii) Holdings agreed to issue to an affiliate of GSMC a 22% interest in Holdings upon receipt of necessary gaming approvals and (iv) GSMC agreed to terminate the Goldman Term Loans.

On August 14, 2009, ACEP and ACEP Finance Corp., a wholly-owned subsidiary of ACEP, collectively the Issuers, issued $375 million aggregate principal amount of 11% Senior Secured Notes due 2014, or the 11% Senior Secured Notes. The 11% Senior Secured Notes were issued pursuant to an indenture, dated as of August 14, 2009, or, the Indenture, among the Issuers, all of the then existing subsidiaries of ACEP other than ACEP Finance Corp., as guarantors, or the Guarantors, and The Bank of New York Mellon, as trustee. The 11% Senior Secured Notes mature on June 15, 2014. The 11% Senior Secured Notes bear interest at a rate of 11% per annum. Interest on the 11% Senior Secured Notes is computed on the basis of a 360-day year composed of twelve 30-day months and is payable semi-annually on June 15 and December 15 of each year, beginning on December 15, 2009.

The obligations under the 11% Senior Secured Notes are jointly, severally and unconditionally guaranteed, or the Guarantees, by all of the subsidiaries of ACEP other than ACEP Finance Corp. and will be so guaranteed by any future domestic subsidiaries of ACEP, subject to certain exceptions. The gross proceeds from the issuance of the 11% Senior Secured Notes, approximately $311.3 million, were used to repay a portion of the then outstanding balance of the 2014 Term Loans. Upon such payment, the remaining balance, or approximately $38.8 million of the 2014 Term Loans, was forgiven by GSMC.

On February 23, 2010, the Issuers completed a United States Securities and Exchange Commission, or SEC, registered exchange offer in which the Issuers issued approximately $374.9 million aggregate principal amount of their SEC-registered 11% Senior Secured Notes due 2014, or the SEC-Registered Notes, in exchange for $374.9 million of their outstanding, unregistered 11% Senior Secured Notes. The SEC-Registered Notes have substantially identical terms to the 11% Senior Secured Notes, except that the SEC-Registered Notes are registered under the Securities Act of 1933, as amended, or the Securities Act, and there are certain differences relating to transfer restrictions, registration rights, and payment of additional interest in case of non-registration. The SEC-Registered Notes and the 11% Senior Secured Notes are collectively referred to herein as the 11% Senior Secured Notes.

Principles of Consolidation

The consolidated financial statements include the accounts of ACEP and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation. All statements are presented on a consolidated basis.

Revenue Recognition and Promotional Allowances

Casino revenue is recorded as the net win from gaming activities (the difference between gaming wins and losses). Casino revenues are net of accruals for anticipated payouts of progressive and certain other slot machine jackpots. Contingent rental income is recognized when the right to receive such rental income is established according to the lease agreements. All other revenues are recognized as the goods or services are provided. Gross revenues include the retail value of rooms, food and beverage and other items that are provided to customers on a complimentary basis. Such amounts are then deducted as promotional allowances. Promotional allowances also include incentives for goods and services earned in our slot club and other gaming programs.

The Company collects taxes from customers at the point of sale on transactions subject to sales and other taxes. Revenues are recorded net of any taxes collected.

We also reward customers, through the use of loyalty programs, with Free Play and points based on amounts wagered, that can be redeemed for a specified period of time for cash. We deduct the Free Play and cash incentive amounts from casino revenue.

F-8

The estimated costs of providing complimentaries, included as casino expenses, are as follows:

	Years ended December 31,
	2012	2011	2010
	(in thousands)
Food and Beverage	$7,507	$7,406	$7,394
Rooms	30	28	28
Other	20	25	17
Total	$7,557	$7,459	$7,439

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and in banks, interest-bearing deposits, money market funds and debt instruments purchased with an original maturity of 90 days or less.

Inventories

Inventories, which consist primarily of food, beverage and operating supplies, are stated at the lower of cost or market value. Costs are determined using the first-in, first-out and the weighted average methods.

Accounts Receivable

Receivables consist primarily of gaming, hotel and other receivables, net of allowance for doubtful accounts. Receivables are non-interest bearing and are initially recorded at cost. Accounts are written off when management deems the account to be uncollectible. An estimated allowance is maintained to reduce the Company’s receivables to their expected net realizable value. The allowance is estimated based on specific reviews of customer accounts as well as historical collection experience and current economic and business conditions. Recoveries of accounts previously written off are recorded when received.

Investments Restricted

Investments-restricted consist primarily of funds pledged for Nevada sales and use tax and workers’ compensation benefits. These investments are certificates of deposit and approximate their fair value.

Concentrations of Credit Risk

Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of cash and cash equivalents. Cash equivalents consist of interest-bearing deposits, money market funds and debt instruments in financial institutions. Cash and cash equivalents are in excess of Federal Deposit Insurance Corporation insurance limits.  The Company has not experienced any losses in such accounts.

Property and Equipment

Property and equipment purchased are stated at cost. Assets held under capital leases are stated at the lower of the present value of the future minimum lease payments or fair value at the inception of the lease. Expenditures for additions, renewals and improvements are capitalized and depreciated over their useful lives. Costs of repairs and maintenance are expensed when incurred. Leasehold acquisition costs are amortized over the shorter of their estimated useful lives or the term of the respective leases once the assets are placed in service.

Depreciation and amortization of property and equipment are computed using the straight-line method over the following useful lives:

Buildings and improvements	36-39 years
Furniture, fixtures and equipment	3-15 years
Land improvements	15 years

The Company capitalizes interest incurred on debt during the course of qualifying construction projects. Such costs are added to the asset base and amortized over the related assets’ estimated useful lives. For the years ended December 31, 2012, 2011 and 2010, we capitalized interest of $860,000, $326,000 and $652,000, respectively.

Unamortized Debt Issue Costs

Debt issuance costs incurred in connection with the issuance of debt are capitalized and amortized to interest expense using the effective interest method. For the years ended December 31, 2012, 2011 and 2010, amortization of debt issue costs totaled $5.7 million, $5.3 million and $4.8 million, respectively, and are included in interest expense on the accompanying consolidated statements of operations.

Slot Club Liability

We offer a program, named ace|PLAY, whereby participants can accumulate points for casino wagering that can currently be redeemed for cash, free play, lodging, food and beverages, and merchandise. Participant points expire after thirteen months of no activity. A liability is recorded for the estimate of unredeemed points based upon redemption history at our casinos. Changes in the program, increases in membership and changes in the redemption patterns of the participants can impact this liability. Slot club liability is included in accrued expenses on the consolidated balance sheet.

F-9

Sales, Advertising and Promotion

Sales, advertising and promotion costs are expensed as incurred and were approximately $9.8 million, $11.9 million and $9.5 million for the years ended December 31, 2012, 2011 and 2010, respectively, and are included in selling, general and administrative expenses in the accompanying consolidated statements of operations.

Income Taxes

Our taxable income or loss is included in Holdings’ partnership tax return (Holdings is a limited liability company and treated as a partnership for tax purposes). As a limited liability company, Holdings’ taxable income or loss is allocated to members in accordance with their respective percentage ownership. Therefore, we are not a taxable entity for federal or state income tax purposes and the tax on our income is borne by our members. Hence, no provision or liability for income taxes has been included in the financial statements. Earnings and losses are included in the income tax returns of the members of Holdings and taxed depending on their tax strategies. The Company had no uncertain tax positions at December 31, 2012 and 2011.

Holdings’ members are responsible for income taxes on their allocated share of taxable income which may differ from income for financial statement purposes due to differences in the tax basis and financial reporting basis of assets and liabilities. The net tax basis of Holdings’ assets and liabilities exceeded the reported amounts by $44.3 million, $40.1 million and $35.0 million at December 31, 2012, 2011 and 2010, respectively. Holdings files tax returns in the United States and is subject to income tax examinations for the years beginning with 2009. Holdings’ 2010 federal income tax return is currently under audit by the Internal Revenue Service.

Intangible Assets and Long-Lived Assets

Our finite-lived intangible assets consist of a non-compete agreement and player loyalty plan, and our indefinite-lived intangible assets consist of trade names. Acquired assets are recorded at fair value on the date of acquisition. Finite-lived intangible assets are amortized over the estimated period to be benefited. Indefinite-lived intangible assets are not amortized, but are reviewed annually for impairment, during the fourth quarter.

We account for indefinite-lived intangible assets in accordance with applicable guidance. For indefinite-lived intangible assets, we perform an annual impairment test of these assets in the fourth quarter of each year and between annual dates in certain circumstances. For assets to be disposed of we recognize the asset at the lower of carrying value or fair market value, less costs of disposal, as estimated based on comparable asset sales, solicited offers, or a discounted cash flow model. For long-lived assets to be held and used, we review for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. We then compare the estimated undiscounted future cash flows of the asset to the carrying value of the asset. The asset is not impaired if the undiscounted future cash flows exceed its carrying value. If the carrying value exceeds the undiscounted future cash flows, then an impairment charge is recorded, typically measured using a discounted cash flow model, which is based on the estimated future results of the relevant reporting property discounted using our weighted-average cost of capital and market indicators of terminal year free cash flow multiples. If an asset is under development, future cash flows include remaining construction costs. All recognized impairment charges are recorded as operating expenses.

Management must make various assumptions and estimates in performing its impairment testing. For instance, management must first determine the usage of the asset. To the extent management decides that an asset will be sold or abandoned, it is more likely that impairment may be recognized. Assets must be tested at the lowest level for which identifiable cash flows exist, which means that some assets must be grouped, and management has some discretion in the grouping of assets. Future cash flow estimates are, by their nature, subjective and actual results may differ materially from our estimates. If our ongoing estimates of future revenue and cash flows are not met, we may have to record additional impairment charges in future accounting periods. Our estimates of revenue and cash flows are based on the current regulatory, social and economic climates, recent operating information and budgets of the various properties where we conduct operations. These estimates could be negatively impacted by changes in federal, state or local regulations, economic downturns, or other events affecting various forms of travel and access to our properties.

Fair Value of Financial Instruments

The carrying value of our cash and cash equivalents, receivables and accounts payable approximates fair value primarily because of the short maturities of these instruments.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions affect the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, management evaluates its estimates and assumptions based upon historical experience and various other factors and circumstances. Management believes its estimates and assumptions are reasonable under the circumstances; however, actual results may differ from these estimates.

F-10

Reclassifications

Certain reclassifications have been made to the consolidated financial statements for the years ended December 31, 2011 and 2010 to conform to the current fiscal year presentation. These reclassifications had no effect on net loss.

Recently Issued Accounting Pronouncements

In July 2012, FASB issued Accounting Standards Update 2012-02, Testing Indefinite-Lived Intangible Assets for Impairment. This update amends prior guidance to allow an entity to first evaluate qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform a quantitative impairment test. The amended guidance is effective for annual and interim impairment tests performed for the fiscal years beginning after September 15, 2012, with early adoption permitted. Adoption of this guidance is not expected to have a material impact on our financial statements.

Note 2.                       Accounts Receivable

Accounts receivable consists of the following:

	December 31,
	2012	2011
	(in thousands)
Hotel and related	$1,892	$1,987
Gaming	674	656
Other	1,037	1,775
	3,603	4,418
Less allowance for doubtful accounts	(84)	(138)
	$3,519	$4,280

The Company recorded bad debt expense and allowance for doubtful accounts for the years ended December 31, 2012, 2011 and 2010 as follows:

	Years ended December 31,
	2012	2011	2010
	(in thousands)
Balance at beginning of period	$138	$170	$266
Bad debt expense	52	114	41
Deductions and write-offs	(106)	(146)	(137)
Balance at end of period	$84	$138	$170

Note 3.                       Other Current Assets

Other current assets consist of the following:

	December 31,
	2012	2011
	(in thousands)
Inventories	$2,725	$2,215
Prepaid expenses	8,666	7,957
Other	310	1,290
	$11,701	$11,462

F-11

Note 4.                       Property and Equipment, Net

Property and equipment consist of the following:

	December 31,
	2012	2011
	(in thousands)
Land and improvements	$724,091	$724,053
Buildings and improvements	415,699	397,617
Furniture, fixtures and equipment	125,989	122,792
Construction in progress	777	5,800
	1,266,556	1,250,262
Less accumulated depreciation and amortization	(168,918)	(138,475)
	$1,097,638	$1,111,787

Assets recorded under capital leases were approximately $3.0 million at both December 31, 2012 and 2011. Such assets include buildings of approximately $541,000 and equipment of approximately $2.4 million at both December 31, 2012 and December 31, 2011. Accumulated depreciation and amortization at December 31, 2012 and 2011 includes amounts recorded for capital leases of $1,907,000 and $1,462,000, respectively.

Note 5.                       Accrued Expenses

Accrued expenses consist of the following:

	December 31,
	2012	2011
	(in thousands)
Accrued interest	$1,547	$1,633
Accrued liabilities	5,557	5,974
Accrued taxes	3,038	2,278
Accrued gaming liabilities	3,256	3,586
Other	3,561	2,958
	$16,959	$16,429

Note 6.                       Leases

For the years ended December 31, 2012, 2011 and 2010, we recorded rental revenue of $5.2 million, $4.9 million and $5.0 million, respectively.

The future minimum lease payments to be received under non-cancelable operating leases for years subsequent to December 31, 2012 are as follows:

Years ending December 31,	(in thousands)
2013	$1,610
2014	1,300
2015	1,211
2016	621
2017	114
Thereafter	292
Total	$5,148

The above minimum rental income does not include contingent rental income or common area maintenance costs contained within certain retail operating leases.

The Company, as a lessee, had operating lease expenses for the years ended December 31, 2012, 2011 and 2010 of $60,000, $105,000 and $204,000, respectively.

F-12

Future minimum rental payments with respect to non-cancelable operating leases with terms in excess of one year consist of the following at December 31, 2012:

Years ending December 31,	(in thousands)
2013	$44
2014	39
2015	17
Total	$100

Future minimum lease payments under capital leases with initial or remaining terms of one year or more consist of the following at December 31, 2012:

Years ending December 31,	(in thousands)
2013	$417
2014	469
2015	85
2016	85
2017	85
Thereafter	6,729
Total minmum lease payments	7,870
Less: amount representing interest ranging from 5% to 10%	(6,242)
Present value of net minimum lease payments	1,628
Less: current portion	(304)
Long-term capital lease obligation	$1,324

Note 7.                       Debt

Long-term debt and capital lease obligations consist of the following:

	As of December 31,
	2012	2011

	(In thousands)
11% Senior Secured Notes due June 15, 2014	$337,500	$356,250
Unamortized discount	(8,304)	(13,897)
Capital lease obligations	1,628	1,919
Total long-term debt and capital lease obligations	330,824	344,272
Current portion of capital lease obligations	(304)	(289)
Total long-term debt and capital lease obligations, net	$330,520	$343,983

11% Senior Secured Notes

On August 14, 2009, we issued the 11% Senior Secured Notes pursuant to the Indenture. The 11% Senior Secured Notes mature on June 15, 2014 and bear interest at a rate of 11% per annum. Interest is computed on the basis of a 360-day year composed of twelve 30-day months and is payable semi-annually on June 15 and December 15 of each year, beginning on December 15, 2009. The obligations are jointly, severally and unconditionally guaranteed by all of the subsidiaries of ACEP other than ACEP Finance and will be so guaranteed by any future domestic subsidiaries of ACEP, subject to certain exceptions. The 11% Senior Secured Notes are collateralized by substantially all fee and leasehold real property comprising the Stratosphere, the Aquarius, Arizona Charlie’s Decatur and Arizona Charlie’s Boulder.

On February 23, 2010, the Issuers completed an exchange offer registered with the SEC in which the Issuers issued approximately $374.9 million aggregate principal amount of their SEC-Registered Notes in exchange for $374.9 million of their Unregistered Notes. The SEC-Registered Notes have substantially identical terms to the Unregistered Notes, except that the SEC-Registered Notes were issued in a transaction registered under the Securities Act.

F-13

On May 31, 2011, the Issuers completed a redemption of five percent (5%) of aggregate principal amount of the 11% Senior Secured Notes pursuant to paragraph 5(b) of the 11% Senior Secured Notes and the redemption provisions of the Indenture (Section 3.07(b)). The redemption price for the 11% Senior Secured Notes was 102% of the principal amount of the 11% Senior Secured Notes redeemed, or $19.1 million, plus accrued interest to the redemption date of approximately $951,000. Interest on the 11% Senior Secured Notes called for redemption ceased to accrue on and after the redemption date. As a result of the redemption, a loss of $1.4 million was recognized. The loss is comprised of the redemption premium of $375,000 and a proportionate write-off of debt issuance and debt discount costs of $1.0 million.

On April 30, 2012, the Issuers completed a redemption of five percent (5%) of aggregate principal amount of the 11% Senior Secured Notes pursuant to paragraph 5(b) of the 11% Senior Secured Notes and the redemption provisions of the Indenture (Section 3.07(b)). The redemption price for the 11% Senior Secured Notes was 102% of the principal amount of the 11% Senior Secured Notes redeemed, or $19.1 million, plus accrued interest to the redemption date of approximately $773,000. Interest on the 11% Senior Secured Notes called for redemption ceased to accrue on and after the redemption date. As a result of the redemption, a loss of $1.1 million was recognized. The loss is comprised of the redemption premium of $375,000 and a proportionate write-off of debt issuance and debt discount costs of $737,000.

In accordance with positions established by the SEC, separate financial information with respect to the parent, co-issuer, guarantor subsidiaries and non-guarantor subsidiaries is not required as the parent and co-issuer have no independent assets or operations, the guarantees are full and unconditional and joint and several, and the total assets, stockholders’ equity, revenues, income from operations before income taxes and cash flows from operating activities of the non-guarantor subsidiaries is less than 3% of ACEP’s consolidated amounts.

The fair value of our debt is estimated based on market prices for the same or similar issues. The estimated fair value of the 11% Senior Secured Notes was approximately $344.3 million as of December 31, 2012.

On or after June 15, 2013, we may redeem the 11% Senior Secured Notes at par value, or 100% of the principal amount, plus accrued and unpaid interest to the applicable call date.

If certain change of control events occur as specified in the Indenture, we must offer to repurchase the 11% Senior Secured Notes at a repurchase price equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest to the applicable repurchase date.

If ACEP or its subsidiaries sell assets under certain circumstances or experience certain events of loss, we must offer to repurchase the 11% Senior Secured Notes at a repurchase price equal to 100% of the principal amount of the Notes repurchased, plus accrued and unpaid interest to the date of purchase, prepayment or redemption, as the case may be.

We are bound by certain covenants contained and defined in the Indenture that requires us to file quarterly and annual reports, and among other things, restricts our ability to:

•	declare or pay dividends and distributions on our equity interests, purchase, redeem, or otherwise retire for value any equity interest, make payments on debt, or make investments;

•	incur indebtedness or issue preferred stock;

•	sell, create liens, or otherwise encumber our assets or equity interests; and

•	enter into transactions with affiliates.

These covenants contained in the Indenture are subject to a number of important limitations and exceptions.

The Indenture provides for events of default, including, but not limited to, cross defaults to certain other debt of ACEP and its subsidiaries. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding 11% Senior Secured Notes will become due and payable immediately without further action or notice. Management believes that we are in compliance with the provisions of the Indenture as of December 31, 2012 and the date of this filing.

Note 8.                       Related Party Transactions

On February 20, 2008, in connection with the closing of the Acquisition, certain of our wholly owned indirect subsidiaries obtained the Goldman Term Loans in an aggregate amount of approximately $1.1 billion from GSMC. On June 25, 2009, the Goldman Term Loans were restructured and as a result of such restructuring, we became party to a loan with GSMC in the original principal amount of $350 million, or the 2014 Term Loans. For the year ended December 31, 2010, we incurred expenses of approximately $35,000 for reimbursed project expenses.

On August 14, 2009, we issued an aggregate principal amount of $375 million of 11% Senior Secured Notes. Goldman Sachs was the initial purchaser of the 11% Senior Secured Notes. We used the gross proceeds from the offering of the 11% Senior Secured Notes, approximately $311.3 million, to repay the 2014 Term Loans, which were held by GSMC, an affiliate of Goldman Sachs and Whitehall 2007, owners of a majority of our indirect interests. Upon such payment, the remaining balance of 2014 Term Loans was forgiven by GSMC. Due to the related party nature of the transaction, the difference between the carrying amount of the 2014 Term Loans and the aggregate principal amount of the 11% Senior Secured Notes was credited directly to Members Equity. Goldman Sachs has advised us that they intend to make a market in the 11% Senior Secured Notes.

F-14

On February 20, 2008 we entered into a consulting agreement with Highgate Hotels, L.P., or Highgate, pursuant to which Highgate provides asset management consulting services to us. The agreement was amended to reduce fees payable thereunder on June 25, 2009 and Highgate converted amounts due them from ACEP to contributed capital in Holdings. Highgate owns a less than 5% membership interest in Holdings. The consulting agreement expires on June 20, 2013. Highgate is entitled to receive a $1.5 million per year base consulting fee for the periods through February 20, 2011 and a $1.0 million per year base consulting fee for the periods after February 20, 2011, along with additional consulting fees up to $500,000 per year for periods after February 20, 2011 based on EBITDA results at the properties and development fees at 4% of the aggregate costs of any agreed upon development projects. We incurred Highgate fees of approximately $1.0 million for the year ended December 31, 2012 compared to $1.1 million and $1.5 million for the years ended December 31, 2011 and 2010, respectively. For the year ended December 31, 2012, we did not provide any IT consulting services to Highgate, compared to approximately $10,000 and $4,000 for the years ended December 31, 2011 and 2010, respectively. As of December 31, 2012 and December 31, 2011, there were no amounts due to or from Highgate.

On June 16, 2008, we entered into an agreement with Travel Tripper LLC, or TTL, to utilize their technology for online hotel reservations. TTL is owned by an affiliate of Goldman Sachs (9%), an affiliate of Highgate (9%) and an employee of Highgate (40%). TTL was paid 4% of room revenues booked utilizing its system. As of August 1, 2010, the fee paid to TTL was reduced to 2%. As of December 4, 2012, we no longer use Travel Tripper LLC’s services. We expensed fees of approximately $174,000 for the year ended December 31, 2012 compared to $198,000 and $314,000 for the years ended December 31, 2011 and 2010, respectively. As of December 31, 2012 and December 31, 2011, we owed TTL approximately $5,000 and $11,000, respectively.

Archon Group, LP, or Archon, an affiliate of Goldman Sachs, provides various services to us such as environmental services and insurance brokers. Effective December 31, 2012, Archon became a division within Goldman Sachs. We expensed fees of approximately $413,000 for the year ended December 31, 2012 compared to $391,000 and $426,000 for the years ended December 31, 2011 and 2010, respectively. In addition, we provided construction management services to Archon for hotels managed by them. We recorded revenues of approximately $620,000 for the year ended December 31, 2012 compared to approximately $516,000 and $250,000 for the years ended December 31, 2011 and 2010, respectively. As of December 31, 2012 and December 31, 2011, we owed Archon $0. As of December 31, 2012 and December 31, 2011, Archon owed us approximately $102,000 and $196,000, respectively.

On October 3, 2008, we entered into a participation agreement with Nor1, Inc., or Nor1, to utilize their technology to help sell perishable suite and room inventories. Nor1 gives the guest who books on-line the opportunity to book a non-guaranteed suite or upgraded rooms at a discounted rate if such is available at check-in. If the suite or upgraded room is awarded, Nor1 is paid 25% of the upgrade fee. Goldman Sachs owns less than 5% of Nor1. We expensed fees of approximately $41,000 for the year ended December 31, 2012 compared to $44,000 and $37,000 for the years ended December 31, 2011 and 2010, respectively. As of December 31, 2012 and December 31, 2011, we owed Nor1 $1,000 and $2,000, respectively.

We follow a related party transaction approval policy for reviewing related person transactions. These procedures are intended to ensure that transactions with related persons are fair to us and in our best interests. If a proposed transaction appears to or does involve a related person, the transaction is presented to our audit committee for review. The audit committee is authorized to retain and pay such independent advisors as it deems necessary to properly evaluate the proposed transaction, including, without limitation, outside legal counsel and financial advisors to determine the fair value of the transaction.

Note 9.                       Intangible Assets

Pursuant to authoritative guidance, indefinite-lived intangible assets are subject to an annual assessment for impairment during the fourth quarter, or more frequently if there are indications of possible impairment, by applying a fair-value-based test.

Our finite-lived acquired intangible assets include our player loyalty plan and a non-compete agreement. Our indefinite-lived acquired intangible assets include trade names. Acquired assets are recorded at fair value on the date of acquisition and finite-lived assets are amortized over the estimated period to be benefited.

As of December 31, 2012 and 2011, we had the following intangible assets.

		(in thousands)
		December 31, 2012			December 31, 2011
		Gross		Net	Gross		Net
	Asset	Carrying	Accumulated	Carrying	Carrying	Accumulated	Carrying
	Life	Amount	Amortization	Amount	Amount	Amortization	Amount
Amortizing intangible assets:
Player Loyalty Plan	5 Years	$7,450	$(7,201)	$249	$7,450	$(5,711)	$1,739
Non-Compete Agreement	38 Months	1,045	(990)	55	1,045	(660)	385
		$8,495	$(8,191)	$304	$8,495	$(6,371)	$2,124

Non-amortizing intangible assets:
Trade Names				$15,507			$15,507
				$15,811			$17,631

F-15

We perform an annual impairment test of indefinite-lived intangible assets in the fourth quarter of each year and whenever a triggering event occurs which causes us to perform an impairment test. We completed our 2012 annual impairment test of indefinite-lived intangible assets. None of our indefinite-lived intangible assets were determined to be impaired based on this analysis. During the three months ended December 31, 2011, due to continued levels of high unemployment and reduced customer spending we revised our Arizona Charlie’s Boulder revenue forecasts. As of November 1, 2011 we performed an impairment test which resulted in the non-cash write-down of the Arizona Charlie’s Boulder trade name of $290,000. During the three months ended June 30, 2010, due to continued weakness in consumer spending, increased room supply in the Las Vegas market and decreased spending by visitors to the Stratosphere we revised our Stratosphere revenue forecasts. We considered this revision to Stratosphere’s forecasted revenues to be a triggering event. As of June 30, 2010, we performed impairment tests that resulted in the non-cash write-down of the Stratosphere trade name of $2.0 million. The impairment of these assets was due primarily to our decrease in revenues, which was an indication that these assets may not be recoverable. The fair value of the trade names was determined using the relief-from-royalty method.

Amortization expense relating to finite-lived intangible assets was $1.8 million, for each of the years ended December 31, 2012, 2011 and 2010. Future amortization expense is expected to be approximately $0.3 million in 2013.

Note 10.                     Employee Benefit Plans

As of December 31, 2012 approximately 39% of the Company’s employees are members of various unions and covered by union-sponsored, collectively bargained, multi-employer health and welfare and defined benefit pension plans. The Company recorded expenses for such plans of $8.8 million, $8.7 million and $8.8 million for the years ended December 31, 2012, 2011 and 2010, respectively. The Company has no obligation for funding the plans beyond payments made based upon hours worked. The risks of participating in multiemployer pension plans are different from single-employer plans in the following aspects:

a) Assets contributed to the multiemployer plan by one employer may be used to provide benefits to employees of other participating employers;

b) If a participating employer stops contributing to the plan, the unfunded obligations of the plan may be borne by the remaining participating employers;

c) If an entity chooses to stop participating in some of its multiemployer plans, the entity may be required to pay those plans an amount based on the underfunded status of the plan, referred to as a withdrawal liability.

The Company considers the following multiemployer pension plans to be significant:

		Pension Protection Zone Status[1]		FIR/RP Status		Expiration Date of Collective-
Multiemployer Pension Plans	EIN/Plan Number	2011	2010	Pending/ Implemented[1]	Surcharge Imposed	Bargaining Agreement
Central Pension Fund of the IUOE and Participating Employers	36-6052390-001	Green	Green	No	No	3/31/2012 and 10/14/2014
Southern Nevada Culinary and Bartenders Pension Plan	88-6016617-001	Green	Green	No	No	5/31/2013

1)	The Pension Protection Act of 2006 requires plans that are certified as endangered (yellow) or critical (red) to develop and implement a funding improvement plan.

For the years ended December 31, 2012, 2011 and 2010, our contributions to multiemployer pension and benefit plans were as follows:

	Years ended December 31,
	2012	2011	2010
	(in thousands)
Multiemployer Pension Plans
Central Pension Fund of the IUOE and Participating Employers	$599	$612	$566
Southern Nevada Culinary and Bartenders Pension Plan	1,471	1,245	1,138
All Other Pension Plans	153	101	55
	$2,223	$1,958	$1,759

Multiemployer Benefit Plans Other Than Pensions
HEREIU Welfare Fund	$6,599	$6,638	$6,873
All other benefit plans other than pensions	5	6	21
	$6,604	$6,644	$6,894

For the 2011 plan year, the latest period for which plan data is available, contributions by the Company were less than 5% of total contributions for all multiemployer pension and benefit plans the Company contributes to.

F-16

The Company has a retirement savings plan under Section 401(k) of the Internal Revenue Code covering its non-union employees. The plan allows employees to defer, within prescribed limits, up to 75% of their income on a pre-tax basis through contributions to the plan.

Note 11.                    Commitments & Contingencies

Legal Proceedings

We are, from time to time, parties to various legal proceedings arising out of our businesses. We believe, however, that there are no proceedings pending or threatened against us, which, if determined adversely, would have a material adverse effect upon our business financial conditions, results of operations or liquidity.

Sales and use tax on complimentary meals

In March 2008, the Nevada Supreme Court ruled, in a case, Sparks Nugget, Inc. vs. The State of Nevada Ex Rel. Department of Taxation, that food and non-alcoholic beverages purchased for use in providing complimentary meals to customers and to employees were exempt from sales and use tax. The Company paid use tax on these items through February 2008 and has filed for refunds for the periods from February 2005 to February 2008 related to this matter. The Company is claiming the exemption on sales and use tax returns for periods after February 2008 in light of this Nevada Supreme Court decision and as such has not paid any sales or use tax for those periods.

In February 2012, the Nevada Tax Commission ruled that customer complimentary meals and employee meals are subject to sales tax. Based on this decision, the Nevada Department of Taxation declared that these meals were subject to tax and that complimentary meals provided to customers would be subject to sales tax at the retail value of the meal and employee meals would be subject to sales tax at the cost of the meal. These meals would be subject to tax effective February 15, 2012 but not due and payable until July 31, 2012. The payable date for these sales taxes has since been amended to the earlier of : 1) the last day of the next month following approval of the regulation by the Legislative Commission; 2) the last day of the next month following a Nevada Supreme Court Decision relating to or affirming that complimentary and/or employee meals are subject to sales tax; 3) the effective date of any related legislation; or 4) June 30, 2013.

Note 12.      Selected Quarterly Financial Information (Unaudited)

	Year ended December 31, 2012
	First	Second	Third	Fourth	Total
	(In thousands)
Net Revenues	$87,149	$87,704	$85,848	$79,028	$339,729
Income from operations	9,685	8,918	7,204	2,272	28,079
Net loss	$(1,366)	$(2,793)	$(3,320)	$(8,319)	$(15,798)

	Year ended December 31, 2011
	First	Second	Third	Fourth	Total
	(In thousands)
Net Revenues	$86,561	$87,576	$86,964	$81,466	$342,567
Income from operations	5,352	10,032	6,832	4,064	26,280
Net loss	$(6,234)	$(2,769)	$(4,229)	$(7,032)	$(20,264)

F-17

American Casino & Entertainment Properties LLC

ACEP Finance Corp.

$375,000,000 11% Senior Secured Notes due 2014

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The registration rights agreement relating to the securities of the registrants being registered hereby provides that the Issuers will bear all expenses in connection with the performance of its obligations relating to the market−making activities of Goldman, Sachs & Co. and its respective affiliates. These expenses include printer expenses and accounting and legal fees in an approximate estimated aggregate amount of [$145,000].

Item 14. Indemnification of Directors and Officers

Delaware Registrants

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may, in its certificate of incorporation, eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation’s capital stock); or (iv) for any transaction from which the director derived an improper personal benefit. The certificate of incorporation of ACEP Finance eliminates and limits such personal liability of its directors, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as in effect at the time of filing of such certificate or as the DGCL may be subsequently amended.

Section 145 of the DGCL provides, in relevant part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Eligibility for indemnification in relation to an action or suit by or in the right of the corporation may be further subject to the adjudication of the Delaware Court of Chancery or the court in which such action or suit was brought. The determination regarding whether the indemnitee has met the applicable standard of conduct generally must be made by a majority of disinterested directors (or a committee thereof) or the stockholders, although indemnification is mandatory where the indemnitee is successful on the merits or otherwise in defense of the action. A corporation may advance the expenses incurred by an officer or director in defending against any action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such expenses if it is ultimately determined that such person is not entitled to indemnification. The statute also provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

The by-laws of ACEP Finance authorize it to indemnify, to the full extent permitted by law, any person made or threatened to be made a party to any action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director, officer or employee of ACEP Finance or serves or served at the request of ACEP Finance of any other enterprise as a director, officer or employee, and contains provisions substantially similar to those of the DGCL relating to advancement of expenses.

Section 145(g) of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as such at any other enterprise against any liability asserted against and incurred by such person in such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person under the DGCL. ACEP Finance has not independently purchased insurance on behalf of its present and former directors and officers against any liability asserted against or incurred by them in such capacity or arising out of their status as such because such officers and directors are already covered under an existing insurance policy maintained by ACEP.

II-1

Section 18-108 of the Delaware Limited Liability Company Act (“DE LLC Act”) provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. However, to the extent that the limited liability company agreement seeks to restrict or limit the liabilities of such person, Section 18-1101 of the DE LLC Act prohibits it from eliminating liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

Consistent with applicable provisions of the DE LLC Act, the limited liability company agreement of ACEP provides that no board members, officers of the company and their respective affiliates, members, partners, managers, officers, board members, employees, agents or representatives (collectively, the “Indemnified Parties”) shall have any liability to the company for, and the company will indemnify and hold harmless the Indemnified Parties from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever, including all reasonable costs and expenses of attorneys, defense, appeal and settlement of any and all suits, actions or proceedings instituted or threatened against the Indemnified Parties or the company, and all costs of investigation in connection therewith (collectively, “Costs”) which may be imposed on, incurred by, or asserted against the Indemnified Parties or the company in any way relating to or arising out of, or alleged by the party bringing the claim to relate to or arise out of, any action or inaction on the part of the company, on the part of the Indemnified Parties when acting on behalf of the company or on the part of any brokers or agents when acting on behalf of the company; except that, (i) the company will not be liable to any Indemnified Party for any portion of such Costs asserted against the company which result from an Indemnified Party’s fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duty or material breach of the limited liability company agreement or the payment to or receipt by an Indemnified Party of benefits in violation of the limited liability company agreement, and (ii) such indemnification obligation by the company will not apply where an officer or board member is seeking indemnity based on a claim or action brought against such officer or board member by another officer or board member of the company or any affiliate the company. The limited liability company agreement further provides that, subject to certain exceptions and under certain conditions, the company may advance funds to an Indemnified Party for reasonable legal expenses and other costs incurred as a result of any legal action or proceeding if (i) such suit, action or proceeding relates to or arises out of any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the company or in its capacity as a board member; and (ii) the Indemnified Party undertakes to repay any funds so advanced in cases in which such Indemnified Party would not be entitled to indemnification. In addition, the company’s board may cause the company, at the company’s expense, to purchase insurance to insure the Indemnified Parties against certain liability, including for a breach or an alleged breach of their responsibilities under the limited liability company agreement.

Consistent with applicable provisions of the DE LLC Act, the limited liability company agreements of Stratosphere Advertising Agency LLC, Stratosphere Land LLC and Stratosphere LLC provide that (i) no member, officer or person designated by a member (each, a “Covered Person”) shall be liable to the company or the member for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the company, and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by the agreement, the member or an authorized officer, employee or agent of the company, except that the Covered Person shall be liable for any such loss, damage or claim incurred by reason of the Covered Person’s intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action; (ii) the company will indemnify and hold harmless any Covered Person to the fullest extent permitted by the DE LLC Act; and (iii) the company will pay the expenses of a Covered Person incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Covered Person to repay the amount if it is ultimately determined by a court of competent jurisdiction that the Covered Person is not entitled to be indemnified by the company. The operating agreement of Stratosphere Development, LLC provides substantially similar provisions on indemnification and advancement of expenses as the limited liability company agreements of Stratosphere Advertising Agency LLC, Stratosphere Land LLC and Stratosphere LLC.

Consistent with applicable provisions of the DE LLC Act, the limited liability company agreements of W2007 ACEP First Mezzanine A Gen-Par, L.L.C., W2007 ACEP First Mezzanine B Gen-Par, L.L.C., W2007 Aquarius Gen-Par, L.L.C., W2007 Arizona Charlie’s Gen-Par, L.L.C., W2007 Fresca Gen-Par, L.L.C., W2007 Stratosphere Gen-Par, L.L.C. and W2007 Stratosphere Land Gen-Par, L.L.C. provide that, to the fullest extent permitted by applicable law, (i) if any member, or any of its direct or indirect partners, directors, managing directors, officers, stockholders, employees, agents, affiliates or controlling persons, or any manager or officer of the company (each, an “Indemnified Person”) becomes involved, in any capacity, in any threatened, pending or completed action, proceeding or investigation (collectively, “Proceeding”), in connection with any matter arising out of or relating to the company’s business or affairs, the company will periodically reimburse such Indemnified Person for its legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, provided that such Indemnified Person shall promptly repay to the company the amount of any such reimbursed expenses paid to such Indemnified Person if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the company in connection with such Proceeding because of such Indemnified Person’s willful misfeasance, gross negligence or bad faith; (ii) subject to certain limitations and exceptions, the company will indemnify and hold harmless an Indemnified Person against any losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (collectively, “Expenses”), to which such an Indemnified Person may become subject in connection with any matter arising out of or in connection with the company’s business or affairs, except to the extent that any such Expenses result solely from the willful misfeasance, gross negligence or bad faith of such Indemnified Person; and (iii) if for any reason (other than the willful misfeasance, gross negligence or bad faith of such Indemnified Person) the foregoing indemnification is unavailable to such Indemnified Person, or insufficient to hold it harmless, then the company will contribute to the amount paid or payable by such Indemnified Person as a result of such Expenses in such proportion as is appropriate to reflect not only the relative benefits received by the company on the one hand and such Indemnified Person on the other hand but also the relative fault of the company and such Indemnified Person, as well as any relevant equitable considerations.

II-2

Consistent with applicable provisions of the DE LLC Act, the limited liability company agreements of Charlie’s Holding LLC and Stratosphere Leasing, LLC provide that, to the fullest extent permitted by applicable law, (i) if any member, or any of its direct or indirect partners, directors, managing directors, managers, officers, stockholders, employees, agents, affiliates or controlling persons (each, an “Indemnified Member”) becomes involved, in any capacity, in any Proceeding, in connection with any matter arising out of or relating to the company’s business or affairs, the company will periodically reimburse such Indemnified Member for its legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, provided that such Indemnified Member shall promptly repay to the company the amount of any such reimbursed expenses paid to such Indemnified Member if it shall ultimately be determined that such Indemnified Member is not entitled to be indemnified by the company in connection with such Proceeding because of such Indemnified Member’s willful misfeasance, gross negligence or bad faith; (ii) the company also will defend, indemnify and hold harmless an Indemnified Member against any Expenses, including reasonable attorney fees, to which such an Indemnified Member may become subject in connection with any matter arising out of or in connection with the company’s business or affairs, except to the extent that any such Expenses result solely from the willful misfeasance, gross negligence or bad faith of such Indemnified Member; and (iii) if for any reason (other than the willful misfeasance, gross negligence or bad faith of such Indemnified Member) the foregoing indemnification is unavailable to such Indemnified Member, or insufficient to hold it harmless, then the company will contribute to the amount paid or payable by such Indemnified Member as a result of such Expenses in such proportion as is appropriate to reflect not only the relative benefits received by the company on the one hand and such Indemnified Member on the other hand but also the relative fault of the company and such Indemnified Member, as well as any relevant equitable considerations.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act (“DE RULPA”) provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. However, to the extent that the partnership agreement seeks to restrict or limit the liabilities of such person, Section 17-1101 of DE RULPA prohibits it from limiting or eliminating liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

Consistent with applicable provisions of DE RULPA, the limited partnership agreements of W2007 ACEP First Mezzanine A Borrower, L.P., W2007 ACEP First Mezzanine B Borrower, L.P., W2007 Aquarius Propco, L.P., W2007 Arizona Charlie’s Propco, L.P., W2007 Fresca Propco, L.P., W2007 Stratosphere Land Propco, L.P. and W2007 Stratosphere Propco, L.P. provide that, to the fullest extent permitted by applicable law, (i) if any partner, or any of its direct or indirect partners, directors, managing directors, managers, officers, stockholders, employees, agents, affiliates or controlling persons (each, an “Indemnified Partner”) becomes involved, in any capacity, in any Proceeding, in connection with any matter arising out of or relating to the partnership’s business or affairs, the partnership will periodically reimburse such Indemnified Partner for its legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, provided that such Indemnified Partner shall promptly repay to the partnership the amount of any such reimbursed expenses paid to such Indemnified Partner if it shall ultimately be determined that such Indemnified Partner is not entitled to be indemnified by the partnership in connection with such Proceeding because of such Indemnified Partner’s willful misfeasance, gross negligence or bad faith; (ii) the partnership also will defend, indemnify and hold harmless an Indemnified Partner against any Expenses, including reasonable attorney fees, to which such an Indemnified Partner may become subject in connection with any matter arising out of or in connection with the partnership’s business or affairs, except to the extent that any such Expenses result solely from the willful misfeasance, gross negligence or bad faith of such Indemnified Partner; and (iii) if for any reason (other than the willful misfeasance, gross negligence or bad faith of such Indemnified Partner) the foregoing indemnification is unavailable to such Indemnified Partner, or insufficient to hold it harmless, then the partnership will contribute to the amount paid or payable by such Indemnified Partner as a result of such Expenses in such proportion as is appropriate to reflect not only the relative benefits received by the partnership on the one hand and such Indemnified Partner on the other hand but also the relative fault of the partnership and such Indemnified Partner, as well as any relevant equitable considerations.

II-3

Nevada Registrants

Section 86.411 of the Nevada Revised Statutes (the “NRS”) permits a limited liability company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the limited liability company), by reason of being or having been a manager, member, employee or agent of the limited liability company or serving or having served in certain capacities at the request of the limited liability company. As with corporations, indemnification may include attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with the action, suit or proceeding. Section 86.421 of the NRS permits a limited liability company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the limited liability company to procure a judgment in its favor by reason of being or having been a manager, member, employee or agent of the limited liability company or serving or having served in certain capacities at the request of the limited liability company except that indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the limited liability company or for amounts paid in settlement to the limited liability company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. However, to be entitled to indemnification, the person to be indemnified in either case must have acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the limited liability company and, with respect to any criminal action or proceeding, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Section 86.431 of the NRS also provides that to the extent a manager, member, employee or agent of a limited liability has been successful on the merits or otherwise in defense of any such action, he or she must be indemnified by the limited liability company against expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense.

Section 86.441 of the NRS permits a limited liability company, in its articles of organization, operating agreement or other agreement, to provide for the payment of expenses incurred by members or managers in defending any civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification by the company.

Section 86.461 of the NRS permits a limited liability to purchase and maintain insurance or make other financial arrangements on behalf of the limited liability company’s current and former managers, members employees or agents, or any persons serving or who have served in certain capacities at the request of the limited liability company, for any liability and expenses incurred by them in their capacities as managers, members, employees or agents or arising out of their status as such, whether or not the limited liability company has the authority to indemnify him, her or them against such liability and expenses.

Consistent with applicable provisions of the NRS, the operating agreements of Aquarius Gaming LLC, Arizona Charlie’s, LLC, Fresca, LLC and Stratosphere Gaming LLC provide that (i) no Covered Person shall be liable to the company or the member for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the company, and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by the operating agreement, the member or an authorized officer, employee or agent of the company, except that the Covered Person shall be liable for any such loss, damage or claim incurred by reason of the Covered Person’s intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action; (ii) the company will indemnify and hold harmless any Covered Person to the fullest extent permitted by the NRS; and (iii) the company will pay the expenses of a Covered Person incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Covered Person to repay the amount if it is ultimately determined by a court of competent jurisdiction that the Covered Person is not entitled to be indemnified by the company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

On August 14, 2009, we issued and sold an aggregate principal amount of $375 million of our 11% Senior Secured Notes due 2014, or the old notes, which are guaranteed by all of our subsidiaries other than ACEP Finance, which is a co-issuer of the old notes. Goldman, Sachs & Co. was the initial purchaser of the old notes. The old notes were sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. The sale of the old notes to the initial purchaser was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof. The issue price of the old notes was 83%.

II-4

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Description of Document
3.1	Second Amended and Restated Certificate of Formation of American Casino & Entertainment Properties LLC (ACEP) (incorporated by reference to Exhibit 3.1 to ACEP’s Form S-4 (SEC File No. 333-118149), filed on August 12, 2004).
3.2	Amended and Restated Limited Liability Company Agreement of ACEP (incorporated by reference to Exhibit 3.1 to ACEP’s Form 8-K (SEC File No. 000-52975), filed on February 26, 2008).
3.3	Certificate of Incorporation of ACEP Finance Corp. (incorporated by reference to Exhibit 3.3 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.4	By-laws of ACEP Finance Corp. (incorporated by reference to Exhibit 3.4 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.5	Articles of Organization of Aquarius Gaming LLC (incorporated by reference to Exhibit 3.5 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.6	Operating Agreement of Aquarius Gaming LLC (incorporated by reference to Exhibit 3.6 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.7	Articles of Organization of Arizona Charlie’s, LLC (incorporated by reference to Exhibit 3.7 to ACEP’s Form S-4 (SEC File No. 333-16228), (filed on September 30, 2009).
3.8	Operating Agreement of Arizona Charlie’s, LLC (incorporated by reference to Exhibit 3.8 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.9	Amended and Restated Certificate of Formation of Charlie’s Holding LLC (incorporated by reference to Exhibit 3.9 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.10	Third Amended and Restated Operating Agreement of Charlie’s Holding LLC (incorporated by reference to Exhibit 3.10 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.11	First Amendment to Third Amended and Restated Operating Agreement of Charlie’s Holding LLC (incorporated by reference to Exhibit 3.11 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.12	Amended and Restated Articles of Organization of Fresca, LLC (incorporated by reference to Exhibit 3.12 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.13	Amended and Restated Operating Agreement of Fresca, LLC (incorporated by reference to Exhibit 3.13 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.14	Certificate of Formation of Stratosphere Advertising Agency LLC (incorporated by reference to Exhibit 3.14 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.15	Limited Liability Company Agreement of Stratosphere Advertising Agency LLC (incorporated by reference to Exhibit 3.15 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.16	Certificate of Formation of Stratosphere Development, LLC (incorporated by reference to Exhibit 3.16 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.17	Certificate of Amendment to Certificate of Formation of Stratosphere Development, LLC (incorporated by reference to Exhibit 3.17 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.18	Operating Agreement of Stratosphere Development, LLC (incorporated by reference to Exhibit 3.18 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.19	First Amendment to Operating Agreement of Stratosphere Development, LLC (incorporated by reference to Exhibit 3.19 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.20	Second Amendment to Operating Agreement of Stratosphere Development, LLC (incorporated by reference to Exhibit 3.20 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.21	Articles of Organization of Stratosphere Gaming LLC (incorporated by reference to Exhibit 3.21 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.22	Operating Agreement of Stratosphere Gaming LLC (incorporated by reference to Exhibit 3.22 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).

II-5

Exhibit No.	Description of Document
3.23	Certificate of Formation of Stratosphere Land LLC (incorporated by reference to Exhibit 3.23 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.24	Limited Liability Company Agreement of Stratosphere Land LLC (incorporated by reference to Exhibit 3.24 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.25	Certificate of Formation of Stratosphere Leasing, LLC (incorporated by reference to Exhibit 3.25 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.26	Amended and Restated Operating Agreement of Stratosphere Leasing, LLC (incorporated by reference to Exhibit 3.26 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.27	First Amendment to Amended and Restated Operating Agreement of Stratosphere Leasing, LLC (incorporated by reference to Exhibit 3.27 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.28	Second Amendment to Amended and Restated Operating Agreement of Stratosphere Leasing, LLC (incorporated by reference to Exhibit 3.28 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.29	Certificate of Formation of Stratosphere LLC (incorporated by reference to Exhibit 3.29 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.30	Limited Liability Company Agreement of Stratosphere LLC (incorporated by reference to Exhibit 3.30 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.31	Certificate of Formation of W2007 ACEP First Mezzanine A Gen-Par, L.L.C. (incorporated by reference to Exhibit 3.31 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.32	Amended and Restated Limited Liability Company Agreement of W2007 ACEP First Mezzanine A Gen-Par, L.L.C. (incorporated by reference to Exhibit 3.32 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.33	Certificate of Limited Partnership of W2007 ACEP First Mezzanine A Borrower, L.P. (incorporated by reference to Exhibit 3.33 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.34	Amended and Restated Limited Partnership Agreement of W2007 ACEP First Mezzanine A Borrower, L.P. (incorporated by reference to Exhibit 3.34 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.35	First Amendment to Amended and Restated Limited Partnership Agreement of W2007 ACEP First Mezzanine A Borrower, L.P. (incorporated by reference to Exhibit 3.35 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.36	Certificate of Formation of W2007 ACEP First Mezzanine B Gen-Par, L.L.C. (incorporated by reference to Exhibit 3.36 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.37	Amended and Restated Limited Liability Company Agreement of W2007 ACEP First Mezzanine B Gen-Par, L.L.C. (incorporated by reference to Exhibit 3.37 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.38	Certificate of Limited Partnership of W2007 ACEP First Mezzanine B Borrower, L.P. (incorporated by reference to Exhibit 3.38 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.39	Amended and Restated Limited Partnership Agreement of W2007 ACEP First Mezzanine B Borrower, L.P. (incorporated by reference to Exhibit 3.39 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.40	First Amendment to Amended and Restated Limited Partnership Agreement of W2007 ACEP First Mezzanine B Borrower, L.P. (incorporated by reference to Exhibit 3.40 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.41	Certificate of Formation of W2007 Aquarius Gen-Par, L.L.C. (incorporated by reference to Exhibit 3.41 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.42	Amended and Restated Limited Liability Company Agreement of W2007 Aquarius Gen-Par, L.L.C. (incorporated by reference to Exhibit 3.42 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.43	First Amendment to Amended and Restated Limited Liability Company Agreement of W2007 Aquarius Gen-Par, L.L.C. (incorporated by reference to Exhibit 3.43 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.44	Certificate of Limited Partnership of W2007 Aquarius Propco, L.P. (incorporated by reference to Exhibit 3.44 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.45	Limited Partnership Agreement of W2007 Aquarius Propco, L.P. (incorporated by reference to Exhibit 3.45 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.46	First Amendment to Limited Partnership Agreement of W2007 Aquarius Propco, L.P. (incorporated by reference to Exhibit 3.46 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).

II-6

Exhibit No.	Description of Document
3.47	Second Amendment to Limited Partnership Agreement of W2007 Aquarius Propco, L.P. (incorporated by reference to Exhibit 3.47 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.48	Certificate of Formation of W2007 Arizona Charlie’s Gen-Par, L.L.C. (incorporated by reference to Exhibit 3.48 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.49	Amended and Restated Limited Liability Company Agreement of W2007 Arizona Charlie’s Gen-Par, L.L.C. (incorporated by reference to Exhibit 3.49 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.50	First Amendment to Amended and Restated Limited Liability Company Agreement of W2007 Arizona Charlie’s Gen-Par, L.L.C. (incorporated by reference to Exhibit 3.50 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.51	Certificate of Limited Partnership of W2007 Arizona Charlie’s Propco, L.P. (incorporated by reference to Exhibit 3.51 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.52	Limited Partnership Agreement of W2007 Arizona Charlie’s Propco, L.P. (incorporated by reference to Exhibit 3.52 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.53	First Amendment to Limited Partnership Agreement of W2007 Arizona Charlie’s Propco, L.P. (incorporated by reference to Exhibit 3.53 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.54	Second Amendment to Limited Partnership Agreement of W2007 Arizona Charlie’s Propco, L.P. (incorporated by reference to Exhibit 3.54 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.55	Certificate of Formation of W2007 Fresca Gen-Par, L.L.C. (incorporated by reference to Exhibit 3.55 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.56	Amended and Restated Limited Liability Company Agreement of W2007 Fresca Gen-Par, L.L.C. (incorporated by reference to Exhibit 3.56 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.57	First Amendment to Amended and Restated Limited Liability Company Agreement of W2007 Fresca Gen-Par, L.L.C. (incorporated by reference to Exhibit 3.57 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.58	Certificate of Limited Partnership of W2007 Fresca Propco, L.P. (incorporated by reference to Exhibit 3.58 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.59	Limited Partnership Agreement of W2007 Fresca Propco, L.P. (incorporated by reference to Exhibit 3.59 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.60	First Amendment to Limited Partnership Agreement of W2007 Fresca Propco, L.P. (incorporated by reference to Exhibit 3.60 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.61	Second Amendment to Limited Partnership Agreement of W2007 Fresca Propco, L.P. (incorporated by reference to Exhibit 3.61 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.62	Certificate of Formation of W2007 Stratosphere Gen-Par, L.L.C. (incorporated by reference to Exhibit 3.61 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.63	Amended and Restated Limited Liability Company Agreement of W2007 Stratosphere Gen-Par, L.L.C. (incorporated by reference to Exhibit 3.63 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.64	First Amendment to Amended and Restated Limited Liability Company Agreement of W2007 Stratosphere Gen-Par, L.L.C. (incorporated by reference to Exhibit 3.64 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.65	Certificate of Limited Partnership of W2007 Stratosphere Propco, L.P. (incorporated by reference to Exhibit 3.65 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.66	Limited Partnership Agreement of W2007 Stratosphere Propco, L.P. (incorporated by reference to Exhibit 3.66 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.67	First Amendment to Limited Partnership Agreement of W2007 Stratosphere Propco, L.P. (incorporated by reference to Exhibit 3.67 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.68	Second Amendment to Limited Partnership Agreement of W2007 Stratosphere Propco, L.P. (incorporated by reference to Exhibit 3.68 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.69	Certificate of Formation of W2007 Stratosphere Land Gen-Par, L.L.C. (incorporated by reference to Exhibit 3.69 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.70	Amended and Restated Limited Liability Company Agreement of W2007 Stratosphere Land Gen-Par, L.L.C. (incorporated by reference to Exhibit 3.70 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).

II-7

Exhibit No.	Description of Document
3.71	First Amendment to Amended and Restated Limited Liability Company Agreement of W2007 Stratosphere Land Gen-Par, L.L.C. (incorporated by reference to Exhibit 3.71 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.72	Certificate of Limited Partnership of W2007 Stratosphere Land Propco, L.P. (incorporated by reference to Exhibit 3.72 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.73	Limited Partnership Agreement of W2007 Stratosphere Land Propco, L.P. (incorporated by reference to Exhibit 3.73 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.74	First Amendment to Limited Partnership Agreement of W2007 Stratosphere Land Propco, L.P. (incorporated by reference to Exhibit 3.74 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
3.75	Second Amendment to Limited Partnership Agreement of W2007 Stratosphere Land Propco, L.P. (incorporated by reference to Exhibit 3.75 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
4.1	Indenture, dated as of August 14, 2009, among American Casino & Entertainment Properties LLC, ACEP Finance Corp., the guarantors listed on the signature pages thereto and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.6 of the American Casino & Entertainment Properties LLC current report on Form 8-K (SEC File No. 000-52975) filed on August 19, 2009).
4.2	Registration Rights Agreement, dated as of August 14, 2009, among American Casino & Entertainment Properties LLC, ACEP Finance Corp., the guarantors listed on the signature pages thereto and the initial purchaser of American Casino & Entertainment Properties LLC’s and ACEP Finance Corp.’s 11% Senior Secured Notes due 2014 (incorporated by reference to Exhibit 4.7 of the American Casino & Entertainment Properties LLC current report on Form 8-K (SEC File No. 000-52975) filed on August 19, 2009).
4.3	Pledge and Security Agreement, dated as of August 14, 2009, by and among American Casino & Entertainment Properties LLC, ACEP Finance Corp., the other subsidiaries of American Casino & Entertainment Properties LLC listed on the signature pages thereof and The Bank of New York Mellon, as collateral trustee (incorporated by reference to Exhibit 4.8 of the American Casino & Entertainment Properties LLC current report on Form 8-K (SEC File No. 000-52975) filed on August 19, 2009).
4.4	Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of August 14, 2009, by and among W2007 Stratosphere Propco, L.P., W2007 Stratosphere Land Propco, L.P., W2007 Aquarius Propco, L.P., W2007 Arizona Charlie’s Propco, L.P. and W2007 Fresca Propco, L.P., as grantors, Fidelity National Title Agency of Nevada, Inc., as trustee, and The Bank of New York Mellon, as beneficiary (incorporated by reference to Exhibit 4.9 of the American Casino & Entertainment Properties LLC current report on Form 8-K filed (SEC File No. 000-52975) on August 19, 2009).
4.5	Collateral Trust Agreement, dated as of August 14, 2009, by and among American Casino & Entertainment Properties LLC, ACEP Finance Corp., the guarantors from time to time party thereto, The Bank of New York Mellon, as trustee, the other secured debt representatives from time to time party thereto, and The Bank of New York Mellon, as collateral trustee (incorporated by reference to Exhibit 4.10 of the American Casino & Entertainment Properties LLC current report on Form 8-K (SEC File No. 000-52975) filed on August 19, 2009).
4.6	Transfer Restriction Agreement, dated February 20, 2008, among Stuart Rothenberg, Brahm Cramer, Jonathan Langer, 2007/ACEP Holdings, LLC and W2007/ACEP Managers Voteco, LLC (incorporated by reference to Exhibit 4.01 to ACEP’s Form 8-K (SEC File No. 000-52975), filed on February 26, 2008).
5.1	Opinion of Sullivan & Cromwell LLP (incorporated by reference to Exhibit 5.1 to ACEP’s Form S-1 (SEC File No. 333-163683), filed on December 11, 2009).
5.2	Opinion of Greenberg Traurig, LLP (incorporated by reference to Exhibit 5.2 to ACEP’s Form S-1 (SEC File No. 333-163683), filed on December 11, 2009).
10.1	Amended Management Incentive Plan, effective January 1, 2005, revised June 25, 2007, of ACEP and Atlantic Coast Entertainment Holdings, Inc. (incorporated by reference to Exhibit 10.1 to ACEP’s Form 8-K (SEC File No. 333-118149), filed on June 29, 2007).
10.2	Employment Agreement, effective October 23, 2008, by and between ACEP and Edward W. Martin III (incorporated by reference to Exhibit 10.2 to ACEP’s Form 8-K (SEC File No. 333-118149), filed on October 30, 2008).
10.3	Employment Agreement, effective October 23, 2008, by and between ACEP and Phyllis A. Gilland (incorporated by reference to Exhibit 10.19 to ACEP’s Form 10-K (SEC File No. 333-118149), filed on March 31, 2009).
10.7	Economic Participation Agreement, dated as of October 23, 2008, between W2007 Finance Sub LLC, Whitehall Parallel Global Real Estate Limited Partnership 2007 and Edward W. Martin, III (incorporated by reference to Exhibit 10.4 to ACEP’s Form 8-K (SEC File No. 333-118149), filed on October 30, 2008).

II-8

Exhibit No.	Description of Document
10.8	Economic Participation Agreement, dated as of October 23, 2008, between W2007 Finance Sub LLC, Whitehall Parallel Global Real Estate Limited Partnership 2007 and Phyllis A. Gilland (incorporated by reference to Exhibit 10.22 to ACEP’s Form 10-K (SEC File No. 333-118149), filed on March 31, 2009).
10.10	Service Mark License Agreement, by and between Becker Gaming, Inc. and Arizona Charlie’s, Inc., dated as of August 1, 2000 (incorporated by reference to Exhibit 10.10 to ACEP’s Form 10-K (SEC File No. 333-118149), filed on March 16, 2006).
10.11	Employment Agreement, effective March 9, 2010, by and between ACEP and Frank V. Riolo (incorporated by reference to Exhibit 10.01 to ACEP’s Form 8-K (SEC File No. 333-118149), filed on March 12, 2010).
10.12	Employment Agreement, effective March 9, 2010, by and between ACEP and Thomas I. Moore (incorporated by reference to Exhibit 10.02 to ACEP’s Form 8-K (SEC File No. 333-118149), filed on March 12, 2010).
10.13	Employment Agreement, effective March 9, 2010, by and between Aquarius Gaming LLC and Paul Hobson (incorporated by reference to Exhibit 10.03 to ACEP’s Form 8-K (SEC File No. 333-118149), filed on March 12, 2010).
12.1	Computation of Ratio of Earnings to Fixed Charges (filed herewith).
21.1	Subsidiaries (incorporated by reference to Exhibit 21.1 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).
23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm (filed herewith).
23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).
23.3	Consent of Greenberg Traurig, LLP (included in Exhibit 5.2).
25.1

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee with respect to Exhibit 4.1 (incorporated by reference to Exhibit 25.1 to ACEP’s Form S-4 (SEC File No. 333-16228), filed on September 30, 2009).

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-9

(5)          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

II-10

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 21 day of March, 2013.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Edward W. Martin, III, and each of them individually, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title(s)

/s/ Frank V. Riolo	Board Member and Chief Executive Officer
Frank V. Riolo	(Principal Executive Officer)

/s/ Edward W. Martin, III	Board Member, Chief Financial Officer and
Edward W. Martin, III	Treasurer
(Principal Financial and Accounting Officer)

/s/ ALAN KAVA	Board Member
Alan Kava

/s/ PETER WEIDMAN	Board Member
Peter Weidman

II-11

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 21 day of March, 2013.

ACEP FINANCE CORP.

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Edward W. Martin, III, and each of them individually, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title(s)

/s/ Frank V. Riolo	Director and Chief Executive Officer
Frank V. Riolo	(Principal Executive Officer)

/s/ Edward W. Martin, III	Director, Chief Financial Officer and Treasurer
Edward W. Martin, III	(Principal Financial and Accounting Officer)

/s/ ALAN KAVA	Director
Alan Kava

/s/ PETER WEIDMAN	Director
Peter Weidman

II-12

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 21 day of March, 2013.

STRATOSPHERE LLC

By:	American Casino & Entertainment Properties LLC, its sole member

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Edward W. Martin, III, and each of them individually, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title(s)

/s/ Frank V. Riolo	Chief Executive Officer
Frank V. Riolo	(Principal Executive Officer)

/s/ Edward W. Martin, III	Chief Financial Officer and Treasurer
Edward W. Martin, III	(Principal Financial and Accounting Officer)

American Casino & Entertainment Properties LLC	Sole Member

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

II-13

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 21 day of March, 2013.

STRATOSPHERE GAMING LLC

By:	Stratosphere LLC, its sole member

By:	American Casino & Entertainment Properties LLC, its sole member

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Edward W. Martin, III, and each of them individually, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title(s)

/s/ Frank V. Riolo	Chief Executive Officer
Frank V. Riolo	(Principal Executive Officer)

/s/ Edward W. Martin, III	Chief Financial Officer and Treasurer
Edward W. Martin, III	(Principal Financial and Accounting Officer)

Stratosphere LLC	Sole Member

By:	American Casino & Entertainment Properties LLC, its sole member

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

II-14

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 21 day of March, 2013.

STRATOSPHERE LAND LLC

By:	Stratosphere LLC, its sole member

By:	American Casino & Entertainment Properties LLC, its sole member

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Edward W. Martin, III, and each of them individually, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title(s)

/s/ Frank V. Riolo	Chief Executive Officer
Frank V. Riolo	(Principal Executive Officer)

/s/ Edward W. Martin, III	Chief Financial Officer and Treasurer
Edward W. Martin, III	(Principal Financial and Accounting Officer)

Stratosphere LLC	Sole Member

By:	American Casino & Entertainment Properties LLC, its sole member

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

II-15

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 21 day of March, 2013.

AQUARIUS GAMING LLC

By:	American Casino & Entertainment Properties LLC, its sole member

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Edward W. Martin, III, and each of them individually, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title(s)

/s/ Frank V. Riolo	Chief Executive Officer
Frank V. Riolo	(Principal Executive Officer)

/s/ Edward W. Martin, III	Chief Financial Officer and Treasurer
Edward W. Martin, III	(Principal Financial and Accounting Officer)

American Casino & Entertainment Properties LLC	Sole Member

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

II-16

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 21 day of March, 2013.

CHARLIE’S HOLDING LLC

By:	American Casino & Entertainment Properties LLC, its sole member

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Edward W. Martin, III, and each of them individually, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title(s)

/s/ Frank V. Riolo	Chief Executive Officer
Frank V. Riolo	(Principal Executive Officer)

/s/ Edward W. Martin, III	Chief Financial Officer and Treasurer
Edward W. Martin, III	(Principal Financial and Accounting Officer)

American Casino & Entertainment Properties LLC	Sole Member

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

II-17

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 21 day of March, 2013.

ARIZONA CHARLIE’S, LLC

By:	Charlie’s Holding LLC, its sole member

By:	American Casino & Entertainment Properties LLC, its sole member

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Edward W. Martin, III, and each of them individually, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title(s)

/s/ Frank V. Riolo	Chief Executive Officer
Frank V. Riolo	(Principal Executive Officer)

/s/ Edward W. Martin, III	Chief Financial Officer and Treasurer
Edward W. Martin, III	(Principal Financial and Accounting Officer)

Charlie’s Holding LLC	Sole Member

By:	American Casino & Entertainment Properties LLC, its sole member

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

II-18

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada on the 21 day of March, 2013.

FRESCA, LLC

By:	Charlie’s Holding LLC, its sole member

By:	American Casino & Entertainment Properties LLC, its sole member

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Edward W. Martin, III, and each of them individually, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title(s)

/s/ Frank V. Riolo	Chief Executive Officer
Frank V. Riolo	(Principal Executive Officer)

/s/ Edward W. Martin, III	Chief Financial Officer and Treasurer
Edward W. Martin, III	(Principal Financial and Accounting Officer)

Charlie’s Holding LLC	Sole Member

By:	American Casino & Entertainment Properties LLC, its sole member

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

II-19

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 21 day of March, 2013.

STRATOSPHERE DEVELOPMENT, LLC

By:	Stratosphere LLC, its sole member

By:	American Casino & Entertainment Properties LLC, its sole member

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Edward W. Martin, III, and each of them individually, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title(s)

/s/ Frank V. Riolo	Chief Executive Officer
Frank V. Riolo	(Principal Executive Officer)

/s/ Edward W. Martin, III	Chief Financial Officer and Treasurer
Edward W. Martin, III	(Principal Financial and Accounting Officer)

Stratosphere LLC	Sole Member

By:	American Casino & Entertainment Properties LLC, its sole member

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

II-20

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada on the 21 day of March, 2013.

STRATOSPHERE LEASING, LLC

By:	Stratosphere LLC, its sole member

By:	American Casino & Entertainment Properties LLC, its sole member

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Edward W. Martin, III, and each of them individually, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title(s)

/s/ Frank V. Riolo	Chief Executive Officer
Frank V. Riolo	(Principal Executive Officer)

/s/ Edward W. Martin, III	Chief Financial Officer and Treasurer
Edward W. Martin, III	(Principal Financial and Accounting Officer)

Stratosphere LLC	Sole Member

By:	American Casino & Entertainment Properties LLC, its sole member

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

II-21

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 21 day of March, 2013.

STRATOSPHERE ADVERTISING AGENCY LLC

By:	Stratosphere LLC, its sole member

By:	American Casino & Entertainment Properties LLC, its sole member

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Edward W. Martin, III, and each of them individually, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title(s)

/s/ Frank V. Riolo	Chief Executive Officer
Frank V. Riolo	(Principal Executive Officer)

/s/ Edward W. Martin, III	Chief Financial Officer and Treasurer
Edward W. Martin, III	(Principal Financial and Accounting Officer)

Stratosphere LLC	Sole Member

By:	American Casino & Entertainment Properties LLC, its sole member

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

II-22

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 21 day of March, 2013.

W2007 ACEP FIRST MEZZANINE A GEN-PAR, L.L.C.

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Edward W. Martin, III, and each of them individually, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title(s)

/s/ Frank V. Riolo	Chief Executive Officer
Frank V. Riolo	(Principal Executive Officer)

/s/ Edward W. Martin, III	Chief Financial Officer and Treasurer
Edward W. Martin, III	(Principal Financial and Accounting Officer)

/s/ Alan S. Kava	Manager
Alan S. Kava

II-23

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 21 day of March, 2013.

W2007 ACEP FIRST MEZZANINE A BORROWER, L.P.

By:	W2007 ACEP First Mezzanine A Gen-Par, L.L.C., its general partner

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Edward W. Martin, III, and each of them individually, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title(s)

/s/ Frank V. Riolo	Chief Executive Officer
Frank V. Riolo	(Principal Executive Officer)

/s/ Edward W. Martin, III	Chief Financial Officer and Treasurer
Edward W. Martin, III	(Principal Financial and Accounting Officer)

W2007 ACEP First Mezzanine A Gen-Par, L.L.C.	General Partner

By:	/s/ Alan S. Kava
	Name:	Alan S. Kava
	Title:	Manager

II-24

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 21 day of March, 2013.

W2007 ACEP FIRST MEZZANINE B GEN-PAR, L.L.C.

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Edward W. Martin, III, and each of them individually, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title(s)

/s/ Frank V. Riolo	Chief Executive Officer
Frank V. Riolo	(Principal Executive Officer)

/s/ Edward W. Martin, III	Chief Financial Officer and Treasurer
Edward W. Martin, III	(Principal Financial and Accounting Officer)

/s/ Alan S. Kava	Manager
Alan S. Kava

II-25

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 21 day of March, 2013.

W2007 ACEP FIRST MEZZANINE B BORROWER, L.P.

By:	W2007 ACEP First Mezzanine B Gen-Par, L.L.C., its general partner

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Edward W. Martin, III, and each of them individually, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title(s)

/s/ Frank V. Riolo	Chief Executive Officer
Frank V. Riolo	(Principal Executive Officer)

/s/ Edward W. Martin, III	Chief Financial Officer and Treasurer
Edward W. Martin, III	(Principal Financial and Accounting Officer)

W2007 ACEP First Mezzanine B Gen-Par, L.L.C.	General Partner

By:	/s/ Alan S. Kava
	Name:	Alan S. Kava
	Title:	Manager

II-26

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 21 day of March, 2013.

W2007 STRATOSPHERE GEN-PAR, L.L.C.

By:	W2007 ACEP First Mezzanine A Borrower, L.P., its sole economic member

By:	W2007 ACEP First Mezzanine A Gen-Par, L.L.C., its general partner

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Edward W. Martin, III, and each of them individually, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title(s)

/s/ Frank V. Riolo	Chief Executive Officer
Frank V. Riolo	(Principal Executive Officer)

/s/ Edward W. Martin, III	Chief Financial Officer and Treasurer
Edward W. Martin, III	(Principal Financial and Accounting Officer)

W2007 ACEP First Mezzanine A Borrower, L.P.	Sole Economic Member

By:	W2007 ACEP First Mezzanine A Gen-Par, L.L.C., its general partner

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

II-27

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 21 day of March, 2013.

W2007 STRATOSPHERE PROPCO, L.P.

By:	W2007 Stratosphere Gen-Par, L.L.C., its general partner

By:	W2007 ACEP First Mezzanine A Borrower, L.P., its sole economic member

By:	W2007 ACEP First Mezzanine A Gen-Par, L.L.C., its general partner

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Edward W. Martin, III, and each of them individually, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title(s)

/s/ Frank V. Riolo	Chief Executive Officer
Frank V. Riolo	(Principal Executive Officer)

/s/ Edward W. Martin, III	Chief Financial Officer and Treasurer
Edward W. Martin, III	(Principal Financial and Accounting Officer)

W2007 Stratosphere Gen-Par, L.L.C.	General Partner

By:	W2007 ACEP First Mezzanine A Borrower, L.P., its sole economic member

By:	W2007 ACEP First Mezzanine A Gen-Par, L.L.C., its general partner

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

II-28

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 21 day of March, 2013.

W2007 STRATOSPHERE LAND GEN-PAR, L.L.C.

By:	W2007 ACEP First Mezzanine A Borrower, L.P., its sole economic member

By:	W2007 ACEP First Mezzanine A Gen-Par, L.L.C., its general partner

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Edward W. Martin, III, and each of them individually, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title(s)

/s/ Frank V. Riolo	Chief Executive Officer
Frank V. Riolo	(Principal Executive Officer)

/s/ Edward W. Martin, III	Chief Financial Officer and Treasurer
Edward W. Martin, III	(Principal Financial and Accounting Officer)

W2007 ACEP First Mezzanine A Borrower, L.P.	Sole Economic Member

By:	W2007 ACEP First Mezzanine A Gen-Par, L.L.C., its general partner

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

II-29

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 21 day of March, 2013.

W2007 STRATOSPHERE LAND PROPCO, L.P.

By:	W2007 Stratosphere Land Gen-Par, L.L.C., its general partner

By:	W2007 ACEP First Mezzanine A Borrower, L.P., its sole economic member

By:	W2007 ACEP First Mezzanine A Gen-Par, L.L.C., its general partner

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Edward W. Martin, III, and each of them individually, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title(s)

/s/ Frank V. Riolo	Chief Executive Officer
Frank V. Riolo	(Principal Executive Officer)

/s/ Edward W. Martin, III	Chief Financial Officer and Treasurer
Edward W. Martin, III	(Principal Financial and Accounting Officer)

W2007 Stratosphere Land Gen-Par, L.L.C.	General Partner

By:	W2007 ACEP First Mezzanine A Borrower, L.P., its sole economic member

By:	W2007 ACEP First Mezzanine A Gen-Par, L.L.C., its general partner

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

II-30

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 21 day of March, 2013.

W2007 AQUARIUS GEN-PAR, L.L.C.

By:	W2007 ACEP First Mezzanine B Borrower, L.P., its sole economic member

By:	W2007 ACEP First Mezzanine B Gen-Par, L.L.C., its general partner

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Edward W. Martin, III, and each of them individually, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title(s)

/s/ Frank V. Riolo	Chief Executive Officer
Frank V. Riolo	(Principal Executive Officer)

/s/ Edward W. Martin, III	Chief Financial Officer and Treasurer
Edward W. Martin, III	(Principal Financial and Accounting Officer)

W2007 ACEP First Mezzanine B Borrower, L.P.	Sole Economic Member

By:	W2007 ACEP First Mezzanine B Gen-Par, L.L.C., its general partner

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

II-31

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 21 day of March, 2013.

W2007 AQUARIUS PROPCO, L.P.

By:	W2007 Aquarius Gen-Par, L.L.C., its general partner

By:	W2007 ACEP First Mezzanine B Borrower, L.P., its sole economic member

By:	W2007 ACEP First Mezzanine B Gen-Par, L.L.C., its general partner

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Edward W. Martin, III, and each of them individually, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title(s)

/s/ Frank V. Riolo	Chief Executive Officer
Frank V. Riolo	(Principal Executive Officer)

/s/ Edward W. Martin, III	Chief Financial Officer and Treasurer
Edward W. Martin, III	(Principal Financial and Accounting Officer)

W2007 Aquarius Gen-Par, L.L.C.	General Partner

By:	W2007 ACEP First Mezzanine B Borrower, L.P., its sole economic member

By:	W2007 ACEP First Mezzanine B Gen-Par, L.L.C., its general partner

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

II-32

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada on the 21 day of March, 2013.

W2007 ARIZONA CHARLIE’S GEN-PAR, L.L.C.

By:	W2007 ACEP First Mezzanine B Borrower, L.P., its sole economic member

By:	W2007 ACEP First Mezzanine B Gen-Par, L.L.C., its general partner

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Edward W. Martin, III, and each of them individually, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title(s)

/s/ Frank V. Riolo	Chief Executive Officer
Frank V. Riolo	(Principal Executive Officer)

/s/ Edward W. Martin, III	Chief Financial Officer and Treasurer
Edward W. Martin, III	(Principal Financial and Accounting Officer)

W2007 ACEP First Mezzanine B Borrower, L.P.	Sole Economic Member

By:	W2007 ACEP First Mezzanine B Gen-Par, L.L.C., its general partner

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

II-33

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 21 day of March, 2013.

W2007 ARIZONA CHARLIE’S PROPCO, L.P.

By:	W2007 Arizona Charlie’s Gen-Par, L.L.C., its general partner

By:	W2007 ACEP First Mezzanine B Borrower, L.P., its sole economic member

By:	W2007 ACEP First Mezzanine B Gen-Par, L.L.C., its general partner

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Edward W. Martin, III, and each of them individually, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title(s)

/s/ Frank V. Riolo	Chief Executive Officer
Frank V. Riolo	(Principal Executive Officer)

/s/ Edward W. Martin, III	Chief Financial Officer and Treasurer
Edward W. Martin, III	(Principal Financial and Accounting Officer)

W2007 Arizona Charlie’s Gen-Par, L.L.C.	General Partner

By:	W2007 ACEP First Mezzanine B Borrower, L.P., its sole economic member

By:	W2007 ACEP First Mezzanine B Gen-Par, L.L.C., its general partner

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

II-34

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 21 day of March, 2013.

W2007 FRESCA GEN-PAR, L.L.C.

By:	W2007 ACEP First Mezzanine B Borrower, L.P., its sole economic member

By:	W2007 ACEP First Mezzanine B Gen-Par, L.L.C., its general partner

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Edward W. Martin, III, and each of them individually, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title(s)

/s/ Frank V. Riolo	Chief Executive Officer
Frank V. Riolo	(Principal Executive Officer)

/s/ Edward W. Martin, III	Chief Financial Officer and Treasurer
Edward W. Martin, III	(Principal Financial and Accounting Officer)

W2007 ACEP First Mezzanine B Borrower, L.P.	Sole Economic Member

By:	W2007 ACEP First Mezzanine B Gen-Par, L.L.C., its general partner

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

II-35

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 21 day of March 2013.

W2007 FRESCA PROPCO, L.P.

By:	W2007 Fresca Gen-Par, L.L.C., its general partner

By:	W2007 ACEP First Mezzanine B Borrower, L.P., its sole economic member

By:	W2007 ACEP First Mezzanine B Gen-Par, L.L.C., its general partner

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Edward W. Martin, III, and each of them individually, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title(s)

/s/ Frank V. Riolo	Chief Executive Officer
Frank V. Riolo	(Principal Executive Officer)

/s/ Edward W. Martin, III	Chief Financial Officer and Treasurer
Edward W. Martin, III	(Principal Financial and Accounting Officer)

W2007 Fresca Gen-Par, L.L.C.	General Partner

By:	W2007 ACEP First Mezzanine B Borrower, L.P., its sole economic member

By:	W2007 ACEP First Mezzanine B Gen-Par, L.L.C., its general partner

By:	/s/ Edward W. Martin, III
	Name:	Edward W. Martin, III
	Title:	Authorized Officer, Chief Financial
Officer and Treasurer

II-36